                                                                    Exhibit 10.5

                                                                  Execution Copy


                             PARTICIPATION AGREEMENT

                            dated as of June 21, 2000

                                      among

  GSJC 30 HUDSON URBAN RENEWAL L.L.C. and GSJC 50 HUDSON URBAN RENEWAL L.L.C.,
             jointly and severally as Lessee and Construction Agent,

                         THE GOLDMAN SACHS GROUP, INC.,
                                  as Guarantor

                                 GSJC LAND LLC,
                                as Ground Lessor,

                          HUDSON STREET LESSOR L.L.C.,
                                as Ground Lessee

                30 HUDSON STREET LESSOR URBAN RENEWAL L.L.C. and
                  50 HUDSON STREET LESSOR URBAN RENEWAL L.L.C.,
                        jointly and severally as Lessor,

           Various financial institutions named in Schedule II hereto, as Investors,

                  HUDSON STREET LESSOR INVESTMENT TRUST 2000-1,
                              as Beneficial Owner,

                            WILMINGTON TRUST COMPANY,
     not in its individual capacity except as specifically set forth herein, but solely as Trustee,

                       HUDSON STREET FUNDING CORPORATION,
                                  as a Lender,

                              GOLDMAN, SACHS & CO.,
                        as Administrative Agent to HSFC,

                          HATTERAS FUNDING CORPORATION,
                                  as a Lender,

                     BANK OF AMERICA, NATIONAL ASSOCIATION,
                          as Administrator to Conduit,

                         VARIOUS FINANCIAL INSTITUTIONS,
                            as Liquidity Purchasers,

                     BANK OF AMERICA, NATIONAL ASSOCIATION,
                 as Liquidity Agent to the Liquidity Purchasers

                                       and

                            THE CHASE MANHATTAN BANK,
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                               as Collateral Agent
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                                TABLE OF CONTENTS

                                                                                                    Page
                      ARTICLE I DEFINITIONS; INTERPRETATION

                      ARTICLE II CLOSING; FUNDING OF ADVANCES

SECTION 2.1.     Documentation Date and Initial Advance Date......................................   3
SECTION 2.2.     Advances; Exceptions to Pro Rata Funding.........................................   4
SECTION 2.2.1.   Lessor Commitment................................................................   5
SECTION 2.2.2.   Investors' Commitment............................................................   5
SECTION 2.2.3.   HSFC's Commitment................................................................   6
SECTION 2.2.4.   Conduit's Commitment.............................................................   6
SECTION 2.2.5.   Liquidity Purchasers' Commitment to Make Facility Loans..........................   6
SECTION 2.2.6.   Procedures for Advances..........................................................   7
SECTION 2.2.7.   Use of Advances..................................................................   8
SECTION 2.2.8.   Investor Amounts and Yield.......................................................   8
SECTION 2.2.9.   Loans and Interest...............................................................   9
SECTION 2.2.10.  Construction Period Accrued Interest, Construction Period
                 Accrued Yield and Construction Period Fees.......................................   9
SECTION 2.2.11.  Final Completion Advance........................................................   10
SECTION 2.3.     Computations and Notice of Rates................................................   10
SECTION 2.4.     Overdue Payments................................................................   11
SECTION 2.5.     Resizing of Loans and Investor Amounts..........................................   11
SECTION 2.6.     Confirmation of Participants and the Other Parties..............................   11
SECTION 2.7.     Reduction of Commitments........................................................   12

                          ARTICLE III INTENTIONS OF THE PARTIES

SECTION 3.1.     Nature of Transaction...........................................................   12
SECTION 3.2.     Amounts Due Under Lease.........................................................   13

                          ARTICLE IV CONDITIONS PRECEDENT

SECTION 4.1.     Conditions to Documentation Date................................................   13
SECTION 4.2.     Conditions to Initial Advance Date..............................................   19
SECTION 4.3.     Conditions to Initial Issuance of Commercial Paper Notes by HSFC................   20
SECTION 4.4.     Conditions Precedent to each Advance............................................   20
SECTION 4.5.     Lease Commencement Upon Substantial Completion..................................   21

                         ARTICLE V REPRESENTATIONS AND WARRANTIES

SECTION 5.1.     Representations and Warranties of Each Lessee...................................   21



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
SECTION 5.2.      Representations and Warranties of GS..............................................  25
SECTION 5.3.      Representations and Warranties of Lessor and Ground Lessee........................  27
SECTION 5.3.1.    Representations and Warranties of Lessor..........................................  27
SECTION 5.3.2.    Representations and Warranties of Ground Lessee...................................  28
SECTION 5.4.      Representations of the Investors..................................................  29
SECTION 5.5.      Representations of HSFC...........................................................  30
SECTION 5.6.      Representations of Liquidity Purchasers...........................................  31
SECTION 5.7.      Representations of Agents.........................................................  31
SECTION 5.8.      Representations and Warranties of Trustee, the Trust and the Trust Company........  32

                       ARTICLE VI COVENANTS AND AGREEMENTS

SECTION 6.1.      Covenants of Lessee...............................................................  33
SECTION 6.2.      Covenants of Lessor and Ground Lessee.............................................  36
SECTION 6.2.1     Covenants of Lessor...............................................................  36
SECTION 6.2.2     Covenants of Ground Lessee........................................................  39
SECTION 6.2.3     Covenants of the Ground Lessor....................................................  42
SECTION 6.3.      Covenants of GS...................................................................  43
SECTION 6.4.      Covenants of the Investors........................................................  45
SECTION 6.5.      Covenants of HSFC.................................................................  45
SECTION 6.6.      No Proceedings....................................................................  49
SECTION 6.7.      Quiet Enjoyment...................................................................  49
SECTION 6.8.      Discharge of Lessor Liens.........................................................  50
SECTION 6.9.      Notice of Credit Rating Decline...................................................  50
SECTION 6.10.     Confidentiality...................................................................  50
SECTION 6.11.     Performance of Operative Documents; Waiver of Set-off and Other Rights............  51
SECTION 6.12.     Subordination of Certain Claims to Payment of Maturing Commercial Paper Notes.....  51
SECTION 6.13.     Covenants of Trust................................................................  51
SECTION 6.14.     Easements.........................................................................  51
SECTION 6.15.     Request for Financing of a Major Alteration.......................................  52
SECTION 6.16.     Refinancing.......................................................................  53
SECTION 6.17.     Certain Notices...................................................................  55
SECTION 6.18.     Other Business of Trust, Lessor...................................................  55
SECTION 6.19.     Covenants of the Trust, Trustee and Trust Company.................................  55

                     ARTICLE VII PAYMENT OF CERTAIN EXPENSES

SECTION 7.1.      Payment of Transaction Costs and Other Costs......................................  56
SECTION 7.2.      Brokers' Fees.....................................................................  56
SECTION 7.3.      Limitations During Construction Period............................................  57

                ARTICLE VIII TRANSFERS OF PARTICIPANTS' INTERESTS

SECTION 8.1.      Transfers by Investors............................................................  57
SECTION 8.2.      Transfers by HSFC and Conduit.....................................................  57
SECTION 8.2.1.    Transfers by HSFC.................................................................  57
SECTION 8.2.2.    Transfers by the Conduit..........................................................  58




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
SECTION 8.3.      Transfers by Liquidity Purchasers..................................................  58
SECTION 8.4.      Replacement of an Investor or a Liquidity Purchaser................................  58
SECTION 8.5.      Extension of Lease Term Expiration Date, the Maturity Date and GS Maturity Date....  59
SECTION 8.6.      Transfers by Guarantor.............................................................  61
SECTION 8.7.      No Voluntary Prepayment............................................................  61
SECTION 8.8.      Assumption or Exchange of HSFC Loans...............................................  61

                           ARTICLE IX INDEMNIFICATION

SECTION 9.1.      General Indemnification............................................................  62
SECTION 9.1.1.    General Indemnification............................................................  62
SECTION 9.1.2.    Exceptions to Indemnifications.....................................................  63
SECTION 9.1.3.    Construction Period Indemnification................................................  64
SECTION 9.2.      General Tax Indemnity..............................................................  65
SECTION 9.3.      Withholding Tax....................................................................  70
SECTION 9.4.      Calculation of General Tax Indemnity Payments......................................  71
SECTION 9.5.      Environmental Indemnity............................................................  72
SECTION 9.6.      Proceedings in Respect of Claims...................................................  73
SECTION 9.7.      Additional Costs; Capital Adequacy.................................................  75
SECTION 9.8.      Illegality.........................................................................  76
SECTION 9.9.      Compensation.......................................................................  76
SECTION 9.10.     Obligations of Lessee to Pay Certain Amounts.......................................  76
SECTION 9.11.     Indemnity Payments in Addition to Lease Obligations................................  77
SECTION 9.12.     Certificate, Allocation of Costs...................................................  77
SECTION 9.13.     Right to Prepay....................................................................  77
SECTION 9.14.     Mitigation.........................................................................  77

             ARTICLE X DISTRIBUTIONS OF PAYMENTS AND GROSS PROCEEDS

SECTION 10.1.     Agreement of Collateral Agent and Participants.....................................  77
SECTION 10.2.     Base Rent..........................................................................  78
SECTION 10.3.     Purchase Payments by Lessee........................................................  78
SECTION 10.4.     Recourse Amounts...................................................................  79
SECTION 10.5.     Gross Sale Proceeds................................................................  80
SECTION 10.6.     Supplemental Rent..................................................................  81
SECTION 10.7.     Excluded Amounts...................................................................  82
SECTION 10.8.     Distribution of Payments After Construction Agency Event
                  of Default or Lease Event of Default...............................................  82
SECTION 10.9.     Other Payments.....................................................................  85
SECTION 10.10.    Order of Application...............................................................  85
SECTION 10.11.    Remaining Funds....................................................................  85
SECTION 10.12.    Time of Payment....................................................................  86
SECTION 10.13.    [Reserved].........................................................................  86
SECTION 10.14.    Payments Under Guaranty............................................................  86
SECTION 10.15.    Priority of HSFC Upon Decrease in Recourse Amounts; Payments to HSFC...............  86

        ARTICLE XI LESSEE DIRECTIONS; RECOURSE DURING CONSTRUCTION PERIOD

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
SECTION 11.1.     Lessee Directions.................................................................  86
SECTION 11.2.     Recourse on Liability During Construction Period..................................  87
SECTION 11.3.     Notice to Collateral Agent........................................................  87

                            ARTICLE XII MISCELLANEOUS

SECTION 12.1.     Survival of Agreements............................................................  88
SECTION 12.2.     Brokers...........................................................................  88
SECTION 12.3.     Notices...........................................................................  88
SECTION 12.4.     Counterparts......................................................................  89
SECTION 12.5.     Amendments........................................................................  89
SECTION 12.6.     Headings, etc.....................................................................  90
SECTION 12.7.     Parties in Property...............................................................  91
SECTION 12.8.     Applicable Law....................................................................  91
SECTION 12.9.     Severability......................................................................  91
SECTION 12.10.    Limitation of Liability; Trust As A Secured Party.................................  91
SECTION 12.11.    Further Assurances................................................................  91
SECTION 12.12.    Reproduction of Documents.........................................................  92
SECTION 12.13.    Submission to Jurisdiction........................................................  92
SECTION 12.14.    Jury Trial........................................................................  93
SECTION 12.15.    Appointment of the Collateral Agent...............................................  93
SECTION 12.16.    Resignation by the Collateral Agent; Removal......................................  95
SECTION 12.17.    Binding Effect....................................................................  96
SECTION 12.18.    Non-Petition......................................................................  96
SECTION 12.19.    Limitations on Recourse to the Conduit............................................  96
SECTION 12.20.    Limitation on Recourse to HSFC....................................................  97
SECTION 12.21.    Limitations on Recourse to the Trust Company......................................  97
SECTION 12.22.    Consent to Certain Actions........................................................  97
SECTION 12.23.    Notice to Collateral Agent........................................................  98
SECTION 12.24.    Estoppel Certificates.............................................................  98
SECTION 12.25.    Joint and Several Lessees.........................................................  98
SECTION 12.26.    Certain Rights and Obligations in Respect of the Ground Sublease..................  98



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
SCHEDULE I           Description of Properties
SCHEDULE II          Commitment Amounts; Addresses for Payment and Other Communications
SCHEDULE III         Filings and Recordings
SCHEDULE IV          Appraisal Information
SCHEDULE V           Account and Wiring Information
SCHEDULE 5.1(a)(v)   Legal Proceedings
SCHEDULE VI          Non-Capitalizable Transaction Costs

APPENDIX A           Definitions and Interpretation

EXHIBIT A            Form of Advance Request
EXHIBIT B            Form of Investor Guaranty
EXHIBIT C            Form of Monthly Report
EXHIBIT D            Form of Assignment and Acceptance
EXHIBIT E            Form of GS Demand Note





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                             PARTICIPATION AGREEMENT


           THIS PARTICIPATION AGREEMENT dated as of June 21, 2000 (this "Participation Agreement"), is entered into by and among GSJC 30 HUDSON URBAN RENEWAL L.L.C. and GSJC 50 HUDSON URBAN RENEWAL L.L.C., each a New Jersey limited liability company, jointly and severally as Lessee and Construction Agent; THE GOLDMAN SACHS GROUP, INC., a Delaware corporation ("GS"), as Guarantor; GSJC LAND LLC, as Ground Lessor; HUDSON STREET LESSOR L.L.C., as Ground Lessee; 30 HUDSON STREET LESSOR URBAN RENEWAL L.L.C. and 50 HUDSON STREET LESSOR URBAN RENEWAL L.L.C., each a New Jersey limited liability company, jointly and severally as Lessor; HUDSON STREET LESSOR INVESTMENT TRUST 2000-1, a Delaware business trust, as Beneficial Owner; WILMINGTON TRUST COMPANY, not in its individual capacity except as expressly set forth herein, but solely as Trustee; the Investors named in Schedule II hereto; HUDSON STREET FUNDING CORPORATION, a Delaware corporation ("HSFC"), as a Lender; GOLDMAN, SACHS & CO. ("GS & Co."), as Administrative Agent to HSFC; HATTERAS FUNDING CORPORATION, a Delaware corporation (the "Conduit"), as a Lender; the various financial institutions party to the LAPA referred to herein, as Liquidity Purchasers; BANK OF AMERICA, NATIONAL ASSOCIATION, a national banking association ("Bank of America"), as Liquidity Agent for the Liquidity Purchasers and as Administrator to the Conduit; and THE CHASE MANHATTAN BANK, a New York State chartered bank ("Chase"), as Collateral Agent as provided herein.


                              W I T N E S S E T H:

         WHEREAS, GSJC Land LLC is the owner of the fee simple interest in the Land;

           WHEREAS, pursuant to the terms of the Ground Lease, GSJC Land LLC, as Ground Lessor, has leased to Hudson Street Lessor L.L.C., and Hudson Street Lessor L.L.C., as Ground Lessee, has leased from GSJC Land LLC, the Land;

           WHEREAS, pursuant to the terms of the Ground Sublease, Ground Lessee has subleased to Lessor, and Lessor has subleased from Ground Lessee, the Land;

           WHEREAS, pursuant to the terms of the Lease, Lessor has subleased to Lessee, and Lessee has subleased from Lessor, the Land;

           WHEREAS, Ground Lessee and Lessor wish to finance the development of certain Improvements on the Land to be used by Lessee and certain Soft Costs in connection therewith;

           WHEREAS, the Investors have entered into the Trust Agreement with the Trust Company, pursuant to which the Trust Company will serve as Trustee of the Trust;

         WHEREAS, pursuant to the Ground Lessee Limited Liability Company Agreement, the Trust will serve as Manager of Ground Lessee;



                                       -1-
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           WHEREAS, using the proceeds of Investor Contributions from the
Investors, HSFC Loans from HSFC, Conduit Loans from the Conduit and Facility Loans from the Liquidity Purchasers, Ground Lessee is willing to make equity contributions of such amounts to Lessor;
           WHEREAS, using the proceeds of the equity contributions from Ground Lessee, Lessor is willing to make Advances to Lessee;

           WHEREAS, using Advances from Lessor, Lessee, as Construction Agent, will construct certain Improvements that will be the property of Lessor and will become part of the Properties subject to the terms of the Lease;

           WHEREAS, the Investors are willing to provide their respective Investor Contributions as the equity portion of the funding of the costs of the construction of the Improvements on the Land and certain Soft Costs in connection therewith, each ratably in accordance with its respective Percentage Share, but not to exceed in the aggregate their respective Commitment Amount;

           WHEREAS, HSFC is willing to provide HSFC Loans consisting of the proceeds from the issuance of Commercial Paper Notes to finance a portion of the costs of the construction of the Improvements on the Land and certain Soft Costs in connection therewith not to exceed in the aggregate its Commitment Amount;

           WHEREAS, the Conduit is willing, in its sole discretion, to provide Conduit Loans consisting of proceeds from either (a) the issuance of Commercial Paper Notes or (b) the sale of Percentage Interests to the Liquidity Purchasers pursuant to the LAPA, in each case to finance a portion of the costs of the construction of the Improvements on the Land and certain Soft Costs in connection therewith not to exceed in the aggregate its Commitment Amount;

           WHEREAS, if, for any reason, the Conduit elects not to issue Commercial Paper Notes or sell Percentage Interests and lend such proceeds, the Liquidity Purchasers are willing to make Facility Loans to finance a portion of the costs of the construction of the Improvements on the Land and certain Soft Costs in connection therewith not to exceed in each case a Liquidity Purchaser's respective Commitment Amount;

           WHEREAS, in order to induce Ground Lessee, Lessor, HSFC, the Conduit, the Liquidity Purchasers and the Liquidity Agent to enter into this Participation Agreement and the transactions contemplated hereby, GS desires to enter into, and it is a condition to the effectiveness hereof that GS enter into, the Guaranty pursuant to which the Beneficiaries listed therein shall include Ground Lessee, Lessor, the Investors, HSFC, the Conduit and the Agents;

           WHEREAS, to secure such financing,

                          (i) Lessor, pursuant to the Lease and Lessee
           Mortgagee, will have the benefit of a lien from Lessee on all of Lessee's right, title and interest in and to the Properties, and

                          (ii) the Collateral Agent (for the benefit of the Investors, Liquidity Agent, the Liquidity Purchasers, the Conduit and
           HSFC) will have the benefit of a Lien:



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                               (a) from Lessor on all of Lessor's right, title
                          and interest in and to the Properties and on all of Lessor's rights against Lessee under the Lease and the Lessee Mortgage, against Ground Lessee under the Ground Sublease, against the Construction Agent under the Construction Agency Agreement, and against GS under the Guaranty which liens are more fully described in the Security Agreement, the Lessor Mortgage and the Lessee and Ground Lessor Mortgage, and

                               (b) from Ground Lessee on all Ground Lessee's
                          rights against Ground Lessor under the Ground Lease, which lien is more fully described in the Security Agreement and the Ground Lessee Mortgage;

           WHEREAS, the Conduit is entering into the Conduit Loan Agreement and the LAPA with the Liquidity Purchasers, pursuant to which the Liquidity Purchasers will make Liquidity Fundings from time to time;

           WHEREAS, HSFC is entering into the Commercial Paper Placement Agreement (HSFC) with GS & Co., pursuant to which GS & Co. will be obligated (subject to certain exceptions) to place with investors any Commercial Paper Notes that HSFC may issue from time to time to the extent necessary to satisfy HSFC's obligations under maturing Commercial Paper Notes previously issued by HSFC; and

           WHEREAS, HSFC will issue and sell other Commercial Paper Notes, all or part of the proceeds of which will be loaned by HSFC to GS under the Master Demand Note, and HSFC will, from time to time, make demand under the Master Demand Note when needed to fund its portion of Advances in the absence of the issuance and sale of Commercial Paper Notes by HSFC at such times.

           NOW, THEREFORE, in consideration of the mutual agreements contained in this Participation Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:


                                    ARTICLE I

                           DEFINITIONS; INTERPRETATION

           Capitalized terms used and not defined herein shall have the meanings assigned thereto in Appendix A hereto for all purposes hereof; and the rules of interpretation set forth in Appendix A hereto shall apply to this Participation Agreement.


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                                   ARTICLE II

                          CLOSING; FUNDING OF ADVANCES

         SECTION 2.1. Documentation Date and Initial Advance Date.

         (a) Documentation Date. The documentation date (the "Documentation Date") shall occur on the earliest date on which all of the conditions precedent set forth in Section 4.1 have been satisfied or waived by the applicable parties.

         (b) Initial Advance Date. The initial Advance Date (the "Initial Advance Date") shall occur on the earliest date on or before July 3, 2000 on which all the conditions precedent thereto set forth in Section 4.2 have been satisfied or waived by the applicable parties as set forth therein; provided, however, that if the Initial Advance Date does not occur on or prior to July 15, 2000, then this Participation Agreement shall automatically terminate (except as provided in Section 12.1), Lessee shall pay in full all Transaction Costs not theretofore paid by it, and each other Operative Document then executed shall terminate.

         (c) Proposed Initial Advance Date . The proposed Initial Advance Date is June 29, 2000.

         (d) Closing. All documents and instruments required to be delivered on the Documentation Date and the Initial Advance Date pursuant to this Participation Agreement shall be delivered at such location in New York City as the parties may mutually agree.

         SECTION 2.2. Advances; Exceptions to Pro Rata Funding.

         Subject to the terms and conditions hereof including Sections 2.2.1, 2.2.2, 2.2.3, 2.2.4 and 2.2.5 as applicable, and of the other Operative Documents, all Advances by the Participants shall be funded in accordance with this Section 2.2.

         (a) Eligible Accrued Project Costs. Subject to Section 2.2(b), all Participants shall make available funds equal to their pro rata share (calculated in accordance with Sections 2.2.2, 2.2.3, 2.2.4 and 2.2.5) of the portion of each Advance consisting of Eligible Accrued Project Costs. If at the time of any such Advance there are no Available Commitments remaining with respect to HSFC, but there are Available Commitments in respect of the Conduit, Liquidity Purchasers and the Investors, the portion of each such Advance consisting of Eligible Accrued Project Costs shall be funded by such Participants in the same proportions as amounts are to be funded pursuant to
Section 2.2(c) but not to exceed for any such Participant its then Available Commitment. If at the time of any such Advance there are no Available Commitments remaining with respect to any of HSFC, the Conduit and the Liquidity Purchaser but there are Available Commitments in respect of the Investors, the portion of each such Advance consisting of Eligible Accrued Project Costs shall be funded by the Investors on pro rata basis in accordance with their respective Percentage Shares.

         (b) Noneligible Accrued Amounts. The Investors shall make available on a pro rata basis in accordance with their respective Percentage Shares the portion of each Advance equal to the aggregate amount of Noneligible Accrued Amounts (even if the same would otherwise constitute an Eligible Accrued Project
Cost) payable on such Advance Date.



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         (c) Other Expenditures. Each Participant (other than HSFC) shall make available (subject to the other limitations contained in any Operative Document on such Participant's obligation to make available any Investor Contribution or Loan, as the case may be) on a pro rata basis its respective share of the portion of the Advance equal to the aggregate amount of items described in
Section 2.2.7(iii), (iv) and (v) (to the extent any expenditure is not otherwise funded in accordance with Sections 2.2(a) and 2.2(b)) payable on such Advance Date (including Construction Period Accrued Interest to the extent allocable to such items). Such portion of the Advance shall be contributed or advanced, as applicable (i) by each Investor in an amount equal to the product of the portion of such Advance multiplied by a fraction, the numerator of which is such Investor's Percentage Share times the Equity Percentage and the denominator of which is the sum of the Equity Percentage and the Conduit Percentage, and (ii) by the Conduit in an amount equal to the product of the portion of such Advance multiplied by a fraction, the numerator of which is the Conduit Percentage and the denominator of which is the sum of the Conduit Percentage and the Equity Percentage (or if the Conduit elects not to fund, by each Liquidity Purchaser in an amount equal to the product of the portion of such Advance multiplied by a fraction, the numerator of which is such Liquidity Purchaser's Commitment Percentage times the Conduit Percentage and the denominator of which is the sum of the Conduit Percentage and the Equity Percentage).

         (d) Lack of Available Commitments. Notwithstanding any other provision hereof, (i) the failure of any of the conditions precedent set forth in Section
4.4 or (ii) the lack of any Available Commitments shall not relieve Lessee from its obligation to pay any accrued interest or Yield as Supplemental Rent under
Section 3.3 of the Lease.

         (e) Amounts Contributed and Funded by Ground Lessee to Lessor. Amounts contributed to the Ground Lessee as equity pursuant to Sections 2.2.2 and funded as debt to the Ground Lessee pursuant to Sections 2.2.2, 2.2.3, 2.2.4 and 2.2.5 shall be deemed contributed as equity to each Lessor and funded as debt to each Lessor, in the same portion that such equity and debt is contributed or funded to the Ground Lessee and shall be allocated as between the two entities comprising Lessor in accordance with Section 2.2(f).

         (f) Allocation of Advances. Ground Lessee's contribution to Lessor of funds provided by the Participants pursuant to Section 2.2 shall be fairly allocated between the Properties in accordance with GAAP as determined by the Lessee.

         SECTION 2.2.1. Lessor Commitment. Subject to Section 2.2.7, Lessor shall take the following actions at the written request of Lessee from time to time during the Commitment Period:

                          (a) the making of Advances (out of (i) funds provided by the Investors to the Trust and in turn to Ground Lessee and (ii) funds provided by HSFC, the Conduit and the Liquidity Purchasers to Ground Lessee subsequently contributed to Lessor pursuant to Section 2.2.6(d)) for the purpose of financing Improvement Costs, only as approved by the Construction Agent and previously incurred or expected to be incurred prior to the next Advance Date (and for which Advances have not previously been made); and

                          (b) the subleasing of the Land and the leasing of the Improvements by Lessor to Lessee under the Lease.



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
Notwithstanding any other provision of this Section 2.2.1 through 2.2.5, (i) neither Lessor nor any Participant shall be obligated to fund any Improvement Costs from and after notice from Lessor or Collateral Agent to Lessee that a Construction Agency Event of Default has occurred and is continuing or that there exists a Bankruptcy Default, to the extent that such Improvement Costs have not been earned for actual work or services performed (it being understood, however, that Lessor and Participants shall be obligated to fund Improvement Costs to the extent reimbursable pursuant to this clause (i)) and (ii) Lessor shall not be obligated to make any Advance, and no Investor and no Lender shall be required to make available any Investor Contribution or any Loan, respectively, if (A) the Commitment Period has terminated (it being understood, however, that the Participant's obligations to fund Advances for Improvement Costs described in the parenthetical contained in clause (i) shall not be affected) or (B) after giving effect thereto, the aggregate principal amounts of all Loans and Investor Amounts would exceed the Aggregate Commitments.

         SECTION 2.2.2. Investors' Commitment. At the request of Lessee from time to time during the Commitment Period with respect to any Advance Date, each Investor shall, in the form of equity contributions to the Trust, make available to the Collateral Agent on behalf of the Trust on such Advance Date in immediately available funds an amount (each, an "Investor Contribution") equal to such Investor's Percentage Share of the Equity Percentage of the amount of the Advance being funded on such Advance Date (which shall include Advances in respect of Construction Period Accrued Interest being funded on such Advance
Date), subject, however, to Section 2.2. The Trust shall immediately contribute any Investor Contributions to the Ground Lessee. Investors shall fund Investor Contributions to the Trust, the Trust shall fund Trust Contributions to the Ground Lessee, and the Ground Lessee shall fund Investor Contributions to the Lessor by means of the Investors funding Investor Contributions directly to the Collateral Agent. No Investor shall be obligated to make available any Investor Contribution to the extent that, after giving effect to the proposed Investor Contribution, the outstanding aggregate principal amount of all Investor Contributions attributable to such Investor would exceed such Investor's Commitment Amount.

         SECTION 2.2.3. HSFC's Commitment. At the request of Lessee from time to time during the Commitment Period with respect to any Advance Date, HSFC (a) shall either issue Commercial Paper Notes having a Principal Component (less placement fees), or shall draw down against amounts outstanding (if any) under the Master Demand Note, or both, in an aggregate amount, and (b) with the proceeds thereof, shall make HSFC Loans on such Advance Date to Ground Lessee (which shall be funded directly to Lessor on behalf of Ground Lessee and the amount so funded shall be deemed a contribution to Lessor) in immediately available funds in an amount, in each case, equal to the HSFC Percentage of the amount of the Advance being funded on such Advance Date, subject, however, to
Section 2.2. HSFC shall not be obligated to make any HSFC Loan to the extent that, after giving effect to the proposed HSFC Loan, the outstanding aggregate principal amount of all HSFC Loans would exceed its Commitment Amount.

         SECTION 2.2.4. Conduit's Commitment. At the request of Lessee from time to time during the Commitment Period with respect to any Advance Date, the Conduit may, in its sole discretion, (a) elect to (i) issue Commercial Paper Notes having a Principal Component (less placement fees), and/or (ii) sell Percentage Interests to the Liquidity Purchasers under the LAPA, and (b) with the proceeds thereof, make Conduit Loans on such Advance Date to Ground Lessee (which shall be contributed directly to Collateral Agent on behalf of Ground Lessee and Lessor and the amount so funded shall be deemed a contribution to Lessor), in the case of clauses (a) and (b) in an amount equal to the Conduit Percentage of the amount of the Advance being funded on such Advance Date, subject, however, to Section 2.2

         SECTION 2.2.5. Liquidity Purchasers' Commitment to Make Facility Loans. From time to time during the Commitment Period with respect to any Advance Date on which the Conduit elects not to or otherwise does not make a Conduit Loan, each Liquidity Purchaser shall make Facility Loans by funding the same to the Collateral Agent for the account of Ground Lessee (which shall be funded directly to Collateral Agent on behalf of Ground Lessee and Lessor and the amount so funded shall be deemed a Conduit Loan and a contribution to Lessor, respectively) on such Advance Date in immediately available funds in an amount equal to such Liquidity Purchaser's Commitment Percentage of the Conduit Percentage of the amount of the Advance being funded on such Advance Date, subject, however, to Section 2.2. No Liquidity Purchaser shall be obligated to make any Facility Loan to the extent that, after giving effect to the proposed Facility Loan, the outstanding aggregate principal amount of all B Loans held by such Liquidity Purchaser would exceed such Liquidity Purchaser's Commitment Amount to make Facility Loans.


           SECTION 2.2.6.  Procedures for Advances.

           (a) Advance Requests. With respect to each funding of an Advance, Lessee shall give Lessor, the Investors and the Agents prior written notice not later than 10:00 a.m., New York time, four Business Days prior to the proposed Advance Date, pursuant to an Advance Request substantially in the form of Exhibit A (an "Advance Request"), specifying the proposed Advance Date (except for the Initial Advance Date, which is set forth in Section 2.1(c)) and the amount of Advance requested.

           (b) Advance Dates; Minimum Amounts. Each Advance Date other than the Initial Advance Date (which shall be a Business Day) shall be a Scheduled Payment Date, and there shall be no more than one Advance during any calendar month. Each Advance (excluding any Advance made solely to pay Construction Period Fees, Construction Period Accrued Interest, Construction Period Accrued Yield, Postponement Interest or Postponement Yield) shall be in a minimum amount equal to $10,000,000; provided, that so long as an Advance is for the full amount of the Aggregate Available Commitments or is the final Advance or is for Noneligible Accrued Amounts, such Advance need not be in such amount. All remittances made by Investors and Lenders for the funding of any Advance (less any amounts netted pursuant to Section 2.2.10(b)) shall be made in immediately available federal funds by wire transfer to the Collateral Agent to the 30-50 Hudson Street Funding Account (established at the request of the Participants) referred to in Schedule II hereto prior to 12:00 noon (New York City time) on the Advance Date specified in the relevant Advance Request. Promptly, but in no event later than 3:00 p.m. (New York time) if all such funds are received on or before 1:00 p.m. (New York time), upon Collateral Agent's receipt of all such funds from the Participants, subject to the conditions herein, Collateral Agent shall wire such funds in the amounts, and to Construction Agent (or its designee) or such other Persons so designated in the Advance Request.

           (c) Delayed Funding. If (i) the Investors or any one of them have funded their portion of an Advance requested on any Advance Date or any Postponed Advance Date (as defined below), or (ii) the Conduit has funded its portion of an Advance requested on any Advance Date or any Postponed Advance Date, or (iii) HSFC has funded its portion of an Advance requested on any Advance Date or any Postponed Advance Date, or (iv) all the Liquidity Purchasers have funded their respective portion of an Advance requested on any Advance Date or Postponed Advance Date, and in each case any Investor, HSFC, the Liquidity Purchasers or (except in the case where it has decided in its discretion not to fund such Advance) the Conduit has not made available its portion of such Advance it is otherwise obligated to make available (as such, a "Postponed Advance"), interest ("Postponement Interest") or yield ("Postponement Yield"), as applicable, shall accrue on the funded portion of each such Participant's Advance at a rate equal to the then applicable interest rate, on the Conduit Loans, the then applicable interest rate on the HSFC Loans or the Yield Rate on the Investor Contributions, as applicable. The Collateral Agent shall not be required to invest such funds in interest-bearing accounts, but the Collateral Agent shall, upon the written direction of Lessee, invest such funds in Permitted Investments to the extent it is able to do so. No additional Advance Request shall be required if an Advance Date is postponed and thereafter timely consummated prior to the Postponed Advance Date. If the Advance Date has not occurred by the third Business Day following the date specified in the Advance Request (the "Postponed Advance Date") in respect thereof, then all Postponement Interest and Postponement Yield shall be due and payable on the Postponement Advance Date and the Collateral Agent is hereby directed to liquidate any Permitted Investments then held pursuant to this Section 2.2.6(c) and to pay to each Lender and each Investor on the Postponement Advance Date (i) the portion of such Postponed Advance funded by such Lender or Investor, as applicable, and
(ii) the proceeds of any Permitted Investments held pursuant to this Section 2.2.6(c) in excess of the amount of the funded portion of Postponed Advances refunded to such Lender or Investor, as applicable, pro rata based on the relation that such Participant's funded portion of such Postponed Advance bears to the aggregate of all such funded portion of Postponed Advances to be applied to the accrued and unpaid Postponement Interest and Postponement Yield. Any Postponement Interest and Postponement Yield not paid pursuant to the preceding sentence shall be capitalized in respect of the Loans and Investor Amounts.

           (d) Contributions to Lessor. All funds received by Ground Lessee pursuant to Section 2.2.2 shall be immediately contributed by Ground Lessee to Lessor in accordance with Section 2.2(e) and funded directly by the Investors to Collateral Agent. All funds received by Ground Lessee pursuant to Sections 2.2.3, 2.2.4 and 2.2.5 shall be immediately contributed by Ground Lessee to Lessor in accordance with Section 2.2(e) and funded directly by HSFC, the Conduit and the Liquidity Purchasers to Collateral Agent.

           SECTION 2.2.7. Use of Advances. Advances shall only be used to fund the following items to the extent they are available under the Construction
Budget: (i) Eligible Accrued Project Costs, provided, that proceeds of Advances shall not be used to fund more than $300,000,000 of Termination Payments, (ii) Noneligible Accrued Amounts, (iii) Non-Capitalizable Transaction Costs, (iv) without duplication of the foregoing fees and expenses payable pursuant to
Section 9.10 of this Participation Agreement and (v) during the Construction Period, any other costs that are to be expressly funded through Advances pursuant to any provision of the Operative Documents and are not otherwise provided for in this Section 2.2.7. Advances may be applied to any of the foregoing, regardless of whether such costs, fees or expenses were incurred prior to, as of or after the Documentation Date.

           SECTION 2.2.8.  Investor Amounts and Yield.

           (a) Investor Amounts outstanding from time to time shall accrue Yield at the Yield Rate, calculated in accordance with Section 2.3. If all or any portion of the Investor Amounts, any Yield payable thereon or any other amount payable hereunder shall not be paid when due (whether at stated maturity, acceleration thereof or otherwise), such overdue amount shall bear interest at a rate per annum which is equal to the Overdue Rate.

           (b) Subject to the provisions of the Operative Documents, Investor Amounts together with all accrued and unpaid Yield on the Investor Contributions shall be repaid on the Maturity Date.

           (c) Pursuant to the Assignment of Leases given by Ground Lessee and Lessor each shall direct (and Ground Lessee and Lessor each hereby directs) Lessor and Lessee, respectively, to pay to the Collateral Agent for the account of the Investors the Investor Base Rent and all other amounts due with respect to the Investor Amounts payable by Lessor under the Ground Sublease and Lessee under the Lease (other than Excluded Amounts) from time to time, and the Collateral Agent shall distribute such amounts to the Investors in accordance with Article X.

           (d) Construction Period Accrued Yield on each Investor's outstanding Investor Amounts shall be deemed paid in accordance with Section 2.2.10.

           (e) The Investors are authorized and entitled to make notations in their respective books and records in the ordinary course of business setting forth the date and amount of each funding of an Advance by such Investor, the amount of all Construction Period Accrued Yield, each payment or repayment of Investor Amounts, the length of each Interest Period with respect thereto and the Yield Rate for such Interest Period. Any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided, that the failure to make any such recording, or to provide the calculations described herein, shall not relieve the issuer of such instrument of its obligations thereunder or the Lessee of its obligation to pay Rent.

           SECTION 2.2.9.  Loans and Interest.

           (a) Each HSFC Loan shall accrue interest computed and payable in accordance with the terms of the HSFC Loan Agreement, and each Conduit Loan and each Facility Loan shall accrue interest computed and payable in accordance with the terms of the Conduit Loan Agreement.

           (b) The principal of each HSFC Loan, each Conduit Loan and each Facility Loan, together with all accrued and unpaid interest thereon, shall be repaid in full on the Maturity Date.

           (c) Pursuant to the Security Agreement and the Assignment of Leases, Ground Lessee and Lessor shall direct (and Ground Lessee and Lessor each hereby directs) Lessor and Lessee, respectively, to pay to the Collateral Agent for the account of the Participants the rent payable under the Ground Sublease and Rent payable under the Lease (other than Excluded Amounts) from time to time, and the Collateral Agent shall distribute such amounts to the Participants in accordance with Article X.

           (d) Construction Period Accrued Interest shall be deemed paid in accordance with Section 2.2.10.

           (e) The Lenders are authorized and entitled to make notations on their respective Notes setting forth the date and amount of each funding of an Advance by such Lender, the amount of all Construction Period Accrued Interest, each payment or repayment of principal, the length of each Interest Period with respect thereto and the interest rate for such Interest Period. Any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided, that the failure to make any such recording or to provide the calculations described below, shall not relieve the borrower under such instrument of its obligations thereunder or the Lessee of its obligation to pay Rent.

           SECTION 2.2.10. Construction Period Accrued Interest, Construction Period Accrued Yield and Construction Period Fees.

           (a) Advances to be Requested. In accordance with and subject to
Section 2.2.6, during the Construction Period Lessee shall request an Advance in an amount equal to Construction Period Accrued Interest and Construction Period Accrued Yield (in each case, less any Interim Rent payable on the relevant Scheduled Payment Date, which shall be applied to Construction Period Accrued Interest and Construction Period Accrued Yield) and Construction Period Fees accrued on or with respect to the Loans and Investor Amounts, in the amounts calculated, determined and delivered to Lessee pursuant to Section 2.3.

           (b) Netting of Amounts; Roll-up of Yield. Construction Period Accrued Interest in respect of HSFC Loans shall be converted into principal of the HSFC Loans on each Scheduled Payment Date occurring prior to the Lease Commencement Date. Accordingly, the proceeds of HSFC Loans made by HSFC on any Advance Date shall be net of the amount of Construction Period Accrued Interest owed to it on such Advance Date and requested in such Advance. Construction Period Accrued Interest in respect of B Loans shall be converted into principal of the Conduit Loan or Facility Loan, as applicable, on each Scheduled Payment Date occurring prior to the Lease Commencement Date. Accordingly, the proceeds of the B Loan made by the Conduit or the Liquidity Purchasers, as applicable, shall be net of the amount of Construction Period Accrued Interest owed to it on such Advance Date and requested in such Advance. Construction Period Accrued Yield due to any Investor shall not be paid in cash but rather the respective Investor Amounts of each Investor shall be increased on each Scheduled Payment Date occurring prior to the Lease Commencement Date by the amount of Construction Period Accrued Yield due and payable to such Investor on such date. Accordingly, the proceeds of each Investor Contribution made by an Investor shall be net of the amount of Construction Period Accrued Yield due to such Investor on such date and requested in such Advance.

           SECTION 2.2.11. Final Completion Advance. On the Advance Date next occurring after the day on which Substantial Completion occurs, Lessee may request, and the Participants shall fund, an Advance pursuant to Section 2.2.6 in an amount equal to the lesser of (x) the remaining Aggregate Available Commitments and (y) the amount allocated to punch-list items and other final completion work as determined by the Construction Agent in accordance with the Construction Budget and concurrently with the making of such Advance Request, Lessee shall deliver to Lessor the GS Demand Note, executed and delivered by GS, and duly endorsed by Lessee in blank, in the amount of the Advance requested pursuant to this Section 2.2.11 and otherwise in the form attached hereto as Exhibit E; provided, however, that no such Advance shall be requested or made if a Bankruptcy Default, a Construction Agency Event of Default or a Lease Event of Default has occurred and is continuing. Subject to Section 4.4, the proceeds of such Advance shall be loaned by Lessee to GS, which loan shall be evidenced by the GS Demand Note. On the date of the final Advance, Lessee will pledge and deliver the GS Demand Note to the Lessor, and Lessor will pledge and deliver the GS Demand Note to the Collateral Agent, for the benefit of the Trust and the Participants, in each case to secure the respective pledgor's obligations under the Operative Documents; provided, that nothing herein or in any other Operative Document shall be construed to limit Lessee's right to demand repayment from GS on the GS Demand Note at any time and from time to time to the extent Lessee expends or will expend the amounts repaid on Improvement Costs and any other costs and expenses on which Advances may be expended hereunder; provided further, however, that Lessee shall not be entitled to make any demand for repayment under the GS Demand Note at any time when a Bankruptcy Default or Lease Event of Default has occurred and is continuing.

           SECTION 2.3.  Computations and Notice of Rates.

           (a) Determination of the Rates. All computations of Yield and other accrued amounts in respect of the Investor Contributions shall be made by the Collateral Agent on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such amount is payable over a year comprised of 360 days (or, in the case of amounts accruing interest or Yield by reference to the ABR, 365 days or, if appropriate, 366 days). Computations of interest and other amounts payable in respect of HSFC Loans shall be made by the Administrative Agent in accordance with the HSFC Loan Agreement. Computations of interest and other amounts payable in respect of Conduit Loans and Facility Loans shall be made by the Administrator in accordance with the Conduit Loan Agreement.

            (b) Notice of Interest and Yield. No later than the tenth (10th) day of each calendar month (or, if such day is not a Business Day, then the next succeeding Business Day), (i) the Collateral Agent shall deliver to Lessee and each Investor a calculation of the amount of Yield due and payable, on the Scheduled Payment Date for the Interest Period ending immediately prior to such date, (ii) the Administrative Agent shall deliver to Collateral Agent and Lessee a calculation of the amount of interest due on all outstanding HSFC Loans, and other accrued amounts payable under the HSFC Loan Agreement, on the Scheduled Payment Date for the Interest Period ending on such date, (iii) the Administrator shall deliver to Collateral Agent and Lessee a calculation of the amount of accrued interest due and payable on all outstanding Conduit Loans under the Conduit Loan Agreement, on the Scheduled Payment Date for the immediately preceding calendar month and other accrued amounts payable to the Conduit under the Operative Documents, and (iv) the Administrator shall deliver to the Lessee a calculation of the amount of accrued interest due and payable on all outstanding Facility Loans under the Conduit Loan Agreement, on the Scheduled Payment Date for the Interest Period ending on such date; provided that in each case the failure of any such Agent to provide such notice shall not relieve Lessee from any liability that it may have under the Operative Documents to pay any such amount; provided further that any such Agent's failure to give such notice shall result in no liability to it.

           (c) Conclusive Determinations. Each determination by any Agent of any rate or fee, or any other amount due, pursuant to Section 2.3(a) or (b) or 9.10 hereof shall be conclusive and binding on all parties hereto, absent manifest error.

           (d) Computations of Yield and Determination of Yield Rate. Each of the Investors, Ground Lessee and Lessor hereby appoints the Collateral Agent as its agent for purposes of computing Yield in respect of the Investor Amounts and determining the Yield Rate.

           SECTION 2.4. Overdue Payments. Ground Lessee, Lessor, the Lenders and the Investors acknowledge that Lessee shall have no liability with respect to overdue payments of Loans and Investor Amounts or any other amount due and owing by Lessee under the Operative Documents so long as Lessee has timely paid Rent in accordance with Article III of the Lease, or such amounts are otherwise accounted for pursuant to Section 2.2.8 or 2.2.9; provided, however, that such Loans and Investor Amounts shall be reinstated and remain outstanding and Lessee shall remain liable for such Rent, if at any time any payment (in whole or in part) of any Rent is invalidated, declared to be fraudulent or preferential, set aside, rescinded or must otherwise be restored by Lessor, any Participant or any Agent, upon the insolvency, bankruptcy, reorganization (or similar event) of Lessee or Guarantor, all as though such payment of Rent had not been made. Subject to the foregoing provisions of this Section 2.4, Lessee acknowledges its obligation to pay as Supplemental Rent any interest contemplated at the Overdue Rate with respect to Investor Amounts or the Conduit Loans.

           SECTION 2.5. Resizing of Loans and Investor Amounts. The parties have determined the respective Commitment Amounts of the Participants based on certain assumptions determined to be reasonable by the parties as of the Documentation Date. Should there be a material change in the contemplated Lease Balance or the assumptions utilized by the parties as of the Documentation Date that, because of GAAP, requires a new calculation of the Commitment Amounts to meet the intention of the parties as stated in Section 3.1 and to provide operating lease treatment for Lessee in accordance with GAAP, the parties agree to negotiate in good faith to recalculate the principal amount of the Commitment Amounts such that the Lease may continue to be treated by Lessee for financial accounting purposes as an operating lease in accordance with GAAP so long as any such recalculation does not impose any additional burdens or risks of any nature on Lessor, any Investor, the Conduit, HSFC or any Liquidity Purchaser; provided, that in no event shall this Section 2.5 obligate any Participant to increase its respective Commitment Amount.

           SECTION 2.6. Confirmation of Participants and the Other Parties. Each Participant and each other party to any of the Operative Documents agrees that the release of its signature pages to Mayer, Brown & Platt upon its instruction shall constitute notice, without further act, of its confirmation that all conditions to the Documentation Date and the Initial Advance Date set forth in Section 4.1, 4.2 or 4.3, as applicable, were met to the satisfaction of such Participant or other party.

           SECTION 2.7. Reduction of Commitments. At Lessee's sole option, Lessee shall have the right prior to the earlier of (A) the third anniversary of the Documentation Date and (B) the date total Advances are in excess of $1,200,000,000.00, to send a notice to the Participants and Agents notifying them that the Lessee wishes to reduce the Commitments by reason of Lessee's reduction in the Construction Budget, so long as the Lessee shall satisfy prior to exercising any such right each of the following conditions: that (i) after giving effect to the exercise of any such right, (A) there shall exist no Event of Default or Bankruptcy Default, and (B) the anticipated Fair Market Value of the remaining Improvements to be constructed in accordance with the revised Plans and Specifications, as shown on an updated appraisal, performed by the appraiser who prepared the Appraisal (or if such appraiser is unavailable or unable to perform such appraisal, by an appraiser selected by the Majority Banks and approved by the Lessee) in accordance with the standards used for preparing the As-Built Appraisal, shall be (x) as of the Lease Term Expiration Date at least four times greater than the revised Unguaranteed Residual Value, and (y) as of the Lease Commencement Date, no less than 60% of the aggregate amount of Advances previously advanced and to be Advanced by the Participants to obtain Substantial Completion of the revised Improvements, (ii) the Participants and the Trustee shall have received revised Plans and Specifications, the revised appraisal and a revised budget and schedule for the construction of the remaining Improvements which are reasonably satisfactory to them in all respects and (iii) no less than 40% of the revised Improvements are intended by Lessee (as evidenced by an officer's certificate of Lessee) to serve as facilities to be used by the Lessee or its Affiliates. If the Lessee shall send a notice described in the preceding sentence, and shall otherwise comply with all of the provisions of this Section 2.7, the Commitments of the Participants shall automatically be reduced pro rata in an aggregate amount equal to the reduction in the Commitments set forth in the notice given by Lessee.


                                   ARTICLE III

                            INTENTIONS OF THE PARTIES

           SECTION 3.1. Nature of Transaction. The parties hereto intend that
(i) for financial accounting purposes with respect to Lessee, (A) Lessor will be treated as the sublessor of the Land under the Lease and the owner and the lessor of the Improvements and Lessee will be treated as the sublessee of the Land under the Lease and the lessee of the Improvements, and (B) the Investors will be deemed to have an equity investment in the Ground Lessee and the Lessor, and (ii) for all federal and all state and local income tax purposes and bankruptcy purposes, (A) the Lease will be treated as a financing arrangement,
(B) Lessor, the Investors and the Lenders will be deemed lenders making loans to Lessee in an amount equal to the sum of the Investor Amounts and the outstanding principal amount of the Loans, which loans are secured by the Properties, (C) Lessee will be treated as the owner of the Properties for tax purposes and will be entitled to all tax benefits ordinarily available to an owner of property like the Properties for such tax purposes and (D) the obligations of Lessee to pay the Base Rent and any part of the Lease Balance shall be treated as payments of interest and principal, respectively, for Federal and state income tax and bankruptcy purposes. Nevertheless, each party acknowledges and agrees that no other party has made any representations or warranties to any other party concerning the tax, accounting or legal characteristics of the Operative Documents and that each party has obtained and relied upon such tax, accounting and legal advice concerning the Operative Documents as it deems appropriate. Lessor shall be deemed to have a valid and binding security interest in and Lien on the Properties, free and clear of all Liens other than Permitted Liens, as security for the obligations of Lessee under the Operative Documents. Except as otherwise provided by law or in connection with a settlement, compromise or adjudication made under the provisions of Section 9.2(b), each of the parties to this Participation Agreement agrees that it will not, nor will it permit any Affiliate to at any time, directly or indirectly take any action or fail to take any action with respect to the preparation or filing of any income tax or other tax return, including an amended income tax or other tax return, to the extent that such action or such failure to take action would be inconsistent with the intention of the parties expressed in this Section 3.1.

           SECTION 3.2.  Amounts Due Under Lease.

           (a) Notwithstanding anything to the contrary contained in the Operative Documents, it is the intention of GS, Lessee, Lessor, Ground Lessee, each Investor, HSFC, the Conduit and the Liquidity Purchasers that the amount and timing of installments of Base Rent due and payable from time to time from Lessee under the Lease shall be equal to the aggregate payments due and payable after the Lease Commencement Date on each Scheduled Payment Date with respect to interest on the Loans, and Yield on the Investor Amounts then due.

           (b) Notwithstanding anything to the contrary contained in the Operative Documents, if Lessee makes a payment of Rent to the Cash Collateral Account as required under the Operative Documents, and the amount of and the timing of such payment is based on or defined by a payment due by another party pursuant to the Operative Documents, payment by Lessee of such amount to such account shall be deemed to also constitute payment of such amount by such other party at the time such amount is received in the Cash Collateral Account. By way of illustration, but not by way of limitation, if interest in the amount of $1,000,000 owing by Ground Lessee to the Liquidity Agent (for the account of the Liquidity Purchasers) with respect to Facility Loans is due on July 1, 2004, then the same amount is due on such date by Lessee to Lessor as Base Rent. If Lessee pays such amount by wire transfer to the Cash Collateral Account and such amount is received in such account on July 1, 2004 no later than the time period required in the Operative Documents, then such $1,000,000 shall be deemed to have been paid in a timely manner (i) by Lessee with respect to Base Rent, and
(ii) by Ground Lessee with respect to the Facility Loans.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

           SECTION 4.1. Conditions to Documentation Date. The occurrence of the Documentation Date and the obligation of each of GS, Lessee, Ground Lessee, Lessor, the Trust Company, the Trust, Trustee, each Investor, HSFC, the Administrative Agent, the Collateral Agent, the Conduit, the Administrator, the Liquidity Agent and each Liquidity Purchaser to perform its respective obligations on the Documentation Date (if any), shall be subject to the fulfillment to the reasonable satisfaction of (including, with respect to writings, such writings being in form and substance reasonably satisfactory to the addressee or beneficiary thereof), or the waiver by, GS, Lessee, Ground Lessee, Lessor, the Trust Company, the Trust, Trustee, each Investor, HSFC, the Administrative Agent, the Collateral Agent, the Conduit, the Administrator, the Liquidity Agent and each Liquidity Purchaser, as applicable, of the following conditions precedent set forth in this Section 4.1 on or before the Documentation Date:

           (a) Insurance. Lessor and each Agent shall have received and approved a report issued by the Independent Insurance Consultant with respect to Lessee's compliance with its obligation to maintain insurance in accordance with Section 2.6(g) of the Construction Agency Agreement, which report shall be satisfactory to Lessor and the Agents in all respects.

           (b) Certain Documents. Lessor, Ground Lessee, the Trust Company, the Trust, Trustee, Lessee, GS and each of the Participants (or respective counsel for each such party) shall have received a fully executed counterpart of each of the following agreements to which the applicable entity is a party:

                           (i)      this Participation Agreement;

                           (ii)     the Ground Lease and Memorandum of Ground
                                    Lease;

                           (iii) the Ground Sublease and Memorandum of Ground Sublease;

                           (iv)     the Lease and Memorandum of Lease;

                           (v)      the Security Agreement;

                           (vi)     the Mortgage;

                           (vii)    the Assignment of Leases;

                           (viii)   the Construction Agency Agreement;

                           (ix)     the Delaware Certificate of Trust;

                           (x)      the Guaranty;

                           (xi)     the Formation Documents of Ground Lessor;

                           (xii)    the Formation Documents of Ground Lessee;

                           (xiii)   the Formation Documents of Lessor;

                           (xiv)    the Formation Documents of Lessee;

                           (xv)     the Formation Documents of HSFC;

                           (xvi)    the HSFC Loan Agreement;

                           (xvii)   the HSFC Note;

                           (xviii)  the Trust Agreement;

                           (xix)    the Master Note Purchase Agreement;

                           (xx)     [omitted];

                           (xxi)    the Conduit Loan Agreement;

                           (xxii)   the Conduit Notes;

                           (xxiii)  the Facility Notes;

                           (xxiv)   the Lessor Guaranty;

                           (xxv)    the LAPA;

                           (xxvi)   the Commercial Paper Documents of HSFC; and

                           (xxvii)  the Financing Statements.

           Each of the aforementioned Operative Documents, to the extent the same constitutes an agreement or undertaking, shall have been duly authorized, executed and delivered by each of the parties thereto and shall be in full force and effect.

           (c) Filings and Recordation. All filings and recordings enumerated and described in Part A, Part B and Part C of Schedule III, as well as all other filings and recordings necessary or advisable, including precautionary financing statements, in the opinion of Lessor, the Liquidity Agent or any Participant, to perfect the right, title and interest of Lessor, the Liquidity Agent, the Collateral Agent and the Participants intended to be created by the Operative Documents shall have been made, or shall have been arranged to be made promptly thereafter, in the appropriate places or offices, including any recordings and filings necessary to create, preserve and protect such Persons' valid and binding security interests in and Liens on the Collateral, subject in each case to Permitted Liens and the rights of Lessee under the Lease. All recording and filing fees and Taxes with respect to any recordings or filings made pursuant to this Section 4.1(c) or otherwise payable in respect of any Operative Document shall have been paid in full by Lessee, and satisfactory evidence thereof shall have been delivered to Lessor and the Agents, or arrangements for such payment shall have been made to the satisfaction of Lessor and the Agents or evidence satisfactory to Lessor and the Agents of exemption from such filing fees or taxes shall have been delivered to Lessor and the Agents.

         (d) Consents and Approvals. All approvals and consents required to be taken, given or obtained, as the case may be, by or from any Authority or other Person, or by or from any trustee or holder of any indebtedness or obligation of GS, that are necessary or, in the reasonable opinion of the Participants, advisable in connection with the execution, delivery and performance of the Operative Documents by all parties hereto, shall have been taken, given or obtained as the case may be, shall be in full force and effect and the time for appeal with respect thereto shall have expired (or, if an appeal shall have been taken, the same shall have been dismissed) and shall not be subject to any pending proceedings or appeals (administrative, judicial or otherwise).

         (e) Opinions of Counsel. Lessor, Ground Lessee, the Trust Company, the Trust, Trustee, the Investors, HSFC, the Conduit, the Agents, each Liquidity Purchaser and, with respect to the opinion described in clauses (iii), (iv) and
(v) only, Lessee, GS and Ground Lessor, shall have received the following legal opinions (and by such Person's execution of the Operative Documents to which each is respectively a party, each expressly instructs its respective counsel to execute and deliver the opinions referred to in this Section 4.1(e)):

                  (i) the opinion of Sullivan & Cromwell, special counsel to GS, Ground Lessor and Lessee;

                  (ii) the opinion of Schuman Hanlon, Doherty McCrossin and Paolino, special New Jersey counsel to GS, Ground Lessor and Lessee;

                  (iii) the opinion of Mayer, Brown & Platt, special New York counsel to the Ground Lessee and Lessor;

                  (iv) the opinion of Cadwalader, Wickersham & Taft, special counsel to HSFC; and

                  (v) the opinion of Richards, Layton & Finger, special Delaware counsel to Ground Lessee and Lessor and special counsel to the Trust Company, the Trust and Trustee.

in each case covering such matters as the addressees thereof shall request.

         (f) Corporate Status and Proceedings of GS and Lessee. Lessor, Ground Lessee, the Investors, HSFC, the Conduit, each Agent and each Liquidity Purchaser shall have received copies of:

                  (i) certificates of existence and good standing, or authority to transact business as a foreign corporation, (A) with respect to GS, from the Secretary of State of the States of Delaware, New York and New Jersey, and (B) with respect to Lessee, from the Secretary of State of New Jersey, in each case dated as of a recent date;

                  (ii) a certificate of the Secretary or an Assistant Secretary of GS (in its own capacity and as the Lessee's Member), in each case attaching and certifying as to (w) the resolutions of its Board of Directors or similar body and/or other authorized persons duly authorizing the execution, delivery and performance by it of each Operative Document to which it is or will be a party, (x) its certificate of formation or articles of incorporation, as the case may be, certified as of a recent date by the Secretary of State of the State of Delaware (in the case of GS) or the State of New Jersey (in the case of Lessee), (y) its by-laws and (z) the incumbency and signature of persons authorized to execute and deliver on its behalf the Operative Documents to which it is a party; and

                          (iii) a certificate of an authorized officer of GS (in its own capacity and as the Lessee's Member), in each case confirming the accuracy of its representations made in the Operative Documents and the absence of any Bankruptcy Default or Construction Agency Event of Default.

           (g) Limited Liability Company Status and Proceedings of Lessor. GS, Lessee, HSFC, the Placement Agents, the Conduit, each Agent and each Liquidity Purchaser shall have received a certificate of the Lessor's Member attaching and certifying as to (i) the resolutions of the Trustee, as the Manager of such Member, duly authorizing the execution, delivery and performance by Lessor of each Operative Document to which it is or will be a party, (ii) Lessor's certificate of formation, certified as of a recent date by the Secretary of State of the State of Delaware, (iii) the Lessor Limited Liability Company Agreement and (iv) the incumbency and signature of persons authorized to execute and deliver on its behalf the Operative Documents to which it is a party.

           (h) Limited Liability Company Status and Proceedings of Ground Lessee. GS, Lessee, HSFC, the Placement Agents, the Conduit, each Agent and each Liquidity Purchaser shall have received a certificate of the Ground Lessee's Manager attaching and certifying as to (i) the resolutions of the Trust duly authorizing the execution, delivery and performance by Ground Lessee of each Operative Document to which it is or will be a party, (ii) its certificate of formation, certified as of a recent date by the Secretary of State of the State of Delaware, (iii) the Ground Lessee Limited Liability Company Agreement and
(iv) the incumbency and signature of persons authorized to execute and deliver on its behalf the Operative Documents to which it is a party.

           (i) Corporate Status and Proceedings of HSFC. GS, Lessee, Ground Lessee, Lessor, the Trust Company, the Trust, Trustee, the Investors, the Conduit, the Placement Agent, each Agent and each Liquidity Purchaser shall have received a certificate of the Secretary or Assistant Secretary of HSFC attaching and certifying as to (i) the resolutions of the Board of Directors of HSFC duly authorizing the execution, delivery and performance by HSFC of each Operative Document to which it is or will be a party, (ii) a certificate of good standing, certified as of a recent date by the Secretary of State of the State of Delaware, (iii) the HSFC Articles of Incorporation and by-laws both as in effect on the Documentation Date and (iv) the incumbency and signature of persons authorized to execute and deliver on its behalf the Operative Documents to which it is a party.

           (j) Corporate Status and Proceedings of Trustee. GS, Lessee, Ground Lessee, Lessor, the Investors, the Conduit, the Placement Agent, each Agent and each Liquidity Purchaser shall have received a certificate of the Secretary or an Assistant Secretary of Trustee attaching and certifying as to (i) the resolutions of the Board of Directors duly authorizing the execution, delivery and performance by such Trustee of each Operative Document to which it is or will be a party and by the Trust Company of the Trust Agreement, (ii) its articles of association, certified as of a recent date by an appropriate officer of the Trust Company, (iii) its by-laws, (iv) the filed Delaware certificate of Investment Trust, and (iv) the incumbency and signature of persons authorized to execute and deliver on its behalf the Operative Documents to which it is a party.

           (k) Environmental Audit. Each Agent shall have received an Environmental Audit for each Property in form and substance acceptable to each of them.

           (l) Survey and Title Insurance. Lessee shall have delivered to each Agent an ALTA/1992 (Urban) Survey of each Property prepared by a licensed surveyor and meeting the Minimum Standard Detail Requirements for ALTA/ASCM Land Title Surveys as adopted by the American Land Title Association/American Society and American Congress on Surveying and Mapping in 1992 certified to each Investor and each Agent and the title company and otherwise in form reasonably acceptable to such Persons, and a leasehold or loan policy in favor of Lessor, such policy to be dated as of the Initial Advance Date and in an amount not less than $70,000,000 and to be reasonably satisfactory to the Participants with comprehensive, survey, variable rate, access and such other endorsements requested by the Participants to the extent available in the State of New Jersey.

           (m) Recordation. Liquidity Agent shall have received evidence reasonably satisfactory to it that each of the Ground Lease or a memorandum thereof, Ground Sublease or a memorandum thereof, the Lease or a memorandum thereof, the Mortgages and the Assignment of Leases shall have been or are being recorded with the appropriate Governmental Authorities in the order in which such documents are listed in this clause, and the Financing Statements with respect to each Property shall have been or are being filed with the appropriate Governmental Authorities.

           (n) Evidence of Property Insurance. Lessor and each Agent shall have received evidence of insurance with respect to the Properties required to be maintained pursuant to the Construction Agency Agreement, setting forth the respective coverages, limits of liability, carrier, policy number and period of coverage.

           (o) Payment of Taxes. All Taxes payable on or before the Documentation Date, for which Lessee is responsible and which are in connection with the execution, delivery, recording or filing of any of the Operative Documents or other documents, and the consummation of any other transactions contemplated hereby or by any of the other Operative Documents, shall have been paid in full by Lessee, or arrangements for such payment shall have been made to the satisfaction of each Investor and each Agent (subject to Lessee's right to contest certain Taxes pursuant to Section 9.2(b)).

           (p) Representations and Warranties; Absence of Default. Each representation and warranty of each of the parties hereto contained herein or in any other Operative Document shall be true and correct in all material respects as though made on and as of the Documentation Date, except that any such representation or warranty which is expressly made only as of a specified date need be true only as of such date. No Bankruptcy Default or Construction Agency Event of Default shall have occurred and be continuing.

           (q) Litigation. No action or proceeding shall have been instituted or threatened nor shall any government action be instituted or threatened before any Authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any Authority, to set aside, restrain, enjoin or prevent the performance of this Participation Agreement, any other Operative Document or any transaction contemplated hereby or by any other Operative Document or which is likely, in the reasonable opinion of Lessor, any Investor, any Agent or the Majority Banks to have a Material Adverse Effect.

           (r) No Event of Loss. No casualty or loss shall have occurred in respect of either Property. No action shall be pending or threatened by an Authority to initiate a Condemnation or a taking by such Authority in respect of either Property.

           (s) Legality, etc. In the opinion of Lessor, the Investors and each Agent, the transactions contemplated by the Operative Documents shall not violate any Applicable Laws and do not and will not subject Lessor to any materially adverse regulatory prohibitions or constraints, and no change of Applicable Laws has occurred or been proposed that would make it uneconomic or illegal for any party to any Operative Document to participate in any of the transactions contemplated by the Operative Documents or otherwise would prohibit the consummation of any transaction contemplated by the Operative Documents or materially expand the duties, obligations or risks of Lessor, the Investors, HSFC, the Conduit, any Agent or the Liquidity Purchasers.

           (t) Proceedings Satisfactory, etc. All proceedings taken in connection with the Documentation Date, and all documents relating thereto shall be reasonably satisfactory to Lessor, the Investors, HSFC, the Conduit, each Agent and their respective counsel, and each such Person shall have received copies of such documents as they may reasonably request in connection therewith, all in form and substance reasonably satisfactory to each such Person.

           (u) Certain Accounting Issues. Unless waived by GS, GS shall have received confirmation from Pricewaterhouse Coopers that, for purposes of GAAP, Lessee will not be considered the owner of the Property, the Lease will be classified as an operating lease of Lessee and such other matters as GS shall specify.

           (v) Construction Budget. Lessor, the Investors and each Agent shall have received a true and correct copy of the Construction Budget.

           (w) Certain Tax Issues. GS shall have received an opinion from its counsel, Sullivan & Cromwell, that the Overall Transaction shall be treated as a loan for federal income tax purposes.

           (x) Appraisal. Each Investor and Liquidity Purchaser shall have received an as-built Appraisal of each Property, which Appraisal shall show the Fair Market Value of Lessor's interest in the Improvements (free and clear of the Lien of the Mortgage and other Operative Documents) to be constructed thereon in accordance with the Plans and Specifications (i) as of the Lease Commencement Date and (ii) as of the fifth anniversary of the Lease Commencement Date.

           (y) Each non-U.S. Person shall have delivered to Lessee, Lessor and the Conduit the Prescribed Forms.

           SECTION 4.2. Conditions to Initial Advance Date. The occurrence of the Initial Advance Date and the obligation of each of Lessor, the Trust Company, the Trust, Trustee, each Investor, HSFC, the Administrative Agent, the Collateral Agent, the Conduit, the Administrator, the Liquidity Agent and each Liquidity Purchaser to perform its respective obligations, if any, on the Initial Advance Date, including funding the Investor Contributions in the case of each Investor, funding the HSFC Loan and issuing Commercial Paper Notes in the case of HSFC, funding the Conduit Loan and issuing Commercial Paper

Notes in the case of the Conduit, and providing Commitments, in the case of the Liquidity Purchasers, shall be subject to the fulfillment to the reasonable satisfaction (including, with respect to writings, such writings being in form and substance reasonably satisfactory to the addressee or beneficiary thereof), or the waiver by Lessor, each Investor, HSFC, the Administrative Agent, the Conduit, the Administrator, the Liquidity Agent and each Liquidity Purchaser, of the following conditions precedent set forth in this Section 4.2 on or before the Initial Advance Date:

         (a) Documentation Date. The Documentation Date shall have become effective in accordance with Section 4.1.

         (b) Transaction Costs. To the extent invoiced, all Transaction Costs (including all fees payable to any party hereto on the Initial Advance Date) then due and payable will be paid in full by Lessee or Collateral Agent in accordance with such Advance Request solely from the proceeds of the Advances, provided, that the Lessee or Collateral Agent, as applicable, has received the proceeds of Advances for such purposes. Lessee shall pay out of proceeds of Advances requested therefor Transaction Costs described in clause (b) (HSFC legal counsel only), (d), (e), (f), (j), (k), (l) and (m) and Collateral Agent shall pay out proceeds of Advances therefor all remaining Transaction Costs in accordance with such Advance Request. Payments of Transaction Costs to be paid on the Initial Advance Date shall be made by wire transfer of immediately available funds to the accounts specified by the parties receiving such payments. Lessee shall include in any Advance Request an amount for Transaction Costs equal to the aggregate amount of invoices for Transaction Costs received by Collateral Agent and Lessee at least two (2) Business Days prior to the issuance of an Advance Request. Lessee shall deliver to Collateral Agent and Liquidity Agent a copy of all invoices for Transactions Costs promptly after receipt thereof.

         (c) Initial Advance Date Notice. Lessee shall have delivered an Advance Request conforming with the requirements of Section 2.2.6(a).

         (d) Conduit Approval. The Administrator shall have received a rating letter from Moody's and S&P that the Commercial Paper Notes of the Conduit shall be rated P-1 and A-1, respectively.

         SECTION 4.3. Conditions to Initial Issuance of Commercial Paper Notes by HSFC. HSFC shall have the right to issue its initial Commercial Paper Notes on the date on which all of the following conditions precedent have been satisfied (or waived in writing by Lessor, HSFC and the Administrative Agent with, in each case, notice to the Placement Agent):

         (a) Initial Commercial Paper Private Placement Memorandum. The Administrative Agent shall have received sufficient copies of the Private Placement Memorandum (HSFC).

         (b) Commercial Paper Account. The Administrative Agent shall have received a certificate of an authorized officer of the Depositary to the effect that the Commercial Paper Account of HSFC has been established.

         (c) Ratings. The Administrative Agent shall have received a copy of a rating letter from Moody's stating that the Commercial Paper Notes of HSFC shall be rated P-1 by Moody's and a rating letter from S&P stating that the Commercial Paper Notes of HSFC shall be rated A-1+ by S&P.

            (d) Depositary Agreement. The Administrative Agent shall have received an executed counterpart of the Depositary Agreement from HSFC, together with an opinion of counsel for the Depositary relating to corporate matters.

            (e) Commercial Paper Placement Agreement. The Administrative Agent shall have received an executed counterpart of a Commercial Paper Placement Agreement (HSFC) from the Placement Agent.

            (f) Administration Agreement. The Administrative Agent shall have received an executed counterpart of the Administration Agreement.

            (g) Opinion. The Administrative Agent shall have received an opinion of counsel to HSFC addressed to the Administrative Agent to the effect that sales of the Commercial Paper Notes of HSFC pursuant to the Commercial Paper Placement Agreement (HSFC) will be exempt from the registration requirements of the Securities Act and HSFC is not required to be registered under the Investment Company Act.

            SECTION 4.4. Conditions Precedent to each Advance. The obligations of Lessor to make an Advance on an Advance Date (including the Initial Advance
Date), the obligation of the Investors to make any related Investor Contribution available on such Advance Date and the obligation of each Lender to make any related Loans on such Advance Date, are subject to each Investor and Agent having received a copy of the applicable Advance Request, the original of which shall be sent to Lessor, executed by Lessee, in accordance with and to the extent required by Section 2.2.6.


            SECTION 4.5. Lease Commencement Upon Substantial Completion. Unless the Construction Agency Agreement has been terminated as a result of a Construction Agency Event of Default, the parties hereto acknowledge and agree that upon the occurrence of Substantial Completion, the Properties shall automatically, without further act or notice by any Person, become subject to, and shall be leased by Lessor to Lessee under, the Lease.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

            SECTION 5.1. Representations and Warranties of Each Lessee. As of the Documentation Date and as of each Advance Date (provided, that any representation or warranty made as of a specific date need only be true as of such date), each Lessee (in its capacity as both Lessee and Construction Agent) represents and warrants to each of the other parties hereto that:

            (a)  General Matters.

                              (i) Such Lessee is a limited liability company
            duly organized, validly existing and in good standing under the laws of the State of New Jersey, and its failure to qualify to do business in any other jurisdiction where it is not so qualified has no adverse effect on its ability to perform its obligations under this Participation Agreement, the Lease or any other Operative Document to which it is a party (each a "Lessee Operative Document") or to lease the Properties under the Lease; and Lessee has limited liability company power to enter into and perform under each Lessee Operative Document and to lease the Properties under the Lease.

                              (ii) The execution, delivery and performance by
            such Lessee of each Lessee Operative Document have been duly authorized by all necessary limited liability company action and will not violate any provision of its certificate of formation; or any provision of law applicable to such Lessee or by which it or its property may be bound, or result in the breach of or constitute a default or require any consent under, or result in the creation of any security interest, lien, charge or encumbrance (except as provided under the Operative Documents) upon any property or assets of such Lessee pursuant to any indenture, agreement or instrument to which such Lessee is a party or by which such Lessee or its property may be bound in any such case which would adversely affect such Lessee's and its consolidated subsidiaries' property or business taken as a whole or such Lessee's ability to perform its obligations under the Lessee Operative Documents. Except with respect to the matters described in Section 5.1(m), neither the execution by such Lessee of any Lessee Operative Document nor the performance by such Lessee of its obligations under any Lessee Operative Document requires any license, consent or approval of any governmental agency or regulatory authority. This Participation Agreement has been duly executed and delivered by such Lessee and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as the same may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general equitable principles; provided, that certain remedial and other provisions of the Lessee Operative Documents may be rendered unenforceable by Applicable Laws, but such laws will not render the Lessee Operative Documents invalid as a whole or leave the parties thereto without the practical benefits intended to be afforded thereby.

                              (iii) Neither such Lessee nor any of its
            subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U or X of the Board of Governors of the Federal Reserve System). Neither such Lessee nor any of its material subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940. The receipt by such Lessee of the proceeds of the Advances, and each use of such proceeds to pay Improvement Costs, shall not be in violation of any Applicable Laws.

                              (iv) The outstanding debt for borrowed money of
            such Lessee does not, and no funding under the Operative Documents when made will cause such debt to, exceed the amount authorized by such Lessee's Member to be outstanding.

                              (v) As of the Documentation Date, except as
            disclosed on Schedule 5.1(a)(v), there is no action, suit or proceeding (including but not limited to environmental matters), and no such proceeding before any arbitrator or by or before any governmental commission, board, bureau or other administrative agency, is pending, or, to the knowledge of such Lessee, is threatened against such Lessee or any consolidated subsidiary of such Lessee which, in the good faith belief of such Lessee, has a reasonable possibility of being adversely determined in a manner which would have a adverse effect on the consolidated financial condition or business of such Lessee and its consolidated subsidiaries taken as a whole or adversely affect such Lessee's ability to perform its obligations under Lessee Operative Documents or to receive any funding hereunder.

                              (vi) Neither such Lessee nor any of its Affiliates
            has granted any Lien (other than Permitted Liens) on either Property to any Person other than Lessor, Ground Lessee, the Conduit, HSFC, the Collateral Agent, the Liquidity Purchasers, the Liquidity Agent and each Investor, and no Lien, other than the Lien granted to such Persons hereunder and under the other Operative Documents and Permitted Liens, has attached to either Property, or in any manner has affected adversely the rights and security interest of such Persons therein.

                              (vii) Neither such Lessee nor anyone authorized to
            act on its behalf has, directly or indirectly, in violation of
            Section 5 of the Securities Act or any state securities laws, offered or sold any interest in either Property, the Lease, the Investor Certificates or the Notes, or in any security or lease the offering of which, for purposes of the Securities Act or any state securities laws, would be deemed to be part of the same offering as the offering of the aforementioned items, or solicited any offer to acquire any of the aforementioned items from any Person other than an "accredited investor" (as such term is defined in the Securities
            Act). The foregoing shall not be deemed an acknowledgment that any of the Notes or Investor Certificates, or any interest in the Properties or the Lease, constitutes a "security".

            (b) Principal Place of Business and Chief Executive Office of Each Lessee. The principal place of business and chief executive office, as such terms are used in Section 9-103(3) of the UCC, of each Lessee are each located at 85 Broad Street, New York, New York 10004.

            (c) Compliance With Law. The Properties and the current use and operation thereof and thereon do not violate in any material respect any Applicable Laws, including any thereof relating to occupational safety and health or Environmental Laws, in a manner or to an extent that could reasonably be expected to have a Material Adverse Effect. Except for such matters as could not reasonably be expected to result in a Material Adverse Effect, the Properties and the use thereof by it and its agents, assignees, employees, invitees, lessees, licensees and tenants complies in all material respects with Applicable Laws (including, without limitation, all Environmental Laws) and insurance requirements.

            (d) Taxes. All United States Federal income tax returns and all other tax returns which are required to have been filed have been or will be filed by or on behalf of such Lessee by the respective due dates, including extensions, and all taxes due with respect to such Lessee pursuant to such returns or pursuant to any assessment received by such Lessee have been or will be paid. The charges, accruals and reserves on the books of such Lessee in respect of such taxes or other governmental charges are, in the opinion of such Lessee, adequate.

            (e) Compliance with ERISA. Each of the matters set forth below in this Section 5.1(e) is subject to the truth of the representations set forth in Sections 5.4(a) and 5.6(b), and the covenants set forth in Sections 6.2.1(g) and 6.5(q). Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all respects with the presently applicable provisions of ERISA and the Code with respect to the Plan except when such noncompliance would result in penalties of less than $10,000,000. No member of the ERISA Group has
(i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan within the preceding five (5) years, (ii) failed to make any contribution or payment to any Plan, or made any amendment to any Plan which has resulted or is likely to result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. No termination of a Plan has occurred and no steps have been taken to institute the termination of any Plan. No member of the ERISA Group has any knowledge of any event that is likely to result in a liability of any such member to the PBGC, whether under a Plan, a Multi employer Plan, or otherwise, other than a liability to the PBGC for premiums under Section 4007 of ERISA. No lien in favor of the PBGC or a Plan has arisen, and there have not been any nor are there now existing any events or conditions that would permit any Plan to be terminated under circumstances that would cause the lien provided under Section 4068 of ERISA to attach to the material assets of such Lessee or its ERISA Affiliates. The value of the Plans' benefits guaranteed under Title IV of ERISA on the date hereof does not exceed the value of such Plans' assets allocable to such benefits as of the date of this Participation Agreement. No "Prohibited Transaction" within the meaning of Section 406 of ERISA will exist with respect to a Benefit Arrangement upon the execution and delivery of this Participation Agreement or any Operative Document.

            (f) Defaults. No Bankruptcy Default or Construction Agency Event of Default has occurred and is continuing.

            (g) Insurance Coverage. Such Lessee maintains insurance coverage for the Sites and the Improvements thereon which meets the requirements of the Construction Agency Agreement and all of such coverage is in full force and effect.

            (h)  Subjection to Government Regulation.

                              (i) Such Lessee is not subject to regulation under
            any law which prohibits, or requires consent from any Authority prior to, the incurring by it of indebtedness or the entering into of the transactions described herein.

                              (ii) Other than with respect to Applicable Laws
            related to urban renewal, neither Lessor nor any Agent will become
            (A) solely by reason of entering into the Operative Documents or consummation of the transactions contemplated thereby (other than upon exercise of remedies under the Lease or other Operative Document or upon the expiration or termination thereof and, in respect of Lessor, other than in connection with the Financial Agreements) subject to ongoing regulation of its operations by any Authority having jurisdiction; or (B) except for regulation the applicability of which depends upon the existence of facts in addition to the ownership of, or the holding of any interest in, the Properties or any interest therein upon the exercise of remedies under the Lease or other Operative Document or upon the expiration or termination thereof and, in respect of Lessor, other than in connection with the Financial Agreements, subject to ongoing regulation of its operations by any Authority having jurisdiction solely by reason of its business activities contemplated in the Operative Documents or the nature of the Properties.

            (i) Commercial Paper Notes. Assuming that the Commercial Paper Notes of HSFC are offered and sold as contemplated by Section 4.01 of the Commercial Paper Placement Agreement (HSFC), the offer and sale by HSFC of such Commercial Paper Notes will constitute exempt transactions under Section 4(2) of the Securities Act and Rule 506 thereunder, and no registration of such Commercial Paper Notes under the Securities Act, nor qualification of an indenture with respect to the Operative Documents under the Trust Indenture Act of 1939, as amended, will be required in connection with any such offer, issuance or sale of such Commercial Paper Notes by HSFC.

            (j) No Liens. Neither such Lessee nor any of its Affiliates has created, consented to, incurred or suffered to exist any Lien upon either Property or any portion thereof other than Permitted Liens, subject to Permitted Contests.

            (k) Properties. Upon Substantial Completion, the Properties as improved in accordance with the Plans and Specifications and the contemplated use thereof by Lessee and its agents, assignees, employees, lessees, licensees and tenants will comply in all material respects with all Requirements of Law (including all zoning and land use laws and Environmental Laws) and Insurance Requirements.

            (l) Plans and Specifications. Upon Substantial Completion of the Construction all water, sewer, electric, gas, telephone and drainage facilities and all other utilities required to adequately service the Improvements for their intended use will be available pursuant to adequate permits (including any that may be required under applicable Environmental Laws). Except as notified to Lessor, no fire or other casualty with respect to either Property has occurred which fire or other casualty results in replacement or restoration costs in excess of $30,000,000. Upon Substantial Completion of the Construction the Properties will have available all material services of public facilities and other utilities necessary for use and operation of the Properties and the other Improvements for their primary intended purposes including adequate water, gas and electrical supply, storm and sanitary sewerage facilities, telephone, other required public utilities and means of access between such Improvements and public highways for motor vehicles. All utilities serving the Properties, or proposed to serve the Properties in accordance with the related Plans and Specifications, are located in, and vehicular access to the Improvements on the Properties is provided by, either public rights-of-way abutting the Properties or Appurtenant Rights. All requirements of Applicable Law, easements and rights-of-way, including proof and dedication, required for (x) the use, treatment, storage, transport, disposal or disposition of any Hazardous Material on, at, under or from the Properties during the construction of the Improvements thereon, and (y) construction of the Improvements in accordance with the Plans and Specifications and the Construction Agency Agreement have either been irrevocably obtained from the appropriate Governmental Authorities having jurisdiction or from private parties, as the case may be, or will be irrevocably obtained from the appropriate Governmental Authorities having jurisdiction or from private parties, as the case may be, prior to commencing any such construction or use and operation, as applicable, or in the course of the Construction in accordance with reasonably prudent construction practice.

            (m) Title to the Land. Ground Lessor owns title to the Land in fee simple, subject only to Permitted Liens. The Ground Lease is in form and substance sufficient to convey a valid leasehold estate to Ground Lessee, subject only to Permitted Liens. Ground Lessee will at all times during the Construction Period and the Lease Term have good and marketable title to a valid leasehold estate in the Land, and Lessor will at all times during the Construction Period and the Lease Term have good and marketable title to a valid sublease hold estate in the Land and in fee simple to all Improvements located on the Land, in each case subject only to Permitted Liens. Ground Lessor will at all times during the Lease Term have marketable title in fee simple to the Land subject only to Permitted Liens.

            (n) Flood Hazard Areas. Except as otherwise identified on the survey delivered pursuant to Section 4.1(k), no portion of the Properties is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency. If either Property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, then flood insurance has been obtained for the Properties in accordance with the Lease and in accordance with the National Flood Insurance Act of 1968, as amended.

            (o) Lease. Upon Substantial Completion (i) such Lessee will have unconditionally accepted the Properties demised under the Lease (provided that nothing contained herein shall be deemed a waiver by Lessee of any right of action against Persons with respect to title to and condition of the Properties on the Initial Advance Date other than Lessor, the Investors and the Lenders) and will have good and marketable title to a valid and subsisting sublease hold interest in the Land and leasehold interest in the Improvements, subject only to Permitted Liens, (ii) no right of offset will exist with respect to any Rent or other sums payable under the Lease and (iii) except as provided in the Operative Documents, no Rent under the Lease will have been prepaid.

            (p) Appraisal Data. As of the Documentation Date, the information provided by such Lessee and its Affiliates to the Appraiser and described in
Schedule IV and forming the basis for the conclusions set forth in the Appraisal delivered pursuant to Section 4.1(j), taken as a whole, was true and correct in all material respects and did not, when taken as a whole, omit any information requested by the Appraiser known and available to such Lessee necessary to make the information provided not materially misleading.

            (q) Filings. Except with respect to the filings identified on
Schedule III, no other filings or recordings are necessary to convey validly and effectively to the Secured Parties such interest in the Lease, the Properties and all other Collateral as contemplated by the Operative Documents, in each case free of all Liens other than Permitted Liens.

            (r) Ownership. As of the Documentation Date only, all of the outstanding equity interests of each Lessee and Ground Lessor are owned by GS.

            SECTION 5.2. Representations and Warranties of GS. As of the Documentation Date and as of each Advance Date, GS represents and warrants to Lessor, each Agent and the Participants that:

            (a) Due Organization, etc. GS is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware.

            (b) Corporate Power and Authority; Enforceability. GS has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Operative Documents to which it is or will be a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Operative Documents to which it is a party and has duly executed and delivered each Operative Document required to be executed and delivered by it and, assuming the due authorization, execution and delivery thereof on the part of each other party thereto, each such Operative Document constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms, except as the same may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general equitable principles; provided, that certain remedial and other provisions of the Operative Documents to which it is a party may be rendered unenforceable by Applicable Laws, but such laws will not render such Operative Documents invalid as a whole or leave the parties thereto without the practical benefits intended to be afforded thereby.

            (c) No Violation. Neither the execution, delivery and performance by GS of the Operative Documents to which it is or will be a party nor compliance with the terms and provisions thereof, nor the consummation by GS of the transactions contemplated therein (i) will result in a violation by GS of any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality having jurisdiction over GS or (to the actual knowledge of an Authorized Officer of GS) the Properties, that would adversely affect (x) the validity or enforceability against GS of the Operative Documents to which GS is a party, or the title to, or value or condition of, the Properties, or (y) the consolidated financial position, business, prospects or consolidated results of operations of GS or the ability of GS to perform its obligations under the Operative Documents, (ii) violate or result in any breach which would constitute a default under, or (other than pursuant to the Operative Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of GS pursuant to the terms of any indenture, loan agreement or other agreement to which GS is a party or by which it or any of its property or assets is bound or to which it may be subject (other than Permitted Liens), or (iii) will violate any provision of the certificate of incorporation or by-laws of GS.

            (d) No Approvals, etc. The execution and delivery by GS of the Operative Documents to which it is a party does not require the consent or approval of, or the giving of notice to or registration with, or the taking of any other action in respect of, any Authority or other body governing its business practices, other than (if GS so determines) the filing of a Form 8-K with the SEC.

            (e) Disclosure Requirements. As of the Documentation Date, GS has complied with its disclosure and reporting obligations under the Securities Exchange Act of 1934, as amended.

            (f) Securities Act. Neither GS nor anyone authorized to act on behalf of GS has, directly or indirectly, in violation of Section 5 of the Securities Act or any state securities laws, offered or sold any interest in the Notes or the Investor Certificates, the Properties or the Lease, or in any security or lease the offering of which, for purposes of the Securities Act or any state securities laws, would be deemed to be part of the same offering as the offering of the aforementioned securities or leases, or solicited any offer to acquire any of the aforementioned items from any Person other than "accredited investors". The foregoing shall not be deemed an acknowledgment that any of the Notes or Investor Certificates, or any interest in the Properties or the Lease, constitutes a "security".

            (g) Construction Agency Agreement and Lease. Guarantor represents that the amount of Advances received by the Construction Agent or Lessee, together with all interest, Yield, fees and Transaction Costs incurred or accruing with respect thereto (either prior to Substantial Completion or, if a Lease Event of Default or a Construction Agency Event of Default has occurred and is continuing, incurred or accruing at any time, whether before or after the Outside Completion Date), will in no event exceed the Aggregate Commitments.

            (h) Ground Lessor. Ground Lessor's sole business is to acquire the Sites and neighboring properties, ground lease the Sites pursuant to the Ground Lease, mortgage the Sites pursuant to the Lessee and Ground Lessor Mortgage, sell and/or develop such neighboring properties and otherwise to engage in activities incidental to the foregoing.

            SECTION 5.3. Representations and Warranties of Lessor and Ground Lessee.

            SECTION 5.3.1. Representations and Warranties of Lessor. As of the Documentation Date, Lessor represents and warrants to each of the other parties hereto as follows:

            (a) Due Organization, etc. Lessor (i) is a duly organized and validly existing limited liability company in good standing under the laws of the State of New Jersey and (ii) has duly qualified and is authorized to do business and is in good standing in all jurisdictions where the failure to do so would have a material adverse effect on it or its properties.

            (b) Company Power and Authority; Enforceability. Lessor has the limited liability company power and authority to execute, deliver and carry out the terms and provisions of the Operative Documents to which it is or will be a party (each a "Lessor Operative Document") and has taken all necessary action to authorize the execution, delivery and performance of each Lessor Operative Document and has duly executed and delivered each Operative Document required to be executed and delivered by it and, assuming the due authorization, execution and delivery thereof on the part of each other party thereto, each Lessor Operative Document constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms, except as the same may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general equitable principles.

            (c) No Violation. Neither the execution, delivery and performance by Lessor of any Lessor Operative Document nor compliance with the terms and provisions thereof, nor the consummation of the transactions contemplated therein, (i) will contravene any Applicable Laws or (ii) will violate any provision of the Lessor Limited Liability Company Agreement or other organizational document of Lessor. Neither the execution by Lessor of any Lessor Operative Document nor the performance by Lessor under any Lessor Operative Document requires any license, consent or approval of any governmental agency or regulatory authority.

            (d) Purpose; No Other Assets. Lessor was organized for the purposes of (i) acquiring leasehold title to the Land and developing or causing the development of the Properties in accordance with the Construction Agency Agreement, (ii) leasing the Properties to Lessee pursuant to the Lease, and
(iii) conducting any ancillary business necessary to accomplish the purpose set forth in clauses (i) and (ii). It has no assets other than those related to its ownership of the Properties.

            (e) Assignment. Lessor has not assigned or transferred any of its right, title or interest in or under the Lease, the Properties, or the Lease Collateral or any other Operative Document, except as expressly contemplated by the Operative Documents.

            (f) Securities Act. Neither Lessor nor any Person authorized by Lessor to act on its behalf has offered or sold any interest in the Notes, the Investor Certificates or the Lease, or in any similar security relating to the Properties, or in any security the offering of which for the purposes of the Securities Act would be deemed to be part of the same offering as the offering thereof, or solicited any offer to acquire any of the same from, any Person other than the parties hereto, and neither it nor any Person authorized by it to act on its behalf will take any action which would subject the issuance or sale of any interest in the Notes, the Investor Certificates or the Lease or in any similar security related to the Properties to the provisions of Section 5 of the Securities Act or require the qualification of any Operative Document under the Trust Indenture Act of 1939. The foregoing shall not be deemed an acknowledgment that any of the Notes or Investor Certificates, or any interest in the Properties or the Lease, constitutes a "security".

            (g) Chief Place of Business. Lessor's chief place of business, chief executive office and office where the documents, accounts and records relating to the transactions contemplated by this Participation Agreement and each other Operative Document are and will be kept is located at c/o Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attn: Corporate Trust Department.

            (h) No Other Activities. Lessor does not hold any assets, conduct any business nor is it party to any document, agreement or instrument other than its interests under the Lessor Operative Documents and the Financial Agreements.

            (i) Lessor Liens. Each Property and the Operative Documents and amounts payable thereunder are free of Lessor Liens attributable to Lessor (other than any liens granted pursuant to the Operative Documents).

            SECTION 5.3.2. Representations and Warranties of Ground Lessee. As of the Documentation Date, Ground Lessee represents and warrants to each of the other parties hereto as follows:

            (a) Due Organization, etc. Ground Lessee (i) is a duly organized and validly existing limited liability company in good standing under the laws of the State of Delaware and (ii) has duly qualified and is authorized to do business and is in good standing in New Jersey and in all jurisdictions where the failure to do so would have a material adverse effect on it or its properties.

            (b) Company Power and Authority; Enforceability. Ground Lessee has the limited liability company power and authority to execute, deliver and carry out the terms and provisions of the Operative Documents to which it is or will be a party (each a "Ground Lessee Operative Document") and has taken all necessary action to authorize the execution, delivery and performance of each Ground Lessee Operative Document and has duly executed and delivered each Operative Document required to be executed and delivered by it and, assuming the due authorization, execution and delivery thereof on the part of each other party thereto, each Ground Lessee Operative Document constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms, except as the same may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general equitable principles.

            (c) No Violation. Neither the execution, delivery and performance by Ground Lessee of any Ground Lessee Operative Document nor compliance with the terms and provisions thereof, nor the consummation of the transactions contemplated therein, (i) will contravene any Applicable Laws or (ii) will violate any provision of the Ground Lessee Limited Liability Company Agreement or other organizational document of Ground Lessee. Neither the execution by Ground Lessee of any Ground Lessee Operative Document nor the performance by Ground Lessee under any Ground Lessee Operative Document requires any license, consent or approval of any governmental agency or regulatory authority.

            (d) Purpose; No Other Assets. Ground Lessee was organized for the purposes of (i) holding membership interests in Lessor, (ii) acquiring leasehold title to the Land, (iii) subleasing the Land to Lessor pursuant to the Ground Sublease, (iv) incurring indebtedness to the Lenders through the advance of Loans to Ground Lessee and contributing the proceeds of such Indebtedness to Lessor, and (v) conducting any ancillary business necessary to accomplish the purpose set forth in clauses (i), (ii), (iii) and (iv). It has no assets other than those related to its ownership of leasehold title to the Land.

            (e) Assignment. Ground Lessee has not assigned or transferred any of its right, title or interest in or under the Ground Sublease, the Land, or the Lease Collateral or any other Operative Document, except as expressly contemplated by the Operative Documents.

            (f) Securities Act. Neither Ground Lessee nor any Person authorized by Ground Lessee to act on its behalf has offered or sold any interest in the Notes, the Investor Certificates or the Lease, or in any similar security relating to the Properties, or in any security the offering of which for the purposes of the Securities Act would be deemed to be part of the same offering as the offering thereof, or solicited any offer to acquire any of the same from, any Person other than the parties hereto, and neither it nor any Person authorized by it to act on its behalf will take any action which would subject the issuance or sale of any interest in the Notes, the Investor Certificates or the Lease or in any similar security related to the Properties to the provisions of Section 5 of the Securities Act or require the qualification of any Operative Document under the Trust Indenture Act of 1939. The foregoing shall not be deemed an acknowledgment that any of the Notes or Investor Certificates, or any interest in the Properties or the Lease, constitutes a "security".

            (g) Chief Place of Business. Ground Lessee's chief place of business, chief executive office and office where the documents, accounts and records relating to the transactions contemplated by this Participation Agreement and each other Operative Document are and will be kept is located at c/o Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attn: Corporate Trust Department.

            (h) No Other Activities. Ground Lessee does not hold any assets, conduct any business nor is it party to any document, agreement or instrument other than its interests under the Ground Lessee Operative Documents and its interests in Lessor.

            (i) Lessor Liens. Each Property is free of Lessor Liens attributable to Ground Lessee.

            SECTION 5.4. Representations of the Investors. As of the Documentation Date and, with respect to Section 5.4(a), as of each Advance Date, each Investor represents and warrants to the other parties to this Participation Agreement that:

            (a) ERISA. Such Investor is not funding its investment in the Trust, and is not performing its obligations under the Operative Documents, with the assets of an "employee benefit plan" (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA, or "plan" (as defined in Section 4975(e)(1) of the Code).

            (b) Power and Authority. Such Investor has the requisite power and authority to enter into and perform under the Operative Documents to which it is a party.

            (c) Binding Effect. This Participation Agreement and the other Operative Documents to which it is a party constitute the legal, valid and binding obligations of it, enforceable against it in accordance with their respective terms except as such enforceability may be limited by any applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity. It has taken all necessary corporate action to authorize the execution, delivery and performance of this Participation Agreement and each other Operative Document to which it is a party and has duly executed and delivered each Operative Document required to be executed and delivered by it.

            (d) Investment. Such Investor is making its investment in the Investor Certificate and the transaction contemplated hereby for its own account and not with a view to any distribution thereof; except that the disposition of any interest in such investment shall be at all times within the control of such Investor, subject to the restrictions of Article VIII.

            (e) Lessor Liens. Each Property is free of Lessor Liens attributable to it.

            SECTION 5.5. Representations of HSFC. As of the Documentation Date as of each Advance Date, HSFC represents and warrants to the other parties to this Participation Agreement that:

            (a) Due Organization, etc. HSFC (i) is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware and (ii) has duly qualified and is authorized to do business and is in good standing in all jurisdictions where the failure to do so would have a material adverse effect on it or its properties.

            (b) Company Power and Authority; Enforceability. HSFC has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Operative Documents to which it is or will be a party (each an "HSFC Operative Document") and has taken all necessary corporate action to authorize the execution, delivery and performance of each HSFC Operative Document and has duly executed and delivered each Operative Document required to be executed and delivered by it and, assuming the due authorization, execution and delivery thereof on the part of each other party thereto, each HSFC Operative Document constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms, except as the same may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general equitable principles.

            (c) No Violation. Neither the execution, delivery and performance by HSFC of any HSFC Operative Document nor compliance with the terms and provisions thereof, nor the consummation of the transactions contemplated therein, (i) will contravene any Applicable Laws or (ii) will violate any provision of the HSFC Certificate of Incorporation or its by-laws.

            (d) Purpose; No Other Assets. HSFC was organized exclusively for the purposes of (i) issuing its Commercial Paper Notes, (ii) lending the net proceeds thereof to Ground Lessee through the advance of the HSFC Loans or making direct or indirect investments in Eligible Securities and (iii) conducting any ancillary business necessary to accomplish the purposes set forth in clauses (i) and (ii), and it has not and will not engage in any business unrelated to such purposes. It has no material assets other than those related to its ownership of the HSFC Loans and its securities investments.

            (e) Assignment. HSFC has not assigned or transferred any of its right, title or interest in or under the HSFC Loans or the Participant Collateral or any other Operative Document, except as expressly contemplated by the Operative Documents.

            (f) No Other Indebtedness. HSFC has no indebtedness or liabilities other than indebtedness with respect to its Commercial Paper Notes and its operating expenses.

            (g) No Approvals, etc. The execution and delivery by HSFC of the HSFC Operative Documents do not require the consent or approval of, or the giving of notice to or registration with, or the taking of any other action in respect of, any Authority having jurisdiction over the HSFC.

            (h) Litigation. There is no action, proceeding or investigation pending or threatened against HSFC which questions the validity of the Operative Documents, and there is no action, proceeding or investigation pending or threatened against HSFC which is likely to result, either in any case or in the aggregate, in any material adverse change in the ability of HSFC to perform its obligations under the Operative Documents.

            SECTION 5.6. Representations of Liquidity Purchasers. As of the Documentation Date (or, with respect to any Liquidity Purchaser becoming party hereto after the Documentation Date, as of the date such Liquidity Purchaser becomes party hereto) and, with respect to Section 5.6(b), as of each Advance Date, each Liquidity Purchaser hereby represents and warrants to Lessee, GS, Lessor, each Agent and each of the other Participants that:

            (a) Facility Loans; Percentage Interests. Such Liquidity Purchaser is making its Facility Loans and its purchase of Percentage Interests and is entering into the transaction contemplated hereby for its own account and not with a view to any distribution thereof; except that the disposition of any interest in such loans and interests shall be at all times within the control of such Liquidity Purchaser, subject to the restrictions of Article VIII.

            (b) ERISA. Such Liquidity Purchaser is not funding its portion of the Advances, and is not performing its obligations under the Operative Documents, with the assets of an "employee benefit plan" (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA, or "plan" (as defined in
Section 4975(e)(1) of the Code).

            SECTION 5.7. Representations of Agents. As of the Documentation Date (or, with respect to any Agent becoming party hereto after the Documentation Date, as of the date such Agent becomes party hereto), each Agent hereby represents and warrants to Lessee, GS, Lessor, each other Agent and each Participant that:

            (a) Corporate Existence and Power. It is, respectively, a banking association or corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all corporate powers and all material governmental licenses, authorizations and approvals required to perform its obligations hereunder.

            (b) Binding Effect. This Participation Agreement and the other Operative Documents to which it is a party constitute the legal, valid and binding obligations of it, enforceable against it in accordance with their respective terms except as such enforceability may be limited by any applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity. It has taken all necessary corporate action to authorize the execution, delivery and performance of this Participation Agreement and each other Operative Document to which it is a party and has duly executed and delivered each Operative Document required to be executed and delivered by it.

            (c) No Violation. Neither the execution, delivery and performance by it of the Operative Documents to which it is or will be a party nor compliance with the terms and provisions thereof, nor the consummation of the transactions contemplated therein, (i) will contravene any Applicable Laws or (ii) will violate any provision of its certificate of incorporation or by-laws.

            (d) No Approvals, etc. The execution and delivery by it of the Operative Documents to which it is a party does not require the consent or approval of, or the giving of notice to or registration with, or the taking of any other action in respect of, any Authority having jurisdiction over it.

            SECTION 5.8. Representations and Warranties of Trustee, the Trust and the Trust Company. Trustee, the Trust and the Trust Company (solely as to paragraphs (a)(i), (b) and (c) only as to the agreements to which the Trust Company is a party, and (d), (e) and (f) , only as to the Trust Company) represent and warrant to the Lessee and the Participants that:

                              (a) Corporate Status. (i) The Trust Company is a
            duly organized and validly existing banking corporation in good standing under the laws of the State of Delaware and (ii) each of Trustee and the Trust is duly qualified, authorized to do business and in good standing in all jurisdictions where the failure to do so might have a material adverse effect on it or its properties.

                              (b) Corporate Power and Authority. Trustee, the
            Trust and the Trust Company each has the power and authority to execute, deliver and carry out the terms and provisions of the Operative Documents to which it is or will be a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Operative Documents to which it is a party and has duly executed and delivered each Operative Document required to be executed and delivered by it and, assuming the due authorization, execution and delivery thereof on the part of each other party thereto, each such Operative Document constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms, except as the same may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general equitable principles.

                              (c) No Violation. Neither the execution, delivery
            and performance by Trustee, the Trust or the Trust Company of the Operative Documents to which it is or will be a party nor compliance with the terms and provisions thereof, nor the consummation by Trustee, the Trust or the Trust Company of the transactions contemplated therein (i) will result in a violation by Trustee, the Trust or the Trust Company of any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality having jurisdiction over Trustee, the Trust, the Trust Company or the Properties that would adversely affect (x) the validity or enforceability of the Operative Documents to which Trustee, the Trust or the Trust Company is a party, or the title to, or value or condition of, the Properties, or
            (y) the consolidated financial position, business, prospects or consolidated results of operations of Trustee, the Trust or the Trust Company or the ability of Trustee, the Trust or the Trust Company to perform its obligations under the Operative Documents,
            (ii) violate or result in any breach which would constitute a default under, or (other than pursuant to the Operative Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of Trustee or the Trust or the Trust Company pursuant to the terms of any indenture, loan agreement or other agreement for borrowed money to which Trustee or the Trust or the Trust Company is a party or by which it or any of its property or assets is bound or to which it may be subject (other than Permitted Liens), or (iii) will violate any provision of the certificate of incorporation or by-laws of Trustee or the Trust.

                              (d) No Approvals, etc. The execution and delivery
            by the Trust Company or (assuming the due authorization, execution and delivery of the Trust Agreement by the Investors)

            Trustee or the Trust, as the case may be, of the Operative Documents to which it is a party does not require the consent or approval of, or the giving of notice to or registration with, or the taking of any other action in respect of, any Governmental Authority or other body governing its banking practices.

                              (e) Litigation. There is no action, proceeding or
            investigation pending or threatened against the Trust Company or Trustee or the Trust which questions the validity of the Operative Documents, and there is no action, proceeding or investigation pending or threatened which is likely to result, either in any case or in the aggregate, in any material adverse change in the ability of the Trust Company or Trustee or the Trust to perform their respective obligations under the Operative Documents.

                              (f) Lessor Liens. The Properties are free and
            clear of all Lessor Liens attributable to it.

                              (g) Securities Act. Neither the Trust Company,
            Trustee nor the Trust nor anyone authorized to act on behalf of such Persons has, directly or indirectly, in violation of Section 5 of the Securities Act or any state securities laws, offered or sold any interest in the Notes or the Investor Certificates, the Properties or the Lease, or in any security or lease the offering of which, for purposes of the Securities Act or any state securities laws, would be deemed to be part of the same offering as the offering of the aforementioned securities or leases, or solicited any offer to acquire any of the aforementioned securities or leases.


                                   ARTICLE VI

                            COVENANTS AND AGREEMENTS

            SECTION 6.1. Covenants of Lessee. Except as specifically provided below, Lessee covenants with each of the other parties hereto as follows:

            (a) Change of Name or Location. Lessee shall furnish to Lessor and each Agent notice on or before the thirtieth (30th) day before any relocation of its chief executive office or principal place of business, or change of its name or identity.

            (b) Monthly Notice. During the Construction Period, Lessee from time to time shall deliver to Lessor and each Agent an Officer's Certificate, which Officer's Certificate shall state whether or not there exists a Construction Agency Event of Default and whether or not the Sites are In Balance, and shall attach a monthly report substantially in the form of Exhibit C hereto. Such Officer's Certificate shall be delivered together with any Advance Request delivered by Lessee and, if no such Advance Request is delivered by Lessee in any calendar month, then such Officer's Certificate shall be delivered on the last Business Day of such calendar month.

            (c) Casualty Notices. Lessee shall deliver to Lessor and each Agent on each anniversary of the Documentation Date an Officer's Certificate describing in detail those Improvements that have suffered a Casualty (except to the extent such Casualty has been described in a previously delivered Officer's

Certificate) or been the subject of a Condemnation and cannot be repaired by the then current end of the Lease Term or have not been replaced in accordance with the Lease.

            (d) Notice of Certain Defaults. Promptly upon obtaining actual knowledge thereof, Lessee shall notify Lessor, the Agents, the Rating Agencies and the Placement Agent in writing of the existence of a Lease Default which could have a Material Adverse Effect or a Lease Event of Default, which notice shall describe the nature of such Lease Default or Lease Event of Default, as applicable.

            (e) Notice of Proceedings. Promptly upon Lessee's becoming aware of
(i) any pending investigation of it or Ground Lessor by any Authority, (ii) any court or administrative proceeding involving any Person described in the foregoing clause (i), or (iii) any notice, claim or demand from any Authority which alleges that any such Person is in violation of any law or has failed to comply with any order issued pursuant to any Federal, state or local statute regulating its operation and business, which individually or in the aggregate is reasonably likely to result in a liability of $10,000,000 or more, it shall notify Lessor and the Agents specifying its nature and the action it is taking with respect thereto.

            (f) Notice of Substantial Completion. Promptly upon occurrence of Substantial Completion, Lessee shall deliver written notice thereof to Lessor and each Agent, together with true and correct copies of certificates of occupancy issued with respect to the Properties.

            (g) Inspection. Lessor or any Agent may designate any Person in writing who is its officer, employee or agent to visit and inspect the Properties, and to the extent reasonable under the circumstances, examine Lessee's books of record and accounts pertaining to the Properties all at such reasonable times as Lessor or such Agent, as the case may be, may reasonably request and, upon such request, Lessee shall make such properties and such books of record and accounts pertaining to the Properties available to Lessor or such Agent, as the case may be, for inspection; provided, that Lessor and such Agent shall comply, and cause their respective officers, employees and agents to comply, with the provisions of Section 6.10; and provided, further, that so long as no Lease Event of Default has occurred and is continuing, no more than one such inspection shall occur per each calendar year. Notwithstanding the foregoing provisions of this Section 6.1(h), (i) except in the case of emergency, Lessor or such Agent shall provide reasonable written notice to Lessee prior to any such visit or inspection and, absent a Lease Event of Default, shall occur not more often than once per annum, (ii) any such visit and inspection shall be at the sole risk and expense of the Person so visiting or inspecting (but without excusing Lessee for any liability for any injuries to the extent resulting from Lessee's negligence or willful misconduct where such Person has complied with clause (iii) hereof) unless a Lease Event of Default or Construction Agency Event of Default has occurred and is continuing, in which case any such visit and inspection shall be at the expense of Lessee (provided that during the Construction Period Lessee shall request an Advance, the proceeds of which shall be used to pay such expenses), (iii) each Person so visiting or inspecting the Properties shall comply with such rules and regulations regarding safety as Lessee may reasonably impose, and (iv) no such Person shall be entitled to inspect any areas of the Properties or records that Lessee characterizes as confidential, proprietary or similarly necessary of protection from disclosure.

            (h) Liens. Except as otherwise permitted under the Operative Documents with respect to Permitted Contests, Lessee shall not incur or suffer to exist any Liens on either Property other than Permitted Liens. Further, during the Construction Period, Lessee shall not be required to remove Liens for so long as such Lien is subject to a Permitted Contest.

            (i) Environmental Matters. Subject to Lessee's rights in respect of Permitted Contests, Lessee shall use and operate the Properties in compliance with all Environmental Laws, except to the extent that failure to comply could not reasonably be expected to have a Material Adverse Effect. Lessee shall, as soon as possible and in any event within ten days after the occurrence of any violation of an Environmental Law that could reasonably be expected to have a Material Adverse Effect, provide Lessor and each Agent with a statement of an authorized officer setting forth the details of such violation and the action which Lessee proposes to take with respect thereto.

            (j) Securities. Lessee shall not, nor shall it permit anyone authorized to act on its behalf to, take any action which would subject the issuance or sale of any interest in the Lease, the Investor Certificates, the Investor Contributions, the HSFC Notes, the Commercial Paper Notes of HSFC, the Facility Notes or any security or lease the offering of which, for purposes of the Securities Act or any state securities laws, would be deemed to be part of the same offering as the offering of the aforementioned items, to the registration requirements of Section 5 of the Securities Act or any state securities laws.

            (k) No Disposition of the Properties. Lessee shall not, nor shall it permit anyone authorized to act on its behalf to, sell, contract to sell, assign, lease, transfer, convey or otherwise dispose of either Property or any part thereof in violation of the Operative Documents.

            (l) Payment of Taxes, etc. Subject to Lessee's rights to conduct a Permitted Contest in respect of the following, Lessee shall pay (provided that during the Construction Period Lessee shall request an Advance, the proceeds of which shall be used to pay) and discharge before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property, and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property, other than Permitted Liens.

            (m) Maintenance of Insurance. During the Construction Period, Lessee shall, maintain at expense of Lessor insurance coverage covering the Properties which meets in all respects the requirements of Section 2.6(g) of the Construction Agency Agreement.

            (n) Environmental Audit. During the continuance of any Lease Event of Default, Lessee shall deliver to the Investors and the Agents an Environmental Audit for each Property within twenty days of demand therefor.

            (o) Appraisal. Upon demand from any Investor or any Agent during the continuance of a Lease Event of Default, Lessee shall deliver to the Investors and the Agents an Appraisal of each Property, prepared by an appraiser satisfactory to the Investors and the Agents and in form and substance reasonably satisfactory to each of them, showing the Fair Market Value of the fee interest in the Land and Lessor's interest in the Improvements, dated within thirty days of the delivery of such Appraisal.

            (p) Location of Improvements. Lessee will cause each Property to be constructed in its entirety at and on the related Site, and will not approve or allow the construction of any Property or any portion thereof to be constructed at or on any location other than the related Site.

            (q) Improvement Costs. Lessee shall not incur, and shall not cause nor permit any Lessee Person to incur, any Improvement Costs that, when added to the aggregate Improvement Costs then incurred to date, would exceed the Aggregate Commitments.

            (r) Lessee's Interest. Lessee shall not assign or transfer its interest in the Lease or any other Operative Document except in accordance with
Section 13.1 of the Lease. Without limiting the foregoing, Lessee shall have the right to assign its interest in the Operative Documents to any Person to whom it shall assign the Lease, or to any Affiliate of such Person or to any Successor Entity or Affiliate thereof, so long as the Guaranty remains in full force and effect in each case.

            SECTION 6.2. Covenants of Lessor and Ground Lessee.

            SECTION 6.2.1 Covenants of Lessor. Lessor covenants with each of the other parties hereto (except as specifically provided below) as follows:

            (a) Cooperation with Lessee. Lessor shall, to the extent reasonably requested by Lessee (but without assuming additional liability on account thereof), at Lessee's expense (provided that during the Construction Period Lessee shall request an Advance, the proceeds of which shall be used to pay such expense), cooperate to allow Lessee to (i) perform its covenants contained in
Section 6.1, including at any time and from time to time, upon the reasonable request of Lessee, promptly and duly to execute and deliver any and all such further instruments, documents and financing statements (and continuation statements related thereto) as Lessee may reasonably request and as shall be presented to it in final execution form in order to perform such covenants and
(ii) further Lessee's interest as lessee, including the filing of any statement with respect to any tax abatements, Permitted Contests or other requirements.

            (b) Discharge of Liens. Lessor will not create or permit to exist at any time, and will, at its own cost and expense, promptly take such action as may be necessary duly to discharge, or to cause to be discharged, all Lessor Liens attributable to it, and will cause restitution to be made to the Lease Collateral in the amount of any diminution of the value thereof as a result of its failure to comply with its obligations under this Section 6.2.1(b). Notwithstanding the foregoing, Lessor shall not be required to so discharge any such Lessor Lien while the same is subject to a Permitted Contest.

            (c) Lessor Limited Liability Company Agreement. Lessor hereby agrees with Lessee and each Agent not to amend, supplement, terminate or revoke or otherwise modify any provision of the Lessor Limited Liability Company Agreement before the Lease Term Expiration Date in such a manner as to materially and adversely affect the rights of any such party; provided, that the foregoing shall not be interpreted as to require Lessee's consent to any matter described in Section 6.2.1(d), (j), (k) or (l).

            (d) Indebtedness; Other Business. Without the prior written consent of the Conduit, the Liquidity Purchasers and the Rating Agencies (including satisfaction of the Rating Agency Condition), Lessor shall not contract for, create, incur or assume any indebtedness for borrowed money, incur any liabilities, acquire any assets, enter into any agreements, or enter into any business or other activity, other than pursuant to or under the Operative Documents (and other than indebtedness owed to Ground Lessee for Advances funded to Lessor).

            (e) Change of Principal Place of Business. Lessor shall give prompt notice to each Investor, Lessee and the Agents if Lessor's principal place of business or chief executive office, or the office where the records concerning the Properties or the transactions contemplated by the Operative Documents are kept, ceases to be c/o c/o Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, or if it changes its name, identity or structure.

            (f) Restrictions on and Effect of Transfer. Lessor shall not sell, assign, transfer or otherwise dispose of, or mortgage, pledge or otherwise encumber, all or any portion of its right, title or interest in, to or under any of the Operative Documents other than in accordance with the provisions of the Operative Documents.

            (g) No Plan Assets. Lessor shall not cause or permit any of its property or other assets to constitute "plan assets" within the meaning of United States Department of Labor Regulation Section 2510.3-101 of any "employee benefit plan" (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA, or any "plan" (as defined in Section 4975(e)(1) of the Code).

            (h) Mergers. Lessor will not merge with or consolidate into any other Person.

            (i) Sales of Assets. Lessor will not sell, lease, transfer, liquidate or otherwise dispose of Lessor or any other property or assets, except as contemplated by the Operative Documents.

            (j) Acquisition of Assets. Without the consent of the Liquidity Purchasers, the Conduit, the Rating Agencies (including satisfaction of the Rating Agency Condition) and HSFC (acting through its Manager), Lessor will not acquire, by long-term or operating lease or otherwise, any property or other assets except pursuant to the terms of the Operative Documents.

            (k) Investments. Without the consent of the Liquidity Purchasers, the Conduit, the Rating Agencies and HSFC, Lessor will not make, incur, or suffer to exist any loan, advance, extension of credit or other investment in any Person other than pursuant to the Operative Documents.

            (l) No Other Agreements. Lessor will not (i) without the consent of the Liquidity Purchasers, the Conduit, the Rating Agencies (including satisfaction of the Rating Agency Condition) and HSFC, enter into or be a party to any agreement or instrument other than any Operative Document or any documents and agreements incidental thereto or (ii) except as otherwise provided for in Section 12.5 of this Participation Agreement, amend, modify or waive any provision of the Lease or any other Operative Document to which it is a party.

            (m) Maintenance of Separate Existence. Lessor will do all things necessary to maintain its limited liability company existence separate and apart from that of each Investor, Affiliates of each Investor and any other Person, including, without limitation,

                              (i) practicing and adhering to limited liability
            company formalities, such as maintaining appropriate limited liability company books and records;

                              (ii) complying with Sections 7 and 9(b) of the
            Lessor Limited Liability Company Agreement;

                              (iii) owning or leasing (including through shared
            arrangements with Affiliates) all office furniture and equipment necessary to operate its business;

                              (iv) refraining from (A) guaranteeing or otherwise
            becoming liable for any obligations of any of its Affiliates or any other Person other than in respect of Ground Lessee, (B) having its obligations guaranteed by its Affiliates or any other Person other than in respect of

            Ground Lessee (except as otherwise contemplated by the Operative Documents), (C) holding itself out as responsible for debts of any of its Affiliates or any other Person other than in respect of Ground Lessee or for decisions or actions with respect to the affairs of any of its Affiliates or any other Person other than in respect of Ground Lessee, and (D) being directly or indirectly named as a direct or contingent beneficiary or loss payee on any insurance policy of any Affiliate;

                              (v) maintaining its deposit and other bank
            accounts and all of its assets separate from those of any other Person;

                              (vi) maintaining its financial records separate
            and apart from those of any other Person;

                              (vii) compensating all its employees, officers,
            consultants and agents for services provided to it by such Persons, or reimbursing any of its Affiliates in respect of services provided to it by employees, officers, consultants and agents of such Affiliate, out of its own funds;

                              (viii) maintaining any owned or leased office
            space separate and apart from that of any of its Affiliates (even if such office space is subleased from or is on or near premises occupied by any of its Affiliates);

                              (ix) accounting for and managing all of its
            liabilities separately from those of any of its Affiliates and any other Person, including, without limitation, payment directly by Lessor of all payroll, accounting and other administrative expenses and taxes;

                              (x) allocating, on an arm's-length basis, all
            shared limited liability company operating services, leases and expenses, including, without limitation, those associated with the services of shared consultants and agents and shared computer and other office equipment and software;

                              (xi) refraining from filing or otherwise
            initiating or supporting the filing of a motion in any bankruptcy or other insolvency proceeding involving the Lessor's Member, any Investor, any Affiliate of it or any Investor or any other Person to substantively consolidate it with the Lessor's Member, any Investor, any Affiliate of it or any Investor or any other Person;

                              (xii)  remaining solvent;

                              (xiii) conducting all of its business (whether
            written or oral) solely in its own name;

                              (xiv) refraining from commingling its assets with
            those of any of its Affiliates or any other Person;

                              (xv) maintaining an arm's-length relationship with
            all of its Affiliates other than in respect of Ground Lessee;

                              (xvi) refraining from acquiring obligations or
            securities of any Investor or any Affiliate of it or any Investor other than in respect of Ground Lessee;

                              (xvii) refraining from pledging its assets for the
            benefit of any of its Affiliates or any other Person or making any loans or advances to any of its Affiliates or any other Person (in each case, except as otherwise permitted pursuant to the Operating Documents and other than in respect of Ground Lessee); and

                              (xviii) correcting any known misunderstanding
            regarding its separate identity.

For purposes of this Section 6.2.1(m), each Investor shall be deemed to be an Affiliate of Lessor.

            (n) Securities. Lessor shall not, nor shall it permit anyone authorized to act on its behalf to, take any action which would subject the issuance or sale of any interest in the Lease, the Investor Certificates, the Investor Contributions, the HSFC Notes, the Commercial Paper Notes of HSFC, the Facility Notes or any security or lease the offering of which, for purposes of the Securities Act or any state securities laws, would be deemed to be part of the same offering as the offering of the aforementioned items, to the registration requirements of Section 5 of the Securities Act or any state securities laws.

            SECTION 6.2.2 Covenants of Ground Lessee. Ground Lessee covenants with each of the other parties hereto (except as specifically provided below) as follows:

            (a) Cooperation with Lessee. Ground Lessee shall, to the extent reasonably requested by Lessee (but without assuming additional liability on account thereof), at Lessee's expense (provided that during the Construction Period Lessee shall request an Advance, the proceeds of which shall be used to pay such expense), cooperate to allow Lessee to (i) perform its covenants contained in Section 6.1, including at any time and from time to time, upon the reasonable request of Lessee, promptly and duly to execute and deliver any and all such further instruments, documents and financing statements (and continuation statements related thereto) as Lessee may reasonably request and as shall be presented to it in final execution form in order to perform such covenants and (ii) further Lessee's interest as lessee, including the filing of any statement with respect to any tax abatements, Permitted Contests or other requirements.

            (b) Discharge of Liens. Ground Lessee will not create or permit to exist at any time, and will, at its own cost and expense, promptly take such action as may be necessary duly to discharge, or to cause to be discharged, all Lessor Liens attributable to it, and will cause restitution to be made to the Lease Collateral in the amount of any diminution of the value thereof as a result of its failure to comply with its obligations under this Section 6.2.2(b). Notwithstanding the foregoing, Ground Lessee shall not be required to so discharge any such Lessor Lien while the same is subject to a Permitted Contest.

            (c) Ground Lessee Limited Liability Company Agreement. Ground Lessee hereby agrees with Lessee and each Agent not to amend, supplement, terminate or revoke or otherwise modify any provision of the Ground Lessee Limited Liability Company Agreement before the Lease Term Expiration Date in such a manner as to materially and adversely affect the rights of any such party; provided, that the foregoing shall not be interpreted as to require Lessee's consent to any matter described in Section 6.2.2(d), (j), (k) or (l).

            (d) Indebtedness; Other Business. Without the prior written consent of the Conduit, the Liquidity Purchasers and the Rating Agencies, Ground Lessee shall not contract for, create, incur or assume any indebtedness for borrowed money, incur any liabilities, acquire any assets, enter into any agreements, or enter into any business or other activity, other than pursuant to or under the Operative Documents.

            (e) Change of Principal Place of Business. Ground Lessee shall give prompt notice to each Investor, Lessee and the Agents if Ground Lessee's principal place of business or chief executive office, or the office where the records concerning the Properties or the transactions contemplated by the Operative Documents are kept, ceases to be c/o Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001 or if it changes its name, identity or structure.

            (f) Restrictions on and Effect of Transfer. Ground Lessee shall not sell, assign, transfer or otherwise dispose of, or mortgage, pledge or otherwise encumber, all or any portion of its right, title or interest in, to or under any of the Operative Documents other than in accordance with the provisions of the Operative Documents.

            (g) No Plan Assets. Ground Lessee shall not cause or permit any of its property or other assets to constitute "plan assets" within the meaning of United States Department of Labor Regulation Section 2510.3-101 of any "employee benefit plan" (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA, or any "plan" (as defined in Section 4975(e)(1) of the Code).

            (h) Mergers. Ground Lessee will not merge with or consolidate into any other Person.

            (i) Sales of Assets. Ground Lessee will not sell, lease, transfer, liquidate or otherwise dispose of Lessor or any other property or assets, except as contemplated by the Operative Documents.

            (j) Acquisition of Assets. Without the consent of the Liquidity Purchasers, the Conduit, the Rating Agencies and HSFC, Ground Lessee will not acquire, by long-term or operating lease or otherwise, any property or other assets except pursuant to the terms of the Operative Documents.

            (k) Investments. Without the consent of the Liquidity Purchasers, the Conduit, the Rating Agencies and HSFC, Ground Lessee will not make, incur, or suffer to exist any loan, advance, extension of credit or other investment in any Person other than to Lessor and otherwise pursuant to the Operative Documents.

            (l) No Other Agreements. Ground Lessee will not (i) without the consent of the Liquidity Purchasers, the Conduit, the Rating Agencies and HSFC, enter into or be a party to any agreement or instrument other than any Operative Document or any documents and agreements incidental thereto or (ii) except as otherwise provided for in Section 12.5 of this Participation Agreement, amend, modify or waive any provision of the Lease or any other Operative Document to which it is a party.

            (m) Maintenance of Separate Existence. Ground Lessee will do all things necessary to maintain its limited liability company existence separate and apart from that of each Investor, Affiliates of each Investor and any other Person, including, without limitation,

                              (i) practicing and adhering to limited liability
            company formalities, such as maintaining appropriate limited liability company books and records;

                              (ii) complying with Sections 7 and 9(b) of the
            Ground Lessee Limited Liability Company Agreement;

                              (iii) owning or leasing (including through shared
            arrangements with Affiliates) all office furniture and equipment necessary to operate its business;

                              (iv) refraining from (A) guaranteeing or otherwise
            becoming liable for any obligations of any of its Affiliates or any other Person other than of Lessor, (B) having its obligations guaranteed by its Affiliates or any other Person (except as otherwise contemplated by the Operative Documents) other than of Lessor, (C) holding itself out as responsible for debts of any of its Affiliates or any other Person or for decisions or actions with respect to the affairs of any of its Affiliates or any other Person other than of Lessor, and (D) being directly or indirectly named as a direct or contingent beneficiary or loss payee on any insurance policy of any Affiliate;

                              (v) maintaining its deposit and other bank
            accounts and all of its assets separate from those of any other Person;

                              (vi) maintaining its financial records separate
            and apart from those of any other Person;

                              (vii) compensating all its employees, officers,
            consultants and agents for services provided to it by such Persons, or reimbursing any of its Affiliates in respect of services provided to it by employees, officers, consultants and agents of such Affiliate, out of its own funds;

                              (viii) maintaining any owned or leased office
            space separate and apart from that of any of its Affiliates (even if such office space is subleased from or is on or near premises occupied by any of its Affiliates);

                              (ix) accounting for and managing all of its
            liabilities separately from those of any of its Affiliates and any other Person, including, without limitation, payment directly by Ground Lessee of all payroll, accounting and other administrative expenses and taxes;

                              (x) allocating, on an arm's-length basis, all
            shared limited liability company operating services, leases and expenses, including, without limitation, those associated with the services of shared consultants and agents and shared computer and other office equipment and software;

                              (xi) refraining from filing or otherwise
            initiating or supporting the filing of a motion in any bankruptcy or other insolvency proceeding involving the Ground Lessee's Manager, any Investor, any Affiliate of it or any Investor or any other Person to substantively consolidate it with the Ground Lessee's Manager, any Investor, any Affiliate of it or any Investor or any other Person;

                              (xii)  remaining solvent;

                              (xiii) conducting all of its business (whether
            written or oral) solely in its own name;

                              (xiv) refraining from commingling its assets with
            those of any of its Affiliates or any other Person;

                              (xv) maintaining an arm's-length relationship with
            all of its Affiliates other than Lessor;

                              (xvi) refraining from acquiring obligations or
            securities of any Investor or any Affiliate of it or any Investor other than of Lessor;

                              (xvii) refraining from pledging its assets for the
            benefit of any of its Affiliates or any other Person or making any loans or advances to any of its Affiliates or any other Person (in each case, except as otherwise permitted pursuant to the Operating Documents); and

                              (xviii) correcting any known misunderstanding
            regarding its separate identity.

For purposes of this Section 6.2.2(m), each Investor shall be deemed to be an Affiliate of Ground Lessee.

            (n) Securities. Ground Lessee shall not, nor shall it permit anyone authorized to act on its behalf to, take any action which would subject the issuance or sale of any interest in the Lease, the Investor Certificates, the Investor Contributions, the HSFC Notes, the Commercial Paper Notes of HSFC, the Facility Notes or any security or lease the offering of which, for purposes of the Securities Act or any state securities laws, would be deemed to be part of the same offering as the offering of the aforementioned items, to the registration requirements of Section 5 of the Securities Act or any state securities laws.

            SECTION 6.2.3 Covenants of the Ground Lessor. Ground Lessor covenants with each of the other parties hereto (except as specifically provided below) that not later than January 31, 2001 without the prior written consent of the Conduit, the Liquidity Purchasers, Investors, and the Rating Agencies, Ground Lessor shall not contract for, create, incur or assume any indebtedness for borrowed money, incur any liabilities, acquire any assets other than the Land, enter into any agreements, or enter into any business or other activity, other than ground leasing of the Land to Ground Lessee pursuant to the Ground Lease or other than pursuant to or under the Operative Documents.

            SECTION 6.3. Covenants of GS. Except as specifically set forth below, GS covenants with each of the other parties hereto as follows:

            (a)  Financial Reports. GS shall furnish to Lessor and each Agent:

                              (i) so long as GS is subject to the reporting
            requirements under Section 13 or 15(d) of the Securities Exchange Act of 1934, (A) within 30 days after GS is required to file the same with the SEC or any successor thereto copies of its Annual Report on Form 10-K, and (B) within 30 days after GS is required to file the same with the SEC, copies of its quarterly reports on Form 10-Q and any reports filed on Form 8-K, if any;

                              (ii) at any time when GS is not subject to such
            reporting requirements, (A) as soon as available and in any event within 60 days after each fiscal quarter, the unaudited consolidated statements of consolidated earnings, stockholders' equity and cash flows of GS and its consolidated subsidiaries for such fiscal quarter and the related consolidated balance sheet of GS and its consolidated subsidiaries as at the end of such fiscal quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods in the preceding fiscal year (except that, in the case of such balance sheet, such comparison shall be to the last day of the prior fiscal year), accompanied by a certificate of a senior financial officer of GS, which certificate shall state that said financial statements fairly present, in all material respects, the consolidated financial condition and results of operations of GS in accordance with generally acceptable accounting principles, consistently applied, as at the end of, and for, the relevant period (subject to normal year-end audit adjustments) and (B) as soon as available and in any event within 90 days after each fiscal year, the audited statements of consolidated earnings, stockholders' equity and cash flows of GS and its consolidated subsidiaries for such fiscal year and the related consolidated balance sheet of GS and its consolidated subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, accompanied by an opinion on such financial statements of independent certified public accountants of recognized national standing, which opinion shall state that said financial statements fairly present, in all material respects, the consolidated financial condition and results of operations of GS and its consolidated subsidiaries as at the end of, and for, such fiscal year in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such fiscal year;

                              (iii) together with each delivery of financial
            statements pursuant to clauses (i) and (ii) above, an Officer's Certificate stating that the signer has reviewed the terms of this Participation Agreement and the other Operative Documents and have made, or caused to be made under his or her supervision, a review of the transactions and condition of Lessee during the accounting period covered by such financial statements and that such review has not disclosed the existence during such accounting period, and that the signer does not have knowledge of the existence as of the date of such certificate, of any condition or event which constitutes a Lease Event of Default or a Construction Agency Event of Default or which, after notice or lapse of time or both, would constitute a Lease Event of Default or a Construction Agency Event of Default or, if any such condition or event existed or exists, specifying the nature and period of the existence thereof and what action GS or Lessee, as applicable, has taken or is taking or proposes to take with respect thereto;

                              (iv) together with each delivery of financial
            statements pursuant to clauses (i)(A) or (ii)(B) above, as the case may be, a letter, by the independent certified public accountants reporting thereon, (A) stating that they have examined and reported upon such financial statements, (ii) stating that for the purposes of such letter they have read this Participation Agreement the other Operative Documents insofar as they relate to accounting matters and
            (C) stating that during the course of their audit, they have not obtained any knowledge of any condition or event which constitutes a Lease Event of Default or a Construction Agency Event of Default or which, after notice or lapse of time or both, would constitute a Lease Event of Default or a Construction Agency Event of Default or, if their audit has disclosed such condition or event, specifying the nature and the period of existence thereof (but such accountants shall not be liable, directly or indirectly, to anyone for failure to obtain knowledge of any such condition or event); and

                              (v) such additional financial information, reports
            or statements as any Participant or any Agent may from time to time reasonably request consistent with GS's policies with respect to its customary borrowing transactions.

            Information required to be delivered pursuant to clause (i) of this Section, if not previously delivered through paper copies, shall be deemed to have been delivered on the date on which GS provides notice to the Participants and the Agents that such information has been posted on GS's website on the Internet, at sec.gov/edaux/searches.htm or at another website identified in such notice and accessible by the Participants without a charge; provided that
(x) such notice may be included in any certificate delivered pursuant to clause
(iii) hereof and (y) GS shall deliver paper copies of the information referred to in clause (i) of this Section 6.3(a) upon request of any Participant or Agent.

            (b) Company Capital. GS shall not permit its Company Capital at any time to be less than $5,000,000,000.

            (c) Ownership of GS & Co. GS shall at all times maintain no less than a 51% direct or indirect ownership interest in GS & Co.

            (d) Termination of Ground Sublease. If the Ground Sublease, or any replacement or substitution thereof, shall at any time terminate or cease to be in effect, then at the election of the Lessee so long as no Lease Event of Default or Construction Agency Event of Default then exists, and at the election of the Directing Party at all other times, (i) the Participants shall designate two entities wholly-owned by the Ground Lessee who shall enter into a new ground sublease on the same terms and conditions as the Ground Sublease and any new Ground Lessee shall assume in writing all of the obligations of Lessor under the Operative Documents and, immediately thereafter, the Lessee shall execute an agreement, in form and substance reasonably satisfactory to the Participants,
(x) confirming that the Lease remains in full force and effect in accordance with its terms, without any amendment or modification arising from the termination of the Ground Sublease, or from its ceasing to be in effect or from the new Ground Sublease and (y) acknowledging the validity and enforceability of the new Ground Sublease, and agreeing to attorn to and recognize the landlord thereunder or (ii) the Lessee shall cause the Ground Lessor to enter into a direct lease with the Lessor, within (5) days notice from the Lessee so long as no Lease Event of Default or Construction Agency Event of Default exists, and from the Lessor at all other times, on the same terms and conditions as the Ground Lease.

If the Ground Lease, or any replacement or substitution thereof, shall at any time terminate or cease to be in effect, then at the election of the Lessee so long as no Lease Event of Default or Construction Agency Event of Default then exists, and at the election of the Participants at all other times, (i) the Participants shall designate an entity wholly-owned by the entity which most recently owned the Ground Lessee or another entity wholly-owned by a Participant who shall enter into a new ground lease on the same terms and conditions as the Ground Lease and, the Lessee shall cause the Ground Lessor to execute such new Ground Lease and shall cause the Ground Lessor to, and the Lessee shall, execute an agreement, in form and substance reasonably satisfactory to the Participants,
(x) confirming that each of the Ground Lease, the Ground Sublease and the Lease remains in full force and effect in accordance with its terms, without any amendment or modification arising from the termination of the Ground Lease, or from its ceasing to be in effect or from the new Ground Lease and (y) acknowledging the validity and enforceability of the new Ground Lease, and agreeing to attorn to and recognize the tenant thereunder pursuant to the Ground Sublease or (ii) the Lessee shall cause the Ground Lessor to enter into a direct lease with the Lessor, within (5) days notice from the Lessee so long as no Lease Event of Default or Construction Agency Event of Default exists, and from the Lessor at all other times, on the same terms and conditions as the Ground Lease.

            (e) No Sale of Ground Lessor. GS will not sell, transfer, or otherwise dispose of Ground Lessor, other than to a wholly-owned subsidiary of GS.

            SECTION 6.4. Covenants of the Investors. Except as otherwise set forth below, each of the Investors covenants with each of the other parties hereto as follows:

            (a) No Amendment. Without the consent of HSFC, the Conduit, each Agent and Lessee, such Investor shall not amend, supplement, terminate or revoke or otherwise modify any Operative Document to which it is a party or any provision of the Trust Agreement, Lessor Limited Liability Company Agreement or Ground Lessee Limited Liability Company Agreement before the Lease Term Expiration Date or consent to any of the foregoing.

            (b) No Violation. Such Investor will not direct Lessor or Ground Lessee to take any action in violation of, or that would cause Lessor or Ground Lessee to violate, the Operative Documents.

            SECTION 6.5. Covenants of HSFC. HSFC covenants with each of the other parties hereto as follows:

            (a) Liens. HSFC will not create, incur, assume or permit to exist any Lien upon any of its property or other assets (including the HSFC Note), other than Liens created by or permitted under the Operative Documents.

            (b) Other Indebtedness. HSFC will not create, assume, incur, suffer to exist or otherwise become or remain liable in respect of any indebtedness other than indebtedness permitted under any Operative Document.

            (c) Mergers. HSFC will not merge with or consolidate into any other Person.

            (d) Sales of Assets. HSFC will not sell, lease, transfer, liquidate or otherwise dispose of any property or other assets, except as contemplated by the Operative Documents.

            (e) Acquisition of Assets. HSFC will not acquire, by long-term or operating lease or otherwise, any property or other assets except pursuant to the terms of the Operative Documents.

            (f) Dividends, Officers' Compensation, etc. HSFC will not declare or pay any dividends on or make any other distribution on, or any purchase, redemption or other acquisition of, any of its stock, provided, however, that it may declare and pay dividends in an amount not to exceed any capital contributions received by it after the date hereof.

            (g) Name; Principal Office. Without sixty (60) days' prior notice to the Administrative Agent and Lessee, HSFC will neither (i) change the location of its principal office nor (ii) change its name.

            (h) Organizational Documents. Without the consent of Lessor and the Investors (such consent not to be unreasonably withheld) HSFC will not amend any of its organizational documents, including the HSFC Certificate of Incorporation.

            (i) Investments. HSFC will not make, incur, or suffer to exist any loan, advance, extension of credit or other investment in any Person other than pursuant to the Operative Documents.

            (j) No Other Agreements. HSFC will not (i) enter into or be a party to any agreement or instrument other than any Operative Document or any documents and agreements incidental thereto or (ii) except as provided for in
Section 12.5 of this Participation Agreement, amend, modify or waive any provision of the HSFC Loan Agreement or any other Operative Document to which it is a party.

            (k) Other Business. HSFC will not engage in any business or enterprise or enter into any transaction other than the issuance of Commercial Paper Notes from time to time in accordance with its Commercial Paper Documents, the making of HSFC Loans to Lessor or other investments of the proceeds thereof as permitted by the Operative Documents, the related exercise of its rights as a secured creditor, and the incurrence and payment of ordinary course operating expenses, and as otherwise contemplated by the Operative Documents.

            (l) Maintenance of Separate Existence. HSFC will do all things necessary to maintain its corporate existence separate and apart from that of GSS Holdings, Inc., Affiliates of GSS Holdings, Inc.
and any other Person, including, without limitation,

                              (i) practicing and adhering to corporate
            formalities, such as maintaining appropriate corporate books and records;

                              (ii) complying with Section 13.09 of the HSFC
            Certificate of Incorporation;

                              (iii) refraining from (A) guaranteeing or
            otherwise becoming liable for any obligations of any of its Affiliates or any other Person, (B) having its Obligations guaranteed by its Affiliates or any other Person (except as otherwise contemplated by the Operative Documents), (C) holding itself out as responsible for debts of any of its Affiliates or any other Person or for decisions or actions with respect to the affairs of any of its Affiliates or any other Person, and (D) being directly or indirectly named as a direct or contingent beneficiary or loss payee on any insurance policy of any Affiliate;

                              (iv) maintaining books and records separate from
            any other person or entity;

                              (v) maintaining its bank accounts separate from
            any other person or entity;

                              (vi) not commingling its assets with those of any
            other person or entity;

                              (vii) conducting its own business in its own name
            and hold all of its assets in its own name or in the name of a trustee or custodian on its behalf;

                              (viii) maintaining separate financial statements,
            showing its assets and liabilities separate and apart from those of any other person or entity and not have its assets listed on the financial statement of any other entity;

                              (ix) filing its tax returns separate from those of
            any other entity and not file a consolidated federal income tax return with any other corporation;

                              (x) paying its own liabilities and expenses only
            out of its own funds;

                              (xi) observing all corporate and other
            organizational formalities;

                              (xii) maintaining an arm's length relationship
            with its affiliates and enter into transactions with affiliates only on a commercially reasonable basis.

                              (xiii) paying the salaries of its own employees
            from its own funds;

                              (xiv) maintaining a sufficient number of employees
            in light of its contemplated business operations;

                              (xv) not guaranteeing or becoming obligated for
            the debts of any other entity or person;

                              (xvi) not holding out its credit as being
            available to satisfy the obligations of any other person or entity;

                              (xvii) not acquiring the obligations or securities
            of its affiliates or owners, including partners, members or shareholders, as appropriate;

                              (xviii) not making loans to, or buy or hold any
            evidence of indebtedness issued by, any person or entity other than the Ground Lessee, except as contemplated in the Private Placement Memorandum (HSFC) or in its certificate of incorporation; provided that HSFC may invest any of its funds not otherwise required for the payment of its obligations or expenses in short-term investments meeting criteria satisfactory to each nationally recognized rating agency then rating the Commercial Paper Notes of HSFC at HSFC's request;

                              (xix) allocating fairly and reasonably any
            overhead expenses that are shared with an affiliate, including paying for office space and services performed by any employee of an affiliate;

                              (xx) refraining from filing or otherwise
            initiating or supporting the filing of a motion in any bankruptcy or other insolvency proceeding involving GSS Holdings, Inc., any Affiliate of it or of GSS Holdings, Inc., or any other Person to substantively consolidate it with GSS Holdings, Inc., any Affiliate of it or of GSS Holdings, Inc., or any other Person;

                              (xxi) using separate stationary, invoices, and
            checks bearing its own name;

                              (xxii) not pledging its assets for the benefit of
            any other person or entity, other than with respect to its Commercial Paper Notes or other debt securities of HSFC or as contemplated by the Operative Documents;

                              (xxiii) holding itself out as a separate identity;

                              (xxiv) correcting any known misunderstanding
            regarding its separate identity;

                              (xxv) not identifying itself as a division of any
            other person or entity; and

                              (xxvi) maintaining adequate capital in light of
            its contemplated business operations.

For purposes of this Section 6.5(l), GSS Holdings, Inc. shall be deemed to be an Affiliate of HSFC.

            (m) Independent Directors. HSFC will not take, cause or allow any action requiring the unanimous affirmative vote of 100% of the members of its board of directors unless the Independent Directors (as defined in the HSFC Certificate of Incorporation) shall have participated in such vote, and it shall comply in all respects with Article XIV of the HSFC Certificate of Incorporation.

            (n) Unanimous Consent Required for Certain Actions. HSFC shall not, without the unanimous consent of all of the members of its board of directors, including its Independent Directors, (i) file, or authorize or consent to the filing of, a bankruptcy or insolvency petition or otherwise institute insolvency proceedings with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest, (ii) dissolve, liquidate, consolidate, merge, or sell all or substantially all of its assets or any other entity in which it has a direct or indirect legal or beneficial ownership interest, (iii) engage in any other business activity or (iv) amend the HSFC Certificate of Incorporation or other organizational documents.

            (o) No Sale. HSFC shall not transfer any of its interests in the HSFC Loans or the Participant Collateral except as provided in the Operative Documents.

            (p) No Powers of Attorney. HSFC shall not grant any powers of attorney to any Person for any purposes except (i) for the purpose of permitting any Person to perform any ministerial or administrative functions on behalf of HSFC which are not inconsistent with the terms of the Operative Documents, (ii) to the Administrative Agent or the Collateral Agent for the purposes of the Security Documents, or (iii) where provided for or permitted by the Operative Documents.

            (q) Financial Reports. HSFC shall furnish to Lessee, each Participant and the Administrative Agent within 90 days after the end of each fiscal year, an audited report setting forth as of the end of such fiscal year:

                              (i)  a balance sheet of HSFC; and

                              (ii) an income statement and statement of cash
            flows of HSFC for such fiscal year.

            SECTION 6.6. No Proceedings. (a) Lessee, each Investor, HSFC, the Conduit, each Agent, and each Liquidity Purchaser each hereby covenants and agrees, prior to the date which is one year and one day after the payment in full of the latest maturing Commercial Paper Note, the Facility Loans, the HSFC Loans, the Conduit Loans, the amounts due each Investor and all other obligations of Lessee under any Operative Document to which Lessee is a party, it will not institute against, or join or assist any other Person in instituting against, Lessor or the Lessor's Member any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States (each a "Proceeding"); and (b) Lessee, each Investor, each Agent, HSFC, the Trust, the Trust Company, the Trustee and each Liquidity Purchaser each agrees that, prior to the date which is one year and one day after the payment in full of the latest maturing Commercial Paper Notes of the Conduit, it will not institute against, or join or assist any other Person in instituting against, the Conduit, any Proceeding; and (c) GS, Lessee, each Investor, Ground Lessee, Lessor, the Conduit, each Agent, the Trust, the Trust Company, the Trustee and each Liquidity Purchaser each agrees that, prior to the date which is one year and one day after the payment in full of the latest maturing Commercial Paper Notes of HSFC, it will not institute against, or join any other Person in instituting against, HSFC or the HSFC Shareholder any Proceeding (any such Person instituting or joining any such action described in clause (a), (b) or (c), the "Instituting Party", and any such Person against whom any such proceeding is instituted, the "Petitioned Party"). In the event that any party hereto takes action in violation of this Section 6.6, the Petitioned Party hereby agrees it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such a petition by the applicable Instituting Party against such Petitioned Party or the commencement of such action and raise the defense that the Instituting Party has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 6.6 shall survive the termination of this Participation Agreement and the other Operative Documents.

            SECTION 6.7. Quiet Enjoyment. Subject to the rights of Ground Lessee, Lessor, HSFC, the Conduit, the Agents and the other Participants contained in the Operative Documents, neither Ground Lessee, Lessor, HSFC, the Conduit, the Agents nor any other Participant shall take, or permit any Person claiming by, through or under it to take, any affirmative action to interfere with the rights of Lessee to full enjoyment of the Properties during the Lease Term in accordance with the Lease. The sole remedy of Lessee for breach of this
Section 6.7 shall be to sue for damages for the breach hereof, and/or sue for a declaratory judgment, injunctive relief or other specific performance hereof, and such breach shall not affect the obligations of Lessee to pay all amounts (including Rent) due under the Lease, this Participation Agreement and the other Operative Documents, or the rights of Lessor, HSFC, the Conduit, the Agents and the other Participants to initiate legal action and otherwise enforce the obligations of Lessee under the Lease, this Participation Agreement and the other Operative Documents. The parties recognize that, any sale, assignment, transfer or other disposition, or mortgage, pledge or other encumbrance (each a "disposition"), of any part of the Properties or any of Lessor's rights under the Operative Documents is subject to Lessee's rights, if any, under the Operative Documents, except any disposition required or permitted by the Operative Documents following the occurrence and during the continuation of any Lease Event of Default.

            SECTION 6.8. Discharge of Lessor Liens. Each of the Participants and each Agent hereby severally agrees that it will not create or permit to exist at any time, and will, at its own cost and expense, promptly take such action as may be necessary duly to discharge, or to cause to be discharged, all Lessor Liens on the Properties (or on any interest in or proceeds from any of the Operative Documents) attributable to it. Notwithstanding the foregoing, neither any Agent nor any Participant shall be required to so discharge any such Lessor Lien while the same is subject to a Permitted Contest.

            SECTION 6.9. Notice of Credit Rating Decline. Each of HSFC (or the Administrative Agent on behalf of HSFC) and each Liquidity Purchaser severally agrees that it shall immediately notify Lessor, Lessee and each Agent in writing in the event that its short-term debt rating is downgraded below A-1+ (or A-1 in the case of the Liquidity Purchasers) by S&P or below P-1 by Moody's or withdrawn by any Rating Agency. The Administrator agrees that it shall immediately notify Lessee in writing in the event that the short-term debt rating of the Conduit is downgraded below A-1 by S&P or P-1 by Moody's or withdrawn by any Rating Agency. GS agrees that it shall immediately notify Lessor and each Agent in writing in the event that its short-term debt rating is downgraded below A-1+ by S&P or below P-1 by Moody's or withdrawn by any Rating Agency.

            SECTION 6.10. Confidentiality. Ground Lessee, Lessor, each Participant, Trustee, the Trust, the Trust Company and each Agent shall treat all non-public information which has been identified as such by Lessee and has been obtained pursuant to the transactions contemplated by this Participation Agreement or any other Operative Document as confidential and shall make no disclosure of any such information, except to any of their examiners, Affiliates, outside auditors, counsel and other professional advisors (which parties shall include the Commercial Paper Placement Agent (Conduit), the Agents and the Placement Agents) in connection with this Participation Agreement or the other Operative Documents, or to any court or other tribunal in connection with any dispute arising out of the Operative Documents, or as reasonably required by any bona fide transferee, participant or assignee permitted hereunder or as required or requested by any governmental agency or representative thereof or pursuant to legal process; provided, however, that

                              (a) unless specifically prohibited by Applicable
            Laws or court order, Ground Lessee, Lessor, Trustee, the Trust, the Trust Company, each Participant and Agent shall notify Lessee of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Person by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information;

                              (b) prior to any such disclosure pursuant to this
            Section 6.10, the subject party shall require any such bona fide transferee, participant and assignee receiving a disclosure of non-public information to agree in writing

                                    (i)  to be bound by this Section 6.10; and

                                    (ii) to require such Person to require any
                              other Person to whom such Person discloses such non-public information to be similarly bound by this Section 6.10;


                              (c) the subject party, shall, upon disclosure of
            any non-public information to its respective Affiliates, outside auditors, counsels and other professional advisors, be held responsible for the disclosure of any non-public information by such Affiliates, outside auditors, counsels and other professional advisors in violation of Section 6.10; and

                              (d) except as may be required by an order of a
court of competent jurisdiction and to the extent set forth therein, neither Lessor nor any Participant shall be obligated or required to return any materials furnished by Lessee or GS or any of their respective Subsidiaries or Affiliates.

For purposes of this Section 6.10, all Operative Documents and any notice or communication delivered by or on behalf of GS or Lessee (other than the Financing Statements and other documents on public record) are deemed to be confidential information, subject to the benefits of this Section 6.10.

            SECTION 6.11. Performance of Operative Documents; Waiver of Set-off and Other Rights. Each party hereto hereby agrees to observe and perform in all material respects all of the covenants, conditions and obligations required to be observed or performed by it in each Operative Document to which it is a party. Each party hereto hereby waives, to the extent not specifically arising under this

Participation Agreement, any right of set-off, banker's lien or other security interest which it may have with respect to any funds in the Commercial Paper Account of HSFC.

            SECTION 6.12. Subordination of Certain Claims to Payment of Maturing Commercial Paper Notes. Except as otherwise provided in Article X of this Participation Agreement, each party hereto hereby subordinates its right to receive payment from HSFC with respect to any claims or obligations owed to it on any date by HSFC to the prior payment in full of all of HSFC's Commercial Paper Notes maturing on such date or that have previously matured but remain unpaid.

            SECTION 6.13. Covenants of Trust. The Trust covenants with each of the other parties hereto that it will comply with Section 2.6 of the Trust Agreement.

            SECTION 6.14. Easements. Construction Agent may, subject to the conditions, restrictions and limitations set forth herein and in the other Operative Documents, at any time prior to the earlier of (i) the Lease Term Commencement Date, whereupon the Lease shall control, and (ii) termination of the Construction Agency Agreement, grant easements, licenses, rights-of-way, party wall rights and other rights in the nature of easements, with or without consideration, necessary or appropriate in the reasonable opinion of the Construction Agent for the construction or operation of the Properties, without the consent of Ground Lessee, Lessor, any Participant or any Agent, as long as the following conditions are satisfied unless waived pursuant to Section 12.15 and, as long as the following conditions are satisfied or so waived, Construction Agent may execute such instruments and take such actions in the name of Ground Lessee, Lessor, any Participant or any Agent, and Ground Lessee, Lessor, as applicable, shall execute a separate power of attorney evidencing such right from time to time upon the request of the Construction Agent:

                              (a) no Event of Default shall have occurred and be
            continuing;

                              (b) there shall be sufficient sums in the
            Construction Budget to pay all costs and expenses in connection therewith including any reasonable out-of-pocket costs of Ground Lessee, Lessor and Collateral Agent in connection therewith, it being agreed that to the extent there shall be insufficient funds in the Construction Budget to pay all costs and expenses in connection with such matter, then Construction Agent shall not proceed or continue nor incur any Improvement Costs, as the case may be, with such matter until after the Lease Term Commencement Date;

                              (c) Construction Agent shall have delivered to
            Collateral Agent a certificate of a Responsible Officer of Construction Agent stating that:

                                    (i) such action will not diminish the Fair
                              Market Value, useful life or residual value of the Properties in any material respect and that there are sufficient sums in the Construction Budget to pay all costs and expenses with respect to such action;

                                    (ii) such action will not cause the Land or
                              the Improvement or any portion thereof to fail to comply in any material respect with the provisions of this Agreement, any other Operative Documents or Applicable Laws;

                                    (iii) the Construction Agency Agreement and
                              Construction Agent's obligations thereunder shall continue in full force and effect, without abatement, suspension, deferment, diminution, reduction, counterclaim, setoff, defense or deduction; and

                                    (iv) such action will not impose or create
                              any liability or obligation on Ground Lessee or Lessor except as otherwise expressly permitted herein or in any of the Operative Documents unless Lessee shall indemnify Ground Lessee and Lessor therefor or shall have already indemnified Ground Lessee and Lessor therefor pursuant to this Agreement, the Construction Agency Agreement or any other Operative Document and confirmed (with respect specifically to such action) such indemnification obligation.

            At the request of Construction Agent, so long as no Construction Agency Event of Default shall have occurred and be continuing, Ground Lessee, Lessor, each Agent and each Participant, as applicable, shall, from time to time during the Construction Period and upon at least ten (10) Business Days' prior written notice from Construction Agent, consent to and join in any easements, licenses, rights-of-way, party wall rights and other rights in the nature of easements pursuant to this Section 6.14; provided, that each of the conditions set forth in clauses (a) through (c) of this Section 6.14 are satisfied or waived by the Collateral Agent pursuant to the first paragraph of this Section 6.14.

            At the request of Lessee, so long as no Bankruptcy Default or Lease Event of Default shall have occurred and be continuing, Ground Lessee and Lessor, as applicable, shall, from time to time during the Lease Term and upon at least ten (10) Business Days' prior written notice from Lessee, consent to and join in any easements, licenses, rights-of-way, party wall rights and other rights in the nature of easements pursuant to Section 8.4 of the Construction Agency Agreement; provided, that each of the conditions set forth in clauses (a) through (c) of Section 8.4 of the Construction Agency Agreement are satisfied or waived by the Collateral Agent (at the written direction of the Directing Party) pursuant to the first paragraph of Section 8.4 of the Construction Agency Agreement.

            SECTION 6.15. Request for Financing of a Major Alteration. Lessee may request that Lessor and the Participants finance ("New Financing Commitment") a Major Alteration on a Site, not more frequently than once in any rolling 12-month period, by delivering a notice to Lessor, each Participant and each Agent. As used herein, the term "Major Alteration" means any Alteration or a series of Alterations (whether or not Nonseverable and whether or not required by Applicable Laws) made during any rolling 12-month period in which the Cost of such Alteration(s) is equal to or in excess of $5,000,000 in the aggregate for both Properties. Lessee's notice requesting financing of the Major Alteration shall set forth in reasonable detail the nature of the Major Alteration, the costs or projected costs thereof, and such other information relating thereto as may be reasonably requested by Lessor or any Agent. Lessor shall have 60 days after receipt of the notice from Lessee to propose to Lessee the terms and conditions including the rate for the proposed financing for the Major Alteration. Neither Lessor, any Agent or any Participant shall be obligated to make any proposal. If Lessor, with the concurrence of all the Participants, makes a proposal with respect to such Major Alteration, Lessee shall have 30 days to consider the proposal and discuss the terms and provisions thereof with Lessor and the Participants. During such period, representatives of Lessor and the Participants may undertake due diligence with respect to the proposed Major Alteration. During such period, Lessee agrees to provide to Lessor and any Agent, for the benefit of the Participants, such information related to the project as Lessor or any Agent may reasonably request. If Lessee, Lessor, each Agent and each Participant reach an agreement for Lessor to acquire, and for the Participants to finance, the Major Alteration, the Operative Documents will be amended and become effective upon receipt of the consent of all parties thereto (other than nonconsenting Participants) and any applicable new Participants and upon written confirmation from each Rating Agency that its rating of the Commercial

Paper Notes of HSFC will not be lowered or withdrawn provided that any such New Financing Commitment shall not become effective if the fair market value of the Major Alteration at its delivery date is less than the New Financing Commitment unless all the Participants including Non-Consenting Participants consent to such New Financing Commitment. Such Major Alteration shall be deemed to be placed under the Lease on the date when such Major Alteration is ready and available to be placed in service. In addition, Lessee shall be responsible for all direct costs incurred by Lessor, each Agent and the Participants in connection with the financing of such Major Alteration (provided that during the Construction Period Lessee shall request an Advance, the proceeds of which shall be used to pay such direct costs).

         SECTION 6.16.  Refinancing.

         (a) So long as no Construction Agency Event of Default, Bankruptcy Default or Lease Event of Default shall have occurred and be continuing, upon the written request of Lessee delivered at least 30 days prior to the date specified in such request for the refinancing, Ground Lessee, Lessor, the Investors and the Lenders agree, at the sole cost and expense of Lessee (whether or not such refinancing is consummated and provided, that during the Construction Period, Lessee shall request an Advance, the proceeds of which shall be used to pay such costs and expenses), to cooperate with Lessee promptly and in good faith to negotiate with a view toward causing a refinancing or refinancings of the obligations represented by all of the Notes then outstanding under the Conduit Loan Agreement, the HSFC Loan Agreement or all of the Investor Certificates then outstanding, or all Notes and Investor Certificates (HSFC, the Conduit, the Liquidity Purchasers and the Investors acknowledge that their respective Loans or Investor Certificates may be repaid at any time), with funds made available for such purpose solely through Dollar-denominated debt loans (with respect to refunded Notes) or equity investments (with respect to refinanced Investor Certificates) to Lessor in the private market (with lenders and/or investors that are not Affiliates of Lessee) the proceeds of which Lessor shall pay to Ground Lessee, HSFC, the Conduit, the Liquidity Purchasers or the Investors, as applicable, to pay in full the aggregate principal amount of the respective Notes held by such Lender(s) or the respective Investor Certificates held by such Investors that are outstanding together with all accrued and unpaid interest or yield thereon, it being understood that any such refinancings may be made at any time but (i) on no more than three occasions during any period of nine (9) consecutive years and (ii) on no more than one (1) occasion during any period of three (3) consecutive years (excluding in each case a refinancing in connection with the replacement of a non-renewing Liquidity Purchaser under the
LAPA), provided that Lessee may effect such refinancing on more than one (1) occasion during any period of three (3) consecutive years so long as Lessee shall have paid (or during the Construction Period shall have requested an Advance the proceeds of which shall be used to pay) the Investors a financing fee of $100,000 for each such additional refinancing; provided, however, that:

                      (1) such refinancing will not directly or indirectly constitute any non-exempt prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code;

                      (2) where the Notes but not the Investor Certificates are being refinanced then the Investors shall not be required to effect any such refinancing unless the terms and conditions of the refinancing will not be any less favorable in any material respect taken as a whole to the Investors than the terms and conditions of the Notes being refinanced and the other conditions set forth in this Section 6.16 shall have been satisfied;

                      (3) during the Construction Period, unless the Investor Certificates are being refinanced, then the Investors shall in any event have the right to consent to any such refinancing, which consent the Investors may withhold in each Investor's sole, good faith discretion; and

                      (4) unless the HSFC Loans are being repaid in full, the Rating Agency Condition shall be satisfied.

         (b) Each Investor's obligations to take any action in connection with a proposed refinancing shall be subject to the satisfaction or waiver by such Investor of the following conditions precedent:

                      (i) any notes ("New Notes") issued in such refinancing shall be in the form of non-recourse loans denominated in Dollars having a final maturity date no later than the final maturity date of the existing Notes;

                      (ii) on the closing date of the refinancing, there shall be an adjustment, if necessary, to Rent, the Construction Period Maximum Guaranty Amount and the Residual Value Guaranty Amount, provided that, unless HSFC is being repaid in full, no such adjustment shall adversely affect HSFC's recourse to Lessee and/or the Guarantor in respect of the HSFC Loans;

                      (iii) on the closing date of the refinancing, no Construction Agency Event of Default, Bankruptcy Default or Lease Event of Default shall have occurred and be continuing;

                      (iv) such refinancing shall be for an amount not greater than the aggregate principal amount of the outstanding Notes and accrued but unpaid interest being refinanced;

                      (v) there shall be no material adverse effect to the Investors in connection with such refinancing;

                      (vi) on the closing date of the refinancing, all necessary authorizations, approvals and consents in connection with such refinancing shall have been obtained from (or waived by) each Person whose authorization, approval or consent is necessary to consummate such refinancing, and such authorizations, approvals and consents or waivers shall be in full force and effect on the closing date of such refinancing;

                      (vii) the documentation of such refinancing (including opinions of counsel, including tax counsel, and other ancillary documents) shall be reasonably satisfactory to the Investors and the Lenders; and

                      (viii) not later than the closing of the refinancing, Lessee shall pay (provided that during the Construction Period Lessee shall request an Advance, the proceeds of which shall be used to pay) or cause to be paid (i) to the Investors, the Lenders, each Agent and Lessor, on an after-tax basis, all out-of-pocket costs and expenses (including reasonable legal fees and expenses and reasonable fees and expenses of any financial advisors) and all applicable stamp duties (including fines and penalties) and registration or other out-of-pocket fees and expenses incurred by the Investors, the Lenders, the Agents and Lessor in connection with such refinancing (whether or not such refinancing is consummated) and (ii) to the Lenders or Investors, all other amounts due and owing to the Lenders under the Operative Documents.

         SECTION 6.17. Certain Notices. Construction Agent covenants with each of the other parties hereto that it shall deliver to the Collateral Agent all notices required to be delivered by it to Collateral Agent or Lessor under the Construction Agency Agreement.

         SECTION 6.18. Other Business of Trust, Lessor or Ground Lessee. Lessee shall have no right to restrict the business activities of the Trust, Lessor or Ground Lessee or to otherwise prohibit the Trust, Lessor or Ground Lessee from entering into any third-party business transaction, including the sale or lease of property to third parties; provided, however, that (a) the Trust, Lessor or Ground Lessee shall provide Lessee no less than thirty days' advance written notice of any business transaction to be entered into by the Trust, Lessor or Ground Lessee not contemplated by the Operative Documents and (b) the Trust, Lessor or Ground Lessee shall have received prior written approval of the Lenders and, so long as any Commercial Paper Note issued by HSFC is Outstanding, the Rating Agency Condition shall have been satisfied. If any such third-party transaction entered into by Ground Lessee or Lessor increases the interest rate charged under any Loan, then Ground Lessee or Lessor (and, if the Trustee shall have been directed to undertake such other business by the unanimous consent of the Investors, the Investors (severally on a pro rata basis)) shall promptly compensate Lessee for any increased cost incurred as a result of such higher interest rate. If the credit rating of such third party is below that of Lessee at the time of such third-party transaction is entered into by Ground Lessee or Lessor, then Lessee shall have the right to either (x) exercise its purchase option with respect to the Properties under the Lease or (y) remarket the Lessor's Interests with the intent to replace Lessor or, if practicable, to replace the Investors in accordance with Section 8.4.

         SECTION 6.19.  Covenants of the Trust, Trustee and Trust Company.

         (a) Other Activities. Neither the Trust nor Trustee (in each case, in its capacity as such) shall conduct, transact or otherwise engage in, or commit to transact, conduct or otherwise engage in, any business or operations other than the entry into, and exercise of rights and performance of obligations in respect of, the Operative Documents and other activities incidental or related to the foregoing.

         (b) Ownership of Properties; Indebtedness. Neither the Trust nor Trustee (in each case, in its capacity as such) shall conduct, transact or otherwise engage in, or otherwise operate any properties or assets other than in connection with the activities described in clause (a) above, or incur, create, assume or suffer to exist any indebtedness or other consensual liabilities or financial obligations other than as may be incurred, created or assumed or as may exist in connection with the activities described in clause (a) above (including, in the case of the Trust, obligations under the Ground Lessee Limited Liability Company Agreement and other obligations incurred by the Trust hereunder, and including, in the case of Trustee, obligations under the Investor Certificates and other obligations incurred by Trustee hereunder).

         (c) Disposition of Assets. Neither the Trust nor Trustee (in each case, in its capacity as such) shall convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets, whether now owned or hereafter acquired, except to the extent expressly contemplated by the Operative Documents or as otherwise directed in writing pursuant to the Operative Documents.

         (d) Compliance with Operative Documents. Each of the Trust, Trustee and Trust Company shall at all times observe and perform all of the covenants, conditions and obligations required to be performed by it (whether in its capacity as the Trust or Trustee, as the case may be, or in its individual capacity or otherwise) under each Operative Document to which it is a party.

         (e) Trust Agreement. Without prejudice to any right under the Trust Agreement of Trustee to resign, each of Trustee and Trust Company (a) agrees not to terminate or revoke the trust created by the Trust Agreement, (b) agrees not to amend, supplement, terminate, revoke or otherwise modify any provision of the Trust Agreement in any manner which could reasonably be expected to have an adverse effect on the rights or interests of the Lenders, Lessee or GS hereunder or under the other Operative Documents and (c) agrees to comply with all of the terms of the Trust Agreement.


                                   ARTICLE VII

                           PAYMENT OF CERTAIN EXPENSES

         SECTION 7.1. Payment of Transaction Costs and Other Costs. Transaction Costs shall be paid from Advances in accordance with and subject to Section 4.2(b). In addition, in the event that the transactions contemplated hereby are consummated, Lessee shall pay or reimburse each of the other parties to this Participation Agreement other than Lessee and GS for all other reasonable out-of-pocket costs and expenses (including reasonable fees and expenses of special counsel) reasonably incurred in connection with: (a) any casualty, Event of Loss or termination of this Participation Agreement or any other Operative Document, or any extension, amendment, modification or waiver of or under this Participation Agreement or any other Operative Document requested by Lessee or GS whether or not such extension, amendment, modification or waiver is consummated; (b) the negotiation and documentation of any restructuring or "workout", whether or not consummated, of any Operative Document; (c) the enforcement of the rights or remedies under the Operative Documents arising out of (i) any Lease Event of Default or Construction Agency Event of Default or
(ii) any Conduit Loan Event of Default or HSFC Loan Event of Default; (d) further assurances reasonably requested pursuant to Section 12.11 or any similar provision in other Operative Documents; (e) any transfer by Lessor of any interest in the Properties (or any portion thereof permitted by the Operative Documents) in accordance with the Operative Documents; and (f) the ongoing fees and expenses for which Lessee is obligated under the Operative Documents. Subject to the provisions of Sections 7.3 and 11.2, all fees and expenses referenced in this Section 7.1 payable or incurred before or during the Construction Period shall be paid through Advances.

         SECTION 7.2. Brokers' Fees. Subject to Section 12.2, Lessee shall pay or cause to be paid (provided that during the Construction Period Lessee shall request an Advance, the proceeds of which shall be used to pay) any brokers' fees, including any interest and penalties, which are payable in connection with the transactions contemplated by this Participation Agreement and the other Operative Documents.

         SECTION 7.3. Limitations During Construction Period. If at any time there shall be Improvement Costs (including any costs resulting from a Force Majeure Event), or other amounts which are required to be paid prior to or during the Construction Period through Advances under this Article VII or Sections 9.2, 9.7, 9.8 or 9.9 or under any Operative Document, and (i) such amounts are not included in the Construction Budget (as the same may be adjusted pursuant to the Construction Agency Agreement) or (ii) there are not sufficient Available Commitments remaining to complete the construction of the Improvements pursuant to the Construction Documents (net of all Yield Payment Advances and Interest Payment Loans), and, in either case, there are no Other Available Amounts to pay for such amounts, then at such time a Construction Agency Event of Default shall be deemed to have occurred.

                                  ARTICLE VIII

                      TRANSFERS OF PARTICIPANTS' INTERESTS

         SECTION 8.1. Transfers by Investors. None of the Investors shall transfer or assign all or any part of its respective interest in or under the Trust Agreement, this Participation Agreement, the other Operative Documents or the Properties without the prior written consent of Lessee, which consent at any time during which there exists and is continuing a Bankruptcy Default, a Lease Event of Default or a Construction Agency Event of Default, shall not be required. On or prior to such transfer, the assignee (if not already an Investor) shall deliver to Lessee, Lessor, the Conduit, HSFC and the Liquidity Agent any certificate in respect of withholding taxes required under Section
9.3. The Trust shall notify Lessee of any such transfer or assignment promptly upon the issuance of new Investor Certificates evidencing such transfer or assignment, if applicable. As a condition to any such transfer, the transferor and transferee shall deliver to the Trust, Lessee, Lessor and each Agent an Assignment and Acceptance, in substantially the form of Exhibit D, executed by the assignee or transferee and the transferee shall deliver either an officer's certificate certifying that such transferee has a minimum net worth of at least $50 million on such date or an Investor Guaranty in the form of Exhibit B and, if such transfer shall cause any Investor and its Affiliates to own 49% or more of the equity interests in the Trust then, as a further condition to such transfer, such transferee shall deliver or cause to be delivered to the Rating Agencies a legal opinion satisfactory to the Rating Agencies that the insolvency of such Investor and/or its Affiliates could not result in the substantive consolidation for bankruptcy purposes of such Investor and its Affiliates.

         SECTION 8.2.  Transfers by HSFC and Conduit.

         SECTION 8.2.1. Transfers by HSFC. HSFC may not transfer or assign any or all of its rights and obligations under this Participation Agreement, the HSFC Loan Agreement, the Commercial Paper Placement Agreement (HSFC) or any other Operative Document, except as contemplated by the Operative Documents, without (a) the prior written consent of Lessor and Lessee, subject to the rights of Lessee pursuant to Section 8.4 and Section 6.16 and (b) prior written confirmation from S&P and Moody's that immediately after giving effect to such proposed transfer or assignment if the HSFC Notes are to remain rated, neither Rating Agency shall withdraw its rating of the Commercial Paper Notes of HSFC, and the Commercial Paper Notes of HSFC shall be rated not lower than such Commercial Paper Notes are rated immediately prior to giving effect to such proposed transfer or assignment.

         SECTION 8.2.2. Transfers by the Conduit. The Conduit (a) may transfer or assign any or all of its rights and obligations under this Participation Agreement, the Conduit Loan Agreement, the LAPA or any other Operative Document
(i) in accordance with the Conduit Loan Agreement and the LAPA to any Liquidity Purchaser and (ii) to any other multiseller commercial paper conduit administered by Bank of America that is rated no less than A-1 by S&P and P-1 by Moody's and that has a weighted average commercial paper cost of funds equal to or better than the Conduit over the past nine (9) months (provided, that in connection with any such transfer the Liquidity Purchasers shall commit to provide liquidity fundings in connection with the new conduit in amounts equal to their respective Commitment Percentages hereunder), and (b) in all other cases, may not transfer or assign any or all of such rights and obligations without (i) the prior written consent of Lessor and Lessee, subject to the rights of Lessee pursuant to Section 8.4 and 6.16 and, in any event, subject to an assumption agreement and representations and warranties in form and substance reasonably acceptable to Lessee and (ii) prior written confirmation from S&P and Moody's that immediately after giving effect to such proposed transfer or assignment, neither

Rating Agency shall withdraw its rating of the Commercial Paper Notes of the Conduit and the Commercial Paper Notes of the Conduit shall be rated not lower than such Commercial Paper Notes are rated immediately prior to giving effect to such proposed transfer or assignment.

         SECTION 8.3. Transfers by Liquidity Purchasers. Each Liquidity Purchaser may transfer or assign all or any portion of, or sell any participation in, its Facility Loans on the terms and conditions applicable to such Liquidity Purchaser's transfer and assignment of, or sale of a participation in, its Commitments (as defined in the LAPA) and Percentage Interests under the LAPA, mutatis mutandis, and not otherwise. No Liquidity Purchaser may transfer or assign any portion of, or sell any participation in, any Facility Loan unless it shall also at the same time transfer or assign, or sell a participation, to the assignee of such Facility Loan a proportionate interest in such Liquidity Purchaser's Commitments (as defined in the LAPA) and Percentage Interests under the LAPA.

         SECTION 8.4. Replacement of an Investor or a Liquidity Purchaser.
If (i) any Investor or any Liquidity Purchaser fails to approve a renewal of the Lease pursuant to Section 8.5 of this Participation Agreement or (ii) Lessor, any Investor or any Liquidity Purchaser defaults in any of its material obligations pursuant to the Operative Documents or (iii) any Conduit Loan Event of Default or HSFC Loan Event of Default shall occur which does not result from a Lease Event of Default or (iv) any Participant charges Increased Costs under
Section 9.7 or the provisions of Section 9.8 shall be applicable, then Lessee shall be permitted to replace such non-approving Investor or Liquidity Purchaser in the case of clause (i) above, or the defaulting party in the case of clause
(ii) or (iii) above, or the Liquidity Purchaser charging Increased Costs or the Participant as to which Section 9.8 shall be applicable in the case of clause
(iv) above; provided, however, that Liquidity Agent shall have the right to direct Lessee to use commercially reasonable efforts to replace such Participant in any case where clause (iv) above may be applicable; provided further, however, that, in addition to any applicable provisions set forth in Section 8.5(b), any replacement of any party pursuant to this Section 8.4 shall satisfy the following conditions: (A) such replacement shall not conflict with any Applicable Laws, (B) the replaced party shall have received all amounts owing to it under the Operative Documents, (C) Lessee shall be obligated to pay any reasonable fees and expenses arising in connection therewith (provided, Lessee may exercise and/or shall preserve its rights and remedies as against a defaulting Lessor, Investor or Liquidity Purchaser and provided further, during the Construction Period, such fees and expenses shall be funded through Advances), (D) any replacement party shall agree in writing to assume and be subject to all of the terms and conditions of the Operative Documents that were applicable to its predecessor-in-interest and this Participation Agreement and
(E) as a condition precedent to such replacement, Lessee shall have provided written confirmation from each of Moody's and S&P that immediately after having given effect to such replacement, the Commercial Paper Notes of each series shall not be rated lower than the Commercial Paper Notes of such series was rated immediately prior to such replacement and such replacement shall not result in a downgrade, withdrawal or qualification of the rating assigned to either series of the Commercial Paper Notes by Moody's or S&P. Each Investor and each Liquidity Purchaser agree to cooperate with Lessee in its efforts to arrange replacements as contemplated by this Section 8.4. In addition, Lessee shall have the right to effect a replacement of a Liquidity Purchaser in accordance with Sections 3.6 and 3.7 of the LAPA and shall be a third party beneficiary of such provisions and the other provisions thereof.

           SECTION 8.5. Extension of Lease Term Expiration Date, the Maturity Date and GS Maturity Date.

         (a) Notwithstanding the issuance by either Lessee or Lessor of a cancellation notice pursuant to Article VI of the Lease, Lessee may request in writing (an "Extension Option Request") to the Participants that the Participants agree that

                      (i) the Lease Term Expiration Date (which, as used in this
         Section 8.5, shall mean the accelerated Lease Term Expiration Date by reason of the cancellation notice) may be extended for one or more additional consecutive 364-day Renewal Terms, in the first instance to follow the term that would otherwise expire on the Lease Term Expiration Date, and thereafter, if the first Extension Option is effected, to follow the immediately preceding Renewal Term, and

                      (ii) the Maturity Date shall be correspondingly extended to the extended Lease Term Expiration Date upon each such exercise by Lessee of its option for a Renewal Term.

Each Extension Option Request must be delivered in writing to each Participant not later than 90 days prior to the then effective Lease Term Expiration Date. Each Participant will notify the Collateral Agent in writing of whether or not it has consented to any Extension Option Request not later than 60 days after receipt of the related Extension Option Request (the "Extension Option Response Date"). Any Participant who does not so notify Collateral Agent and Lessee by the Extension Option Response Date will be deemed to have not consented to such Extension Option Request. Any Liquidity Purchaser that has notified the Collateral Agent and Lessee that it has not consented to an Extension Option Request or that is deemed not to have consented, as provided in the preceding sentence, shall be deemed a "Non-Consenting Participant". Each Participant's determination with respect to an Extension Option Request shall be a new credit determination and within such Participant's sole and absolute discretion.

         The extension (each, an "Extension Option") contemplated by the Extension Option Request shall become effective as of the first date (the "Extension Option Effective Date" with respect to such Extension Option) on or after the Extension Option Response Date on which all of the Liquidity Purchasers (other than Non-Consenting Participants who have been replaced by Replacement Participants in accordance with Section 8.5(b)) and Replacement Participants shall have consented to such Extension Request;

                  provided that on both the date of the Extension Option Request and the Extension Option Effective Date, (x) each of the representations and warranties made by Lessee, GS and HSFC in Article V hereof shall be true and correct in all material respects as if made on and as of each such date (except as expressly provided otherwise in the Extension Request), (y) no Event of Default shall have occurred and be continuing, and (z) on each of such dates the Collateral Agent shall have received a certificate of each of the Lessee, GS and HSFC as to the matters set forth in clauses (x) and (y) above insofar as such matters pertain to such party; and

                  provided further that in no event shall the Extension Option Effective Date occur unless each of the Liquidity Purchasers (other than Non-Consenting Participants who have been replaced) and Replacement Participants in accordance with Section 8.5(b) shall have consented to the Extension Option Request on or before the Lease Term Expiration Date as in effect before giving effect to the extension requested in such Extension Option Request.

         (b) At any time after the Extension Option Response Date, Lessee shall be permitted to replace any Non-Consenting Participant with a replacement bank or other financial institution (a "Replacement Participant"); provided that, in addition to the requirements set forth in Section 8.4, (i) such Non-

Consenting Participant shall sell (without recourse, other than a representation to the effect that such Non-Consenting Participant is the owner of its respective Facility Loan and Percentage Interest, free and clear of all liens, encumbrances and other interests) to the Replacement Participant all Facility Loans and/or Percentage Interests of such Non-Consenting Participant for an amount equal to the aggregate outstanding principal amount of such Facility Loans and/or Percentage Interests plus accrued interest to (but not including) the date of sale, (iii) Lessee shall pay (provided that during the Construction Period Lessee shall request an Advance, the proceeds of which shall be used to pay) to such Non-Consenting Participant any amounts arising under
Section 9.9 if any Facility Loan owing to, and/or Percentage Interests held by, such Non-Consenting Participant shall be purchased other than on the last day of the Interest Period or Interest Periods relating thereto, (iv) such replacement shall be made in accordance with the provisions of Section 8.3 (provided that the relevant Replacement Participant or Lessee shall be obligated to pay the reasonable transaction costs arising in connection therewith (provided further that during the Construction Period, unless the Replacement Participant elects to pay such costs, Lessee shall request an Advance, the proceeds of which shall be used to pay such transaction costs)), (v) the Replacement Participant shall have agreed to be subject to all of the terms and conditions of the Operative Documents (including the extension of the Maturity Date) that were applicable to its predecessor-in-interest, and (vi) such replacement must be consummated no later than the original Lease Term Expiration Date (in the case of the first Extension Option) or the anniversary of the original Lease Term Expiration Date next following the most recent Extension Option Response Date (in the case of subsequent Extension Options). A Non-Consenting Participant's rights under the indemnification provisions of the Operative Documents shall survive any sale of its Facility Loans and/or Percentage Interests to a Replacement Participant.

         (c) Lessee may request in writing (a "GS Maturity Date Extension Request") to the Liquidity Purchasers that the Liquidity Purchasers agree to extend the then GS Maturity Date to a date set forth in the GS Maturity Date Extension Request. Each GS Maturity Date Extension Request must be delivered in writing to the Liquidity Purchasers not later than 90 days prior to the then effective GS Maturity Date. Each Liquidity Purchaser will notify the Collateral Agent in writing of whether or not it has consented to any GS Maturity Date Extension Request not later than 60 days after receipt of the related GS Maturity Date Extension Request (the "GS Maturity Date Extension Response Date"). Any Liquidity Purchaser who does not so notify Collateral Agent and Lessee by the GS Maturity Date Extension Response Date will be deemed to have not consented to such GS Maturity Date Extension Request. Any Liquidity Purchaser that has notified the Collateral Agent and Lessee that it has not consented to a GS Maturity Date Extension Request or that is deemed not to have consented, as provided in the preceding sentence, shall be deemed a "Non-Consenting Liquidity Purchaser". Each Liquidity Purchaser's determination with respect to a GS Maturity Date Extension Request shall be a new credit determination and within such Liquidity Purchaser's sole and absolute discretion.

         (d) At any time after the GS Maturity Date Extension Response Date, Lessee shall be permitted to replace any Non-Consenting Liquidity Purchaser with a replacement bank or other financial institution; provided that the requirements of Section 8.4 and 8.5(b) are satisfied.

         (e) Notwithstanding anything to the contrary in the Operative Documents, the GS Maturity Date may not be extended unless all of the Liquidity Purchasers (including replacement Liquidity Purchasers but excluding Non-Consenting Liquidity Purchasers that have been replaced) have consented to the GS Maturity Date Extension Request in question.

         SECTION 8.6. Transfers by Guarantor. GS shall not assign or transfer any of its rights or obligations under the Guaranty or any other Operative Document to which it is a party, or any interest it may hold in the Loans, the Properties, any Improvement or the Overall Transaction, other than in respect of an assignment or transfer described in Section 12.17 and any purported transfer without consent of all Participants shall be void.

         SECTION 8.7. No Voluntary Prepayment. Except for a prepayment initiated by Lessee under Article V, VII or XIV of the Lease, or Section 6.16 or 8.4 hereof or Section 2.5(a)(viii) of the Construction Agency Agreement, Lessor may not prepay the Lease Balance or any portion thereof. Any prepayment allowed pursuant to the terms of the Operative Documents shall include the payment of the Interest Component of the related Commercial Paper Notes (Conduit) and all accrued and unpaid interest on the HSFC Loans.

         SECTION 8.8.  Assumption or Exchange of HSFC Loans.

         (a) Notwithstanding anything herein or in the Lease to the contrary, in the event Lessee (or its designee) purchases all of Lessor's Interests pursuant to the Lease or the Construction Agency Agreement, or in the event Lessee sells the Properties or a portion thereof in accordance with Article VII of the Lease, Lessee and GS shall have the right to cause the assumption by GS (or by Lessee and GS) of all of the outstanding HSFC Loans or to cause the exchange of the HSFC Note for notes issued by GS (or by Lessee and GS); provided that all the B Loans and Investor Amounts (including interest and Yield thereon, as applicable) shall be refinanced pursuant to Section 6.16 or otherwise repaid in full (together with any other amounts then due and payable in respect of the B Loans or Investor Amounts).

         (b) In the event of any assumption or exchange described in Section 8.8(a) of the Lease, where Lessee is purchasing Lessor's Interests, or where Lessee is selling the Properties in accordance with Article VII of the Lease, then in either such case the Lease Balance payable by Lessee to Lessor in connection with such purchase shall be reduced by the amount of the outstanding principal of the HSFC Loans being so assumed or exchanged on the date of the assumption or exchange plus the amount of any accrued and unpaid interest thereon, and no HSFC Base Rent shall be payable in connection therewith.


                                   ARTICLE IX

                                 INDEMNIFICATION

         SECTION 9.1.  General Indemnification.

         SECTION 9.1.1. General Indemnification. Whether or not any of the transactions contemplated hereby shall be consummated, Lessee shall pay and assume liability for, and does hereby agree to indemnify, protect, defend, save and keep harmless each Indemnitee from and against any and all Claims that may be imposed on, incurred by or asserted against such Indemnitee (whether because of action or omission by such Indemnitee), whether or not such Claim is covered by any other indemnification under this Article IX or such Indemnitee shall also be indemnified as to any such Claim by any other Person, whenever such Claim arises or accrues, including whether or not such Claim arises or accrues at any time prior to or after the Maturity Date, in any way arising out of or relating to:

         (a) any of the Operative Documents or any of the transactions contemplated thereby, any investigation, litigation or proceeding in connection therewith, or any amendment, modification or waiver in respect thereof;

         (b) the Properties, the Land, the Improvements or any part thereof or interest therein;

         (c)          the purchase, mortgaging, design, construction,

                      preparation, installation, inspection, delivery, non-delivery, acceptance, rejection, purchase, ownership, possession, rental, lease, sublease, repossession, maintenance, repair, alteration, modification, addition or substitution, storage, transfer or title, redelivery, use, financing, refinancing, operation, condition, sale (including, without limitation, any sale or other transfer pursuant to the Lease), return or other disposition of all or any part of any interest in any Property, the Land or the imposition of any Lien (or incurring of any liability to refund or pay over any amount as a result of any Lien) thereon, including, without limitation: (i) Claims or penalties arising from any violation of law or in tort (strict liability or otherwise), (ii) any Claim resulting from or related to latent or other defects, whether or not discoverable, (iii) any Claim resulting from or related to the acquisition of any Site or Construction thereon, (iv) any Claim based upon a violation or alleged violation of the terms of any restriction, easement, condition or covenant or other matter affecting title to any Property,
                      (v) the making of any Alterations in violation of any standards imposed by any insurance policies required to be maintained by Lessee pursuant to this Participation Agreement or the Construction Agency Agreement which are in effect at any time with respect to any Property or any part thereof, (vi) any Claim for patent, trademark or copyright infringement, (vii) Claims arising from any public improvements with respect to any Site resulting in any change or special assessments being levied against such Site or any plans to widen, modify or realign any street or highway adjacent to such Site, or any Claim for utility "tap-in" fees, or (viii) claims arising from any Land Agreement, the Financial Agreements or any other agreement, arrangement or instrument executed to fulfill, or enhance, develop or facilitate the construction, development or operation of the Properties under N.J.S.A. 40A:20-1 through 20 and the regulations promulgated thereunder;

         (d) the offer, issuance, sale, transfer or delivery of the Investor Certificates by Lessor or of Commercial Paper Notes by HSFC;

         (e) the breach by Lessee, including in its role as a Construction Agent, of any covenant, representation or warranty made by it or deemed made by it in any Operative Document or any certificate delivered by it in connection therewith;

         (f) any contract or agreement entered into by the Construction Agent, any of its respective designees or Affiliates or, if so requested, Lessor, pursuant to the terms of the Construction Agency Agreement;

         (g) the transactions contemplated hereby or by any other Operative Document, in respect of the application of Parts 4 and 5 of Subtitle B of Title I of ERISA and any prohibited transaction described in Section 4975(c) of the Code with respect to a Plan;

         (h) the retaining or employment of any broker, finder or financial advisor by any Lessee Person to act on its behalf in connection with this Participation Agreement;

         (i) any other agreement entered into or assumed by any Construction Agency Person in connection with any Property or any Site or (at the direction or with the consent of Lessee or Construction Agent) by Lessor (including, in connection with each of the matters described in this
                      Section 9.1 to which this indemnity shall apply, matters based on or arising from the negligence of any Indemnitee); or

         (j) the ownership of the Land underlying or the development, construction or the construction financing of any Property.

         SECTION 9.1.2. Exceptions to Indemnifications. Notwithstanding the provisions of Section 9.1.1 or 9.1.3, Lessee shall not be obligated to indemnify an Indemnitee (nor any of its Affiliates) under Section 9.1.1 or 9.1.3, and Lessor shall not be required to indemnify a Construction Period Indemnitee under
Section 9.1.3, for any Claim resulting from or arising out of: (i) the fraud, gross negligence (it being understood that Lessee shall be required to indemnify an Indemnitee (subject to the other provisions of this Section 9.1.2 and Section 9.1.3) even if the ordinary (but not gross) negligence of such Indemnitee, or any Affiliate thereof, caused or contributed to such Claim) or willful misconduct of such Indemnitee or any of its Affiliates (other than the fraud, gross negligence or willful misconduct imputed as a matter of law to such Indemnitee solely by reason of entering into the Operative Documents or the consummation of the transactions contemplated thereby); (ii) the breach by such Indemnitee or any of its Affiliates of its respective representations and warranties in this Participation Agreement or any other Operative Document, or the breach by such Indemnitee or any of its Affiliates of its covenants as set forth in this Participation Agreement or in any other Operative Document; (iii) any Claim resulting from the imposition of any Lessor Lien attributable to such Indemnitee or its Affiliates; (iv) any Claim for environmental liability, which liability is addressed in Section 9.5; (v) any Claim to the extent attributable to acts or events which occur after the expiration of the Lease Term or earlier termination of the Lease (except (A) to the extent fairly attributable to acts, events, liabilities or damages occurring or accruing prior thereto; (B) Claims arising following the termination or expiration of the Lease Term so long as Collateral Agent or any Participant continues to exercise remedies against the Lessee or Guarantor in respect of the Operative Documents and (C) Claims arising after the expiration of the Lease Term so long as Lessor is remarketing the Properties (or any interest therein) in accordance with Section 7.1 of the Lease); (vi) any Claim for the recovery of Improvement Costs whether or not such Claim arises solely as a result of a Construction Agency Event of Default (which for the avoidance of doubt shall include Construction Breakage Costs and other amounts payable by Construction Agent as Default Completion Costs) or costs incurred in remediating a Construction Agency Event of Default prior to the Lease Commencement Date, other than if such Claim results from the gross negligence or willful or intentional act or omission of any Construction Agency Person as to which Lessee shall fully indemnify each Indemnitee under Section
9.1.1 (without the right to obtain an Advance therefor); (vii) any Claim arising from a dispute between two or more Participants or Agents and not involving, or resulting from the acts or failure to act of, Lessee or Guarantor; (viii) any Claim in respect of Taxes (such claims to be subject to Section 9.2), other than a payment to make payments under Section 9.1 or 9.1.2 on an after-tax basis as provided in Section 9.4; (ix) with respect to any Indemnitee, any expense expressly provided under any of the Operative Documents to be paid or borne by such Indemnitee or its Affiliate; (x) any Claim to the extent resulting from a transfer by any Indemnitee or its Affiliate of all or part of its interest in the Lease, the other Operative Documents or the Properties, other than while a Lease Event of Default has occurred and is continuing or such transfer is required under the Lease; (xi) any Claim to the extent resulting from a violation of Applicable Law by such Indemnitee or its Affiliates (other than (A) a violation of Applicable Law imputed as a matter of law to such Indemnitee or such Affiliate solely by reason of entering into the Operative Documents or the consummation of the transactions contemplated thereby and (B) a violation of Applicable Law resulting from the failure of Lessee or Guarantor to perform its obligations under the Operative Documents); (xii) any Claim for losses by an Indemnitee to the extent based on its inability to invest in another transaction or use for any other purpose the funds invested in connection with the transactions contemplated hereby (provided, however, that this clause (xii) shall not limit any of Lessee's obligations under Sections 9.7 and 9.9) or
(xiii) any Claim against which Lessee has been precluded from defending as a result of such Indemnitee's or its Affiliate's failure to promptly notify Lessee of such Claim in accordance with Section 9.6. Without limiting the express rights of any Indemnitee under Section 9.1, Sections 9.1.1 and 9.1.3 shall be construed as an indemnity only and shall not be construed as a guaranty or indemnity of residual value of any Property, including, without limitation, with respect to payment of any deficiency after payment to Lessor of the Residual Value Guaranty Amount or the Construction Period Maximum Guaranty Amount, as applicable. It is expressly understood and agreed that the indemnity provided for in Section 9.1.1 or 9.1.3 shall survive the resignation or removal of any Indemnitee, the expiration or termination of, and shall be separate and independent from any remedy under, the Lease, the Construction Agency Agreement or any other Operative Document.

         SECTION 9.1.3. Construction Period Indemnification. Notwithstanding the foregoing provisions of Section 9.1.1, to the extent any Claim under Section
9.1.1 relates to any act or omission occurring or arising prior to the Lease Commencement Date, (i) Lessee shall be obligated to indemnify only Lessor and no other Person pursuant to Section 9.1.1 for such Claim, including any Claim for which Lessor has an obligation to indemnify any Person pursuant to clause (iii) below, (ii) Lessee's obligations under Section 9.1.1 during such period shall exclude Claims resulting solely from a Nonrelated Construction Event, and (iii) Lessor shall indemnify and keep harmless each Construction Period Indemnitee for such Claims. Lessor's obligation to indemnify and hold harmless any Construction Period Indemnitee under this Section 9.1.3:

         (a) is not an individual or personal obligation of Lessor, but solely its obligation it its capacity as Lessor, and nothing herein shall be construed as creating any liability on Lessor, individually or personally, to pay, indemnify or hold harmless any Indemnitee under this
                      Article IX;

         (b) is not an obligation binding on Lessor except to the extent of any payment received by Lessor pursuant to
                      Section 9.1.1; and

         (c) shall be paid and discharged solely and exclusively from amounts received by Lessor pursuant to Section 9.1.1, and it is expressly agreed by each Construction Period Indemnitee that the sole recourse of each such Person for payment or discharge of the indemnification obligations created under Section 9.1.3(iii) shall be to such amounts paid by Lessor pursuant to this Section 9.1.3; and

         (d) is the sole and exclusive right of each Construction Period Indemnitee against Lessor, and any right to proceed against Lessor individually or otherwise under common law, federal or state securities laws or otherwise for indemnification or contribution in connection with the matters covered by this Section 9.1.3 is hereby expressly waived by each Indemnitee (other than claims that may be made against Lessor, individually or personally, for fraud, gross negligence or willful misconduct).

         To the extent that any payments made pursuant to Section 9.1.1 or this
Section 9.1.3 are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by Lessor to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Indemnitee who received any such payments from Lessor (or any portion thereof) shall repay any such amounts to Lessor, or as may otherwise be directed by a court of competent jurisdiction.

         The indemnification obligations of Lessor under this Section 9.1.3 shall survive and be reinstated to the same extent, for the same period and in the same manner as the indemnification obligations of Lessee.

         The right of any Construction Period Indemnitee to seek indemnification from Lessor under this Section 9.1.3 is subject to and conditioned upon compliance by any such Construction Period Indemnitee with the notice, cooperation, appointment of counsel, contest rights and other provisions in
Section 9.6.

         SECTION 9.2.  General Tax Indemnity.

         (a) Tax Indemnity. Lessee shall pay (provided that during the Construction Period Lessee shall request an Advance, the proceeds of which shall be used to pay), defend and, on written demand, indemnify and hold harmless on an after-tax basis (in accordance with Section 9.4) each Indemnitee from and against any and all Taxes imposed by the United States federal taxing authority or by the State of New Jersey or any political subdivision thereof or taxing authority therein, howsoever imposed, on or with respect to any Indemnitee, the Properties or any portion thereof, any Operative Document or Lessee or any sublessee or user of the Properties in connection with (i) the acquisition, mortgaging, design, construction, preparation, installation, inspection, delivery, non-delivery, acceptance, rejection, purchase, ownership, possession, rental, lease, sublease, repossession, maintenance, repair, alteration, modification, addition or substitution, storage, transfer of title, redelivery, use, financing, refinancing, operation, condition, sale (including, without limitation, any sale pursuant to Article V, VII or XIV of the Lease), return or other disposition of all or any part of any interest in the Properties or the imposition of any Lien (or incurrence of any liability to refund or pay over any amount as a result of any Lien) thereon, (ii) Base Rent or Supplemental Rent or the receipts or earnings arising from or received with respect to the Properties or any part thereof, or any interest therein or any applications or dispositions thereof, (iii) any other amount paid or payable pursuant to any Operative Documents, (iv) the Properties or any part thereof or any interest therein, (v) all or any of the Operative Documents, any other documents contemplated thereby and any amendments and supplements thereto (except to the extent not initiated or requested by or consented to by Lessee in writing), (vi) the issuance of the Notes and Investor Certificates, (vii) any contract relating to the construction, acquisition or delivery of the Properties or the Improvements or any interest therein and (viii) otherwise in connection with the transactions contemplated by the Operative Documents; provided, however, that the indemnification obligation of this Section 9.2(a) shall not apply to (A) Taxes which are based upon or measured by the Indemnitee's net receipts or net income, or which are in substitution for, or relieve such Indemnitee from, any actual Tax based upon or measured by such Indemnitee's net receipts or net income (including Taxes that are or are in the nature of minimum Taxes, capital gains, Tax preference items or alternative minimum taxes; and including taxes based on gross income or gross receipts where such Taxes would, in such taxable year, be based on net income or net receipts based solely on the transactions contemplated by the Operative Documents); (B) Taxes characterized under state or local law as franchise, net worth, or shareholder's capital (excluding, however, any value-added, or similar Taxes); (C) if no Lease Event of Default exists, Taxes based upon the transfer, assignment or disposition by an Indemnitee or any Affiliate thereof or any interest in such Indemnitee, or any interest in any of the Properties or any part thereof or any interest therein (other than transfers pursuant to the Security Documents, transfers pursuant to the exercise of a Purchase Option, transfers in connection with the remarketing of the Properties pursuant to Article X of the Lease otherwise pursuant to the Lease or at the request of Lessee); (D) Taxes imposed after a transfer of an interest in an Indemnitee, the Property or any part thereof or any interest therein in excess of those that would have been imposed if no transfer had occurred, other than any increase in real or personal property ad valorem taxes; (E) Taxes imposed or payable by an Indemnitee to the extent imposed with respect to any period after the later of (x) the termination of the Lease and (y) the return of the Properties; (F) any Tax to the extent that such Tax would have been imposed without regard to the transactions contemplated by the Operative Documents; (G) Taxes imposed solely as a result of the status of an Indemnitee for relevant tax purposes other than as a business corporation, such as a utility, insurance company or banking or other Financial institution; (H) Taxes or liability resulting from any prohibited transaction described in Section 406 or 407 of ERISA or Section 4975(c) of the Code or any successor provisions thereto that may arise in connection with any transaction contemplated by the Operative Documents; (I) Taxes imposed against or payable by an Indemnitee pursuant to
Section 3406 of the Code; (J) any interest, penalties or additions to Tax imposed against or payable by an Indemnitee that are the result of the failure of such Indemnitee to file any return properly and timely, unless such failure is caused by the failure of Lessee to forward to such Indemnitee any information such Indemnitee has reasonably requested from Lessee (other than information reasonably obtainable by, or in the possession of, such Indemnitee) or to provide such Indemnitee on a timely basis with any notifications or notices received by Lessee with respect to such return from any applicable taxing authority; (K) except in the case of a holder of a Note, taxes that result directly from such Indemnitee or any of its Affiliates not being "a United States person" as such term is defined in Section 7701(a)(30) of the Code and the applicable regulations thereunder; (L) any Taxes imposed against or payable by an Indemnitee that are the result of the failure of such Indemnitee to take any other action reasonably requested by Lessee to avoid or minimize the amount of such Tax; provided that Lessee agrees to pay any out-of-pocket costs associated therewith and such Indemnitee would not in its sole discretion, exercised in good faith, have suffered material adverse consequences as a result of such requested action; and (M) except as set forth in Section 9.3, withholding taxes. Notwithstanding the foregoing, (x) Lessee shall not be required to indemnify under this Section 9.2 for (1) as to any Indemnitee, any Claim to the extent resulting from the gross negligence, willful misconduct, bad faith or criminal conduct of such Indemnitee or any Affiliate thereof (including business activities unrelated to the transactions contemplated by the Operative Documents), any representation or warranty by such Indemnitee in any of the Operative Documents being incorrect in any material respect, or the breach by such Indemnitee of any of the provisions of the Operative Documents; and (2) as to any Indemnitee, any Claim such Indemnitee may have resulting from Lessor Liens which such Indemnitee is responsible for discharging under the Operative Documents and (y) Lessee shall be required to indemnify for Taxes imposed by a jurisdiction outside of the United States so as a result of (i) the payment by Lessee of any amount pursuant to this Participation Agreement or the other Operative Documents from, or (ii) the booking by Lessee of some or all of the transaction contemplated by the Operative Documents in, such jurisdiction.

         (b) Contests. Lessee shall pay (provided that during the Construction Period Lessee shall request an Advance, the proceeds of which shall be used to pay) on or before the time or times set forth in Section 9.2(c) all Taxes indemnifiable by Lessee under Section 9.2(a); provided, however, that Lessee shall be under no obligation to pay any such Tax so long as the payment of such Tax is not delinquent or is being contested by a Permitted Contest. If any claim or claims is or are made against any Indemnitee for any Tax which is subject to indemnification as provided in Section 9.2(a), Indemnitee shall, as soon as practicable, but in no event more than twenty (20) days after receipt of formal written notice of the Tax or proposed Tax, notify Lessee; provided, however, that the failure to give such notice shall not limit Lessee's obligations under
Section 9.2(a) except to the extent that such failure precludes or materially adversely affects the ability to conduct a contest of any indemnifiable Taxes. The Indemnitee shall not take any action with respect to such claim, proceeding or Imposition without the written consent of the Lessee (such consent not to be unreasonably withheld or unreasonably delayed) for 30 days after the receipt of such notice by the Lessee; provided, however, that in the case of any such claim or proceeding, if such Indemnitee shall be required by law or regulation to take action prior to the end of such 30-day period, such Indemnitee shall in such notice to the Lessee, so inform the Lessee, and such Indemnitee shall not take any action with respect to such claim, proceeding or Tax without the consent of the Lessee (such consent not to be unreasonably withheld or unreasonably delayed) for 10 days after the receipt of such notice by the Lessee, unless the Indemnitee shall be required by law or regulation to take action prior to the end of such 10-day period.

         The Lessee shall be entitled for a period of 30 days from receipt of such notice from the Indemnitee (or such shorter period as the Indemnitee has notified the Lessee is required by law or regulation for the Indemnitee to commence such contest), to request in writing that such Indemnitee permit

Lessee to contest the imposition of such, at the Lessee's expense. If (x) such contest can be pursued in the name of the Lessee and independently from any other proceeding involving a liability of such Indemnitee for which the Lessee has not agreed to indemnify such Indemnitee, (y) such contest must be pursued in the name of the Indemnitee, but can be pursued independently from any other proceeding involving a Tax liability of such Indemnitee for which the Lessee has not agreed to indemnify such Indemnitee or (z) the Indemnitee so requests, then the Lessee shall be permitted to control the contest of such claim, provided that in the case of a contest described in any of clause (x), (y) or (z), if such contest by the Lessee could have a material adverse impact on the business or operations of the Indemnitee and Indemnitee provides notice to the Lessee of such determination, the Indemnitee may elect to control or reassert control of the contest. In all other claims requested to be contested by the Lessee, the Indemnitee shall control the contest of such claim, acting through counsel reasonably acceptable to the Lessee. In no event shall the Lessee be permitted to contest (or the Indemnitee required to contest) any claim, (A) if such Indemnitee provides the Lessee with a legal opinion of independent counsel that such action, suit or proceeding involves a risk of imposition of criminal liability or will involve a meaningful risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Lien) on the Property or any part of any thereof, unless the Lessee shall have posted and maintained a bond or other security reasonably satisfactory to the relevant Indemnitee in respect to such risk, (B) if an Event of Default has occurred and is continuing, unless the Lessee shall have posted and maintained a bond or other security reasonably satisfactory to the relevant Indemnitee in respect of the Taxes subject to such claim and any and all expenses for which the Lessee is responsible hereunder reasonably foreseeable in connection with the contest of such claim, (C) unless the Lessee shall have agreed to pay and shall pay (provided that during the Construction Period Lessee shall request an Advance, the proceeds of which shall be used to pay) to such Indemnitee on demand all reasonable out-of-pocket costs, losses and expenses that such Indemnitee may incur in connection with contesting such imposition, including all reasonable legal, accounting and investigatory fees and disbursements as well as the impositions which are the subject of such claim to the extent the contest is unsuccessful, or (D) if such contest shall involve the payment of the Tax prior to the contest, unless the Lessee shall provide to the Indemnitee an interest-free advance in an amount equal to the Imposition that the Indemnitee is required to pay (with no additional net after-tax costs (including Taxes) but taking into account any net tax savings associated with such advance to such Indemnitee). In addition, for Indemnitee controlled contests and claims contested in the name of the Indemnitee in a public forum, no contest shall be required: (A) unless the amount of the potential indemnity (taking into account all similar or logically related claims that have been or could be raised in any audit involving such Indemnitee for which the Lessee may be liable to pay an indemnity under this Section 9.2) exceeds $100,000 and (B) unless, if requested by the Indemnitee, the Lessee shall have provided to the Indemnitee an opinion of independent tax counsel selected by the Indemnitee and reasonably acceptable to the Lessee) that a reasonable basis exists to contest such claim. In no event shall an Indemnitee be required to appeal an adverse judicial determination to the United States Supreme Court.

         The party conducting the contest shall consult in good faith with the other party and its counsel with respect to the contest of such claim for Taxes (or claim for refund) but the decisions regarding what actions to be taken shall be made by the controlling party in its sole judgement, provided, however, that if the Indemnitee is the controlling party and the Lessee recommends the acceptance of a settlement offer made by the relevant Authority and such Indemnitee rejects such settlement offer, then the amount for which the Lessee will be required to indemnify such Indemnitee with respect to the Taxes subject to such offer shall not exceed the amount which it would have owed if such settlement offer had been accepted. In addition, the controlling party shall keep the non-controlling party reasonably informed as to the progress of the contest, and shall provide the non-controlling party with a copy of (or appropriate excerpts from) any reports or claims issued by the relevant auditing agents or taxing authority to the controlling party thereof, in connection with such claim or the contest thereof.

         Each Indemnitee shall supply the Lessee with such information and documents reasonably requested by the Lessee as are necessary or advisable for the Lessee to participate in any action, suit or proceeding to the extent permitted by this Section 9.2(b), and the Lessee shall promptly reimburse such Indemnitee for the reasonable out-of-pocket expenses of supplying such information and documents.

         Notwithstanding anything contained herein to the contrary, an Indemnitee will not be required to contest (and the Lessee shall not be permitted to contest) a claim with respect to the imposition of any Tax if (i) such Indemnitee shall waive its right to indemnification under this Section 9.2 with respect to such claim and shall pay to Lessee any amount previously paid or advanced by Lessee pursuant to this Section 9.2 or (ii) such Tax is the sole result of a claim of a continuing and consistent nature, which claim has previously been resolved against the relevant Indemnitee (unless a change in law or facts has occurred since such prior adverse resolution and Lessee provides an opinion of independent tax counsel reasonably acceptable to such Indemnitee to the effect that it is more likely than not that such change in law or facts will result in a favorable resolution of the claim at issue).

         (c) Payments. Subject to Section 9.2(b), any Tax indemnifiable under
Section 9.2(a) shall be paid directly when due to the applicable taxing authority if direct payment is practicable and permitted. If direct payment to the applicable taxing authority is not permitted or is otherwise not made, any amount payable to an Indemnitee pursuant to Section 9.2(a) shall be paid within thirty (30) days after receipt of a written demand therefor from such Indemnitee accompanied by a written statement describing in reasonable detail the amount so payable. Any payments made pursuant to Section 9.2(a) directly to the Indemnitee entitled thereto or Lessee, as the case may be, shall be made in immediately available funds at such bank or to such account as specified by the payee in written directions to the payor, or, if no such direction shall have been given, by check of the payor payable to the order of the payee by certified mail, postage prepaid at its address as set forth in Schedule II. Subject to Section 9.2(b), upon the request of any Indemnitee with respect to a Tax that Lessee is required to pay, Lessee shall furnish to such Indemnitee the original or a certified copy of a receipt for its payment of such Tax or such other evidence of payment as is reasonably acceptable to such Indemnitee. If the Indemnitee has actual knowledge of Lessee's failure to pay any Tax required to be paid by Lessee hereunder, such Indemnitee shall notify Lessee of such failure within 30 days of such Indemnitee's obtaining such actual knowledge.

         Upon receipt by an Indemnitee of a refund or credit of all or part of any Taxes paid or indemnified against by the Lessee, which refund or credit was not previously taken into account in determining the amount of the Lessee's payment to such Indemnitee, such Indemnitee shall pay to the Lessee, on a Grossed-Up Basis, an amount equal to the amount of such refund, plus any interest received by or credited to such Indemnitee with respect to such refund; provided, however, that as long as an Event of Default is continuing any such amounts may be applied against any amounts due and owing by Lessee under the Lease; provided, further, however, that no Indemnitee shall be required to pay to the Lessee any refund or credit to the extent such refund or credit is greater than the amount of Taxes in respect of which payment or indemnification was made by the Lessee, reduced by all prior payments by such Indemnitee under this Section 9.2(c) in respect of such amount. If such repaid refund or credit is thereafter lost, the additional Tax payable shall be treated as a Tax indemnifiable hereunder without regard to the exclusions from indemnified Taxes set forth in Section 9.2(a).

         (d) Reports. If any report, return or statement is required to be filed with respect to any Taxes that are subject to indemnification under Section 9.2(a) Lessee shall, if Lessee is permitted by Applicable Laws, timely prepare and file such report, return or statement; provided, however, that if Lessee is not permitted by Applicable Laws to file any such report Lessee will promptly so notify the appropriate Indemnitee, in which case the Indemnitee will file any such report after preparation thereof by Lessee, provided, that in each case such Indemnitee shall have furnished Lessee with such information not within the control of (or otherwise reasonably available to) Lessee, as is in such Indemnitee's control or is reasonably available to such Indemnitee and necessary to file such filing. Lessee will deliver any such return, together with immediately available funds for payment of any Tax due, to such Indemnitee at least twenty (20) days in advance of the date such return or payment is due. Lessee agrees that, with respect to Taxes pertaining to the Properties, Lessee shall be solely responsible for the accuracy, except to the extent of any information provided by the Indemnitee and completeness of all required forms for execution by the appropriate Person, and Indemnitee's sole responsibility shall be to execute all such forms, to the extent required by Applicable Laws, at the reasonable direction of Lessee. If the Indemnitee has actual knowledge of Lessee's failure to file any report required to be filed by Lessee hereunder, such Indemnitee shall notify Lessee of such failure within 30 days of obtaining such actual knowledge.

         (e) Tax Ownership. Each of Lessor, Liquidity Purchasers and Investors (and the respective successors, assigns and transferees of each of the foregoing) covenants, represents and warrants that it will not claim ownership for United States Tax purposes of (or any tax benefits, including depreciation, with respect to ownership of) the Properties prior to the termination of the Lease, it being understood that Lessee is and will remain the owner of the Properties for such income tax or other tax purposes during the term of the Lease. Nothing in this Section 9.2 shall require any Participant to disclose any tax returns to Lessee.

         (f) Verification. At Lessee's request, the amount of any indemnity payment by Lessee pursuant to Section 9.2 or any payment by an Indemnitee to Lessee pursuant to Section 9.2 shall be verified by the certified public accountant who regularly prepares the Indemnitee's computations. Notwithstanding the foregoing, Lessee may request verification by a nationally recognized United States or international accounting firm selected by the Indemnitee and reasonably acceptable to Lessee. The person or persons required to perform such verification (the "Verifier") shall be asked to verify, after consulting with the Indemnitee, whether the Indemnitee's computations are correct and to report its conclusions to both Lessee and the Indemnitee. Each of the Lessee and Indemnitee shall provide Verifier with all information and materials as shall be reasonably necessary or desirable in connection therewith. The fee of such Verifier shall be paid by Lessee unless such verification discloses an error adverse to Lessee of 5% or more of the amount determined by such Verifier, in which case such fees shall be paid by the applicable Indemnitee. Any information provided to any Verifier by any Person shall be and remains the exclusive property of such Person and shall be deemed by the parties to be (and the Verifier will confirm that it will treat such information as) the private, proprietary and confidential property of such Person, and no Person other than the Verifier shall be entitled thereto, and all such materials shall be returned to such Person. The Verifier shall be requested to make its determination within thirty (30) days. In the event such Verifier shall determine that such computations are incorrect, then such Verifier shall determine what it believes to be the correct computation, and Lessee shall have no right to inspect the books, records, tax return or other documents (including working papers) of or relating to such Indemnitee or Affiliate to verify such computations or for any other purpose.

         SECTION 9.3.  Withholding Tax.

         (a) On the Initial Advance Date, or in the case of a Person that actually becomes a Participant after the Initial Advance Date at least thirty
(30) Business Days prior to the first date on which any payment is due hereunder to such Participant, each Participant that is a Non-U.S. Person shall deliver to each of Lessee, Lessor and the Conduit (if such Participant is a Liquidity Purchaser) the Prescribed Forms. If any Participant that is a Non-U.S. Person is unable to so deliver the Prescribed Forms, Lessee, Lessor or any other appropriate party shall be entitled to withhold from any payments to such Participant under this Participation Agreement, and the Conduit shall be entitled to withhold from any payments to such Participant under the LAPA, such amounts of Tax as may be required by law to be so withheld, after taking into account any reduction in the rate of applicable withholding Tax to which such Participant may establish its eligibility by duly filing an IRS Form W-8BEN or W-8ECI (or successor form) with Lessee and Lessor, and Lessee and Lessor shall have no obligation to pay such Participant for any Taxes so withheld, except as provided in Section 9.3(b).

         (b) If any change occurs after a Non-U.S. Person becomes a Participant which renders the Prescribed Forms previously delivered by such Participant inapplicable or, in the case of any Prescribed Form that is not, by its terms, effective for the Lease Term, which would prevent such Person from duly completing and delivering any renewal, extension or continuation of a Prescribed Form previously filed by such Person, such Participant shall promptly (after obtaining actual knowledge of such change) advise Lessee, Lessor and the Conduit (if such Participant is a Liquidity Purchaser) that it is no longer capable of receiving payments without the withholding of United States Tax and that Lessee, Lessor and the Conduit (if such Participant is a Liquidity Purchaser) are obligated to withhold United States Tax from payments by them to such Participant. If any such change involves a change in a treaty, law or regulation (or a published change in the interpretation or application thereof), Lessee shall be obligated to pay (provided that during the Construction Period Lessee shall request an Advance, the proceeds of which shall be used to pay) such Participant, on an After-Tax Basis, for any United States Tax which must be withheld from payments made to such Participant under this Participation Agreement after such Participant notifies Lessee and Lessor of such change, but only if and to the extent that the obligation to withhold such United States Tax arises solely by reason of a change in treaty, law, or regulation which takes effect after the date on which such Participant became a Participant. If an obligation to pay United States Tax to a Participant arises pursuant to this
Section 9.3(b), Lessee shall have the right to replace such Participant as a Participant under this Participation Agreement in accordance with the procedures of Section 8.4 as if such obligation to pay United States Tax to such Participant were set forth in that portion of the first sentence of Section 8.4 which precedes the proviso therein.

         (c) If and to the extent Lessor (or its agent) has in good faith attempted to comply with its obligation to withhold Taxes and a claim is made against it or another Indemnitee, as between the Lessee and Lessor (or its agent), the Lessee shall be responsible for, and the Lessee shall indemnify and hold harmless Lessor (or its agent) (without any duplication of indemnification otherwise required under this Agreement) on an After-Tax Basis against, such claim to the extent Lessor (or its agent) has paid funds to any Authority with respect to such withholding taxes or has received a demand therefor (provided that during the Construction Period Lessee shall request an Advance, the proceeds of which shall be used to pay such funds).

         (d) Should a Participant ever receive any refund, credit or deduction from any taxing authority to which such Participant would not be entitled but for the payment by Lessee of any United States federal, state or local Tax, pursuant to Section 9.3(b), such Participant thereupon shall repay to Lessee an amount with respect to such refund, credit or deduction equal to any net reduction in Taxes actually obtained by such Participant which is attributable to such refund, credit or deduction (but not in excess of the amount of the related payment paid by Lessee to, or for, the Participant pursuant to Section 9.3(b)).

         (e) Notwithstanding anything herein to the contrary, Lessee shall indemnify any Indemnitee against any Taxes imposed by way of withholding by a jurisdiction outside of the United States solely as a result of (i) the payment by Lessee of any amount pursuant to this Participation Agreement or the other Operative Documents from, or (ii) the booking by Lessee of some or all of the transactions contemplated by the Operative Documents in, such jurisdiction.

         SECTION 9.4. Calculation of General Tax Indemnity Payments. (a) Any payment or indemnity to or for the benefit of any Indemnitee with respect to a Tax which is subject to indemnification under Section 9.2(a) shall (A) (other than payment of Taxes to applicable Governmental Authorities) reflect the actual current net savings available to such Indemnitee or any Affiliate thereof resulting from the current deduction of such indemnified Tax or the event or circumstance giving rise thereto (such current net savings to be determined on an incremental basis after taking into account all other available deductions of the Indemnitee) and (B) include, after taking into account the savings described in clause (A), the amount necessary to hold such Indemnitee harmless on an After-Tax Basis; provided that, at the request of the Lessee, an Indemnitee will certify to Lessee the extent, if any, to which such Indemnitee was able to use currently such deduction on its tax return. If, by reason of any payment made to or for the account of an Indemnitee by Lessee pursuant to Section 9.2, or the event or circumstance giving rise to such payment, such Indemnitee or an Affiliate actually realizes a net tax benefit, savings, deduction or credit not taken into account in computing such payment, such Indemnitee shall promptly pay to Lessee an amount equal to the sum of (x) the actual net reduction in Taxes, if any, realized by such Indemnitee or any Affiliate thereof attributable to such net tax benefits, savings, deduction or credits and (y) the actual net reduction in any Taxes realized by such Indemnitee or an Affiliate as the result of any payment made by such Indemnitee pursuant to this sentence; provided that, no Indemnitee shall be obligated to make any payment pursuant to clause (x) of this Section 9.4(a) to the extent that the amount of such payment would exceed
(1) the amount of all prior payments of Tax or payments under Section 9.2(c) paid by Lessee to or on behalf of such Indemnitee pursuant to this Section 9.4 less (2) the amount of all prior payments pursuant to this Section 9.4(a) and described in clause (x) by such Indemnitee to Lessee; but any such excess shall reduce pro tanto any amount of Taxes under Section 9.2 that Lessee is subsequently obligated to pay directly to such Indemnitee (as opposed to directly to any taxing authority pursuant to the first sentence of Section 9.2(c)) pursuant to this Section 9.4.

         (b) After-Tax Basis. If an Indemnitee shall not be entitled to a corresponding and equal deduction or deductions for United States Tax purposes with respect to any payment or Tax which Lessee is required to pay or reimburse under any other provision of this Article IX (each such payment or reimbursement an "original payment"), in the same taxable year of such Indemnitee as the year of inclusion in its taxable income of such "original payment", then Lessee shall pay (provided that during the Construction Period Lessee shall request an Advance, the proceeds of which shall be used to pay) to such Indemnitee on demand the amount of such "original payment" on a grossed-up basis such that after subtracting all United States Taxes imposed on such Indemnitee with respect to such "original payment" (determined for this purpose based on the actual Federal, state and local marginal rates applicable to the Indemnitee for the year in which such income is taxable as determined in good faith by such Indemnitee), such payments shall be equal to the "original payment" (net of any credits, deductions or other tax benefits then actually recognized that arise from the payment or deemed payment by such Indemnitee of any amount, including taxes, for which the payment received or deemed received is made). If an Indemnitee is subsequently entitled to a corresponding and equal deduction in the same taxable year as the year of inclusion in its taxable income, such Indemnitee shall pay to Lessee an amount equal to the amount paid as a gross-up with respect to such original payment.

         SECTION 9.5. Environmental Indemnity. Without limitation of the other provisions of this Article IX, Lessee hereby agrees to indemnify, hold harmless and defend each Indemnitee from and against any and all Claims (including claims for natural resources damages and third party claims for personal injury or real or personal property damage), losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings (including informal proceedings) and orders, judgments, remedial action, requirements, enforcement actions of any kind, and all reasonable and documented costs and expenses incurred in connection therewith (including, but not limited to, reasonable and documented attorneys', paralegals', experts' and/or consultant's fees and expenses), including, but not limited to, all costs incurred in connection with any investigation or monitoring of site conditions or any clean-up, remedial, removal or restoration work by any federal, state or local government agency, or judicial proceeding, arising in whole or in part, out of

                      (a) the presence on or under either Property of any Hazardous Materials, or any releases or discharges, or threatened releases or discharges of any Hazardous Materials on, under, from or onto either Property whether from historic or future threatened releases of Hazardous Materials,

                      (b) any activity, including construction, carried on or undertaken on or off either Property, and whether by Lessee or any predecessor in title or any employees, agents, contractors or subcontractors of Lessee or any predecessor in title, or any other Persons (including such Indemnitee), in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Materials that at any time are located or present on or under or that at any time migrate, flow, percolate, diffuse or in any way move onto or under either Property,

                      (c) loss of or damage to any property or the environment (including clean-up costs, response costs, remediation and removal costs, cost of corrective action, costs of financial assurance, fines and penalties and natural resource damages), or death or injury to any Person, and all expenses associated with the protection of wildlife, aquatic species, vegetation, flora and fauna, and any mitigative action required by or under Environmental Laws, in each case arising from or in any way related to the Land, any Improvements, Lessee or the Overall Transaction,

                      (d) with respect to the Land or any Improvements, any claim concerning lack of compliance with Environmental Laws, or any act or omission causing an environmental condition that requires remediation or would allow any Governmental Authority to record a Lien on the land records, or

                      (e) any residual contamination on or under the Land, or affecting any natural resources, and to any contamination of any property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any Hazardous Materials, and irrespective of whether any of such activities were or will be undertaken in accordance with Applicable Laws;

provided, however, Lessee shall not be required to indemnify any Indemnitee under this Section 9.5 for (1) any Claim to the extent resulting from the willful misconduct or gross negligence of such Indemnitee, or any Affiliate of such Indemnitee (it being understood that Lessee shall be required to indemnify an Indemnitee even if the ordinary (but not gross) negligence of such Indemnitee, or any Affiliate of such Indemnitee, caused or contributed to such Claim) or (2) any Claim to the extent attributable to acts or events which occur after the expiration of the Lease Term or earlier termination of the Lease (except (A) to the extent fairly attributable to acts, events, liabilities or damages occurring or accruing prior thereto; (B) Claims arising following the termination or expiration of the Lease Term so long as Collateral Agent or any Participant continues to exercise remedies against the Lessee or Guarantor in respect of the Operative Documents and (C) Claims arising after the expiration of the Lease Term so long as Lessor is remarketing the Properties (or any interest therein) in accordance with Section 7.1 of the Lease). It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of, and shall be separate and independent from any remedy under, the Lease or any other Operative Document.

         SECTION 9.6. Proceedings in Respect of Claims. With respect to any amount that Lessee is requested by an Indemnitee to pay by reason of Section 9.1 or 9.5, such Indemnitee shall, if so requested by Lessee and prior to any payment, submit such additional information to Lessee as Lessee may reasonably request and which is in the possession of such Indemnitee to substantiate properly the requested payment.

         In case any action, suit or proceeding shall be brought against any Indemnitee in respect of a Claim covered by Lessee's indemnification obligations, such Indemnitee shall promptly notify Lessee of the commencement thereof, and Lessee shall be entitled, at its expense, to participate in, and, to the extent that Lessee desires to, assume and control the defense thereof; provided, however, that Lessee shall keep such Indemnitee fully apprised of the status of such action, suit or proceeding and shall provide such Indemnitee with all information with respect to such action, suit or proceeding as such Indemnitee shall reasonably request, and provided, further, that Lessee shall not be entitled to assume and control the defense of any such action, suit or proceeding if and to the extent that, (A) in the reasonable opinion of such Indemnitee, (x) such action, suit or proceeding involves any risk of imposition of criminal liability or creates a material risk of the sale, loss or forfeiture of either Property or impairs in any way the payment of Base Rent or Supplemental Rent or the Lien of the Mortgage or gives rise to the creation of any Lien other than a Permitted Lien with respect to the Properties or any portion thereof or (y) the control of such action, suit or proceeding would involve an actual or potential conflict of interest (as set forth in a written legal opinion of independent counsel to such Indemnitee (based on factual determinations set forth in a certificate furnished by such Indemnitee to its counsel, upon which certificate counsel to such Indemnitee may rely), which opinion shall be reasonably satisfactory to Lessee) or (B) such proceeding involves material Claims not fully indemnified by Lessee which Lessee and the Indemnitee have been unable to sever from the indemnified claim(s). The Indemnitee will join in Lessee's efforts to sever such action. The Indemnitee may participate in a reasonable manner at its own expense with its own counsel in any proceeding conducted by Lessee in accordance with the foregoing. Lessee may enter into any settlement or other compromise on behalf of the Indemnitee with respect to any Claim which is entitled to be indemnified under Section 9.1 or 9.5, and which Lessee has acknowledged its obligation to indemnify, without the prior written consent of the Indemnitee, except as to any settlement or compromise requiring an admission of wrongdoing or liability of such Indemnitee. Further, notwithstanding anything to the contrary contained in this Participation Agreement, Lessee shall have no liability to an Indemnitee to the extent that such liability derives (directly or indirectly) from a contractual indemnity given by such Indemnitee to any other Person, other than (x) any Person who otherwise qualifies as an "Indemnitee" under the definition thereof, (y) the Agents or (z) pursuant to the Operative Documents.

         Each Indemnitee shall, at the sole expense of Lessee (provided that during the Construction Period Lessee shall request an Advance, the proceeds of which shall be used to pay such expenses), supply to Lessee such information, documents and the identity of witnesses reasonably requested by Lessee as are necessary or advisable for Lessee to participate in any action, suit or proceeding to the extent permitted by this Section 9.6 and which are reasonably available to such Indemnitee. Unless a Lessee Event of Default or Construction Agency Event of Default or any other Event of Default caused by a Lease Default or Construction Agency Default has occurred and is continuing, no Indemnitee shall enter into any settlement or other compromise with respect to any Claim which is entitled to be indemnified under Section 9.1 or 9.5 without the prior written consent of Lessee, which consent shall not be unreasonably withheld, unless such Indemnitee waives its right to be indemnified under Section 9.1 or
9.5 with respect to such Claim.

         Upon payment in full of any Claim by Lessee pursuant to Section 9.1 or
9.5 to or on behalf of an Indemnitee, Lessee, without any further action, shall be subrogated to any and all claims that such Indemnitee may have relating thereto (other than claims in respect of insurance policies maintained by such Indemnitee at its own expense), and such Indemnitee shall execute such instruments of assignment and conveyance, evidence of claims and payment and such other documents, instruments and agreements as may be necessary to preserve any such claims and otherwise cooperate with Lessee and give such further assurances as are necessary or advisable to enable Lessee vigorously to pursue such claims.

         Any amount payable to an Indemnitee pursuant to Section 9.1 or 9.5 shall be paid to such Indemnitee promptly upon receipt of a written demand therefor from such Indemnitee, accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable.

         Any Construction Agency Indemnitee shall be deemed an "Indemnitee" for purposes of this Section 9.6.

         SECTION 9.7. Additional Costs; Capital Adequacy. Lessee shall pay (provided that during the Construction Period Lessee shall request an Advance, the proceeds of which shall be used to pay) the following amounts ("Increased Costs"):

         (a) Additional Costs. In the event that any change after the date of this Agreement in Applicable Laws or in the interpretation thereof by any governmental authority charged with the administration thereof imposes any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Participant, and the result of any of the foregoing is to increase the cost to such Participant of making or maintaining such Participant's Loans or Investor Amounts by an amount which such Participant deems to be material, then such Participant may, promptly upon becoming aware of such additional cost, notify Lessee and thereafter Lessee shall either (i) pay to such Participant upon its demand the additional amount or amounts necessary to compensate such Participant for such additional cost accruing from and after the date of notice, or (ii) cause the replacement of such Participant in accordance with Section 8.4. If Lessee determines to replace such Participant, the Participant shall be entitled to reasonable compensation for such additional cost from the date of notice through and including the date of the replacement of the applicable Participant.

         (b) Capital Adequacy. In the event that any change after the date of this Agreement in Applicable Laws regarding capital adequacy or in the interpretation thereof by any governmental authority charged with the administration thereof does or shall have the effect of reducing the rate of return on a Participant's capital as a consequence of its obligations hereunder to a level below that which such Participant could have achieved but for such change or interpretation (to the extent such change or interpretation has not been reflected in the pricing of such Participant's Loans or Investor Amounts and taking into consideration such Participant's policies with respect to capital adequacy) by an amount deemed by such Participant to be material, then such Participant may, promptly upon becoming aware of such reduced return, notify Lessee thereof and thereafter Lessee shall (i) pay to such Participant upon its demand the additional amount or amounts necessary to compensate such Participant for such reduced return accruing from and after the date of notice, or (ii) cause the replacement of such Participant in accordance with Section
8.4. If Lessee determines to replace such Participant, the Participant shall be entitled to reasonable compensation for such reduced return from the date of notice through and including the date of the replacement of the applicable Participant.

         SECTION 9.8. Illegality. If at any time any Participant or its applicable lending office shall have determined in good faith (which determination shall be conclusive) that the making or maintenance of Eurodollar Loans has been made impracticable or unlawful because of compliance by such Participant in good faith with any law or the administration thereof by any official body charged with the interpretation or administration thereof or because U.S. dollar deposits in the amount and maturity of the Eurodollar Loans are not generally available in the London Eurodollar interbank market, then such Participant shall forthwith give Lessee and Collateral Agent notice thereof and the obligation to continue the Eurodollar Loans shall terminate and Lessee shall, at its option, convert the outstanding Eurodollar Loans into ABR Loans or prepay the Eurodollar Loans, such conversion or prepayment to become due, in the case of impracticability, on the last day of the Interest Period in effect at the time notice of impracticability is given and, in the case of illegality, on the last day of the last Interest Period to end prior to the effectiveness of the applicable change in law or such earlier date as may be required by the relevant law or regulation.

         SECTION 9.9. Compensation. In the event that Lessee funds directly or indirectly a prepayment of any Loan or Investor Amount on a day other than the last day of an Interest Period, or in the event a Loan or Investor Amount is not made on the Advance Date specified therefor (other than as a result of a default by such Participant), or a Loan or Investor Amount is assigned on a day other than the last day of an Interest Period pursuant to Section 8.4 (other than as a result of a default by such Participant), Lessee shall pay (provided that during the Construction Period Lessee shall request an Advance, the proceeds of which shall be used to pay) to a Participant upon its demand an amount which will compensate such Participant for any loss or expense incurred as a result of any such event in respect of funds obtained for the purpose of making or maintaining such Loan or Investor Amount (but not for any loss of profit in respect of any such event), provided, that payments under this Section 9.9 shall not be due to any Person entitled to payment by reason of Section 2.2.6(c).

         SECTION 9.10. Obligations of Lessee to Pay Certain Amounts. During the Construction Period, the Lessee shall request Advances to pay (and Collateral Agent shall pay out of such Advances, as directed below), and during the Lease Term, the Lessee shall pay as Supplemental Rent under the Lease, all amounts described in this Section 9.10.

                      (a) Liquidity Agent and Chase Fees. To Bank of America for its own account, the fees agreed to in the Liquidity Agent Fee Letter for services rendered as Liquidity Agent, and to

         Chase for its own account, the fees agreed to in the Chase Fee Letter for services rendered as Collateral Agent and Depositary, in each case at the times and in the amounts provided therein.

                      (b) Upfront Fees. To the Liquidity Agent for the account of each Liquidity Purchaser and each Investor, the Upfront Fees on the Initial Advance Date.

                      (c) Program Fees. To the Administrator for its own account, the fee agreed to in the Conduit Fee Letter.

                      (d) Other Fees. To the Collateral Agent, the
         Administrative Agent, or the Liquidity Agent, as the case may be, for the benefit of the parties to which the fees are owed, the following fees, at the times and in the amounts specified therein: (i) all fees payable by Lessee to such Agents under the Lease, and (ii) all fees, expenses or indemnities payable by HSFC to (x) the Administrative Agent under the Commercial Paper Placement Agreement (HSFC), the Management Agreement or, the Administration Agreement, (y) the Depositary under the Depositary Agreement, and (z) the Manager, for its own account, all fees, costs and expenses payable to it under the Management Agreement; all payments made under this Section 9.10(d) shall be distributed in accordance with Section 10.9(b).

                      (e) Facility Fees. To the Liquidity Agent for the account of the Liquidity Purchasers, the Facility Fees on each Scheduled Payment Date.

         SECTION 9.11. Indemnity Payments in Addition to Lease Obligations. Lessee acknowledges and agrees that its obligations to make indemnity payments under this Article IX are separate from, in addition to, and do not reduce, its obligation to pay Base Rent or any other payment required hereunder or the Lease in accordance with the provisions hereof.

         SECTION 9.12. Certificate, Allocation of Costs. Any Participant demanding payment pursuant to Section 9.7 or 9.9 shall provide to Lessee a certificate, signed by an officer of such Participant, setting forth the amount required to be paid by Lessee and the computations made by such Participant to determine such amount.

         SECTION 9.13. Right to Prepay. In the event Lessee shall be required to make any payment to any Participant pursuant to Section 9.7, Lessee shall have the right, upon not less than three Business Days' prior notice to such Participant, to cause Lessor to convert the B Loans or Investor Amount so affected to loans bearing interest by reference to ABR.

         SECTION 9.14. Mitigation. Each Participant will use reasonable efforts to avoid or mitigate any increased cost, reduced receivable or obligation to prepay under Sections 9.7 or 9.8 to the greatest extent practicable (including transferring the Loans or Investor Amounts, as applicable, to another applicable lending office or Affiliate of such Participant) unless, in the sole opinion of such Participant, such efforts would be likely to have a significantly adverse effect upon it.

                                    ARTICLE X

                  DISTRIBUTIONS OF PAYMENTS AND GROSS PROCEEDS

         In order to provide for the priority and allocation of payments received from Lessee, Gross Sales Proceeds and the proceeds of the exercise of remedies by Ground Lessee, Lessor, any Agent or any of the Participants pursuant to the Lease and the Security Documents, the parties hereto agree as follows:

         SECTION 10.1. Agreement of Collateral Agent and Participants. Pursuant to the Security Agreement, the Assignment of Leases and the other Security Documents, all of the payments (other than the Excluded Amounts) payable by Lessee to Lessor under the Lease or the Construction Agency Agreement or payable by Ground Lessee to the Lenders under the Conduit Notes, the Facility Notes, the Conduit Loan Agreement, the HSFC Note, the HSFC Loan Agreement or payable by GS to Lessee under the GS Demand Note or payable by Lessor to Lenders under the Lessor Guaranty, or any payments under this Participation Agreement or any other Operative Documents have been assigned to the Collateral Agent for the benefit of the Lenders, Ground Lessee, Lessor and/or Investors, as applicable. Except as otherwise provided in Section 10.2 or Section 10.8, the Collateral Agent hereby agrees to deposit all such payments, receipts and other consideration of any kind whatsoever (other than Excluded Amounts) received by the Collateral Agent pursuant to the Security Agreement, the Assignment of Leases and any other Security Document in the form received into the Cash Collateral Account or, if required for the distributions set forth in this Article X, the Cash Collateral Subaccount (Conduit) or the Cash Collateral Subaccount (HSFC), as applicable, other than any such payments received after the Lease Term Expiration Date which shall be distributed by the Collateral Agent, upon receipt, in accordance with this Article X. The Collateral Agent shall make withdrawals from the Cash Collateral Account the Cash Collateral Subaccount (Conduit) or the Cash Collateral Subaccount (HSFC) pursuant to the requirements of this Article X and the provisions of the Security Agreement and distribute such amounts to each Participant or other Person entitled thereto under this Article X (it being understood that any such payment received on a timely basis in accordance with the provisions of the Lease, this Participation Agreement and the other Operative Documents shall be distributed by the Collateral Agent on the same Business Day as received to the extent practicable).

         SECTION 10.2. Base Rent. Subject to Section 10.8, each payment of Base Rent (and any payment of interest on overdue installments of Base Rent) shall be made by Lessee to the Cash Collateral Account and withdrawn and distributed by the Collateral Agent in accordance with Section 3.4 of the Lease as follows:

                      first, an amount equal to HSFC Base Rent shall be distributed to the Commercial Paper Account of HSFC to pay in full interest then due and owing on HSFC Loans in accordance with the terms of the HSFC Loan Agreement, and second, an amount equal to Conduit Base Rent shall be distributed to the Commercial Paper Account of the Conduit to pay in full interest then due and owing on B Loans in accordance with the terms of the Conduit Loan Agreement, and third, an amount equal to the Investor Base Rent shall be distributed to each Investor to pay in full all accrued but unpaid Yield on the Investor Amounts then due and owing on such day (together with any overdue interest thereon).

         SECTION 10.3. Purchase Payments by Lessee. Any payment on any day (other than payments with respect to Excluded Amounts and Base Rent) made by Lessee pursuant to the Lease in connection with the purchase of the Properties in connection with Lessee's exercise of its Purchase Option under Section 5.1 of the Lease or Section 2.5(a)(viii) of the Construction Agency Agreement shall be made by Lessee to the Cash Collateral Account and withdrawn and distributed by the Collateral Agent as follows:

                      (a) to the Commercial Paper Account of HSFC to repay in full the outstanding principal amount of the HSFC Loans, together without duplication for payments made under Section 10.2, with all accrued and unpaid interest thereon,

                      (b) to the Liquidity Purchasers to pay in full the aggregate outstanding principal amount of the Facility Loans, together without duplication for payments made under Section 10.2, with all accrued and unpaid interest thereon,

                      (c) to the Commercial Paper Account of the Conduit to repay in full the outstanding principal amount of all remaining B Loans, together without duplication for payments made under Section 10.2, with all accrued and unpaid interest thereon,

                      (d) to each Investor to pay in full the Investor Amounts, together without duplication for amounts paid under Section 10.2, with all accrued and unpaid Yield on the Investor Contributions.

         SECTION 10.4.  Recourse Amounts.

         (a) Construction Period Maximum Guaranty Amount, Etc. Any payment on any day of all or a portion of the Construction Period Maximum Guaranty Amount or the Permitted Lease Balance (and concurrently therewith, the repayment of the GS Demand Note by GS ) shall be deposited in the Cash Collateral Account and shall be withdrawn and distributed by the Collateral Agent in the following order of priority:

                      first, to the Commercial Paper Account of HSFC to repay in full the outstanding principal amount of the HSFC Loans,

                      second, the balance, if any, to the Liquidity Purchasers to pay in full the outstanding principal amount of the B Loans then held by the Liquidity Purchasers (provided that to the extent all amounts pursuant to this clause second are insufficient to pay all principal then due and owing on such day to each Liquidity Purchaser in full, such amounts shall be distributed to each Liquidity Purchaser in accordance with such Liquidity Purchaser's pro rata share thereof based on the amounts of principal then due and owing to each Liquidity Purchaser), third, the balance, if any, to be deposited in the Commercial Paper Account of the Conduit to repay in full the outstanding principal amount of Conduit Loans held by the Conduit,

                      fourth, the balance, if any, to be distributed to each Investor to pay in full the Investor Amounts, (provided that in the event that the amounts distributed pursuant to this clause fourth are insufficient to pay the Investor Amounts in full, such amounts shall be distributed to each Investor in accordance with such Investor's Percentage Share), fifth, the balance, if any, to be distributed to any Person entitled thereto as payment of any obligation of Lessee under the Operative Documents, and sixth, the balance, if any, to be distributed to Lessee.

         (b) Residual Value Guaranty Amount, Etc. Any payment on any day of all or a portion of the Residual Value Guaranty Amount or the Permitted Lease Balance (and concurrently therewith, the repayment by GS of the GS Demand Note) shall be deposited in Cash Collateral Account and shall be withdrawn and distributed by the Collateral Agent in the following order of priority:

                      first, to the Commercial Paper Account of HSFC to repay in full the outstanding principal amount of the HSFC Loans,

                      second, the balance, if any, to the Liquidity Purchasers to pay in full the outstanding principal amount of the B Loans then held by the Liquidity Purchasers, (provided that to the extent all amounts pursuant to this clause second are insufficient to pay all principal then due and owing on such day to each Liquidity Purchaser in full, such amounts shall be distributed to each Liquidity Purchaser in accordance with such Liquidity Purchaser's pro rata share thereof based on the amounts of principal then due and owing to each Liquidity Purchaser), third, the balance, if any, to be deposited in the Commercial Paper Account of the Conduit to repay in full the outstanding principal amount of Conduit Loans held by the Conduit,

                      fourth, the balance, if any, to be distributed to each Investor to pay in full the Investor Amounts, (provided that in the event that the amounts distributed pursuant to this clause fourth are insufficient to pay the Investor Amounts in full, such amounts shall be distributed to each Investor in accordance with such Investor's Percentage Share), fifth, the balance, if any, to be distributed to any Person entitled thereto as payment of any obligation of Lessee under the Operative Documents, and sixth, the balance, if any, to be distributed to Lessee.

         (c) No Application of Recourse Amounts to Force Majeure Losses. No proceeds of the Construction Period Maximum Guaranty Amount or the Residual Value Guaranty Amount shall be used to pay any amounts included in the Lease Balance that are not includable in the Permitted Lease Balance. To the extent that either of the Construction Period Maximum Guaranty Amount or the Residual Value Guaranty Amount exceeds the Permitted Lease Balance, such excess in either case shall not be payable by Lessee (except from the proceeds of a sale of the Properties to the extent provided in Article X).

         SECTION 10.5. Gross Sale Proceeds. Any payments received by the Collateral Agent as Gross Sale Proceeds from the sale of the Properties pursuant to Section 7.1 of the Lease shall be deposited to the Cash Collateral Account upon the date such payment is due and distributed by the Collateral Agent, upon receipt thereof, in the following order of priority (subject to Section 10.15):

                      first, so much of such payment or amount as shall be required to reimburse Lessee, Lessor, the Collateral Agent, the Liquidity Agent, the Administrator and any other Participant for any Remarketing Sale Expenses incurred by such Person in connection with such disposition, second, the balance, if any, in an amount equal to the excess, if any, of the Permitted Lease Balance over the Residual Value Guaranty Amount to the extent actually paid, shall be distributed:

                           (i) first, to the Liquidity Purchasers to pay
                      outstanding principal amounts of the B Loans then held by the Liquidity Purchasers, to the extent the proceeds of such B Loans were not expended in accordance with an Advance Request to fund a Force Majeure Loss (provided that to the extent all amounts pursuant to this clause second (i) are insufficient to pay all principal then due and owing on such day on such B Loans to each Liquidity Purchaser in full, such amounts shall be distributed to each Liquidity Purchaser in accordance with such Liquidity Purchaser's pro rata share thereof based on the amounts of principal then due and owing to each Liquidity Purchaser),

                           (ii) second, the balance, if any, to be deposited in
                      the Commercial Paper Account of the Conduit to repay in full the outstanding principal amount of all remaining B Loans, to the extent the proceeds of such B Loans were not expended in accordance with an Advance Request to fund a Force Majeure Loss,

                           (iii) third, the balance, if any, to be deposited in
                      the Commercial Paper Account of HSFC to repay in full the outstanding principal amount of the HSFC Loans,

                           (iv) fourth, the balance, if any, to be distributed
                      to each Investor to pay in full the Investor Amounts, to the extent the proceeds of such Investor Amounts were not expended in accordance with an Advance Request to fund a Force Majeure Loss (provided that if the amounts distributed pursuant to this clause second (iv) are insufficient to pay such Investor Contributions in full, such amounts shall be distributed to each Investor in accordance with such Investor's Percentage Share), third, the balance, if any, to Lessee to pay in full the Residual Value Guaranty Amount to the extent previously paid by Lessee,

                      fourth, the balance, if any, shall be distributed:

                           (i) first, to the Liquidity Purchasers to pay in full
                      the outstanding principal amount of the B Loans then held by the Liquidity Purchasers (provided that to the extent all amounts pursuant to this clause fourth (i) are insufficient to pay all principal then due and owing on such day to each Liquidity Purchaser in full, such amounts shall be distributed to each Liquidity Purchaser in accordance with such Liquidity Purchaser's pro rata share thereof based on the amounts of principal then due and owing to each Liquidity Purchaser),

                           (ii) second, the balance, if any, to be deposited in
                      the Commercial Paper Account of the Conduit to repay in full the outstanding principal amount of all remaining B Loans,

                           (iii) third, the balance, if any, to be deposited in
                      the Commercial Paper Account of HSFC to repay in full the outstanding principal amount of the HSFC Loans,

                           (iv) fourth, the balance, if any, to be distributed
                      to each Investor to pay in full the Investor Amounts (provided that if the amounts distributed pursuant to this clause fourth (iv) are insufficient to pay the Investor Contributions in full, such amounts shall be distributed to each Investor in accordance with such Investor's Percentage Share), and fifth, the balance, if any, shall be distributed to Lessee to the extent permitted by Section 10.11.

         SECTION 10.6. Supplemental Rent. Any payment of Supplemental Rent received by the Collateral Agent for which no provision as to the application thereof is made elsewhere in this Article X shall be withdrawn from the Cash Collateral Account on the date such payment is due and distributed immediately by the Collateral Agent upon receipt thereof to the Persons entitled thereto pursuant to the Operative Documents.

         SECTION 10.7. Excluded Amounts. Notwithstanding any other provision of this Participation Agreement or the Operative Documents, any Excluded Amounts received at any time by the Collateral Agent or any Participant shall be distributed promptly to the Person entitled to receive such Excluded Amount pursuant to the Operative Documents.

         SECTION 10.8. Distribution of Payments After Construction Agency Event of Default or Lease Event of Default. Notwithstanding any other provision of this Article X, but subject to Section 10.15, all payments (other than amounts distributable pursuant to Section 10.6 or 10.7) received and amounts realized by Lessee, the Collateral Agent, the Liquidity Agent, HSFC, the Conduit, the Ground Lessee or Lessor after a Construction Agency Event of Default or Lease Event of Default has occurred and is continuing, including Gross Sale Proceeds from the sale of any of the Properties or other collateral, proceeds of any amounts from any insurer or any Authority in connection with any loss, casualty or condemnation, shall be immediately paid to the Collateral Agent and shall be immediately distributed by the Collateral Agent (which shall forgo deposit of such payments into the Cash Collateral Account), together with any amounts withdrawn from the Cash Collateral Account, as follows:

         (a) Receipt of Construction Period Maximum Guaranty Amount, Proceeds from Collateral and Other Amounts. If, on any date after a Construction Agency Event of Default has occurred and is continuing, a payment is made of (A) all or a portion of the Construction Period Maximum Guaranty Amount or (B) any other amount (other than a payment of the Permitted Lease Balance), including proceeds from the sale of Collateral, then, with respect to amounts described in clause
(A), such amount shall be or shall have been distributed in accordance with
Section 10.4, and with respect to amounts described in clause (B), then distributions of such amounts shall be in the following order of priority:

                      first, so much of such payment or amount as shall be required to reimburse the Collateral Agent, the Trust, the Trustee, the Trust Company, Liquidity Agent, Investors, HSFC, the Conduit, the Liquidity Purchasers, the Ground Lessee or Lessor for any taxes, expenses, fees, indemnities or other losses incurred by the Collateral Agent, the Trust, the Trustee, the Trust Company, Liquidity Agent, HSFC, the Conduit, the Liquidity Purchasers, the Ground Lessee or Lessor under the Operative Documents or in connection with the collection of such amounts (to the extent not previously reimbursed) shall be distributed to the Collateral Agent, the Trust, the Trustee, the Trust Company, HSFC, the Conduit, the Liquidity Purchasers, the Ground Lessee or Lessor, as applicable (to be divided among such parties pro rata to the extent insufficient to satisfy all claims), second, the balance, if any, in an amount equal to the excess, if any, of the Permitted Lease Balance over the Construction Period Maximum Guaranty Amount to the extent actually paid shall be distributed:

                           (i) first, to the Liquidity Purchasers to pay
                      outstanding principal amounts of the B Loans then held by the Liquidity Purchasers, to the extent the proceeds of such B Loans were not expended in accordance with an Advance Request to fund a Force Majeure Loss, together with accrued interest thereon (provided that to the extent all amounts pursuant to this clause second (i) are insufficient to pay all principal then due and owing on such day to each Liquidity Purchaser in full, such amounts shall be distributed on such B Loans to each Liquidity Purchaser in accordance with such Liquidity Purchaser's pro rata share thereof based on the amounts of principal then due and owing to each Liquidity Purchaser),

                           (ii) second, the balance, if any, to be deposited in
                      the Commercial Paper Account of the Conduit to repay in full the outstanding principal amount of all remaining B Loans, to the extent the proceeds of such B Loans were not expended in accordance with an Advance Request to fund a Force Majeure Loss, together with accrued interest thereon,

                           (iii) third, the balance, if any, to be deposited in
                      the Commercial Paper Account of HSFC to repay in full the outstanding principal amount of the HSFC Loans, together with accrued interest thereon,

                           (iv) fourth, the balance, if any, to be distributed
                      to each Investor to pay in full the Investor Amounts, to the extent the proceeds of such Investor Amounts were not expended in accordance with an Advance Request to fund a Force Majeure Loss, together with accrued Yield thereon (provided that if the amounts distributed pursuant to this clause second (iv) are insufficient to pay such Investor Contributions in full, such amounts shall be distributed to each Investor in accordance with such Investor's Percentage Share), third, the balance, if any, to Lessee to repay in full the Construction Period Maximum Guaranty Amount, but only to the extent previously paid by Lessee,

                      fourth, the balance, if any, shall be distributed:

                           (i) first, to the Liquidity Purchasers to pay in full
                      the outstanding principal amount of the B Loans then held by the Liquidity Purchasers, together with accrued interest thereon (provided that to the extent all amounts pursuant to this clause fourth (i) are insufficient to pay all principal then due and owing on such day to each Liquidity Purchaser in full, such amounts shall be distributed to each Liquidity Purchaser in accordance with such Liquidity Purchaser's pro rata share thereof based on the amounts of principal then due and owing to each Liquidity Purchaser),

                           (ii) second, the balance, if any, to be deposited in
                      the Commercial Paper Account of the Conduit to repay in full the outstanding principal amount of all remaining B Loans, together with all accrued interest thereon,

                           (iii) third, the balance, if any, to be deposited in
                      the Commercial Paper Account of HSFC to repay in full the outstanding principal amount of the HSFC Loans, together with all accrued interest thereon,

                           (iv) the balance, if any, to be distributed to each
                      Investor to pay in full the Investor Amounts, together with all accrued Yield thereon (provided that if the amounts distributed pursuant to this clause fourth (iv) are insufficient to pay the Investor Contributions in full, such amounts shall be distributed to each Investor in accordance with such Investor's Percentage Share), and fifth, the balance, if any, shall be distributed to Lessee to the extent permitted by Section 10.11.

         (b) Receipt of Permitted Lease Balance, Proceeds from Collateral and Other Amounts. If, on any date after a Construction Agency Event of Default or Lease Event of Default has occurred and is continuing, a payment is made of (A) all or a portion of the Permitted Lease Balance or (B) any other amount, including proceeds from the sale of Collateral, then, with respect to amounts described in clause (A), such amount shall be or shall have been distributed in accordance with Section 10.4, and with respect to amounts described in clause
(B), then distributions of such amounts shall be in the following order of priority:

                      first, so much of such payment or amount as shall be required to reimburse the Collateral Agent, the Trust, the Trustee, the Trust Company, Liquidity Agent, Investors, HSFC, the Conduit, the Liquidity Purchasers, the Ground Lessee or Lessor for any taxes, expenses, fees, indemnities or other losses incurred by the Collateral Agent, the Trust, the Trustee, the Trust Company, Liquidity Agent, HSFC, the Conduit, the Liquidity Purchasers, the Ground Lessee or Lessor under the Operative Document or in connection with the collection of such amounts (to the extent not previously reimbursed) shall be distributed to the Collateral Agent, the Trust, the Trustee, the Trust Company, HSFC, the Conduit, the Liquidity Purchasers, the Ground Lessee or Lessor, as applicable (to be divided among such parties pro rata to the extent insufficient to satisfy all claims), second, the balance, if any, to Lessee to repay in full the Permitted Lease Balance, but only to the extent previously paid by Lessee, third, the balance, if any, shall be distributed:

                           (i) first, to the Liquidity Purchasers to pay in full
                      the outstanding principal amount of the B Loans then held by the Liquidity Purchasers, together with all accrued interest thereon (provided that to the extent all amounts pursuant to this clause third (i) are insufficient to pay all principal then due and owing on such day to each Liquidity Purchaser in full, such amounts shall be distributed to each Liquidity Purchaser in accordance with such Liquidity Purchaser's pro rata share thereof based on the amounts of principal then due and owing to each Liquidity Purchaser),

                           (ii) second, the balance, if any, to be deposited in
                      the Commercial Paper Account of the Conduit to repay in full the outstanding principal amount of all remaining B Loans, together with accrued interest thereon,

                           (iii) third, the balance, if any, to be deposited in
                      the Commercial Paper Account of HSFC to repay in full the outstanding principal amount of the HSFC Loans, together with all accrued interest thereon,

                           (iv) fourth, the balance, if any, to be distributed
                      to each Investor to pay in full the Investor Amounts, together with accrued Yield thereon (provided that if the amounts distributed pursuant to this clause third (iv) are insufficient to pay the Investor Contributions in full, such amounts shall be distributed to each Investor in accordance with such Investor's Percentage Share), fourth, the balance, if any, of such payment or amounts remaining thereafter shall be promptly distributed to, or as directed by, Lessor pursuant to the Operative Documents, to other obligations of Lessee under the Operative Documents, and fifth, the balance, if any, shall be distributed to Lessee.

         SECTION 10.9.  Other Payments.

         (a) Except as otherwise provided in Sections 10.2, 10.3, 10.8 and clause (b) or (c) below,

                      (i) any payment received by the Collateral Agent for which no provision as to the application thereof is made in the Operative Documents or elsewhere in this Article X, and

                      (ii) all payments and amounts received by the Collateral Agent under the Lease or otherwise with respect to the Collateral,

shall be withdrawn from the Cash Collateral Account and distributed forthwith by the Collateral Agent in the order of priority set forth in Section 10.3 (in the case of any payment described in clause (i) above) or in Section 10.8(b) hereof (in the case of any payment described in clause (ii) above).

         (b) Except as otherwise provided in Sections 10.2, 10.3 and 10.8 hereof and except after a Lease Event of Default has occurred and is continuing, any payment received by the Collateral Agent for which provision as to the application thereof is made in an Operative Document but not elsewhere in this

Article X shall be withdrawn from the Cash Collateral Account and distributed forthwith by the Collateral Agent to the Person and for the purpose for which such payment was made in accordance with the terms of such Operative Document.

         (c) Except as provided in Section 10.8 hereof, any payment received by the Collateral Agent representing amounts paid to Lessor pursuant to Section 14.2(b)or 14.4(b) of the Lease shall be withdrawn from the Cash Collateral Account and distributed forthwith by the Collateral Agent in the order of priority set forth in Section 10.4(a) hereof.

         (d) Any payment received by the Collateral Agent in respect of Construction Period Accrued Interest, Construction Period Accrued Yield or Construction Period Fees shall be withdrawn from the Cash Collateral Account and distributed forthwith by the Collateral Agent to the Participant entitled thereto in accordance with Section 2.2.7.

         SECTION 10.10. Order of Application. To the extent any payment made to any Liquidity Purchaser or Investor pursuant to Section 10.3 or 10.8 is insufficient to pay in full the Loans or the Investor Amount, as the case may be, of such Person, then each such payment shall first be applied to overdue interest, then to accrued interest or Yield and then to principal or Investor Amount, as applicable.

         SECTION 10.11. Remaining Funds. Upon the termination or expiration of the Commitments and the payment in full of (i) the Conduit Loans, the HSFC Loans, the Facility Loans, the Commercial Paper Notes, the Investor Amounts and all accrued and unpaid interest and Yield, and (ii) all other amounts owing by Lessee to any Person under the Operative Documents, all remaining moneys in the Cash Collateral Account shall be paid to Lessee, and Lessee shall not be entitled to receive any amounts from the Cash Collateral Account until such time, except as expressly provided in this Article X.

         SECTION 10.12. Time of Payment. Except as otherwise provided in the Operative Documents, each payment due from Lessee under the Operative Documents shall be made in immediately available funds prior to 12 noon, New York City time on the date when due in immediately available funds consisting of lawful currency of the United States of America, unless such date shall not be a Business Day, in which case payment shall be made on the next succeeding Business Day. Except as otherwise provided in the Operative Documents, payments received after 12 noon, New York City time shall be deemed received on the next succeeding Business Day.

         SECTION 10.13. [Reserved].

         SECTION 10.14. Payments Under Guaranty. All amounts paid under the Guaranty shall be applied in the same manner and priority as the underlying obligations of Lessee and Construction Agent.

         SECTION 10.15. Priority of HSFC Upon Decrease in Recourse Amounts; Payments to HSFC.

         (a) Notwithstanding any other provision hereof, if (x) the Lease Balance exceeds the Permitted Lease Balance and (y) there has been a decrease in the Construction Period Maximum Guaranty Amount or the Residual Value Guaranty Amount as a result of a Force Majeure Loss, then to the extent of such decrease HSFC shall be entitled to priority of distribution ahead of any distribution by the Collateral Agent in respect of principal amounts owed, interest or Yield on B Loans or Investor Amounts pursuant to Section 10.3,10.5 or 10.8, as applicable.

         (b) All payments to HSFC required by this Participation Agreement which are not required to be made to the Commercial Paper Account of HSFC shall be made to the HSFC Operating Account.


                                   ARTICLE XI

             LESSEE DIRECTIONS; RECOURSE DURING CONSTRUCTION PERIOD

         SECTION 11.1. Lessee Directions. Notwithstanding anything to the contrary contained in the Operative Documents, Lessor, Ground Lessee and the Participants agree that, so long as no Event of Default has occurred and is continuing which has caused the acceleration of the maturity of the Loans and the termination of the Commitments and HSFC's right to issue Commercial Paper
Notes:

         (a) Lessee shall have the right to give all borrowing notices and prepayment notices pursuant to the HSFC Loan Agreement, the Conduit Loan Agreement and to instruct the Administrative Agent as to all notices to be given by the Administrative Agent relating to the issuance of the Commercial Paper Notes of HSFC pursuant to the Commercial Paper Documents of HSFC;

         (b) Lessee shall have the right to give Extension Option Requests pursuant to Section 8.5 of this Participation Agreement and to give notice of the Extension Date pursuant to Section 3.6 of the LAPA;

         (c) Lessee shall have the right to replace an Investor or a Liquidity Purchaser pursuant to Section 8.4 hereof or a Liquidity Purchaser pursuant to
Section 3.7 of the LAPA;

         (d) Lessee shall have the right to direct the funding by a non-consenting Liquidity Purchaser of its Commitment pursuant to Section 3.7 of the LAPA; and

         (e) Lessee shall have the right to approve any successor "Collateral Agent" to the extent permitted pursuant to Section 12.16 of this Participation Agreement.

         SECTION 11.2. Recourse on Liability During Construction Period. Notwithstanding any other provision set forth in this Participation Agreement or any of the other Operative Documents, in the event of the occurrence of a Construction Agency Event of Default, Lessee and the Construction Agent shall not be required to pay with respect to the Lease Balance more than the Construction Period Maximum Guaranty Amount on a recourse basis with respect to any damages (which shall include Construction Breakage Costs and amounts payable by such Construction Agent as Default Completion Costs) which arise from such Construction Agency Event of Default; provided, however, that the foregoing limitation shall not apply to (i) any Full Recourse Construction Event of Default (in which event Lessee and Construction Agent shall not be required to pay more than the Permitted Lease Balance on a recourse basis), (ii) the rights of parties to seek all damages, without regard to such limitation, from the proceeds of the Collateral or (iii) any Claim for indemnity covered by Article IX or under any other Operative Document.

         SECTION 11.3. Notice to Collateral Agent. Lessee shall give notice to the Collateral Agent upon the occurrence of any of the following:

                      (a) Lessee shall give written notice to Collateral Agent, concurrently with making a payment of Base Rent or any Supplemental Rent to the Collateral Agent. Such notice shall specify the amount of the payment that is being made for each of the (a) HSFC Base Rent, (b) Conduit Base Rent, (c) Investor Base Rent, and/or (d) Supplemental Rent.

                      (b) If Lessee shall exercise its Purchase Option under
         Section 2.5(a)(viii) or Section 5.1.2 of the Construction Agency Agreement, the Lessee shall give the Collateral Agent written notice concurrent with the notice due to the Lessor pursuant to Section 5.1(b) of the Lease. Such notice shall provide the amount of Lease Balance and all other amounts owing in respect of Rent, including Supplemental Rent, accruing through the Purchase Date.

                      (c) If Lessee shall exercise its purchase option under
         Section 5.1.2 of the Construction Agency Agreement, the Lessee shall give the Collateral Agent written notice concurrent with the notice due to Lessor under the Construction Agency Agreement of such exercise. Such notice shall provide the amount to be paid by the Lessee pursuant to Section 5.1.2(ii) or Section 2.5(a)(viii) of the Construction Agency Agreement.

                      (d) Lessee (in its capacity as Construction Agent) shall give the Collateral Agent notice concurrently with the payment of the Construction Period Maximum Guaranty Amount or Permitted Lease Balance pursuant to Section 5.1.2 of the Construction Agency Agreement. Any such notice shall contain both the amount and the computation of such Construction Period Maximum Guaranty Amount or Permitted Lease Balance.

                      (e) Lessee shall give Collateral Agent notice concurrently with the payment of Residual Value Guaranty Amount (and all other amounts due and owing in respect to Rent (including Supplemental Rent) pursuant to the Section 7.1(e) of the Lease. Any such notice shall contain both the amount and the computation of such Residual Value Guaranty Amount.

                      (f) If Lessee shall exercise its Sale Option under Section
         7.1 of the Lease, the Lessee shall give the Collateral Agent notice concurrent with the notice due to the Lessor pursuant to Section 7.1 of the Lease. In addition, Lessee shall give the Collateral Agent two (2) Business Days' notice prior to the Sale Date, setting forth the amount to be paid to the Collateral Agent pursuant to Section 7.1(c) of the Lease.


                                   ARTICLE XII

                                  MISCELLANEOUS

         SECTION 12.1. Survival of Agreements. All representations, warranties, covenants, indemnities and agreements of the parties provided for in the Operative Documents (including, without limitation, the indemnities set forth in Article IX), and the obligations of the parties under any and all thereof, shall survive the execution and delivery and the termination or expiration of the Lease and any of the other Operative Documents, the transfer of the Properties or any portion thereof as provided herein or in any of the other Operative Documents (and shall not be merged into any conveyance or transfer document), and shall be and continue in effect notwithstanding any investigation made by any party hereto or to any of the other Operative Documents and the fact that any such party may waive compliance with any of the other terms, provisions or conditions of any of the Operative Documents.

         SECTION 12.2. Brokers. Lessee, each Investor, Lessor, the Conduit, HSFC, Trustee, the Trust, the Trust Company and each Agent each represents to the other that it has not retained or employed any broker, finder or financial advisor other than the retention by Lessee of Banc of America Leasing & Capital L.L.C. and the retention of the Placement Agents by HSFC and the Commercial Paper Placement Agents (Conduit) by the Conduit to act on its behalf in connection with the Overall Transaction, nor has it authorized any other broker, finder or financial adviser retained or employed by any other Person so to act, nor has it incurred any fees or commissions to which Lessee, any Investor, Lessor, the Conduit, HSFC, Trustee, the Trust, the Trust Company or any Agent might be subjected by virtue of their entering into the transactions contemplated by this Participation Agreement. The sole compensation of Banc of America Leasing & Capital L.L.C. for acting with respect to the Overall Transaction is the receipt of the amounts, including reimbursement of expenses, to be paid by Lessor solely out of proceeds of Advances contributed by Investors. Any Person who is in breach of this representation shall indemnify and hold the other Persons harmless from and against any liability arising out of such breach of this representation. The provisions of this Section 12.2 shall survive the expiration or termination of this Participation Agreement or any other Operative Document.

         SECTION 12.3. Notices. Unless otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be by letter, facsimile (with telephonic confirmation), telephone (with written confirmation promptly thereafter) or bank wire and shall be deemed to have been given, in the case of notice by letter, the earlier of when delivered to the addressee by hand or courier (including an overnight courier) if delivered on a Business Day and, if not delivered on a Business Day, the first Business Day thereafter or on the third Business Day after depositing the same in the mails, registered or certified mail, postage prepaid, return receipt requested, addressed as provided on Schedule II and, in the case of notice by facsimile, telephone or bank wire, when transmitted during business hours on a Business Day and, if not transmitted during business hours on a Business Day, the first Business Day thereafter, addressed as provided on Schedule II, or to such other address as any of the parties hereto may designate by written notice. Copies of all notices given by facsimile or bank wire shall be contemporaneously sent by overnight courier. The Collateral Agent shall notify each Rating Agency promptly of any termination of the Lease or any Lease Event of Default and the Administrative Agent shall notify each Rating Agency promptly of any determination to cease issuing Commercial Paper Notes of HSFC pursuant to Sections 3(d)(ii)-(v), (e) or (f) of the Administration Agreement. Notwithstanding any other provision of this Participation Agreement or the Operative Documents, if Lessee is required to deliver notice to one or more of the parties to the Operative Documents (other than the Administrative Agent and the Rating Agencies) notice to all such parties shall be deemed to have been duly given by Lessee by delivering any such notice to the Collateral Agent, who shall in turn promptly deliver such notice to the appropriate party hereto.

         SECTION 12.4. Counterparts. This Participation Agreement and each of the other Operative Documents may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION 12.5. Amendments. No Operative Document nor any of the terms thereof may be terminated, amended, supplemented, waived or modified except (a) in the case of an ambiguity, defect or inconsistency in any Operative Document, and such amendment, supplement or waiver would not have an adverse effect on the Conduit's or HSFC's rights with the written agreement or consent of the Administrative Agent and Lessee, (b) in the case of a termination, amendment, supplement, waiver or modification to be binding on Lessee, Lessor, any Investor, HSFC, the Conduit, the Administrative Agent, the Administrator, the Liquidity Agent or the Collateral Agent, with the written agreement or consent of such party, and in all cases (so long as no Bankruptcy Default, Construction Agency Event of Default or Lease Event of Default shall have occurred and is continuing) the consent of Lessee, and (c) in the case of a termination, amendment, supplement, waiver or modification to be binding on (A) the Liquidity Purchasers, with the written agreement or consent of Majority Banks (assuming the requisite Investor consent has been obtained) and (B) the Investors, with the written agreement or consent of Majority Banks (assuming the requisite Liquidity Purchasers' consent has been obtained) and (so long as no Bankruptcy Default, Construction Agency Event of Default or Lease Event of Default shall have occurred and is continuing) Lessee; provided, however, that:

                      (1) no such termination, amendment, supplement, waiver or modification shall without written agreement or consent of each Participant affected thereby:

                           (x)(i) modify any of the provisions of this Section
                      12.5, change the definition of "Available Commitments", "Commitment", Commitment Amount", "GS Maturity Date", "Maturity Date" or "Majority Banks" or modify any provision of an Operative Document requiring action by Majority Banks; (ii) amend, modify, waive or supplement any of the provisions of Sections 2.5, 2.6 or 6.1 of the Conduit Loan Agreement or the representations of such Participant in Article V or the covenants of such Participant in Article VI of this Participation Agreement or any of the provisions of the Guaranty; (iii) reduce or modify any fees or indemnities in favor of any Participant, including amounts payable pursuant to Article IX (except that any Person may consent to any reduction, modification, amendment or waiver of any indemnity payable to it), (iv) modify, postpone, reduce or forgive, in whole or in part, any payment of Rent (other than pursuant to the terms of any Operative Document), any B Loan, HSFC Loan or any portion of any Investor Amount, the Lease Balance, the Construction Period Maximum Guaranty Amount, the Residual Value Guaranty Amount, Unguaranteed Residual Lease Balance, amounts due pursuant to Article V, VII or XIV of the Lease, interest or Yield or, subject to clause
                      (iii) above, any other amount payable under the Lease or this Participation Agreement, or modify the definition or method of calculation of Rent (other than pursuant to the terms of any Operative Document), any B Loan, HSFC Loan or any Investor Amount, the Lease Balance, the Construction Period Maximum Guaranty Amount, Residual Value Guaranty Amount, Unguaranteed Residual Lease Balance, or any other definition which would affect the amounts to be advanced or which are payable under the Operative Documents or any of the other matters set forth above (v) release, terminate or rescind the Parent Guaranty; (iv) extend the Lease Term; or

                           (y) consent to any assignment of the Lease, release
                      Lessee from its obligations in respect of the payments of Rent and the Lease Balance or change the absolute and unconditional character of such obligation;

                      (2) no termination, amendment, supplement, waiver or modification shall, without the written agreement or consent of each Participant and Lessee, be made to Article X of this Participation Agreement or the definition of "Construction Agency Event of Default" or "Lease Event of Default";

                      (3) each termination, amendment, supplement, waiver or modification of any Operative Document shall be subject to the consent rights of the Conduit and the Majority Banks; and

                      (4) notwithstanding anything to the contrary contained herein or in any other Operative Document, no termination, amendment, supplement, waiver or modification adversely affecting Lessee shall, without the written consent of Lessee, be made to any Operative Document.

Notwithstanding the foregoing, no termination, amendment, supplement, waiver or modification to the certificate of incorporation or by-laws of HSFC, the Ground Lessee Limited Liability Company Agreement, the Lessor Limited Liability Company Agreement, Article III or Article X of this Participation Agreement, any provision of the Operative Documents described in clause (1)(x)(iv) above affecting the sufficiency or timely availability of payments of Rent or other amounts due under the Lease to repay Commercial Paper Notes of HSFC in full as and when maturing shall be effective unless, as a condition precedent thereto, HSFC shall have received written confirmation (and the other parties hereto have received a copy of such confirmation) from each of Moody's and S&P that immediately after giving effect to such modification, waiver or termination, the Commercial Paper Notes of HSFC shall not be rated lower than such Commercial Paper Notes are rated immediately prior to giving effect thereto and such modification, waiver or termination shall not result in a downgrade, withdrawal or qualification of the rating assigned to the Commercial Paper Notes of HSFC by Moody's and S&P. The Administrative Agent shall deliver to each Rating Agency a copy of all termination agreements, amendments, supplements, waivers and alterations with respect to any of the Operative Documents promptly upon the execution thereof.

         SECTION XII.6. Headings, etc. The Table of Contents and headings of the various Articles and Sections of this Participation Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

         SECTION XII.7. Parties in Property. Except as expressly provided herein, none of the provisions of this Participation Agreement or the other Operative Documents are intended for the benefit of any Person except the parties hereto and their permitted successors and assigns.

         SECTION XII.8. Applicable Law. THIS PARTICIPATION AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT EXCLUDING TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW ALL OTHER CONFLICTS OF LAWS PRINCIPLES AND CHOICE OF LAW RULES OF NEW YORK.

         SECTION XII.9. Severability. Any provision of this Participation Agreement or any of the Operative Documents that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION XII.10. Limitation of Liability; Trust As A Secured Party. (a) No Participant, Agent or Lessor shall have any obligation to any other Participant, any other Agent or Lessor or party hereto with respect to transactions contemplated by the Operative Documents, except those obligations of such

Participant expressly set forth in the Operative Documents or except as set forth in the instruments delivered in connection therewith, and no Participant and no stockholder, employee, officer, director, beneficial owner, member, manager or incorporator thereof shall be liable for performance by any other party hereto of such other party's obligations under the Operative Documents except as otherwise so set forth.

         (b) The Trust shall be treated as a Secured Party for purposes of each Security Document.

         SECTION XII.11. Further Assurances. The parties hereto shall promptly cause to be taken, executed, acknowledged or delivered, at the sole expense of Lessee (provided that during the Construction Period Lessee shall request an Advance, the proceeds of which shall be used to pay such expense), all such further acts, conveyances, documents and assurances as the other parties may from time to time reasonably request in order to carry out and effectuate the intent and purposes of this Participation Agreement, the other Operative Documents, and the transactions contemplated hereby and thereby (including to the extent permitted under the Operative Documents, the preparation, execution and filing of any and all UCC financing statements, fixture filings and other filings or registrations which the parties hereto may from time to time request to be filed or effected); provided, however, that Lessee shall not be required to pay expenses pursuant to this Section 12.11 to the extent arising from a breach or alleged breach by Lessor or a Participant of any representation, warranty or agreement entered into in connection with the assignment or participation of any Facility Loan under the Conduit Loan Agreement or investment or interest in Lessor unless such breach or alleged breach arose in whole or in part from an act or omission of Lessee. Lessee, at its own expense (provided that during the Construction Period Lessee shall request an Advance, the proceeds of which shall be used to pay such expense) and without need of any prior request from any other party, shall take such actions as may be necessary (including any action specified in the preceding sentence), or (if an Investor shall so request) as so requested, in order to maintain and protect the Lessor's interest in the Properties provided for hereunder or under any other Operative Document.

         Lessor shall from time to time execute and deliver all instruments of further assurance and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of the Assignment of Leases.

         At any time and from time to time, upon the reasonable written request of Lessor and at the sole expense of Lessee (provided that during the Construction Period Lessee shall request an Advance, the proceeds of which shall be used to pay such expense), Lessee shall promptly and duly execute and deliver such further instruments and documents and take such further actions as Lessor reasonably may request for the purposes of obtaining or preserving the full benefits of the Lessee Mortgage and of the rights and powers granted by the Lessee Mortgage.

         At any time and from time to time, upon the reasonable written request of the Collateral Agent and at the sole expense of Lessee (provided that during the Construction Period Lessee shall request an Advance, the proceeds of which shall be used to pay such expense), Lessor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Collateral Agent reasonably may request for the purposes of obtaining or preserving the full benefits of the Lessor Mortgage and of the rights and powers granted by the Lessor Mortgage.

         Without limiting the foregoing, Lessee agrees that it will, at its own cost and expense (provided that during the Construction Period Lessee shall request an Advance, the proceeds of which shall be used to pay such cost and expense), cause financing statements (including precautionary financing statements and continuation statements), fixture filings and other documents, to be recorded or filed at such places and times in such manner, and will all such other actions or cause such other actions to be taken, as may be necessary or as may be reasonably requested by Lessor or any Agent in accordance with this Participation Agreement or the other Operative Documents in order to establish, continue, perfect and protect the title of Lessor to the Properties and the rights of Lessor, the Conduit, HSFC and the Agents under the Lease and the other Operative Documents. To the extent permitted by Applicable Laws, Lessee hereby authorizes any such financing statement and fixture filings to be filed without the necessity of the signature of Lessee.

         SECTION XII.12. Reproduction of Documents. This Participation Agreement and all other Operative Documents, all documents constituting Schedules or Exhibits hereto or thereto, and all documents relating hereto or thereto received by any Participant or party hereto, including: (a) consents, waivers and alterations that may hereafter be executed; (b) documents received by such Participant or party in connection with the receipt and/or acquisition of the Properties; and (c) financial statements, certificates, and other information previously or hereafter furnished to such Participant or party may be reproduced by such Participant or party receiving the same by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. Each party agrees and stipulates that, to the extent permitted by law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such party in the regular course of business) and that, to the extent permitted by law, any enlargement, facsimile, or further reproduction of such reproduction shall likewise be admissible in evidence.

         SECTION XII.13. Submission to Jurisdiction. Each party to this Participation Agreement irrevocably and unconditionally:

                      (a) submits for itself and its property in any legal action or proceeding relating to this Participation Agreement or any other Operative Document, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York sitting in the County of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                      (b) consents that any such action or proceedings may be brought to such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                      (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address set forth on Schedule II or at such other address of which the other Persons shall have been notified pursuant to Section 12.3; and

                      (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

         SECTION 12.14. Jury Trial. EACH PARTY TO THIS PARTICIPATION AGREEMENT WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS PARTICIPATION AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT,

DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS PARTICIPATION AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         SECTION XII.15.  Appointment of the Collateral Agent.

         (a) Each Participant and the Trust hereby irrevocably appoints the Collateral Agent as its agent hereunder and under the other Operative Documents and hereby authorizes the Collateral Agent to take such action on its behalf and to exercise such rights, remedies, powers and privileges hereunder or thereunder as are specifically authorized to be exercised by the Collateral Agent by the terms hereof or thereof, together with such rights, remedies, powers and privileges as are reasonably incidental thereto. The Collateral Agent may execute any of its duties hereunder and under the other Operative Documents by or through agents or employees. The relationship between the Collateral Agent and each Participant is that of agent and principal only, and nothing herein shall be deemed to constitute the Collateral Agent a trustee for any Participant or impose on the Collateral Agent any obligations other than those for which express provision is made herein or in the other Operative Documents.

         (b) Except as required by the specific terms of the Operative Documents, the Collateral Agent shall not have any duty to exercise any right, power, remedy or privilege granted or assigned to it thereby, or to take any affirmative action or exercise any discretion hereunder or thereunder, unless directed to do so by the Directing Party (and shall be fully protected in acting or refraining from acting pursuant to such directions which shall be binding upon the Participants), and shall not, without the prior approval of the Directing Party and except as otherwise provided in Section 12.5, consent to any departure by Lessee, Ground Lessee, Lessor, the Investors, the Conduit or HSFC from the terms of the Lease or any Operative Document, waive any default on the part of any such party under any such agreement or instrument or amend, modify, supplement, waive or terminate, or agree to any surrender of, any such agreement or instrument; provided, however, that the Collateral Agent shall not be required to take any action which exposes the Collateral Agent to personal liability or which is contrary to this Participation Agreement, the other Operative Documents or any Applicable Laws.

         (c) Neither the Collateral Agent nor any of its or their respective directors, officers, agents or employees shall be liable to any Participant, the Trust, the Trust Company, the Trustee, Lessee, Ground Lessee or the Lessor, as the case may be, for any action taken or omitted to be taken by it or them hereunder, under the other Operative Documents, or in connection herewith or therewith, except for its or their own gross negligence, willful misconduct or mishandling of funds nor shall the Collateral Agent be responsible to any Participant for the validity, effectiveness, value, sufficiency or enforceability against Lessee, Ground Lessee, Lessor, HSFC, the Investors, the Conduit or the Collateral Agent, of any Collateral, this Participation Agreement, the other Operative Documents, or any other document furnished pursuant hereto or thereto or in connection herewith or therewith. Without limitation of the generality of the foregoing, the Collateral Agent: (i) may consult with legal counsel (including counsel for Lessee, the Conduit, Lessor or HSFC), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Participant and shall not be responsible to any Participant for any statements, warranties or representations made in or in connection with this Participation Agreement, the other Operative Documents, any other document furnished pursuant hereto or thereto or in connection herewith or therewith; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Participation Agreement or the other Operative Documents, on the part of any party hereto or thereto or to inspect the property (including the books and records) of Lessee, Lessor, the Conduit or HSFC; (iv) shall not be responsible to any Participant for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Participation Agreement, the other Operative Documents or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of the Operative Documents by acting upon any notice, consent, certificate or other instrument or writing to the extent authorized herein or therein believed by it to be genuine and signed or sent by the proper party or parties.

         (d) Each Participant hereby severally agrees, in the ratio that the sum of such Participant's Investor Amount, HSFC Loans, Conduit Loans, Facility Loans, Percentage Interests and Available Commitment bears to the sum of all Investor Amounts, HSFC Loans, Conduit Loans, Facility Loans, Percentage Interests and Available Commitments, to indemnify and hold harmless the Collateral Agent, from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, damages, costs and expenses of any kind whatsoever (including, without limitation, reasonable fees and expenses of attorneys, accountants and experts) incurred or suffered by the Collateral Agent in its capacity as Collateral Agent hereunder and under the Operative Documents as a result of any action taken or omitted to be taken by the Collateral Agent in such capacity or otherwise incurred or suffered by, made upon, or assessed against the Collateral Agent in such capacity; provided, however, that no Participant shall be liable for any portion of any such losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, damages, costs or expenses resulting from or attributable to gross negligence or willful misconduct on the part of the Collateral Agent; and provided, further, that the Conduit shall only be liable to the extent there exist Excess Funds (Conduit) and HSFC shall only be liable to the extent there exist funds in the Cash Collateral Account not otherwise payable to another Person (other than HSFC) by the Collateral Agent pursuant to the Security Agreement or Article X hereof. Without limiting the generality of the foregoing, each Participant hereby agrees, in the ratio aforesaid, to reimburse the Collateral Agent promptly following its demand for any reasonable out-of-pocket expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by the Collateral Agent under the Operative Documents, and not promptly reimbursed to the Collateral Agent by Lessee, Lessor, the Conduit or HSFC. Each Participant's obligations under this paragraph shall survive the termination of the Operative Documents and the discharge of Lessee's, the Lessor's, the Conduit's and the HSFC's obligations thereunder. This indemnity shall survive the removal or resignation of the Collateral Agent. In no event shall the Collateral Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits) under the Operative Documents, even if the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

         (e) The Participants agree that, with respect to their obligation to fund under the Operative Documents and the Investor Contributions or Loans made by them, any Participant acting as the Collateral Agent shall have the same rights and powers hereunder as any other Participant and may exercise the same as though it were not performing the duties specified herein; and the terms "Participants," "Directing Party," or any similar terms shall, unless the context clearly otherwise indicates, include the Collateral Agent and the Collateral Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with Lessee, Lessor, HSFC, the Conduit or any of their respective affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Lessee, Lessor, HSFC, the Conduit or any of their respective affiliates for services in connection with the Operative Documents and otherwise without having to account for the same to any Participant.

         (f) Each Participant hereby acknowledges that it has, independent of and without reliance upon the Collateral Agent or any materials provided by the Collateral Agent or any other Participant and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into the Operative Documents to which it is a party. The Collateral Agent shall in no event be liable to any Participant on account of any materials prepared or provided by it.

         SECTION XII.16.  Resignation by the Collateral Agent; Removal.

         (a) The Collateral Agent may resign as such at any time upon at least thirty (30) days' prior written notice to Lessee, the Lessor, the Participants, S&P, Moody's, the Placement Agents and the Commercial Paper Placement Agents (Conduit).

         (b) In the event of such resignation or removal, the Directing Party shall as promptly as practicable appoint a successor agent to replace the Collateral Agent, subject to (i) the prior written consent of Lessee (provided that such consent shall not (x) be required during the continuance of a Lease of Default or Construction Agency Event of Default or any other Event of Default caused by a Lease Default or Construction Agency Event of Default and the exercise of remedies under the Operative Documents as a result thereof and (y) in any event, be unreasonably withheld) and (ii) receipt of notice from S&P and Moody's that immediately after giving effect to such replacement, the Commercial Paper Notes of HSFC are not rated lower than such Commercial Paper Notes are rated immediately prior to giving effect to such replacement. If no successor Collateral Agent shall have been so appointed by the Directing Party, and shall have accepted such appointment, within 30 days after the retiring Collateral Agent's giving of notice of resignation, then the retiring Collateral Agent may petition a court of competent jurisdiction to appoint a successor Collateral Agent. Any successor Collateral Agent shall (1) be a commercial bank organized under the laws of the United States of America or of any State thereof having a combined capital and surplus of at least $200,000,000, (2) have commercial paper ratings of A-1+ from S&P and P-1 from Moody's, (3) not be a competitor, and (4) have been approved in writing by Lessee (provided that such approval shall not (x) be required during the continuance of an Event of Default and the exercise of remedies under the Operative Documents as a result thereof and (y) in any event, be unreasonably withheld). Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder. Notwithstanding the resignation of the Collateral Agent or any Collateral Agent hereunder, the provisions of Section 12.15 shall continue to inure to the benefit of the Collateral Agent in respect of any action taken or omitted to be taken by the Collateral Agent in its capacity as such while it was such under the Operative Documents.

         SECTION XII.17. Binding Effect. This Participation Agreement shall be binding upon and inure to the benefit of GS and each other party hereto and their respective successors and assigns; provided, that GS may assign all of its rights and delegate all of its obligations hereunder and under the Guaranty and Operative Documents to a Successor Entity without the prior written consent of the Participants, the Agents or Lessor or any other party to any Operative Document. "Successor Entity" means a partnership, corporation, trust or other organization in whatever form that succeeds to all or substantially all of GS's assets and business and that assumes all of GS's obligations hereunder and under the Lease by contract or by operation of law; provided, that such Successor Entity has a long-term unsubordinated debt rating that is not lower than the lesser of (i) A2/A, as rated by Moody's and Standard & Poor's, respectively, and (ii) the rating of GS immediately prior to such assignment. Upon any such delegation and assumption, GS shall be relieved of and fully discharged from all obligations hereunder and under the Operative Documents, whether such obligations arose before or after such delegation and assumption. Any assignment purported to be made in contravention of this Section
12.17 shall be null and void.

         SECTION XII.18. Non-Petition. Each party hereto hereby agrees that it shall not institute against, or join or assist any other person in instituting against, Ground Lessee, Lessor, the Trust, Trustee, any Liquidity Purchaser that is a rated commercial paper issuer, the Conduit or HSFC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law, for one year and a day after the latest maturing Commercial Paper Notes issued by the Conduit or HSFC are paid. This Section 12.18 shall survive the termination of this Participation Agreement.

         SECTION XII.19. Limitations on Recourse to the Conduit. Notwithstanding any provision of this Participation Agreement to the contrary, each party hereto agrees that the Conduit shall only be required to pay (a) any fees or liabilities that it may incur hereunder only to the extent the Conduit has Excess Funds and (b) any expenses, indemnities or other liabilities under any other Operative Document only to the extent the Conduit has Excess Funds; provided, however, that if the Conduit has insufficient funds to make any payments required by this Participation Agreement to the Lessor, Lessee, Collateral Agent, Liquidity Agent or Liquidity Purchasers, such Persons shall not be excused from the performance of their respective obligations hereunder (but shall have no additional obligations as a result of such insufficient funds). In addition, no amount owing by the Conduit hereunder in excess of the liabilities that the Conduit is required to pay in accordance with the preceding sentence shall constitute a claim (as defined in Section 101 to Title 11 of the United States Code) against the Conduit. No recourse shall be had for the payment of any amount owing hereunder or for the payment of any fee hereunder or any other obligation of or claim against, the Conduit arising out of or based upon this Participation Agreement, against any stockholder, employee, officer, director, manager or incorporator of the Conduit or Affiliate thereof; provided, however, that the foregoing shall not relieve any such person or entity of any liability they might otherwise have as a result of fraudulent actions or omissions taken by them. Any and all claims against the Conduit by any other Person shall be subordinate to the claims of the holders of the Commercial Paper Notes of the Conduit. The obligations of each party under this Section 12.19 shall survive the termination of this Participation Agreement.

         SECTION XII.20. Limitation on Recourse to HSFC. Notwithstanding any provision of this Participation Agreement to the contrary, each party hereto agrees that HSFC shall only be required to pay (a) any fees or liabilities that it may incur hereunder only to the extent HSFC has Excess Funds and (b) any expenses, indemnities or other liabilities under any other Operative Document only to the extent HSFC has Excess Funds. In addition, no amount owing by HSFC hereunder in excess of the liabilities that HSFC is required to pay in accordance with the preceding sentence shall constitute a claim (as defined in Section 101 to Title 11 of the United States Code) against HSFC. No recourse shall be had for the payment of any amount owing hereunder or for the payment of any fee hereunder or any other obligation of or claim against, HSFC arising out of or based upon this Participation Agreement, against any stockholder, employee, officer, director, manager or incorporator of HSFC or Affiliate thereof; provided, however, that the foregoing shall not relieve any such person or entity of any liability they might otherwise have as a result of fraudulent actions or omissions taken by them. Any and all claims against HSFC by any other Person shall be subordinate to the claims of the holders of the Commercial Paper Notes of HSFC. The obligations of each party under this Section 12.20 shall survive the termination of this Participation Agreement.

         SECTION XII.21. Limitations on Recourse to the Trust Company. It is expressly understood and agreed by the parties hereto that (a) except as specifically provided for in the Operative Documents, each of the Operative Documents executed by Wilmington Trust Company are executed and delivered by Wilmington Trust Company not individually or personally but solely as trustee of Investment Trust, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of Ground Lessee, Lessor, the Trust or Trustee, as the case may be, is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Trust or the Investment Trust, as the case may be,
(c) except as specifically provided for in the Operative Documents nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of any party hereto, or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by it in its capacity as Trustee under the Operative Documents.

         SECTION XII.22. Consent to Certain Actions. Lessor shall transfer Lessor's Interests to Lessee in accordance with Article 15 of the Lease and each of Lessor, Ground Lessee and Collateral Agent shall execute such documents and instruments necessary to effect such transfer. Upon satisfaction in full of the Lessee's obligations under the Operative Documents, Collateral Agent shall release the Mortgage and Collateral, and, together with the Lessor and Ground Lessee, execute such instruments and agreements as are necessary to effectuate such release. Lessor, Ground Lessee and Collateral Agent shall enter into nondisturbance agreements in the form of Exhibit C to the Lease upon receipt of a certificate from Lessee that the conditions set forth in Section 16.3 of the Lease have been satisfied.

         SECTION XII.23. Notice to Collateral Agent. GS shall provide to the Collateral Agent notice of each Advance Request in accordance with Section 2.2.6(a). GS also shall notify the Collateral Agent prior to the receipt by Collateral Agent thereof of the nature and amount of each payment of Rent.

         SECTION XII.24. Estoppel Certificates. Each party hereto agrees that at any time and from time to time, it will promptly, but in no event later than ten
(10) Business Days after request by the other party hereto, execute, acknowledge and deliver to such other party or to any prospective purchaser, assignee or mortgagee or third party designated by such other party, a certificate stating, to the best of its knowledge (a) that the Operative Documents are unmodified and in force and effect (or if there have been modifications, that the Operative Documents are in force and effect as modified and identifying the modification agreements); (b) if requested, the amounts of outstanding: Yield, HSFC Loans, Conduit Loans and/or Facility Loans; (c) the date to which Base Rent has been paid; (d) if requested of Lessor, whether or not there is any existing default by Lessee in the payment of Base Rent or any other sum of money due under the Operative Documents, and whether or not, to the knowledge of Lessor or Collateral Agent, there is any other existing default on the part of Lessee under the Operative Documents and, if so, specifying the nature and extent thereof; (e) if requested of Lessee, whether or not, to the knowledge of Lessee, there is any existing default on the part of Lessor under the Operative Documents and, if so, specifying the nature and extent thereof; and (f) whether or not, to the knowledge of the signer after the due inquiry and investigation, there are any setoffs, defenses or counterclaims against enforcement of the obligations to be performed under the Operative Documents existing in favor of the party executing such certificate.

         SECTION XII.25. Joint and Several Lessees. For so long as two Persons comprise Lessee or Lessor, each such Person shall be jointly and severally liable for the statements, obligations and undertaking of Lessee or Lessor hereunder and under the other Operative Documents. Each such person does hereby waive all substantive and procedural defenses to such joint and several liability.

         SECTION XII.26. Certain Rights and Obligations in Respect of the Ground Sublease. Provided that none of Ground Lessor, GS or Lessee shall be in default beyond any applicable grace period in the performance of their respective obligations under the Operative Documents, (i) Ground Lessee, Collateral Agent and the other parties to the Operative Documents each agrees that Lessee shall not be named as a party in any action or proceeding to foreclose or otherwise enforce the Lessor Mortgage or in any action or proceeding to terminate or otherwise enforce any of the provisions of the Ground Sublease or other Operative Documents as against the Ground Lessee or Lessor, unless such joinder shall be required under applicable law, and in which case the Ground Lessee, Collateral Agent or other party seeking enforcement shall not seek affirmative relief from Lessee in such action or proceeding, nor shall the Lease be cut off or terminated nor Lessee's possession thereunder be disturbed in any such action or proceeding, and (ii) notwithstanding any termination of the Ground Sublease, Ground Lessee, Collateral Agent and each of such other parties (including any successor parties thereto) shall recognize the Lease and Lessee's rights thereunder.

         SECTION XII.27. SPC Loans. Notwithstanding anything to the contrary contained herein, Commerzbank may grant to a special purpose commercial-paper issuer (an "SPC") sponsored by Commerzbank, identified as such in writing from time to time by Commerzbank to the Ground Lessee and the Lessee, the option to provide to the Ground Lessee all or any part of any Facility Loan that the Commerzbank would otherwise be obligated to make to the Ground Lessee pursuant to Section 2.2.5 of the Participation Agreement, provided that (i) nothing herein shall constitute a commitment to make any Facility Loan by any SPC, and
(ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Facility Loan, Commerzbank shall be obligated to make such Facility Loan pursuant to the terms hereof. The making of a Facility Loan by an SPC hereunder shall utilize the Commitment of Commerzbank to the same extent, and as if, such Facility Loan were made by Commerzbank. Any SPC that makes a Facility Loan shall (i) have in regard to such Facility Loan all of the rights (exercisable, however, only through Commerzbank as its agent) that Commerzbank would have had it made such Facility Loan directly and (ii) comply with this Agreement in regard to such Facility Loan as if the SPC were a party hereto as a "Liquidity Purchaser"; provided that all monetary obligations of a lender under this Agreement shall remain solely with Commerzbank. Notwithstanding any Facility Loans that may be provided by an SPC hereunder, (i) the parties hereto shall be entitled to continue to deal solely and directly with Commerzbank in connection with this Agreement, (ii) Commerzbank shall remain fully liable to the parties hereto for the timely performance of all obligations of Commerzbank under this Agreement or other Operative Documents, and (iii) no party hereto shall be obligated at any time to pay to any SPC or to Commerzbank any greater amounts pursuant to Section 9.8 or 9.9 of the Participation Agreement hereof than it would have been required to pay had Commerzbank made such Facility Loans directly. Each SPC that provides a Loan hereunder shall simultaneously provide the parties hereto with a written undertaking to comply with the confidentiality provisions specified herein and an acknowledgment of all its obligations under the Operative Documents as a Liquidity Purchaser. In addition notwithstanding anything to the contrary contained in this Section, any SPC may (i) with notice to, but without the prior written consent of, Ground Lessee and without paying any processing fee therefor, assign all or a portion of its interests in any

Loans to Commerzbank or to any financial institutions consented to by the Lessee providing liquidity and/or credit facilities to or for the account of such SPC to support the funding or maintenance of Facility Loans and (ii) disclose on a confidential basis any non-public information relating to its Facility Loans to any rating agency. Each of the Ground Lessee, Lessee, GS, the Liquidity Purchasers, the Conduit, HSFC and the Agents agree that it will not institute against any SPC or join any other Person in instituting against any SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any federal or state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such SPC.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this PARTICIPATION AGREEMENT to be duly executed by their respective officers thereto duly authorized as of the day and year first above written.

                                 GSJC 30 HUDSON URBAN RENEWAL
                                 L.L.C., jointly and severally as Lessee and Construction Agent

                                 By: The Goldman Sachs Group, Inc., its sole
                                 member

                                 By /s/ Barry L. Zubrow
                                   _____________________________________________
                                        Name:  Barry L. Zubrow
                                        Title: Executive Vice President

                                 GSJC 50 HUDSON URBAN RENEWAL
                                 L.L.C., jointly and severally as Lessee and Construction Agent

                                 By: The Goldman Sachs Group, Inc., its sole
                                 member

                                 By /s/ Barry L. Zubrow
                                   _____________________________________________
                                        Name:  Barry L. Zubrow
                                        Title: Executive Vice President

                                 THE GOLDMAN SACHS GROUP, INC., as
                                 Guarantor

                                 By /s/ Barry L. Zubrow
                                    __________________________________________
                                    Name:  Barry L. Zubrow
                                    Title: Executive Vice President

                                 GSJC LAND LLC, as Ground Lessor

                                 By: The Goldman Sachs Group, Inc., its sole
                                 member

                                 By /s/ Barry L. Zubrow
                                   _____________________________________________
                                        Name:  Barry L. Zubrow
                                        Title: Executive Vice President

                                 HUDSON STREET LESSOR L.L.C., as Ground
                                 Lessee

                                 By: Hudson Street Lessor Investment
                                      Trust 2000-1, its sole member

                                 By: Wilmington Trust Company, not in its
                                      individual capacity but solely as its
                                      Trustee

                                      /s/ Kathleen A. Pedelini
                                 By_____________________________________________
                                          Name:  Kathleen A. Pedelini
                                          Title: Administrative Account Manager

                                 30 HUDSON STREET LESSOR URBAN
                                 RENEWAL L.L.C., as Lessor

                                 By: Hudson Street Lessor L.L.C., its sole
                                 member

                                 By: Hudson Street Lessor Investment Trust
                                      2000-1, its sole member

                                 By: Wilmington Trust Company, not in its
                                       individual capacity but solely as its
                                       Trustee

                                      /s/ Kathleen A. Pedelini
                                 By_____________________________________________
                                          Name:  Kathleen A. Pedelini
                                          Title: Administrative Account Manager



                                 50 HUDSON STREET LESSOR URBAN
                                 RENEWAL L.L.C., as Lessor

                                 By: Hudson Street Lessor L.L.C., its sole
                                 member

                                 By: Hudson Street Lessor Investment Trust
                                      2000-1, its sole member

                                 By: Wilmington Trust Company, not in its
                                       individual capacity but solely as its
                                       Trustee

                                      /s/ Kathleen A. Pedelini
                                 By_____________________________________________
                                          Name:  Kathleen A. Pedelini
                                          Title: Administrative Account Manager

                                 CREDIT LYONNAIS LEASING CORP., as an
                                 Investor

                                      /s/ Les M. Wertheim
                                 By_____________________________________________
                                          Name:  Les M. Wertheim
                                          Title: President

                                 WESTDEUTSCHE LANDESBANK
                                 GIROZENTRALE, NEW YORK BRANCH, as
                                 an Investor

                                      /s/ Terence R. Law
                                 By_____________________________________________
                                          Name:  Terence R. Law
                                          Title: Director

                                      /s/ Edward R. Bauzyk
                                 By_____________________________________________
                                          Name:  Edward R. Bauzyk
                                          Title: Associate Director

                                 BANC OF AMERICA FACILITIES LEASING,
                                 LLC, as an Investor


                                          [Signature]
                                 By_____________________________________________
                                          Name:
                                          Title:

                                 HUDSON STREET LESSOR INVESTMENT
                                 TRUST 2000-1, as Beneficial Owner

                                 By: Wilmington Trust Company, not in its
                                 individual capacity but solely as Trustee


                                 By /s/ Kathleen A. Pedelini
                                    ____________________________________________
                                          Name: Kathleen A. Pedelini
                                          Title: Administrative Account Manager

                                 WILMINGTON TRUST COMPANY, not in its
                                 individual capacity except as expressly stated herein, but solely as Trustee


                                 By /s/ Kathleen A. Pedelini
                                    ____________________________________________
                                          Name: Kathleen A. Pedelini
                                          Title: Administrative Account Manager

                                 HUDSON STREET FUNDING
                                 CORPORATION, as a Lender


                                 By /s/ Andrew L. Stidd
                                    ____________________________________________
                                          Name: Andrew L. Stidd
                                          Title: President

                                 GOLDMAN, SACHS & CO.,
                                  as Administrative Agent

                                 By /s/ Barry L. Zubrow
                                    ____________________________________________

                                     Barry L. Zubrow
                                     Authorized Signatory

                                 HATTERAS FUNDING CORPORATION,
                                  as a Lender

                                 By /s/ Kevin P. Burns
                                    ____________________________________________
                                          Name: Kevin P. Burns
                                          Title: Vice President

                                 BANK OF AMERICA, NATIONAL
                                 ASSOCIATION, as Administrator

                                 By /s/ M. Randall Ross
                                    -----------------------------
                                    Name:  M. Randall Ross
                                    Title: Principal


                                 BANK OF AMERICA, NATIONAL
                                 ASSOCIATION, as Liquidity Agent

                                 By /s/ M. Randall Ross
                                    -----------------------------
                                    Name:  M. Randall Ross
                                    Title: Principal

                                 THE CHASE MANHATTAN BANK, as
                                 Collateral Agent

                                 By /s/ Cynthia Kerpen Smiros
                                    -----------------------------
                                     Name:  Cynthia Kerpen Smiros
                                     Title: Vice President

                                 BANK OF AMERICA, N.A., as a Liquidity
                                 Purchaser

                                 By /s/ James F. Devers, Jr.
                                    ------------------------------
                                     Name:  James F. Devers, Jr.
                                     Title: Managing Director

                                 COMMERZBANK
                                 AKTIENGESELLSCHAFT NEW YORK
                                 AND GRAND CAYMAN BRANCHES, as
                                 a Liquidity Purchaser

                                 By /s/ Arndt E. Bruns
                                    ____________________________________________
                                          Name: Arndt E. Bruns
                                          Title: Assistant Vice President



                                 By /s/ Michael P. McCarthy
                                     ___________________________________________
                                          Name: Michael P. McCarthy
                                          Title: Vice President

                                 DEN DANSKE BANK AKTIESELSKAB,
                                 CAYMAN ISLANDS BRANCH, as a
                                 Liquidity Purchaser

                                 By /s/ Anders Mersen
                                    ____________________________________________
                                          Name: Anders Mersen
                                          Title: Vice President



                                 By /s/ John A. O'Neill
                                    ____________________________________________
                                          Name: John A. O'Neill
                                          Title: Vice President

                                 MELLON BANK, N.A, as a Liquidity
                                 Purchaser

                                 By /s/ Thomas Caruso
                                    ____________________________________________
                                          Name: Thomas Caruso
                                          Title: Vice President

                                 THE BANK OF NEW YORK, as a
                                 Liquidity Purchaser

                                 By /s/ John Vinci
                                    ____________________________________________
                                          Name: John Vinci
                                          Title: Vice President

                                 WESTDEUTSCHE LANDESBANK
                                 GIROZENTRALE, NEW YORK
                                 BRANCH, as a Liquidity Purchaser

                                 By /s/ Terence R. Law
                                    ____________________________________________
                                          Name: Terence R. Law
                                          Title: Director



                                 By /s/ Edward R. Bauzyk
                                    ____________________________________________
                                          Name: Edward R. Bauzyk
                                          Title: Associate Director

                                   SCHEDULE I

                           TO PARTICIPATION AGREEMENT

                            Description of Properties

                              ANNEX I TO SCHEDULE I

                             Description of the Land









































                                  Schedule I-2

                                   SCHEDULE II
                           TO PARTICIPATION AGREEMENT

                 Addresses for Payment and Other Communications

(a)         Lessee and Construction Agent:

            GSJC 30 HUDSON URBAN RENEWAL L.L.C.
            GSJC 50 HUDSON URBAN RENEWAL L.L.C.
            85 Broad Street, 27th Floor
            New York, New York 10004

            Attention:     Alan Scott and Talya Nevo-Hacohen
            Telephone:     (212) 357-1389 and (212) 902-5315
            Facsimile:     (212) 428-1538 and (212) 493-0214

            Account Information:
            c/o The Chase Manhattan Bank
            Name of Account:  GSJC 30/50 Hudson Urban Renewal L.L.C.
            Account No.:   066-618576
            ABA No.:       021000021

(b)         Guarantor:

            THE GOLDMAN SACHS GROUP, INC.
            85 Broad Street, 27th Floor
            New York, New York 10004

            Attention:     Barry L.  Zubrow
            Telephone:     (212) 902-6126
            Facsimile:     (212) 412-9877

(c)         Ground Lessee and Lessor:

            HUDSON STREET LESSOR L.L.C.
            c/o Wilmington Trust Company
            Rodney Square North
            1100 North Market Street
            Wilmington, Delaware 19890-0001
            Attention:     Corporate Trust Department
            Telephone:     (302) 651-1000
            Facsimile:     (302) 651-8882


                                  Schedule II-1

            30 HUDSON STREET LESSOR URBAN RENEWAL L.L.C.
            50 HUDSON STREET LESSOR URBAN RENEWAL L.L.C.
            c/o Wilmington Trust Company
            Rodney Square North
            1100 North Market Street
            Wilmington, Delaware 19890-0001
            Attention:              Corporate Trust Department
            Telephone:              (302) 651-1000
            Facsimile:              (302) 651-8882

(d)         Investors:

      (i)   CREDIT LYONNAIS LEASING CORP.
            1301 6th Avenue
            New York, NY 10019

            Commitment Amount :                             $31,250,000
            Commitment Percentage:                          42.955326%

            Attention:              Terry Grant
            Telephone:              212-261-7783
            Facsimile:              212-459-3169

            Account Information:
            Bank Name:              Credit Lyonnais NY
            Name of Account:  Loan Servicing
            Re:                     Goldman Synthetic Lease
            Attention:              S. Ruffer
            Account No.:            01-88179370100
            ABA No.:                026 008 073

     (ii)   BANC OF AMERICA FACILITIES LEASING, LLC
            555 California Street, 4th Floor
            Mail Code CA5-705-04-01
            San Francisco, CA 94104

            Commitment Amount:                              $31,500,000
            Commitment Percentage:                          43.298969%

            Attention:              Linda Flexo
            Telephone:              415-765-7464
            Facsimile:              415-765-7373

            Account Information:
            Bank Name:              Bank of America, National Association
            Bank Address:           San Francisco, CA
            Name of Account: Banc of America Facilities Leasing, LLC
            Re:                     The Goldman Sachs Group, Inc.

                                  Schedule II-2

            Attention:              Dick Walter, Dept 15810, (415) 765-7476
            Account No.:            12578-03258
            ABA No.:                121 000 358

     (iii)  WESTDUTSCHE LANDESBANK GIROZENTRALE, NEW YORK BRANCH
            1211 Avenue of the Americas
            New York, NY 10036

            Commitment Amount: $10,000,000
            Commitment Percentage: 13.745704%

            Attention:              Terence R. Law
            Telephone:              212-852-6242
            Facsimile:              212-852-6156

            Account Information:
            Bank Name:              Chase Manhattan Bank
            Name of Account:        Westdeutsche Landesbank
                                    Girozentrale, New York Branch
            Re:                     Goldman Sachs Group, Inc.
                                    Synthetic Lease Financing
            Attention:              Darryl Fennell
            Account No:             920-1-060663
            ABA No:                 021-000-021

(e)         Lenders:

      (i)   HUDSON STREET FUNDING CORPORATION
            c/o Global Securitization Services, LLC
            114 West 47th Street, Suite 1715
            New York, New York 10036

            Commitment Amount: $1,392,765,000

            Attention:              Andrew L. Stidd
            Telephone:              212-302-5151
            Facsimile:              212-302-8767

            With a copy to:

            GOLDMAN, SACHS & CO.
            As Administrative Agent
            85 Broad Street
            New York, New York 10004

            Attention: Israel Kaufman/ Tayla Nevo-Hacohen
            Telephone: (212)902-8662/ (212) 902-5315
            Facsimile: (212) 902-3325

                      Schedule II-3

           Account Information on Commercial Paper Account

           ABA/Acct. No.: 02100021/507943600
           Attention: Michael Abraham
           Telephone: (212) 946-7516
           Fax: (212) 946-8181

           Operating Account

           ABA/Acct. No.: 02100021/066-618681
           Attention: Israel Kaufman and Talya Nevo-Hacohen
           Telephone: (212) 902-1000
           Fax: (212) 902-3000

    (ii)   HATTERAS FUNDING CORPORATION
           c/o Global Securitization Services, LLC
           114 West 47th Street, Suite 1715
           New York, New York 10036

           Attention:              Andrew L. Stidd
           Telephone:              (212) 302-5151
           Facsimile:              (212) 302-8767

           Bank Name:              US Bank Trust, National Association
           Bank Address:           New York, New York
           ABA No.:                091-000-022
           Account No.:            1731 0185 1827
           Account Name:           Hatteras Funding Corporation
           Further Credit To:  Accutrust, 770 8647
           Attention:              R.  Callender/R. Radich
           Reference:              Goldman Sachs/Hudson Street

(f)        Liquidity Agent, Administrator, Administrative Agent and Collateral
           Agent

     (i) Liquidity Agent

           BANK OF AMERICA, NATIONAL ASSOCIATION
           Independence Center, NCI-001-15-04
           101 North Tryon Street
           Charlotte, North Carolina 28255

           Attention:              Libby Garver
           Telephone:              704-386-8451
           Facsimile:              704-409-0004

           Account Information:
           Bank Name:              Bank of America, National Association
           Bank Address:           Charlotte, North Carolina

                                  Schedule II-4

       ABA No.:                053-000-196
       Account No.:            1366212250600
       Account Name:           Corporate Credit Services
       Attention:              Libby Garver
       Reference:              Goldman Sachs/Hudson Street

(ii)   Administrator

       BANK OF AMERICA, NATIONAL ASSOCIATION
       Interstate Tower, NC1-005-15-01
       121 West Trade Street
       Charlotte, North Carolina 28255

       Attention:              M. Randall Ross
       Telephone:              (704) 386-8234
       Facsimile:              (704) 386-0892

       Account Information:
       Bank Name:              Bank of America, National Association
       Bank Address:           Charlotte, North Carolina
       ABA No.:                053-000-196
       Account No.:            1366212250600
       Account Name:           Corporate Credit Services
       Attention:              Libby Garver
       Reference:              Goldman Sachs/Hudson Street

(iii) Administrative Agent

       GOLDMAN, SACHS & CO.
       85 Broad Street, 27th Floor
       New York, New York 10004

       Telephone:              (212) 902-1000
       Facsimile:              (212) 902-3000

(iv) Collateral Agent

       THE CHASE MANHATTAN BANK
       450 West 33rd Street, 14th Floor
       New York, New York 10001

       Capital Markets Fiduciary Services/Structured Finance Services
       Attention: Aranka Paul
       30-50 Hudson Street Funding Account
       Telephone:              (212) 946-3200
       Facsimile:              (212) 946-8191


       Account Information:


                                  Schedule II-5

            Name of Account: 30-50 Hudson Street Funding Account
            Account No.: 507944089
            ABA No.:                021000021

(g)         Trust, Trust Company and Trustee

            WILMINGTON TRUST COMPANY
            Rodney Square North
            1100 North Market Street
            Wilmington, Delaware 19890-0001

            Attention:              Corporate Trust Administration
            Telephone:              302-651-1000
            Facsimile:              302-651-8882

            ABA:                    031100092

(h)         Liquidity Purchasers :

     (i)    BANK OF AMERICA, N.A.
            101 North Tryon Street
            Charlotte, NC 28255

            Commitment Amount:            $41,000,000
            Commitment Percentage:        20.603015%

            Attention:              Herb Boyd
            Telephone:              704-388-3225
            Facsimile:              704-409-0002

            Domestic Lending Office: same

            Eurodollar Lending Office: same

            Account Information:
            Bank Name:                 Bank of America, N.A.
            Name of Account:           Credit Services
            Re:                        Goldman Sachs Synthetic Lease
            Account No.:               1366212250600
            ABA No.:                   053 000 196


     (ii)   COMMERZBANK AKTIENGESELLSCHAFT NEW YORK BRANCH AND GRAND
            CAYMAN BRANCHES
            Two World Financial Center
            New York, New York 10281-1050

            Commitment Amount:              $41,000,000
            Commitment Percentage:          20.603015%


                                  Schedule II-6

            Attention:              Leonora Kazanovich
            Telephone:              212-266-7379
            Facsimile:              212-266-7593

            Domestic Lending Office: same

            Eurodollar Lending Office: same

            Account Information:
            Bank Name:              Commerzbank AG New York Branch
            For:                    30 Hudson Street Lessor Urban Renewal LLC
                                    - Account No. 150-1033075
                                    50 Hudson Street Lessor Urban Renewal LLC
                                    - Account No. 150-1040542
            Attention:              Credit Administration
            ABA No.:                026 008 044

     (iii)  DEN DANSKE BANK AKTIESELSKAB, CAYMAN ISLANDS BRANCH
            c/o Den Danske Bank, New York Branch
            280 Park Avenue, 4th Floor - East Building
            New York, New York 10017

            Commitment Amount:                              $19,500,000
            Commitment Percentage:                          9.798995%

            Attention:              Anders Iversen
            Telephone:              212-984-8468
            Facsimile:              212-370-1682

            Domestic Lending Office:                        same

            Eurodollar Lending Office:                      same

            Account Information:
            Bank Name:        Den Danske Bank Aktieselskab, New York, New York
            Name of Account:  Cayman Islands Branch
            Re:               Goldman Sachs - 5yr synthetical lease fac.
            ABA No.:          026-003-719


                 (iv)   MELLON BANK, N.A.
                        One Mellon Bank Center
                        Pittsburgh, Pa.  15258

                        Commitment Amount:                  $34,100,000
                        Commitment Percentage:              17.135678%

                        Attention:              Thomas P. Caruso
                        Telephone:              212-330-1317


                                  Schedule II-7

       Facsimile:              212-330-1332

       Domestic Lending Office: same

       Eurodollar Lending Office: same

       Account Information:
       Bank Name:              Mellon Bank Financial Corp.
       Name of Account:        CLAS
       Re:                     Goldman Sachs
       Account No.:            9908 73800
       ABA No.:                043 00261

(v)    THE BANK OF NEW YORK
       One Wall Street
       New York, New York
       10286

       Commitment Amount:                              $24,400,000
       Commitment Percentage:                          12.261307%

       Attention:              John Vinci
       Telephone:              212-635-6715
       Facsimile:              212-809-9575

       Domestic Lending Office: same

       Eurodollar Lending Office: same

       Account Information:
       Bank Name:              The Bank of New York
       Name of Account:        Broker Services
       Re:                     Goldman Sachs Group
       Attention:              Douglas Ottley
       Account No.:            GLA111231
       ABA No.:                021000018


     (vi)   WESTDEUTSCHE LANDESBANK GIROZENTRALE, NEW YORK BRANCH
            1211 Avenue of the Americas
            New York, New York 10036

            Commitment Amount:                              $39,000,000
            Commitment Percentage:                          19.597990%

            Attention:              Terence R.  Law
            Telephone:              212-852-6242
            Facsimile:              212-852-6156

            Domestic Lending Office: same


                                 Schedule II-8

            Eurodollar Lending Office: same

            Account Information:
            Bank Name:       Chase Manhattan Bank, One Chase Manhattan Plaza
            Name of Account: Westdeutsche Landesbank Girozentrale, New York
                             Branch
            Re:              Goldman Sachs Group, Inc.  Synthetic Lease
                             Financing
            Attention:       Darryl Fennell
            Account No.:     920-1-060663
            ABA No.:         021-000-021

(i)         Rating Agencies:

            STANDARD & POOR'S RATINGS SERVICES
            55 Water Street
            New York, New York  10004
            Attention: Christine Scaperdas

            MOODY'S INVESTORS SERVICE, INC.
            Structured Finance Group
            99 Church Street, Fourth Floor
            New York, New York  10007
            Attention: Sam Pilcer

(j)         Placement Agent:

            GOLDMAN, SACHS & CO.
            85 Broad Street, 27th Floor
            New York, New York 10004

            Attention:              Jean-Luc Sinniger
            Telephone:              212-902-3692
            Facsimile:              212-357-8680




                                  Schedule II-9

                                  SCHEDULE III
                           TO PARTICIPATION AGREEMENT


                             Filings and Recordings

Part A - Lessee Financing Statements:

(13)         Debtor:          GSJC 30 Hudson Urban Renewal L.L.C.
            Secured Party:    30 Hudson Street Lessor Urban Renewal L.L.C. and
                              50 Hudson Street Lessor Urban Renewal L.L.C.

(14)         Debtor:          GSJC 50 Hudson Urban Renewal L.L.C.
            Secured Party:    30 Hudson Street Lessor Urban Renewal L.L.C. and
                              50 Hudson Street Lessor Urban Renewal L.L.C.

To be filed in the following states and offices:

            1.    New Jersey:   New Jersey Secretary of State
                                Official Public Records of Real Property of
                                Hudson County, New Jersey

            2.    New York:     New York Secretary of State
                                New York County Clerk


Part B - Lessor Financing Statements:

(1)         Debtor:     30 Hudson Street Lessor Urban Renewal L.L.C.
            Secured Party:         The Chase Manhattan Bank, as Collateral Agent

(2)         Debtor:     50 Hudson Street Lessor Urban Renewal L.L.C.
            Secured Party:         The Chase Manhattan Bank, as Collateral Agent

To be filed in the following states and offices:

            1.          New Jersey:   New Jersey Secretary of State
                                      Official Public Records of Real Property of Hudson County, New Jersey

            2.          Delaware:     Delaware Secretary of State






                                 Schedule III-1

Part C - Ground Lessee Financing Statements:

Debtor:                 Hudson Street Lessor L.L.C.
Secured Party:          The Chase Manhattan Bank, as Collateral Agent

To be filed in the following states and offices:

            1.    New Jersey:    New Jersey Secretary of State
                                 Official Public Records of Real Property of
                                 Hudson County, New Jersey

            2.    Delaware:      Delaware Secretary of State

Part D - Ground Lessor Financing Statements:

Debtor:                 GSJC Land LLC
Secured Party:          30 Hudson Street Lessor Urban Renewal L.L.C. and
                        50 Hudson Street Lessor Urban Renewal L.L.C.


To be filed in the following states and offices:

            1.    New Jersey: New Jersey Secretary of State
                              Official Public Records of Real Property of Hudson County, New Jersey

            2.    New York:   New York Secretary of State
                              New York County Clerk





                                 Schedule III-2

                                   SCHEDULE IV
                           TO PARTICIPATION AGREEMENT


                              Appraisal Information


Site Information
----------------

--       Legal Description of Sites 3 and 4
--       Sale Deed (land)
--       Survey
--       Colgate Master Plan
--       Tax Abatement application for Sites 3 and 4, April 12, 2000
-- Copy of most recent Jersey City real estate tax bill for second quarter, due May 1, 20000, fully paid.
-- Engineering Report, prepared by Mueser Rutledge as part of land acquisition due diligence dated November 19,1999

Development Information

-- Resolutions of the Jersey City Planning Board passed at its regular meeting on April 11, 2000 and memorialized on April 25, 2000:

         --       Resolution approving Amendment to Colgate Redevelopment Plan

         --       Resolution approving Amendment No. VIII of Colgate Master Plan

         -- Resolution granting Preliminary Site Plan Approval for Site Plan No. P00-14 for 30-50 Hudson Street

         -- Resolution granting Preliminary Site Plan Approval for Site Plan No. P00-13 for 55 Hudson Street

-- Ordinance of the City of Jersey City passed at its meeting of April 26, 2000, adopting amendments to Colgate Redevelopment Plan together with the attached amended plan

--       Site Plan Application of GSJC Land LLC for development of 30-50 Hudson

--       Amendment VIII to Colgate Master Plan

Design Information

--       Office Tower and Hotel/Conference and Training Center Design Criteria:
         Mechanical and Electrical Load Summaries, prepared by Jaros, Baum & Bolles, dated March 22, 2000
-- Building Population Study - Site 4 (drawings), prepared by Skidmore Owings & Merrill, dated March 29, 2000
-- Building Population Analysis - Site 4 (revised chart), prepared by Skidmore Owings & Merrill, dated April 21, 2000
--       Economic Research Associates report on retail feasibility, dated April
         6, 2000
-- GS Pine Street Learning Center (hotel and conference center study) prepared by Oxford Capital Partners, dated March 6, 2000.
-- Hotel information based on two studies prepared by Skidmore Owings & Merrill, dated May 8, 2000
-- Projected operating budget for 30 Hudson, based on 85 Broad Street FY2000 operating budget
--       Sample program layouts prepared by Skidmore Owings & Merrill, dated May
         9, 2000
-- Key MEP Benchmark Comparisons prepared by Jaros, Baum & Bolles, dated May 22, 2000

--       Structural design criteria prepared by Thornton Tomasetti, dated May
         22, 2000

Technology Information

--       Technology Summary prepared by Goldman Sachs, dated May 11, 2000
-- GS new space technology assumptions prepared by Goldman Sachs, dated February 18, 2000
-- GS University and Hotel at 50 Hudson Street technology assumptions prepared by Goldman Sachs, dated May 9, 2000
-- Cabling and facilities budget back-up for 30 Hudson Street, prepared by Goldman Sachs, dated May 1, 2000
-- 180 Maiden Lane technology budget provided by Goldman Sachs as comparative information -- 30 and 50 Hudson Street technology budgets, prepared by Goldman Sachs, dated March 28, 2000



                                  Schedule IV-2

                                   SCHEDULE V
                           TO PARTICIPATION AGREEMENT


                         Account and Wiring Information


1.          Cash Collateral Account
            Account No.: 507-943783
            ABA No.: 021000021

2.          Commercial Paper Account
            Account No.: 507-943600
            ABA No.: 021000021

                                   SCHEDULE VI
                           TO PARTICIPATION AGREEMENT

                       Non-Capitalizable Transaction Costs

            Transaction Costs described in clauses (b), (c), (d), (e), (f) of the definition of "Transactions Cost" (to the extent of fees relating to Environmental Audits but not the Appraisals), (h), (i), (j), (l), (m), (n) (to the extent payable to the Investors only), (o) and (p).

                               SCHEDULE 5.1(A)(V)
                           TO PARTICIPATION AGREEMENT

LEGAL PROCEEDINGS

1. Letter, dated May 19, 2000, from Gregory A. Lemand, Conservation Projects Manager NY/NJ BayKeeper, to Karl Brown, NJDEP Office of Marine Management.

                                   APPENDIX A
                           TO PARTICIPATION AGREEMENT


                         Definitions and Interpretation

                                                                [Execution Copy]

                                   APPENDIX A
                                       TO
                             PARTICIPATION AGREEMENT


         I. Interpretation. In each Operative Document, unless a clear contrary intention appears:

         (a) any term defined below by reference to another instrument or document shall continue to have the meaning ascribed thereto whether or not such other instrument or document remains in effect;

         (b) words importing the singular, where appropriate, include the plural and vice versa;

         (c)  words importing a gender include any gender;

         (d) a reference in any Operative Document to a part, clause, section, exhibit or schedule without further description is a reference to a part, clause and section of, and exhibit and schedule to, such Operative Document;

         (e) a reference to any statute, regulation, proclamation, ordinance or law includes all statutes, regulations, proclamations, ordinances or laws amending, supplementing, supplanting, varying, consolidating or replacing it, and a reference to a statute includes all regulations, proclamations and ordinances issued or otherwise applicable under that statute;

         (f) a reference to a document includes, unless the context thereof otherwise requires, any amendment or supplement to, or replacement or novation of, that document;

         (g) a reference to a party to a document includes that party's successors and permitted assigns;

         (h) a reference to "including" means including without limiting the generality of any description preceding such term and for purposes hereof a general statement followed by or referable to an enumeration of specific matters shall not be limited to matters similar to those specifically mentioned; and

         (i) the word "until," when used in the context of a date for payment, means until (but excluding) such date for payment.

         II. Legal Representation of the Parties. The Operative Documents were negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring the Operative Documents to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

         III. Defined Terms. Terms defined herein have the respective meanings indicated below when used in each Operative Document.

                                                                   Appendix A to
                                                         Participation Agreement


         "ABR" means, for any period, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/100th of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect one day prior to such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" means the rate of interest per annum publicly announced from time to time by Bank of America as its prime rate in effect at its principal office in Charlotte (the Prime Rate not being intended to be the lowest rate of interest charged by Bank of America in connection with extensions of credit to debtors); and "Federal Funds Effective Rate" means, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on such day or, if such day is not a Business Day, on the next preceding Business Day, by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Liquidity Agent from three federal funds brokers of recognized standing selected by it. If for any reason the Liquidity Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Liquidity Agent to obtain sufficient quotations in accordance with the terms thereof, the ABR shall be determined without regard to clause (b) of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

         "ABR Loan" means a B Loan which is bearing interest at a rate of interest determined by reference to the ABR.

         "Act" is defined in Schedule A of the Ground Lessee Limited Liability Company Agreement and Schedule A of the Lessee Limited Liability Company Agreement.

         "Additional Placement Agent" means any placement agent, other than GS & Co., appointed by HSFC to place the Commercial Paper Notes of HSFC pursuant to a Commercial Paper Placement Agreement (HSFC).

         "Address" means, subject to the right of the party in question to change its Address in accordance with the terms of the Operative Documents:

                  (a) with respect to Lessor and Ground Lessee, c/o Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attn.: Corporate Trust Department, with a copy to Mayer, Brown & Platt, 1675 Broadway, New York, New York 10019, Attention: Barry K. Gassman, Esq.

                  (b) with respect to Lessee, Ground Lessor or Guarantor, c/o The Goldman Sachs Group, Inc., 85 Broad Street, New York, New York 10004, Attention: Barry Zubrow, with a copy to the same address
         Attention: Alan Scott and with a second copy to the same address:
         Attention: Real Estate, and with a copy to Sullivan & Cromwell, 125 Broad Street, New York, New York 10004, Attention: Arthur S. Adler, Esq.

                                                                   Appendix A to
                                                         Participation Agreement

               (c) with respect to the Agents, the address provided by the applicable Agent to the other parties to any Operative Document as its address for notices.

         "Administration Agreement" means the Administration Agreement dated as of the Documentation Date, between HSFC and the Administrative Agent.

         "Administrative Agent" means GS & Co., in its capacity as Administrative Agent for HSFC under the Administration Agreement.

         "Administrator" means Bank of America, in its capacity as administrator of the Conduit.

         "Advance" means (i) an advance of funds by any Lender or Investor to the Ground Lessee for the Lessor pursuant to Section 2.2 of the Participation Agreement, and (ii) an advance of funds by the Lessor to the Construction Agent pursuant to Section 2.2 of the Participation Agreement, as applicable.

         "Advance Date" means the date on which any Advance is made.

         "Advance Request" means any request for an Advance made by the Lessee as Construction Agent for the Lessor to Ground Lessee, HSFC and the Conduit, substantially in the form of Exhibit A to the Participation Agreement.

         "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with, such Person. For purposes of this definition, the term "control" (including the correlative meanings of the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise, provided (but without limiting the foregoing) that no pledge of voting securities of any Person without the current right to exercise voting rights with respect thereto shall by itself be deemed to constitute control over such Person.

         "Agent" means any of the Liquidity Agent, the Administrator, the Collateral Agent or the Administrative Agent and "Agents" means the Liquidity Agent, the Administrator, the Collateral Agent and the Administrative Agent collectively.

         "Aggregate Available Commitments" means, as of any date of determination, the sum of (i) without duplication, the Available Commitments of the Liquidity Purchasers under the Conduit Loan Agreement, (ii) the Available Commitment of HSFC and (iii) the Available Commitment of the Investors.

         "Aggregate Commitments" means the sum of (i) without duplication, the Commitment Amounts of the Liquidity Purchasers under the LAPA and the Conduit Loan Agreement, (ii) the Commitment Amount of HSFC and (iii) the Commitment Amount of the Investors.

                                                                   Appendix A to
                                                         Participation Agreement


         "Alterations" means, with respect to the Properties, alterations, additions, improvements, modifications and additions to the Properties.

         "Applicable Laws" means all existing and future applicable laws, rules, regulations, statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by, any Governmental Authority, and applicable judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction (including Environmental Laws and other laws pertaining to health, safety or the environment and those pertaining to the construction, use or occupancy of the Properties) and any restrictive covenant or deed restriction or easement of record affecting the Properties, and any requirements of applicable insurance companies or insurance regulatory agencies. To the extent Lessee or any other party obtains an exemption, variance or similar exception to any Applicable Laws for or in connection with the Properties, including any zoning or building ordinances or regulations, then Applicable Laws shall be construed to mean Applicable Laws as so applicable to the Properties.

         "Appraisal" means an appraisal, prepared by the Appraiser, of the Land and Improvements on an as-built basis, to be delivered pursuant to Section 4.1(x) of the Participation Agreement.

         "Appraised Value" is defined in Section 23(b) of the Ground Lease and
Section 18(b) of the Ground Sublease.

         "Appraiser" means Cushman & Wakefield or such other Person as may be selected by Lessor and is reasonably acceptable to Lessee.

         "Approved Custodian" means Chase, Goldman, Sachs & Co. or any other bank, broker-dealer or financial institution approved by the Administrative Agent to hold funds, Eligible Securities and/or other assets on the Company's behalf.

         "Appurtenant Rights" means (i) all agreements, easements, rights of way or use, rights of ingress or egress, privileges, appurtenances, tenements, hereditaments and other rights and benefits at any time belonging or pertaining to the Land or the Improvements, including the use of any streets, ways, alleys, vaults or strips of land adjoining, abutting, adjacent or contiguous to the Land and (ii) all permits, licenses and rights, whether or not of record, appurtenant to the Land.

         "Arbitration Costs" is defined in Section 9.2(d) of the Lease.

         "Arranger" means Banc of America Leasing & Capital LLC.

         "Arranger Fee Letter" means the letter dated April 12, 2000 between Arranger and GS & Co.

         "As-Built Appraisal" is defined in Section 4.1(x) of the Participation Agreement.

         "Asset" means any loan made by the Conduit or purchased by the Conduit relating to an Eligible Asset.

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                                                                   Appendix A to
                                                         Participation Agreement


         "Asset Loan Agreement" means an agreement entered into by the Conduit and liquidity banks pursuant to which either the Conduit or liquidity banks make loans or purchase notes in relation to one or more Eligible Assets.

         "Assignee Bank" has the meaning assigned to such term in Section 10.1(b) of the LAPA.

         "Assignment and Acceptance" means any assignment and acceptance delivered pursuant to Section 8.1 of the Participation Agreement.

         "Assignment of Leases" means, collectively, the Lessee Assignment of Leases, the Ground Lessee Assignment of Leases and the Lessor Assignment of Leases.

         "Authority" means any applicable foreign, federal, state, county, municipal or other government, quasi-government or regulatory authority, agency, board, body, commission, instrumentality, court or tribunal, or any political subdivision of any thereof, or arbitrator or panel of arbitrators.

         "Authorized Officer" means (a) with respect to Lessor, any officer of Lessor who shall be duly authorized to execute the Operative Documents and (b) with respect to the Trust Company, any officer in the Corporate Trust Department of Trust Company, including any Vice President, Assistant Vice President, Secretary, Assistant Secretary or any other officer of Trust Company customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         "Authorized Representative" is defined in Section 4 of the Depositary Agreement of HSFC.

         "Available Commitment" means (a) as to each Liquidity Purchaser, such Liquidity Purchaser's Commitment Amount under the Conduit Loan Agreement or the LAPA reduced in either case by the sum of the amount of (i) the aggregate principal amount of all Outstanding Liquidity Purchases made by such Liquidity Purchaser and (ii) the aggregate principal amount of all Outstanding Facility Loans made by such Liquidity Purchaser, (b) as to HSFC, HSFC's Commitment Amount reduced by the aggregate principal amount of all Outstanding HSFC Loans and (c) as to each Investor, such Investor's Commitment Amount reduced by its then Investor Amount.

         "B Loan" is defined in Section 2.1(b) of the Conduit Loan Agreement.

         "B Notes" is defined in Section 2.3(b) of the Conduit Loan Agreement.

         "Bank of America" means Bank of America, N.A.

         "Bankruptcy Code" means the Bankruptcy Reform Act of 1978.

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                                                                   Appendix A to
                                                         Participation Agreement


         "Bankruptcy Default" means, with respect to the Lessee or GS, an Insolvency Event without regard to the cure or grace periods provided therein.

         "Base Rent" means the rent payable pursuant to Section 3.1 of the Lease.

         "Beneficial Owner" means the Trust, as beneficial owner of the Ground Lessee.

         "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

         "Board of Directors" means, with respect to a corporation, either the board of directors or any duly authorized committee of that board of directors which, pursuant to the by-laws of such corporation, has the same authority as that board of directors as to the matter at issue.

         "Book-Entry Notes" is defined in Section 5(a) of the Depositary Agreement of HSFC.

         "Borrower" means, with respect to the Conduit Loan Agreement and the HSFC Loan Agreement, the Ground Lessee.

         "Business Day" means (a) any day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina or New York, New York are authorized or required by law to close, and (b) in the case of a Eurodollar Loan, any day on which dealings in U.S. dollar deposits are carried on in the interbank Eurodollar market and on which commercial banks are open for domestic and international business in Charlotte, North Carolina and London.

         "Capitalizable Transaction Costs" means all Transaction Costs other than Non-Capitalizable Transaction Costs.

         "Cash Collateral Account" means the special purpose, segregated account (Account No. 507-943783, ABA No. 21000021) established by the Investors, HSFC and the Conduit and maintained by the Collateral Agent for the benefit of HSFC, the Conduit and the Investors; the operation of the Cash Collateral Account shall be governed by the Security Agreement and the Participation Agreement.

         "Cash Collateral Subaccount" means either the Cash Collateral Subaccount (Conduit) or the Cash Collateral Subaccount (HSFC), and "Cash Collateral Subaccounts" means, collectively, the Cash Collateral Subaccount (Conduit) and the Cash Collateral Subaccount (HSFC).

         "Cash Collateral Subaccount (Conduit)" means the special purpose, segregated account (Account No. 057943791, ABA No. 21000021) established by the Conduit and maintained by the Collateral Agent for the benefit of the Conduit; the operation of the Cash Collateral Subaccount (Conduit) shall be governed by the Security Agreement.

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                                                                   Appendix A to
                                                         Participation Agreement


         "Cash Collateral Subaccount (HSFC)" means the special purpose, segregated account (Account No. 507943805, ABA No. 21000021) established by HSFC and maintained by the Collateral Agent for the benefit of HSFC; the operation of the Cash Collateral Subaccount (HSFC) shall be governed by the Security Agreement.

         "Casualty" means an event of damage or casualty relating to all or part of the Properties that does not constitute an Event of Loss.

         "Certificated Notes" is defined in Section 5(a) of the Depositary Agreement of HSFC.

         "Chase" means The Chase Manhattan Bank.

         "Chase Fee Letter" means the letter agreement dated June 16, 2000 between Chase and GS.

         "Claims" means liabilities, obligations, damages, losses, demands, penalties, interest, fines, claims, actions, suits, judgments, settlements, utility charges, costs, fees, expenses and disbursements (including, without limitation, reasonable, actually-incurred legal fees and expenses and costs of investigation) of any kind and nature whatsoever.

         "Code" means the Internal Revenue Code of 1986.

         "Collateral" is defined in the Granting Clause Third of the Security Agreement.

         "Collateral Agent" means The Chase Manhattan Bank, in its capacity as Collateral Agent under certain of the Operative Documents.

         "Commercial Paper Account" (a) with respect to the Conduit, means the special purpose segregated trust account established at the corporate trust office of the Depositary, and which at all times shall be maintained in the Depositary's corporate trust department and which shall never be considered a general deposit account and as such shall not be available for set-off or garnishment by the creditors of the Depositary; such account entitled "Hatteras Funding Corporation Commercial Paper Account," Account No. 77086471; and (b) with respect to HSFC, is defined in Section 3 of the Depositary Agreement of HSFC.

         "Commercial Paper Documents" means, (a) with respect to Conduit, collectively, (i) the Commercial Paper Notes of the Conduit, (ii) the Depositary Agreement of the Conduit, (iii) the Security Agreement, (iv) the Commercial Paper Placement Agreement (Conduit), (v) the Administration Agreement of the Conduit, (vi) the Management Agreement of the Conduit, (vii) the LAPA and (viii) the Security Agreement (Conduit); and (b) with respect to HSFC, collectively,
(i) the Commercial Paper Notes of HSFC, (ii) the Depositary Agreement of HSFC,
(iii) the Security Agreement, (iv) the Commercial Paper Placement Agreement
(HSFC), (v) the Administration Agreement of HSFC, (vi) the Management Agreement of HSFC and (vii) the Master Note Purchase Agreement.

         "Commercial Paper Notes" means (a) with respect to the Conduit, a promissory note of the Conduit, substantially in the form of Exhibit D, E-1 or E-2 of the LAPA, issued pursuant to and in

                                                                   Appendix A to
                                                         Participation Agreement

accordance with the Program Documents to finance the Assets; and (b) with respect to HSFC, the promissory notes of HSFC substantially in the form of Exhibit A, B-1 or B-2 of the Depositary Agreement of HSFC issued in the commercial paper market pursuant to and in accordance with the Commercial Paper Documents of HSFC.

         "Commercial Paper Placement Agent (Conduit)" means Banc of America Securities LLC or such other commercial paper placement agents as shall be appointed from time to time pursuant to the terms of the Program Documents (Conduit).

         "Commercial Paper Placement Agreement (Conduit)" means any of the commercial paper placement agreements, executed from time to time, between the Conduit and a Commercial Paper Placement Agent (Conduit) pursuant to which such Commercial Paper Placement Agent (Conduit) agrees to act as a placement agent for the Commercial Paper Notes of the Conduit.

         "Commercial Paper Placement Agreement (HSFC)" means each Commercial Paper Placement Agreement entered into between HSFC and a Placement Agent.

         "Commitment" means (a) with respect to each Liquidity Purchaser its obligation (i) to purchase Percentage Interests under the LAPA from the Conduit or (ii) to make Facility Loans under the Conduit Loan Agreement to the Borrower,
(b) with respect to HSFC, its obligation to make HSFC Loans to the Borrower under the HSFC Loan Agreement and (c) with respect to each Investor, its obligation to make Investor Contributions to the Borrower under Section 2.2.2 of the Participation Agreement.

         "Commitment Amount" means (a) with respect to each Liquidity Purchaser's Commitment to purchase Percentage Interests under the LAPA, the amount set forth opposite such Liquidity Purchaser's name on the signature pages of the LAPA under the caption "Commitment" or, as set forth in an Assignment and Assumption Agreement executed and delivered by such Liquidity Purchaser, as such amount may be reduced or increased pursuant to Section 3.5 of the LAPA; (b) with respect to each Liquidity Purchaser's Commitment to make Facility Loans under the Conduit Loan Agreement, the amount set forth opposite such Liquidity Purchaser's name on Schedule II to the Participation Agreement; (c) with respect to HSFC the amount set forth opposite its name on Schedule II to the Participation Agreement and (d) with respect to each Investor, the amount set forth opposite its name on Schedule II to the Participation Agreement.

         "Commitment Percentage" means, with respect to any Liquidity Purchaser, the percentage that such Liquidity Purchaser's Commitment represents of the Total Commitment of all of the Liquidity Purchasers.

         "Commitment Period" means the period from and including the Documentation Date to the date immediately preceding the Lease Commencement Date or such earlier date on which the Commitments of all Participants shall terminate as provided in the Operative Documents.

         "Company Capital" means the sum of (i) GS' shareholders equity, and
(ii) the aggregate principal amount of any outstanding indebtedness for borrowed money of GS that by its terms is

                                                                   Appendix A to
                                                         Participation Agreement

subordinated to the payment obligations of GS under the Guaranty, all as would be included on a balance sheet for GS and its subsidiaries at such date.

         "Completion Date" means the date Substantial Completion occurs.

         "Condemnation" means any condemnation, requisition or other taking or sale of the use, occupancy or title to the Properties or any part thereof in, by or on account of any eminent domain proceeding or other action by any Governmental Authority or other Person under the power of eminent domain or otherwise or any transfer in lieu of or in anticipation thereof, that does not constitute an Event of Loss.

         "Conduit" means Hatteras Funding Corporation, a Delaware corporation.

         "Conduit Base Rent" means on each Scheduled Payment Date, an amount equal to the interest due and payable on such date pursuant to the Conduit Loan Agreement.

         "Conduit CP Event of Default" means any event of default under the Commercial Paper Documents of the Conduit.

         "Conduit Fee Letter" means the fee letter dated as of June 21, 2000, between the Conduit and Lessee.

         "Conduit Lender" is defined in the preamble of the Conduit Loan Agreement.

         "Conduit Loan" is defined in Section 2.1(a) of the Conduit Loan Agreement.

         "Conduit Loan Agreement" means the Conduit Loan Agreement, dated as of the Documentation Date among Lessor, the Conduit, the Administrator, the Liquidity Purchasers, the Liquidity Agent and the Collateral Agent.

         "Conduit Loan Documents" means, collectively, the Conduit Loan Agreement, the B Notes and, to the extent securing the B Notes, the Security Documents.

         "Conduit Note" is defined in Section 2.3(a) of the Conduit Loan Agreement.

         "Conduit Percentage" means 12.00%.

         "Conference/Training Center" means the Conference/Training Center Improvements and the Conference/Training Center Site.

         "Conference/Training Center Improvements" means the buildings, structures, improvements and fixtures now or hereafter situated or located on the Conference/Training Center Site, including the roads, parking lots and structures, electrical equipment, power plants, storage tanks, air conditioning systems, emergency systems, access ways, sidewalks, recreational areas, vehicle control facilities, landscaping,

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                                                                   Appendix A to
                                                         Participation Agreement

and utility and service systems used or procured for use in connection with the operation and maintenance of such buildings and structures, but excluding Lessee's Property.

         "Conference/Training Center Site" means the land described in Exhibit A-2 to the Lease, and all Appurtenant Rights relating to the foregoing.

         "Construction" means the construction and installation of all Improvements contemplated by the Plans and Specifications.

         "Construction Agency Agreement" means the Construction Agency Agreement, dated as of the Initial Advance Date, between the Lessor and the Construction Agent.

         "Construction Agency Agreement Event of Default" means a "Construction Agency Event of Default" as defined in Section 5.1 of the Construction Agency Agreement.

         "Construction Agency Person" means the Lessee, the Construction Agent, the Prime Contractor, the Architect, the General Contractor, any other contractor or subcontractor or other Person directly or indirectly performing work or providing services or materials on the Property, or relating to the Construction or the Properties, through and including the period ending on the Completion Date (regardless of when such Person commenced performing such work or providing such services or materials, including any period prior to the Documentation Date), and all of their respective officers, directors, shareholders, partners, employees, agents, consultants (on the Properties), service-providers (on the Properties), successors and assigns, and any Person controlled by any of the foregoing.

         "Construction Agent" means Lessee, as construction agent under the Construction Agency Agreement.

         "Construction Breakage Costs" means any costs or expenses incurred by Lessor, the Administrative Agent, the Administrator, the Liquidity Agent or any Participant in connection with the termination of any of the Construction Documents following the occurrence of a Construction Agency Agreement Event of Default.

         "Construction Budget" means with respect to each Site, the budget attached as Exhibit A to the Construction Agency Agreement, as it may be amended from time to time in accordance with the Construction Agency Agreement.

         "Construction Documents" is defined in Section 2.4 of the Construction Agency Agreement.

         "Construction Materials" is defined in the third recital of the Construction Agency Agreement.

         "Construction Period" means the period commencing on the Initial Advance Date and ending on the Construction Period Termination Date.

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                                                                   Appendix A to
                                                         Participation Agreement


         "Construction Period Accrued Interest" means all interest, including any interest at the Overdue Rate, accrued but unpaid under the HSFC Loan Agreement or Conduit Loan Agreement prior to the Lease Commencement Date (excluding all interest deemed paid with proceeds from an Interest Payment
Loan).

         "Construction Period Accrued Yield" means, with respect to the Investor Amount, all Yield accruing on such Investor Amount during and for any Interest Period ending prior to the Lease Commencement Date.

         "Construction Period Fees" means any Fees payable out of proceeds of Advances prior to the Lease Commencement Date.

         "Construction Period Indemnitee" means each Agent in its capacity as agent under the Operative Documents, each Participant, the Ground Lessee, the Trust, the Trustee, the Trust Company, the Administrator, Manager, Depositary, the Arranger and each of their respective employees, officers, directors, agents, successors, and assigns; provided, however, that in no event shall any Lessee Person be a Construction Period Indemnitee.

         "Construction Period Maximum Guaranty Amount" means, at any date of determination, the sum of (i) 89.9% of (A) the then Eligible Accrued Project Costs, minus (B) all Force Majeure Losses, plus (C) to the extent that the Construction Period Maximum Guaranty Amount is reduced by reason of Force Majeure Losses, the amounts expended by Lessor from available insurance proceeds or Other Available Amounts to remedy such effects, minus (ii) the Present Value, as of such date of determination, of any unconditional obligations of Construction Agent payable during the Construction Period that are not reimbursable by Lessor under the Operative Documents.

         "Construction Period Termination Date" means the earlier of (i) the Lease Commencement Date and (ii) July 1, 2004.

         "Construction Schedule" means with respect to the Properties, the schedule attached as Exhibit A to the Construction Agency Agreement, as it may be amended from time to time in accordance with the Construction Agency Agreement.

         "Control" means (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, the possession directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise, provided (but without limiting the foregoing) that no pledge of voting securities of any Person without the current right to exercise voting rights with respect thereto shall by itself be deemed to constitute control over such Person.

         "Corporate Trust Department" means the principal corporate trust office of Trustee, located in Wilmington, Delaware or at such other office at which the corporate trust business of Trustee shall be administered which Trustee shall have specified by notice in writing to Lessee and each Participant.


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                                                                   Appendix A to
                                                         Participation Agreement


         "Covered Amount" means all costs, expenses or other losses incurred by Lessor in connection with Lessor's obligation to indemnify each Construction Period Indemnitee under Section 9.1.3 of the Participation Agreement without regard to amounts not paid pursuant to the agreement of each Construction Period Indemnitee to limit the recourse of each such Person for payment or discharge of the indemnification obligations created under Section 9.1.3(iii) of the Participation Agreement, such Covered Amounts to be paid by Lessee pursuant to its indemnification obligations.

         "Covered Assets" has the meaning assigned to such term in Schedule 1 to the LAPA.

         "Covered Persons" is defined in Section 13 of the Ground Lessee Limited Liability Company Agreement.

         "CP Rate" for any Interest Period for any Conduit Loans means, to the extent the Conduit funds such Conduit Loans for such Interest Period by issuing Commercial Paper Notes, the per annum rate equivalent to the "weighted average cost" (as defined below) related to the issuances of Commercial Paper Notes that are allocated, in whole or in part, by the Conduit or the Administrator to fund or maintain such Conduit Loans (and which may also be allocated in part to the funding of other Conduit Loans hereunder or of other assets of the Conduit); provided, however, that if any component of such rate is a discount rate, in calculating the "CP Rate" for such Conduit Loans for such Interest Period, the Conduit shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum. As used in this definition, the Conduit's "weighted average cost" shall consist of (w) the actual interest rate (or discount) paid to purchasers of the Conduit's Commercial Paper Notes, together with the Dealer Fee, to the extent allocated, in whole or in part, to such Conduit's Commercial Paper Notes by the Conduit or the Administrator, (x) certain documentation and transaction costs associated with the issuance of such Commercial Paper Notes, (y) any incremental carrying costs incurred with respect to Commercial Paper Notes maturing on dates other than those on which corresponding funds are received by the Conduit and (z) other borrowings by the Conduit, including borrowings to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market.

         "Credit and Investment Policy" means the Conduit's Credit and Investment Policy as amended and restated from time to time.

         "Curable Defaults" is defined in Section 16(B) of the Ground Lease.

         "Dealer Fee" means (a) with respect to the Conduit, any fee payable to the Commercial Paper Placement Agent (Conduit) pursuant to the Commercial Paper Placement Agreement (Conduit) and (b) with respect to HSFC, any fee payable to a Placement Agent pursuant to the Commercial Paper Placement Agreement (HSFC).

         "Default Completion Costs" means any and all costs of any kind or description incurred by any Participant or the Lessor in completing the construction of the Improvements following a Construction Agency Event of Default in excess of those set forth in the Construction Budget, including, without limitation, costs of removal and restoration of defective work, shut down and startup costs for any party

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                                                                   Appendix A to
                                                         Participation Agreement

under any of the Construction Documents, redesign, rebidding, repermitting and other costs incurred in connection with any revision of the Plans and Specifications, construction supervision costs, carry during any period of delay in the completion of the Improvements beyond the Outside Completion Date, legal fees incurred in connection with the negotiation, enforcement, termination or any other action or proceeding in connection with any of the Construction Documents or any of the foregoing.

         "Default Notice" is defined in Section 15 of the Ground Lease.

         "Delaware Business Trust Act" means the Delaware Business Trust Act, 12 Del. C. Section 3801 et seq.

         "Delaware Certificate of Trust" means the certificate of trust with respect to the Trust, filed with the Office of the Secretary of State of Delaware in accordance with Section 3810 of the Delaware Business Trust Act.

         "Depositary" means (a) with respect to the Conduit, U.S. Bank; and (b) with respect to HSFC, Chase.

         "Depositary Agreement" means (a) with respect to the issuance and payment of Commercial Paper Notes of the Conduit, the agreement dated as of the Formation Date, entered into between the Conduit and the Depositary; and (b) with respect to the issuance and payment of the Commercial Paper Notes of HSFC, the Depositary Agreement dated as of the Documentation Date, entered into between HSFC and the Depositary.

         "Determination Date" is defined in Section 3 of the Ground Lease.

         "Directing Party" means the Majority Banks.

         "Documentation Date" is defined in Section 2.1 of the Participation Agreement.

         "Dollars" and "$" means dollars in lawful currency of the United States of America.

         "Down-Graded Bank" has the meaning assigned to that term in Section 3.7 of the LAPA.

         "Drawn Rate" means the Eurodollar Rate plus 0.475%.

         "DTC" means The Depository Trust Company.

         "Eligible Accrued Project Costs" means, as of any date of determination, the aggregate amount of Improvement Costs accrued, including Construction Period Accrued Interest and following a Construction Agency Event of Default, any Default Completion Costs or Termination Payments which may become payable, or which are incurred, at any time prior to the Completion Date, as well as costs incurred subsequent thereto for Final Completion Work, whether or not paid, but excluding (i) all Yield which is capitalized during the Commitment Period pursuant to the Operative Documents and (ii) Non-Capitalizable Transaction Costs.

                                                                   Appendix A to
                                                         Participation Agreement


         "Eligible Assignee" means a bank or other financial institution or other entity with a combined capital, surplus and undivided profits of at least $100,000,000 and whose commercial paper is rated A-1+ by S&P and P-1 by Moody's.

         "Eligible Securities" has the meaning assigned thereto in the Administration Agreement.

         "Environmental Audit" means a Phase One environmental site assessment (the scope and performance of which meets or exceeds ASTM Standard Practice E1527-93 Standard Practice for Environmental Site Assessments: Phase One Environmental Site Assessment Process (or the most recent version thereof)) of the Property.

         "Environmental Damages" has the meaning specified in Section 9.6(e) of the Lease.

        "Environmental Laws" means and include the Resource Conservation and Recovery Act of 1976, (RCRA) 42 U.S.C. Sections 6901-6987, as amended by the Hazardous and Solid Waste Amendments of 1984, the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Sections 9601-9657, (CERCLA), the Hazardous Materials Transportation Act of 1975, 49 U.S.C. Sections 1801-1812, the Toxic Substances Control Act, 15 U.S.C. Sections 2601-2671, the Clean Air Act, 42 U.S.C. Sections 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136 et seq. and all similar federal, state and local environmental laws, ordinances, rules, orders, statutes, decrees, judgments, injunctions, codes and regulations or sources of legal liabilities, and any other federal, state or local laws, ordinances, rules, codes and regulations or sources of legal liabilities relating to the environment, human health or natural resources or the regulation or control of or imposing liability or standards of conduct concerning Hazardous Materials or the investigation, clean-up or other remediation of the Properties (including any requirements imposed by common law), or regulating or restricting the transfer of real property because of the presence of Hazardous Materials, as any of the foregoing are from time to time amended, supplemented or supplanted.

         "Environmental Report" is defined in Section 12.2 of the Lease.

         "Environmental Requirements" means all Environmental Laws that are applicable to the Site, the Construction and any Person connected therewith.

         "Equipment" means all screens, awnings, shades, blinds, curtains, draperies, carpets, storm doors and windows, heating, electrical, and mechanical equipment, lighting, plumbing, ventilation, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, window cleaning apparatus, underground sprinkler systems and other fire prevention and extinguishing apparatus and materials and security systems.

         "Equity Contribution" is defined in Section 6 of the Lessor Limited Liability Company Agreement.

                                                                   Appendix A to
                                                         Participation Agreement


         "Equity Percentage" means 3.03%.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time or any successor Federal statute.

         "ERISA Group" means GS, and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with GS, are treated as a single employer under
Section 414 of the Code.

         "Eurodollar Loan" means a B Loan bearing interest, at all times during an Interest Period applicable to such B Loan, at a fixed rate of interest determined by reference to the Eurodollar Rate or an Investor Amount bearing Yield, at all times during the Interest Period applicable thereto, by reference to the Eurodollar Rate.

         "Eurodollar Rate" means, for any Interest Period, the rate per annum equal to (a) the London interbank offered rate (rounded upwards, if necessary, to the next higher 1/100th of 1%) which appears on the Dow Jones & Company, Inc. Telerate Page 3750, British Bankers Association Interest Settlement Rates as of 11:00 a.m. (London time) for deposits in Dollars on the day two (2) Business Days prior to the first day of such Interest Period in an amount approximately equal to the principal amount of the B Loan or Investor Amount, as applicable, to which such Interest Period is to apply and for a period corresponding as nearly as possible to such Interest Period, (b) if no such rate appears on Telerate Page 3750, the rate per annum equal to the arithmetic mean (rounded upwards, if necessary, to the next higher 1/32nd of 1%) of the London interbank offered rates which appears on the Reuters screen LIBO page on such day for deposits in Dollars in an amount approximately equal to the principal amount of the B Loan or Investor Amount, as applicable, to which such Interest Period is to apply and for a period corresponding as nearly as possible to such Interest Period, (c) if neither clause (a) or clause (b) above is applicable, the rate per annum as agreed to by the parties to the B Loan, or (d) if such rate is not agreed to by the parties pursuant to clause (c) two (2) Business Days prior to the first day of such Interest Period, the average rate per annum then being paid by Bank of America, National Association, Citibank, N.A. and The Chase Manhattan Bank in the London interbank market for deposits in Dollars in an amount approximately equal to the principal amount of the B Loan or Investor Amount, as applicable.

         "Event of Default" means (a) a Lease Event of Default under the Lease,
(b) an HSFC Loan Event of Default, (c) a Conduit Loan Event of Default or (d) a Construction Agency Agreement Event of Default.

         "Event of Loss" means (x) the actual or constructive loss of all or substantially all of either or both of the Office Tower and the Conference/Training Center or damage thereto which is uneconomical or impractical to repair, (y) the taking by condemnation of title to all or substantially all of either or both of the Office Tower and the Conference/Training Center, or such portion thereof that makes use of the balance uneconomic or impractical for Lessee (including any instance in which a material number of parking spaces for the Properties are eliminated), or (z) the prohibition of occupancy or use as a result of any Applicable Laws or the taking by condemnation of the use of all or substantially all of either or both the Office Tower and the Conference/Training Center, or such portion thereof that makes use of the

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balance uneconomic or impractical for Lessee, for a continuous period equal to or in excess of one (1) year or the remaining Lease Term (if the remaining Lease Term is less than one year).

         "Excepted Rights" means, as to any Participant, the exclusive right of such Participant to (i) retain all Excluded Amounts owing to it and (ii) to demand, collect or commence any action in equity or at law to obtain such payments and to enforce any judgement with respect thereto.

         "Excess Funds" means (a) with respect to the Conduit, (i) prior to an Event of Default, all funds not required after giving effect to all amounts on deposit in the Commercial Paper Account or the Cash Collateral Subaccount (Conduit), to pay or provide for the payment of all Commercial Paper Notes of the Conduit maturing on the date of such determination or that have previously matured but remain unpaid and (ii) after the occurrence of an Event of Default, means all funds not required to pay or provide for the payment of all Outstanding Commercial Paper Notes of the Conduit or Commercial Paper Notes of the Conduit that have previously matured but remain unpaid; or (b) with respect to HSFC (i) prior to an Event of Default, all funds not required after giving effect to all amounts on deposit in the Commercial Paper Account or the Cash Collateral Subaccount (HSFC), to pay or provide for the payment of all Commercial Paper Notes of HSFC maturing on the date of such determination or that have previously matured but remain unpaid and (ii) after the occurrence of an Event of Default, means all funds not required to pay or provide for the payment of all Outstanding Commercial Paper Notes of HSFC or Commercial Paper Notes of HSFC that have previously matured but remain unpaid.

         "Excluded Amounts" means:

                  (a) all indemnity payments and expenses to which any Indemnitee is entitled pursuant to the Operative Documents;

                  (b) any amounts payable under any Operative Document to reimburse Lessor, any Agent or any other Participant (including the reasonable expenses of any such Person incurred in connection with any such payment) for performing any of the obligations of Lessee under and as permitted by any Operative Document;

                  (c) any insurance proceeds (or payments with respect to risks self-insured or policy deductibles) under liability policies payable to Lessor, any Agent or any other Participant (or any such Person's successors, assigns, agents, trustees, officers, directors or employees);

                  (d) any insurance proceeds under policies maintained by Lessor, any Agent or any other Participant and not required to be maintained by Lessee under the Lease;

                  (e) any amount payable by Lessee pursuant to Section 4.2(b) of the Participation Agreement, whether or not such amounts are or can be characterized as a Supplemental Rent; and

                  (f) any payments of interest or Yield on payments referred to in clauses (a) through (e) above.


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         "Excluded Provisions" is defined in Section 5 of the Ground Sublease.

         "Expiration Date"  is defined in Section 3 of the Ground Sublease.

         "Extension Date" is defined in Schedule 2 of the LAPA.

         "Extension Option" is defined in Section 8.5(a) of the Participation Agreement.

         "Extension Option Effective Date" is defined in Section 8.5(a) of the Participation Agreement.

         "Extension Option Request" is defined in Section 8.5(a) of the Participation Agreement.

         "Extension Option Response Date" is defined in Section 8.5(a) of the Participation Agreement.

         "Face Amount" means with respect to Commercial Paper Notes issued on a discount basis, the face amount thereof and with respect to Commercial Paper Notes issued on an interest-bearing basis, the amount of principal plus interest payable at maturity in respect of such Commercial Paper Notes.

         "Facility Fee" means a fully earned fee when and as paid, payable in an amount equal to 1/8 of 1% per annum of each Liquidity Purchaser's Commitment Amount under the LAPA, payable on each Scheduled Payment Date.

         "Facility Loan" means, (a) as referred to in the LAPA, any loan made by a liquidity bank pursuant to the terms of an Asset Loan Agreement including Assets converted to Facility Loans pursuant to the terms of an Asset Loan Agreement and (b) as referred to in the Conduit Loan Agreement, as defined in
Section 2.1 of the Conduit Loan Agreement.

         "Facility Loan Termination Date" is defined in Section 2.1(b) of the Conduit Loan Agreement.

         "Facility Note" is defined in Section 2.3(b) of the Conduit Loan Agreement.

         "Fair Market Rent" is defined in Section 3 of the Ground Lease.

         "Fair Market Value" means, with respect to any Property, the amount, which in any event shall not be less than zero, that would be paid in cash in an arm's-length transaction between an informed and willing purchaser and an informed and willing seller, neither of whom is under any compulsion to purchase or sell, respectively, for the ownership of such Property, as set forth in an applicable Appraisal. The Fair Market Value of any Property shall be determined based on the assumption that, except for purposes of Sections 7.1(b)(i), 14.1(b) and 18.2(h) of the Lease, Section 2.7 of the Participation Agreement or otherwise expressly set forth in the Operative Documents, such Property is in the condition and state of repair required under Section 9 of the Lease and Lessee is in compliance with the other requirements of the Operative Documents applicable to such Property and that the Property is free and clear of all Liens.


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                                                         Participation Agreement


         "Fee Letters" means collectively, the Arranger Fee Letter, the Chase Fee Letter, the Conduit Fee Letter, the Liquidity Agent Fee Letter and the Trust Company Fee Letter.

         "Fees" means any amounts payable to any Agent, the Manager or the Depositary pursuant to Section 9.10 of the Participation Agreement.

         "50 Hudson" means 50 Hudson Street Lessor Urban Renewal L.L.C., a New Jersey limited liability company.

         "Final Completion Work" means any work that, subsequent to Substantial Completion, needs to be performed to achieve "final" completion of the Improvements.

         "Final Payment Date" is defined in Section 18.2(e) of the Lease.

         "Financial Agreement" means collectively, (a) the Tax Abatement Financial Agreement, dated as of June 21, 2000, among the City of Jersey City, GSJC 30 Hudson and 30 Hudson and (b) the Tax Abatement Financial Agreement, dated as of June 21, 2000, among the City of Jersey City, GSJC 50 Hudson and 50 Hudson.

         "Financing Statements" means, collectively, the Ground Lessor Financing Statements, the Lessee Financing Statements, the Lessor Financing Statements and the Ground Lessee Financing Statements.

         "Fixtures" is defined in the Granting Clause of each Mortgage.

         "Force Majeure Event" means, with respect to Construction, any event (the existence of which at the construction commencement date was not known, or would not reasonably have been expected to be discovered through the exercise of commercially reasonable due diligence, by the Lessee or Construction Agent, as applicable, taking into account the contemplated use of the Land and the Construction) beyond the control of any such Person, including, but not limited to, general strikes (but not any strike or other job action involving employees of the Construction Agent or any Construction Agency Person or the Lessee), acts of God, government activities directly interfering with the work of construction of the Improvements, any general inability to obtain labor or materials, civil commotion and enemy action; but excluding in all cases any event, cause or condition that results from a breach by Lessee, Construction Agent or any Construction Agency Person of its obligations, representations or warranties under the Operative Documents or any other agreements to which it is a party, from any Construction Agency Person's financial condition or failure to pay or any event, cause or condition which could have been avoided or which could be remedied or mitigated through the exercise of commercially reasonable efforts or the commercially reasonable expenditure of funds (which expenditure of funds, in the case of such an event, cause or condition arising on or after the Initial Advance Date, would have been covered by funds available under the Construction Budget or Other Available Amounts) or other commercially reasonable action, election or arrangement which would correct or resolve the impact of such event on the Construction.


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         "Force Majeure Loss" means the costs necessary, as determined by the insurance company in assessing any such claim under any policy of insurance, or if such loss is not insurable or is less than the deductible amount under the applicable policy of insurance, as determined by a nationally recognized independent appraiser, to repair and restore damage caused by a Force Majeure Event with respect to the Properties (or portion thereof) to the condition of the Properties immediately prior to such Force Majeure Event.

         "Formation Documents" means with respect to (a) the Ground Lessor, the Ground Lessor Limited Liability Company Agreement and the related certificate of formation, (b) Ground Lessee, the Ground Lessee Limited Liability Company Agreement and the related certificate of formation, (c) the Lessor, the Lessor Limited Liability Company Agreement and the related certificate of formation,
(d) the Lessee, the Lessee Limited Liability Company Agreement and related certificate of formation and (e) HSFC, HSFC's Certificate of Incorporation and By-laws.

         "Full Recourse Construction Event of Default" means any of the following:

                  (i) an Event of Default arising in whole or in part as a consequence of any fraudulent act or omission of any Construction Agency Person in connection with the negotiation, execution, delivery, consummation and/or performance of any Operative Document or the Construction Documents;

                  (ii) an Event of Default arising in whole or in part as a consequence of the misapplication of any Advance or any portion thereof or any other funds made available to, or on behalf of, Lessee or any other Construction Agency Person under any Operative Document;

                  (iii) an Event of Default arising as a consequence of an Insolvency Event with respect to Lessee, Guarantor or Construction Agent; or

                  (iv) any Construction Agency Person shall willfully breach any of its respective obligations, covenants, representations or warranties under any Operative Document, the Construction Documents or any other contractual agreement or Governmental Approval relating to any Site or the Construction thereon.

         "Future Value" means the future value of any prior payment increased at the Lessee's Incremental Borrowing Rate to the date of determination.

         "GAAP" means United States generally accepted accounting principles in effect from time to time consistently applied.

         "General Contractor" means a general contractor, developer or construction manager engaged by the Construction Agent for the construction of Improvements.

         "Governmental Action" means all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, decrees, licenses, exemptions, publications, filings,

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                                                         Participation Agreement

notices to and declarations of or with, or required by, any Governmental Authority, or required by any Applicable Laws, and shall include, without limitation, all citings, environmental and operating permits and licenses that are required for the use, occupancy, zoning and operation of the Properties.

         "Governmental Authority" means any federal, state, county, municipal or other governmental or regulatory authority, agency, board, body, commission, instrumentality, court or quasi-governmental authority.

         "Gross Sales Proceeds" means Net Sales Proceeds plus all Remarketing Sale Expenses.

         "Ground Lease" means that certain Ground Lease, dated as of the Documentation Date, between the Ground Lessor, as landlord, and Ground Lessee, as tenant, in respect of the Land, as the same may be amended in accordance with the terms thereof.

         "Ground Lease Event of Default" is defined in Section 15 of the Ground Lease.

         "Ground Lease Rent" is defined in Section 3 of the Ground Lease.

         "Ground Lessee" means Hudson Street Lessor L.L.C., a Delaware limited liability company.

         "Ground Lessee Assignment of Leases" means the Assignment of Leases, dated the Documentation Date, from Ground Lessee, as assignor, to Collateral Agent, as assignee.

         "Ground Lessee Financing Statements" means UCC-1 financing statements made by Ground Lessee, as debtor, in favor of the Collateral Agent, as secured party, appropriately completed and executed for filing with the offices listed in Part C of Schedule III to the Participation Agreement in order to protect Lessor's interest under the Security Agreement.

         "Ground Lessee Limited Liability Company Agreement" means the Limited Liability Company Agreement of the Ground Lessee, dated as of the Documentation Date, by the Trust, the sole member of the Ground Lessee.

         "Ground Lessee Mortgage" means the Mortgage and Security Agreement, dated the Documentation Date, made by Ground Lessee, as mortgagor, in favor of Collateral Agent, as mortgagee.

         "Ground Lessee Operative Document" is defined in Section 5.3.2(b) of the Participation Agreement.

         "Ground Lessor" means GSJC Land LLC, a Delaware limited liability company, and its successors, as the landlord under the Ground Lease.

         "Ground Lessor Financing Statements" means UCC-1 financing statements made by Ground Lessor, as debtor, in favor of Lessor, as secured party, appropriately completed and executed for filing

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                                                                   Appendix A to
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with the offices listed in Part D of Schedule III to the Participation Agreement
in order to protect Lessor's interest under the Security Agreement.

         "Ground Sublease" means that certain Ground Sublease, dated as of the Documentation Date, between the Ground Lessee, as landlord, and Lessor, as tenant, in respect of the Land, as the same may be amended in accordance with the terms thereof.

         "GS" means The Goldman Sachs Group, Inc., a Delaware corporation, and its successors, including a transferee of all or substantially all of the assets of any such Person.

         "GS & Co." is defined in the preamble to the Participation Agreement.

         "GS Demand Note" means that certain promissory note substantially in the form of Exhibit E to the Participation Agreement to be executed and delivered by GS to Lessee in respect of the Advance funded pursuant to Section
2.2.11 of the Participation Agreement.

         "GS Maturity Date" means the sixth (6th) day before the fifth (5th) Anniversary of the Documentation Date, and may be extended pursuant to the terms of the Operative Documents.

         "GS Maturity Date Extension" is defined in Section 8.5(c) of the Participation Agreement.

         "GS Maturity Date Extension Response Date" is defined in Section 8.5(c) of the Participation Agreement.

         "GSJC 30 Hudson" means GSJC 30 Hudson Urban Renewal L.L.C., a New Jersey limited liability company.

         "GSJC 50 Hudson" means GSJC 50 Hudson Urban Renewal L.L.C., a New Jersey limited liability company.

         "Guarantor" means GS in its capacity as guarantor under the Guaranty.

         "Guaranty" means the Parent Guaranty dated the Documentation Date made by the Guarantor.

         "Hazardous Condition" means any condition that violates or threatens to violate, or that results in or threatens noncompliance with, any Environmental Law.

         "Hazardous Material" means any substance, waste or material which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous, including petroleum, its derivatives, by-products and other hydrocarbons and friable asbestos and is or becomes regulated by any Governmental Authority, including any agency, department, commission, board or instrumentality of the United States, the State of New Jersey or any political subdivision thereof.

         "HSFC" means Hudson Street Funding Corporation, a Delaware corporation.


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                                                                   Appendix A to
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         "HSFC Base Rent" means on each Scheduled Payment Date, an amount equal to the interest due and payable on such date pursuant to the Loan Agreement.

         "HSFC Certificate of Incorporation" means the certificate of incorporation of HSFC.

         "HSFC Loan" is defined in Section 2.1 of the HSFC Loan Agreement.

         "HSFC Loan Agreement" means the HSFC Loan Agreement dated as of the Documentation Date between HSFC and the Ground Lessee.

         "HSFC Loan Default" means any condition, event or act which, with notice or lapse of time or both, would become a HSFC Loan Event of Default.

         "HSFC Loan Documents" means, collectively, the HSFC Loan Agreement, the HSFC Note and, to the extent securing the HSFC Note, the Security Documents.

         "HSFC Loan Event of Default" means a "HSFC Loan Event of Default" under
Section 6.1 of the HSFC Loan Agreement.

         "HSFC Loan Share" means on the date of determination, a fraction the numerator of which is the total outstanding principal amount of the HSFC Loans on such date, and the denominator of which is the aggregate Principal Component of the Outstanding Commercial paper Notes of HSFC on such date.

         "HSFC Note" is defined in Section 2.3 of the HSFC Loan Agreement.

         "HSFC Operating Account" means any bank account or cash securities account maintained by HSFC with an Approved Custodian.

         "HSFC Operative Document" is defined in Section 5.5(b) of the Participation Agreement.

         "HSFC Percentage" means 84.97%.

         "Improvement Costs" means the costs incurred in the construction and development of the Improvements including Soft Costs.

         "Improvements" means the Office Tower Improvements, Conference/Training Center Improvements, Common Improvements, Land Improvements, fixtures, Equipment, and other improvements of every kind existing at any time and from time to time (including those constructed pursuant to the Construction Agency Agreement and those purchased with amounts advanced by the Participants pursuant to the Participation Agreement) on or under the Land, together with any and all appurtenances to such buildings, structures or improvements, including sidewalks, utility pipes, conduits and lines, parking areas and roadways, and including all Alterations and other additions to or changes in the Improvements at any time.


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         "In Balance" means, with respect to any Site at any time of determination thereof: (1) the undisbursed portions of the Construction Budget with respect to the Properties, together with Other Available Amounts related to the Properties, shall be sufficient to complete construction of the Improvements in accordance with the terms and conditions of the Construction Agency Agreement prior to the applicable Outside Completion Date, and (2) the undisbursed portion of each item described in the Construction Budget, as such amounts may be adjusted pursuant to the Construction Agency Agreement (including the contingency reserve in the Construction Budget, to the extent such contingency funds have not theretofore been set aside by Construction Agent for the payment of overruns in other cost categories and Other Available Amounts) shall be sufficient to complete the Construction of each such item in accordance with the terms and conditions of the Construction Agency Agreement prior to the Outside Completion Date.

         "Increased Costs" is defined in Section 9.7 of the Participation Agreement.

         "Indebtedness" means for any Person (a) all obligations of such Person for borrowed money, all obligations of such Person evidenced by the Assets, debentures, notes or other similar instruments, including letters of credit, banker's acceptances and similar instruments, all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, and all obligations of such Person under leases which have been or should be, in accordance with GAAP, classified as a liability on the balance sheet of such Person, (b) all indebtedness or other obligations of any other Person of the type specified in clause (a) above, the payment or collection of which such Person has guaranteed (except by reason of endorsement for collection in the ordinary course of business) or in respect of which such Person is liable, contingently or otherwise, including, without limitation, liable by way of agreement to purchase products or securities, to provide funds for payment, to maintain working capital or other balance sheet conditions or otherwise to assure a creditor against loss and (c) in the case of the Conduit, all indebtedness or other obligations of any other Person of the type specified in clause (a) or (b) above secured by (or for which the holder of such indebtedness has an existing right contingent or otherwise, to be secured by) any Lien, upon or in property (including, without limitation, accounts and contract rights) owned by the Conduit, whether or not the Conduit has assumed or becomes liable for the payment of such indebtedness or obligations. As used in the Lease, "Indebtedness" means the Indebtedness evidenced by the Lessor's Notes.

         "Indemnified Liabilities" has the meaning assigned to that term in
Section 10.16 of the LAPA.

         "Indemnitee" means Lessor, Ground Lessee, each Investor, the Conduit, HSFC, each Liquidity Purchaser, Liquidity Agent, Administrative Agent, the Trust, the Trustee, the Trust Company, Administrator, the Collateral Agent, Securities Intermediary, Manager, Depositary, Arranger, and the respective successors, permitted assigns, permitted transferees, invitees, trustees, contractors, servants, employees, officers, directors, shareholders, partners, participants, representatives and agents of the foregoing Persons; provided, however, that in no event shall Lessee, Placement Agent, Owner, Construction Agent, Guarantor, or any Affiliate of Lessee including in the capacity of Borrower, Administrative Agent, the Commercial Paper Placement Agent (Conduit) or the Depositary be an Indemnitee.


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                                                                   Appendix A to
                                                         Participation Agreement

         "Independent Insurance Consultant" means Aon Risk Services, Inc. of Northern California Insurance Services.

         "Initial Advance Date" is defined in Section 2.1(b) of the Participation Agreement.

         "Initial Advance Date Notice" is defined in Section 2.1(c) of the Participation Agreement.

         "Insolvency Event" means, with respect to any Person, any event pursuant to which such Person makes an assignment of or for the benefit of creditors, files a case or petition in bankruptcy, petitions or applies to any tribunal for the appointment of a custodian, receiver, liquidator, assignee, trustee or sequestrator (or other similar official) for it or for a substantial part of its property, commences any case or proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, consents or acquiesces in the filing of any such petition, application, proceeding or appointment of or taking possession by the custodian, receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of such Person or any substantial part of its property, or admits its inability to pay its debts generally as they become due, or authorizes any of the foregoing to be done or taken on behalf of such Person, or any case or petition in bankruptcy or under any other insolvency law is commenced against such Person and results in an order for relief or is not dismissed within 90 days after such commencement.

         "Instituting Party" is defined in Section 6.6 of the Participation Agreement.

         "Insurance Requirements" means all terms and conditions of any insurance policy either required by the Lease to be maintained by the Lessee or required by the Construction Agency Agreement to be maintained by the Construction Agent, and all requirements of the issuer of any such policy.

         "Interest Component" means, when used with respect to Commercial Paper Notes, (a) the portion of the face amount of Commercial Paper Notes issued on a discount basis equal to the difference between the face amount thereof and the purchase price for such Commercial Paper Notes and (b) the amount of interest payable to maturity in respect of Commercial Paper Notes issued on an interest-bearing basis.

         "Interest Period" means, (a) with respect to any B Loan or any Investor Amount bearing interest or Yield by reference to either the Eurodollar Rate or the ABR, all or any portion of the period from and including the Initial Advance Date to the next succeeding Scheduled Payment Date and thereafter from and including a Scheduled Payment Date to but excluding the next succeeding Scheduled Payment Date during which such Loan or Investor Amount bears interest by reference to such rate; and (b) with respect to the HSFC Loan, all or any portion of the period from and including the Initial Advance Date to but excluding the next succeeding Scheduled Payment Date and thereafter from and including a Scheduled Payment Date to but excluding the next succeeding Scheduled Payment Date.

         "Interim Rent" is defined in Section 2.8(b) of the Construction Agency Agreement.

         "Inventory" is defined in the Granting Clause Second of the Security Agreement.


                                      -24-
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                                                                   Appendix A to
                                                         Participation Agreement


         "Investment Company Act" means the Investment Company Act of 1940, as amended, together with the rules and regulations promulgated thereunder.

         "Investment Grade" means a rating of "BBB-" (or higher) by S&P and a rating of "Baa3" (or higher) by Moody's.

         "Investor Amount" means at any time the amount of the Investor Contributions owed to an Investor as evidenced by an Investor Certificate, less any repayments thereto.

         "Investor Base Rent" means, for each Payment Date, an amount equal to the Yield accrued on the Investor Amount at the Yield Rate during the Interest Period ending on such date.

         "Investor Certificate" means, for each Investor, a certificate substantially in the form of Exhibit A to the Trust Agreement, evidencing the equity interest of such Investor in the Trust.

         "Investor Certificate Participant" is defined in Section 3.8(g) of the Trust Agreement.

         "Investor Certificate Register" is defined in Section 3.8 of the Trust Agreement.

         "Investor Contribution" is defined in Section 2.2.2 of the Participation Agreement.

         "Investor Guaranty" means an Investor Guaranty delivered pursuant to
Section 5.4(e) or 8.1 of the Participation Agreement.

         "Investors" means, collectively, the Persons named as Investors in the Participation Agreement and each other assignee or successor thereof.

         "Issuers" means HSFC and the Conduit.

         "Land" means, collectively, each of the Sites.

         "Land Agreement" is defined in Section 9.8 of the Lease.

         "Land Improvement Costs" means the aggregate amounts advanced by Lessor to fund the costs of Land Improvements.

         "Land Improvements" means all work necessary in connection with the development of the Land, including excavation; roads and roadways; curbs; gutters; storm drains; flood control ditches and causeways; sidewalks; joint trenches for power, gas, sewer, domestic water and irrigation; sanitary tie-ins; reparcelization and subdivisions; traffic mitigation improvements; grading (including obtaining any necessary slope easement rights from adjacent land owners and installation and proper compaction, reinforcement, and seeding of such slopes); and other land improvements, including, without duplication, Common Improvements, in each case to the extent the costs of construction of which are allocable to the Land under generally accepted accounting principles, consistently applied by the Lessee.


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                                                                   Appendix A to
                                                         Participation Agreement


         "LAPA" means the Liquidity Asset Purchase Agreement dated as of the Documentation Date, among the Conduit, the Liquidity Purchasers, the Liquidity Agent and the Administrator.

         "Lease" means the Lease Agreement, dated as of the Documentation Date, between Lessor, as lessor, and Lessee, as lessee, in respect of the Properties.

         "Lease Balance" means, at any time of determination, the sum of (a) the Outstanding principal balance of all B Notes and HSFC Notes plus (b) the total Investor Amounts outstanding.

         "Lease Commencement Date" means the date on which Substantial Completion has occurred as to both Properties.

         "Lease Default" means any condition, event or act which, with notice or lapse of time or both, would become a Lease Event of Default.

         "Lease Event of Default" has the meaning specified in Section 18.1 of the Lease.

         "Lease Term" means the period commencing on and including the Lease Commencement Date and ending on the Lease Term Expiration Date.

         "Lease Term Expiration Date" means the twentieth (20th) anniversary of the Lease Commencement Date or such earlier date as of which the Lease Term shall expire pursuant to the delivery of a cancellation notice in accordance with Section 6.1 of the Lease.

         "Leasehold Mortgage" is defined in Section 16 of the Ground Lease.

         "Leasehold Mortgagee" is defined in Section 16 of the Ground Lease.

         "Legal Requirements" means all Federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting the Property or any portion thereof or the use or alteration thereof, whether now or hereafter enacted and in force, including any that require repairs, modifications or alterations in or to the Property or any portion thereof or in any way limit the use and enjoyment thereof and any that may relate to Environmental Laws, and all permits, certificates of occupancy, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments which are either of record or known to Lessee affecting the Property or any portion thereof.

         "Lender" means any of HSFC, the Conduit or any Liquidity Purchaser and "Lenders" refers to all of the foregoing persons.

         "Lessee" means, collectively, GSJC 30 Hudson and GSJC 50 Hudson.

         "Lessee Assignment of Leases" means the Assignment of Leases, dated the Documentation Date, from Lessee, as assignor, to Lessor, as assignee.


                                      -26-
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                                                                   Appendix A to
                                                         Participation Agreement

         "Lessee Collateral" means all of Lessee's right, title and interest in and to each of the following, however arising and whether now existing or hereafter acquired or arising:

                  (a)  the Properties; and

                  (b) all products, excess successions, subleases, rents, issues, profits, products, returns, income and proceeds of and from any or all of the Properties (including proceeds which constitute property of the type described in clause (a) above, and to the extent not otherwise included, all payments under insurance (whether or not Lessor is the loss payee hereof) or any indemnity, warranty or guarantee payable by reason of loss or damage to or otherwise with respect to any of the foregoing.

         "Lessee Financing Statements" means UCC-1 financing statements made by Lessee, as debtor, in favor of Lessor, as secured party, appropriately completed and executed for filing with the offices listed in Part A of Schedule III to the Participation Agreement in order to protect Lessor's interest under the Security Agreement.

         "Lessee's Incremental Borrowing Rate" means the rate used by the Lessee in calculating the 90% cost recovery test under FASB 13.

         "Lessee Limited Liability Company Agreement" means the Limited Liability Company Agreements of GSJC 30 Hudson and GSJC 50 Hudson, dated as of the Documentation Date, formed by GS, the sole member of the Lessee.

         "Lessee and Ground Lessor Mortgage" means the Mortgage and Security Agreement, dated the Documentation Date, made by Lessee and Ground Lessor, collectively, as mortgagor, in favor of the Lessor, as mortgagee.

         "Lessee Operative Document" is defined in Section 5.1(a) of the Participation Agreement.

         "Lessee Person" means the Lessee, Guarantor GS or any affiliate in its capacity as Owner, Placement Agent, Construction Agent, Administrative Agent or any Affiliate or successors and assigns of the foregoing, and all of their respective officers, directors, shareholders, partners, employees, agents, consultants (on the Property), service-providers (on the Property), and any other Person under the supervision of any of the foregoing pursuant to a written contract or otherwise.

         "Lessee's Member" means GS.

         "Lessee's Property" has the meaning given such term in Section 8.3 of the Lease.

         "Lessor" means collectively, 30 Hudson and 50 Hudson.


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                                                                   Appendix A to
                                                         Participation Agreement

         "Lessor Assignment of Leases" means the Assignment of Leases, dated the Documentation Date, from Lessor, as assignee, to Collateral Agent, as assignee.

         "Lessor Collateral" is defined in the Granting Clause First of the Security Agreement.

         "Lessor Financing Statements" means UCC-1 financing statements made by the Lessor, as debtor, in favor of the Collateral Agent, as secured party, appropriately completed and executed for filing with the offices listed in Part B of Schedule III to the Participation Agreement in order to protect the Ground Lessee's interest under the Security Agreement.

         "Lessor Guaranty" means the Lessor Guaranty, dated as of the Documentation Date, made by Lessor.

         "Lessor Liens" means Liens on or against the Properties or the Lease or any payment of Rent (a) which result from any act of, or any Claim against, Lessor, any owner of a direct or indirect interest in Lessor, unrelated to its interest in the Properties or the transaction, or which result from any violation by Lessor of any of the terms of the Operative Documents or (b) which result from Liens in favor of any taxing authority by reason of any Tax owed by Lessor, any owner of a direct or indirect interest in Lessor, except that Lessor Liens shall not include any Lien resulting from any Tax for which Lessee is obligated to indemnify Lessor.

         "Lessor Limited Liability Company Agreement" means the Limited Liability Company Agreements of 30 Hudson and 50 Hudson dated as of the Documentation Date, formed by the Ground Lessee, the sole member of the Lessor.

         "Lessor Mortgage" means the Mortgage and Security Agreement, dated the Documentation Date, made by Lessor, as mortgagor, in favor of Collateral Agent, as mortgagee.

         "Lessor Operative Documents" is defined in Section 5.3.1(b) of the Participation Agreement.

         "Lessor's Interests" means all of the rights and interests in and to the Properties and the estate demised to Ground Lessee and pursuant to or under the Ground Sublease and the Lease.

         "Lien" means any mortgage, deed of trust, pledge, security interest, encumbrance, lien, easement, servitude or charge of any kind, including any irrevocable license, conditional sale or other title retention agreement, any lease in the nature thereof, or any other right of or arrangement with any creditor to have its claim satisfied out of any specified property or asset with the proceeds therefrom prior to the satisfaction of the claims of the general creditors of the owner thereof, whether or not filed or recorded, or the filing of, or agreement to execute as "debtor", any financing or continuation statement under the UCC of any jurisdiction or any federal, state or local lien imposed pursuant to any Environmental Law.

         "Liquidity Agent" means Bank of America, in its capacity as agent for the Liquidity Purchasers under the Conduit Loan Agreement and LAPA.


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                                                                   Appendix A to
                                                         Participation Agreement

         "Liquidity Agent Fee Letter" means the fee letter, dated June 21, 2000, between the Liquidity Agent and GS.

         "Liquidity Purchase" has the meaning set forth in Section 3.2(a) of the LAPA.

         "Liquidity Purchaser" means each bank listed on the signature pages of the LAPA under the caption "Liquidity Purchasers," and each other bank that has become a "Liquidity Purchaser" under the LAPA as provided in Section 3.6, 3.7 or 10.1(a) and (b) of the LAPA.

         "Loan Allocated Interest" is defined in Section 2.5 of the HSFC Loan Agreement.

         "Loans" means the Conduit Loans, the Facility Loans or the HSFC Loans, as applicable.

         "Major Alteration" is defined in Section 6.15 of the Participation Agreement.

         "Majority Banks" means (a) one or more Liquidity Purchaser(s) whose aggregate Commitment(s) comprise at least 66-2/3% of the Total Commitment, or, if the Commitments of the Liquidity Purchasers are terminated, of the Outstanding Facility Loans and (b) one or more of the Investors whose aggregate Commitment(s) comprise at least 66 2/3% of the aggregate Commitments of the Investors, or if the Commitment(s) of the Investors are terminated, of the aggregate Investor Amounts.

         "Management Agreement" means with respect to HSFC, the agreement, dated as of the Documentation Date, entered into among the Administrative Agent, the Manager and HSFC with respect to the administration and management of HSFC.

         "Manager" means Global Securitization Services, LLC, in its capacity as manager for the HSFC.

         "Mandatory Funding Event" means the senior unsecured long-term debt rating of Guarantor is reduced below Investment Grade or is suspended or withdrawn by either Rating Agency.

         "Master Demand Note" means the promissory note executed and delivered by GS to HSFC pursuant to the Master Note Purchase Agreement.

         "Master Note" is defined in Section 5(a) of the Depositary Agreement of HSFC.

         "Master Note Purchase Agreement" means the Master Note Purchase Agreement dated as of the Documentation Date between HSFC and GS.

         "Material Adverse Effect" means any change or changes, effect or effects or condition or conditions that individually or in the aggregate are or are likely to be materially adverse to (i) the assets, business, operations, income or condition (financial or otherwise) of the Guarantor or the Construction Agent and their respective Subsidiaries on a consolidated basis,
(ii) the ability of Lessee or Construction

                                      -29-
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                                                                   Appendix A to
                                                         Participation Agreement

Agent to perform its obligations under the Operative Documents to which it is a party or (iii) the validity or enforceability of any of the Operative Documents or any rights or remedies under any thereof.

         "Material Lease Default" means any Lease Default described in Section 18.1(d) of the Lease.

         "Maturity Date" means, if the Construction Agency Agreement is terminated pursuant to Article V thereof, the day of termination of the Construction Agency Agreement; otherwise, the last day of the Lease Term.

         "Member" means (a) with respect to Lessor, the Ground Lessee, the sole member of the Lessor pursuant to the Lessor Limited Liability Company Agreement and (b) with respect to the Ground Lessee, the Trust, the sole member of the Ground Lessee pursuant to the Ground Lessee Limited Liability Company Agreement.

         "Memorandum of Ground Lease" means the Memorandum of Ground Lease, dated the Documentation Date, between the Ground Lessee and Lessor.

         "Memorandum of Ground Sublease" means the Memorandum of Ground Sublease dated the Documentation Date between the Ground Lessee and Lessor.

         "Memorandum of Lease" means the Memorandum of Lease dated the Documentation Date between the Lessor and Lessee.

         "Monthly Report" means the Monthly Report delivered pursuant to Section 6.1(b) of the Participation Agreement.

         "Moody's" means Moody's Investors Service, Inc., or any successor thereto.

         "Mortgage" means, collectively, the Lessee and Ground Lessor Mortgage, the Lessor Mortgage and the Ground Lessee Mortgage.

         "Mortgaged Property" is defined in the Granting Clause of each Mortgage.

         "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

         "Net Casualty Proceeds" means the compensation and/or insurance payments net of the expenses of collecting such amounts received by the Collateral Agent, Lessor or Lessee in respect of the Properties by reason of and on account of an Event of Loss described in clause (x) of the definition thereof or a Casualty.



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                                                                   Appendix A to
                                                         Participation Agreement

         "Net Condemnation Proceeds" means any award or compensation net of the expenses of collecting such amounts received by the Collateral Agent, Lessor or Lessee in respect of the Properties by reason of and on account of an Event of Loss described in clause (y) or (z) of the definition thereof or a Condemnation.

         "Net Proceeds" means Net Casualty Proceeds and Net Condemnation
Proceeds.

         "Net Sales Proceeds" means Gross Sale Proceeds less costs and expenses to be paid pursuant to Section 10.5, clause first of the Participation Agreement.

         "New Financing Commitment" is defined in Section 6.15 of the Participation Agreement.

         "New Note" is defined in Section 6.16 of the Participation Agreement.

         "Non-Capitalizable Transaction Costs" means the Transaction Costs listed on Schedule VI of the Participation Agreement.

         "Non-Consenting Liquidity Purchaser" is defined in Section 8.5 of the Participation Agreement.

         "Non-Consenting Participant" is defined in Section 8.5 of the Participation Agreement.

         "Non-Curable Defaults" is defined in Section 16(B) of the Ground Lease.

         "Noneligible Accrued Amounts" means the Yield, Fees and Transaction Costs which, are payable directly to any Participant if such Participant or an Affiliate of such Participant is also an Investor; provided, however, that in no event shall "Noneligible Accrued Amounts" include (x) Transaction Costs payable to any agent, representative or outside counsel of any Participant if such Person is not considered an Affiliate of an Investor, (y) any Program Fees or
(z) premiums or proceeds from residual value insurance.

         "Non-Extending Bank" has the meaning assigned to that term in Section 3.6(b) of the LAPA.

         "Nonrelated Construction Event" means any act or omission occurring prior to the Lease Commencement Date (i) to the extent such act or omission is attributable to a Person who is not a Construction Agency Person, or (ii) that would not constitute a breach by the Lessee or Construction Agent, Placement Agent or Administrative Agent (in each case so long as GS or any of its affiliates act in such capacity) of any of their respective obligations under any of the Operative Documents and for which the Construction Agent does not otherwise have responsibility under the Construction Agency Agreement.

         "Nonseverable" shall describe an Alteration or part of an Alteration which cannot be readily removed from the Properties without causing damage (other than that of a de minimis nature) to the Properties.


                                      -31-
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                                                                   Appendix A to
                                                         Participation Agreement


         "Non-U.S. Person" means any Person which is, or under United States tax law is treated as, other than (i) a citizen or resident of the United States or
(ii) a corporation, partnership or limited liability company created or organized in the United States or under the law of the United States or of any state in the United States or the District of Columbia.

         "Notes" means the HSFC Notes and the B Notes.

         "Notice of Alteration" is defined in Section 9.2(d) of the Lease.

         "Notice of Objection" is defined in Section 9.2(d) of the Lease.

         "Obligations" means the Conduit's obligations to each Liquidity Purchaser, the Liquidity Agent, the holders of the Commercial Paper Notes of the Conduit, the Depositary, the LAPA Collateral Agent, the Collateral Agent and the Manager.

         "Obligor" means Lessee, Guarantor or any of its respective Affiliates.

         "Officer's Certificate" (i) of a Person (other than Lessee) means a certificate signed by the Chairman of the Board of Directors or the President or any Executive Vice President or any Senior Vice President or any other Vice President of such Person signing with the Treasurer or any Assistant Treasurer or the Controller or any Assistant Controller, Cashier, Assistant Cashier or the Secretary or any Assistant Secretary (or in the case of the Trustee, any Financial Services Officer) of such Person, or by any Vice President who is also Controller, Treasurer or Cashier signing alone and (ii) in respect of Lessee means a certificate signed by any officer of Lessee or GS.

         "Office Tower" means the Office Tower Improvements and the Office Tower Site.

         "Office Tower Improvements" means the buildings, structures, improvements and fixtures now or hereafter situate or located on the Office Tower Site, including the roads, parking lots and structures, electrical equipment, power plants, storage tanks, air conditioning systems, emergency systems, access ways, sidewalks, recreational areas, vehicle control facilities, landscaping, and utility and service systems used or procured for use in connection with the operation and maintenance of such buildings and structures, but excluding Lessee's Property.

         "Office Tower Site" means the land described in Exhibit A-1 to the Lease, and all of the appurtenances, easements, restrictions, and rights of way relating to the foregoing.

         "Operating Account" means the special purpose segregated trust account established at the corporate trust office of the Collateral Agent and which shall never be considered a general deposit account and as such shall not be available for set-off or garnishment by the creditors of the Collateral Agent; such account entitled "Operating Account -- Hatteras Funding Corporation -- U.S. Bank, National Association as Collateral Agent" (Account No. 77086471).


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                                                                   Appendix A to
                                                         Participation Agreement


         "Operative Documents" means, collectively, the following: (a) the Participation Agreement, (b) the Construction Agency Agreement, (c) the Lease,
(d) the Ground Lease, (e) the Ground Sublease, (f) the Memorandum of Lease, (g) the Memorandum of Ground Lease, (h) the Memorandum of Ground Sublease, (i) the Conduit Loan Agreement, (j) the B Notes, (k) the HSFC Loan Agreement, (l) the HSFC Note, (m) the Trust Agreement, (n) the Investor Certificates, (o) the Commercial Paper Documents, (p) the other Security Documents, (q) the Guaranty,
(r) the Lessor Guaranty, (s) the Investor Guaranty, (t) the Formation Documents,
(u) the Management Agreement and (v) the Fee Letters.

         "original payment" is defined in Section 9.4 of the Participation Agreement.

         "Other Available Amounts" means any insurance proceeds available under related insurance policies maintained by or on behalf of the Lessee, Lessor or Construction Agent, letter of credit proceeds, proceeds under surety bonds, and similar proceeds consisting of available cash which are payable to the Lessee, Lessor or Construction Agent in settlement of a Claim or for use in the Construction of the Improvements.

         "Outside Completion Date" means the fourth anniversary of the Documentation Date.

         "Outstanding" means as of any date, (a) with respect to Commercial Paper Notes, all Commercial Paper Notes issued at any time (including Commercial Paper Notes issued on the date of determination), except (i) Commercial Paper Notes which have been paid in full through the relevant Depositary on or before such date, (ii) matured Commercial Paper Notes which have not been presented or deemed presented for payment but funds for the payment in full of which are on deposit in the relevant Commercial Paper Account and are available for payment of such Commercial Paper Notes or (iii) Commercial Paper Notes maturing on a day on which new Commercial Paper Notes are issued or Liquidity Fundings are made, if and to the extent that the proceeds of such new Commercial Paper Notes or such Liquidity Fundings are to be used to pay in full such Commercial Paper Notes maturing on that day; (b) with respect to Liquidity Purchases and Liquidity Loans, all Liquidity Purchases and Liquidity Loans made by any liquidity banks pursuant to any Liquidity Asset Purchase Agreement or any Liquidity Loan Agreement and not repaid by the Conduit or converted into Facility Loans pursuant to the terms of an Asset Loan Agreement, except Liquidity Loans to be repaid or prepaid or Liquidity Purchases to be repurchased from the proceeds of Commercial Paper Notes being issued on that day; (c) with respect to Facility Loans, all Facility Loans made pursuant to the related Asset Loan Agreement not repaid by the related borrower under such Asset Loan Agreement including all Facility Loans made by the Liquidity Purchasers pursuant to the Conduit Loan Agreement not repaid by the Lessor; (d) with respect to Covered Assets, all Covered Assets advanced by the Conduit pursuant to the Conduit Loan Agreement not repaid by the Lessor; (e) with respect to HSFC Loans, all HSFC Loans advanced by HSFC pursuant to the HSFC Loan Agreement not repaid by the Borrower; and (f) with respect to Conduit Loans, all Conduit Loans advanced by the Conduit pursuant to the Conduit Loan Agreement not repaid by the Borrower.

         "Overall Transaction" means the transactions contemplated by the Operative Documents.


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                                                                   Appendix A to
                                                         Participation Agreement


         "Overdue Rate" means, with respect to any B Loan or Investor Amount then outstanding, the lesser of (a) the highest interest rate permitted by Applicable Law and (b) the sum of (i) 2% plus (ii) the Interest Rate applicable to such B Loan or the Yield Rate applicable to such Investor Contribution, as the case may be.

         "Owner" means GSS Holdings, Inc.

         "Participant Collateral Granted by Ground Lessee" is defined in Granting Clause Third of the Security Agreement.

         "Participant Collateral Granted by Lessor" is defined in Granting Clause Second of the Security Agreement.

         "Participants" means collectively, the Liquidity Purchasers, the Investors, HSFC and the Conduit (and the Trust for purposes of Section 12.5 of the Participation).

         "Participation Agreement" means the Participation Agreement dated as of the Documentation Date, among Lessee, Construction Agent, the Guarantor, Ground Lessee, Ground Lessor, Lessor, the Investors, the Trustee, the Trust, HSFC, GS & Co., as Administrative Agent to HSFC, the Conduit, Bank of America, as Administrator to the Conduit, the Liquidity Purchasers, Bank of America, as Liquidity Agent, and The Chase Manhattan Bank, as Collateral Agent.

         "Payment Office" means the offices of the Collateral Agent at 450 West 33rd Street, 14th Floor, New York, New York 10001, or such other office as the Collateral Agent may designate in writing to Lessee, Ground Lessee, Lessor, HSFC, the Conduit and the Liquidity Purchasers.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Percentage Interests" means certain undivided interests in the Covered Assets which may be purchased from time to time pursuant to the provisions of the LAPA by the Liquidity Purchasers.

         "Percentage Share" or "Investor's Percentage Share" for each Investor means (a) prior to the Lease Commencement Date, the Commitment of any Investor as a percentage of the aggregate Commitments of all the Investors; and (b) on or after the Base Date, the Investor Contribution of an Investor as a percentage of the aggregate Investor Contributions of all the Investors.

         "Permitted Contest" means actions taken by a Person to test, challenge, contest, appeal or request for a proceeding for review in good faith, by appropriate proceedings timely initiated and diligently prosecuted, the legality, validity or applicability to the Property or any interest therein of any Person of: (a) any Applicable Law; (b) any provision of a Land Agreement;
(c) any term or condition of, or any revocation or amendment of, or other proceeding relating to, any authorization or other consent, approval or other action by any Authority; or (d) any Lien or Tax; provided that the initiation and prosecution of such contest would not result in (i) an imminent risk of sale, forfeiture or loss of the Lien created by the

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                                                                   Appendix A to
                                                         Participation Agreement

Operative Documents or the right, title or interest of Lessor in or to the Property or any portion thereof or interruption of all or any portion of the Rent, Lease Balance, or any other amount payable under the Operative Documents by reason of attachment or other Lien, (ii) a risk of criminal liability being imposed upon any Participant, (iii) the enjoinment of or interference with the use, possession or disposition of the Properties in a material respect ,or (iv) materially and adversely affect the Fair Market Value, use or remaining useful life of the Property or any portion thereof or the continued economic operation thereof; and provided, further, that in any event adequate reserves in accordance with GAAP are maintained by such Person against any adverse determination of such contest.

         "Permitted Investments" means,

                  (1) as used in the LAPA, the following investments, in each case payable in Dollars and payable in the United States of America:
         (a) direct general obligations of the United States of America with a maturity of 30 days or less or obligations the prompt payment of the principal of and interest on which are unconditionally guaranteed by the United States of America with a maturity of 30 days or less, and that mature prior to the final date of the relevant Liquidity Agreement, or (b) commercial paper notes with a maturity of 30 days or less and a rating at least equal to the then existing rating of the Commercial Paper Notes of the Conduit from each Rating Agency, and that mature prior to the final date of the relevant Liquidity Agreement, or
         (c) time deposits at, or certificates of deposit and bankers acceptances issued by, commercial banks having a short-term deposit rating at least equal to the then existing rating of the Commercial Paper Notes of the Conduit from each Rating Agency, provided that each such investment has a maturity of 90 days or less, and matures prior to the final date of the relevant Liquidity Agreement, or (d) money market funds which are rated in the highest rating category by each Rating Agency and permit daily liquidation of investments (including money market funds for which the Collateral Agent or any of its Affiliates is the investment manager or adviser which are rated in the highest rating category by each Rating Agency and which permit daily liquidation of investments). Permitted Investments shall include those investments for which the Collateral Agent or an Affiliate of the Collateral Agent provides services, provided that such investments meet the criteria of any of (a)-(d) above; and

                  (2) as used in any other context, means any one or more of the following types of investments which are denominated in Dollars and which in accordance with their respective terms mature not later than the Business Day next preceding the Payment Date next succeeding the date of such investment:

                           (a) marketable obligations of, or obligations
                  guaranteed as to full and timely payment of principal and interest by, the United States of America or an agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

                           (b) bankers' acceptances and certificates of deposit
                  and other interest-bearing obligations denominated in Dollars and issued by any bank with capital, surplus and undivided profits aggregating at least $100,000,000, the short-term obligations of which

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                                                                   Appendix A to
                                                         Participation Agreement

                  are rated by the Rating Agencies at least as highly as the then current rating on the Commercial Paper Notes of HSFC;

                           (c) repurchase obligations for underlying securities
                  of the types described in clauses (i) and (ii) above entered into with any counterparty whose short-term securities are rated by the Rating Agencies at least as highly as the then current rating on the Commercial Paper Notes of HSFC;

                           (d) commercial paper (excluding commercial paper
                  issued by HSFC or GS) rated by the Rating Agencies at least as highly as the then current rating on the Commercial Paper Notes of HSFC;

                           (e) (with respect to not more than $20,000 on deposit
                  in the Cash Collateral Account at any time) freely redeemable (upon demand and without charge) shares in money market funds that are rated by each of the Rating Agencies at least as highly as the then current rating on the Commercial Paper Notes of HSFC; and

                           (f) subject to satisfaction of the Rating Agency
                  Condition other short-term obligations of obligors, the acquisition of which is consistent with the current credit guidelines and policies of HSFC and with applicable law.

         Notwithstanding the foregoing, no investment bearing an S&P rating with the symbol "r" attached thereto shall be a Permitted Investment.

         "Permitted Lease Balance" means the sum of the Lease Balance minus the amount of any Force Majeure Loss, plus the amount of proceeds of Other Available Amounts used to construct Improvements.

         "Permitted Liens" means:

                  (a) Liens created pursuant to the Operative Documents and the respective rights and interests of Lessee, Lessor, the Ground Lessor and any Participant and their respective permitted transferees and assignees, as provided in the Operative Documents,

                  (b)  Lessor Liens,

                  (c) Liens for Taxes either not yet due or being contested in compliance with Section 9.5 of the Lease,

                  (d) materialmen's, mechanics', workers', repairmen's, employees' or other like Liens on Lessee's interest in the Properties for amounts either not yet due or being contested in compliance with
         Section 9.5 of the Lease,

                  (e) Liens arising out of judgments or awards with respect to which at the time an appeal or proceeding for review is being prosecuted in good faith and either which have been bonded or for the payment of which adequate reserves shall have been provided as required by GAAP or

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                                                                   Appendix A to
                                                         Participation Agreement

         other appropriate provisions have been made, so long as such proceedings have the effect of staying the execution of such judgments or awards and are being contested pursuant to Section 9.5 of the Lease,

                  (f) easements, rights of way, reservations, servitudes and rights of others against the Properties which (x) are listed on Schedule B to the Title Policy or (y) are granted pursuant to Section
         9.8 of the Lease, and

                  (g) the rights of any assignee, lessee, or sublessee under assignments, leases and subleases expressly permitted by the Lease.

         "Person" means an individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint-stock company, trust (including any beneficial owner thereof), unincorporated organization, Authority or other legal entity.

         "Personalty" is defined in Section 4 of the Ground Lease.

         "Petitioned Party" is defined in Section 6.6 of the Participation Agreement.

         "Placement Agent" means GS & Co. or an Additional Placement Agent.

         "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

         "Plans and Specifications" means the plans and specifications for the Construction, as more particularly described in Exhibit A to the Construction Agency Agreement, as it may be amended from time to time in accordance with the Construction Agency Agreement.

         "Postponed Advance" is defined in Section 2.2.6(c) of the Participation Agreement.

         "Postponed Advance Date" is defined in Section 2.2.6(c) of the Participation Agreement.

         "Postponement Interest" is defined in Section 2.2.6(c) of the Participation Agreement.

         "Postponement Yield" is defined in Section 2.2.6(c) of the Participation Agreement.

         "Prescribed Forms" means duly executed and filed form(s) or statement(s), and in such number of copies, which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of (a) an income tax treaty between the United States and the country of residence of the Participant providing the form(s) or statement(s), (b) the Code, or (c) any applicable rule or regulation

                                                                   Appendix A to
                                                         Participation Agreement

under the Code, permit the Lessee to make payments under any Operative Document free of deduction or withholding of United States Tax.

         "Present Value" means the value at the date of determination of a specified amount payable in the future discounted at the Lessee's Incremental Borrowing Rate.

         "Prime Contractor" means one or more Persons who shall, with the prior written consent of the Lessor, have been designated by the Lessee to act as a prime contractor for purposes of the Construction.

         "Principal Component" means with respect to any Commercial Paper Note
(a) in the case of a Commercial Paper Note issued on a discount basis, the amount of proceeds received by the Conduit or HSFC upon the sale thereof prior to the payment of any dealer fee or other fees or expenses paid with respect thereto and (b) in the case of a Commercial Paper Note issued on an interest-bearing basis, the principal amount thereof.

         "Private Placement Memorandum (HSFC)" means the Private Placement Memorandum dated June 2000, as amended, restated, supplemented or otherwise modified from time to time, provided by HSFC in connection with the solicitation, offer and sale of Commercial Paper Notes of HSFC.

         "Proceeding" is defined in Section 6.6 of the Participation Agreement.

         "Program Event of Default" means any event of default under the Program Documents.

         "Program Fee" means the fee payable to the Conduit by Lessee in accordance with the Conduit Fee Letter.

         "Property" means either the Office Tower or the Conference/Training Center, and "Properties" means the Office Tower and the Conference/Training Center, collectively.

         "Purchase Date" is defined in Section 5.1(a) of the Lease.

         "Purchase Option" is defined in Section 5.1(a) of the Lease.

         "Purchase Period" is defined in Section 23(b) of the Ground Lease and
Section 18(b) of the Ground Sublease.

         "Rating Agencies" means S&P and/or Moody's.

         "Rating Agency Condition" means, with respect to any action, that each Rating Agency shall have been given prior notice thereof and that each of the Rating Agencies shall have notified HSFC in writing that such action will not result in a reduction or withdrawal of the then current rating by such Rating Agency of any Commercial Paper Notes of HSFC.

         "Rating Agency Fee Letter" means each fee letter, dated June ___, 2000, between each Rating Agency and GS.

                                                                   Appendix A to
                                                         Participation Agreement


         "Receivables" is defined in the Granting Clause Second of the Security Agreement.

         "Related Contracts" is defined in the Granting Clause Second of the Security Agreement.

         "Related Equipment" is defined in the Granting Clause of each Mortgage.

         "Release" means the release, deposit, disposal or leak of any Hazardous Material into or upon or under any land or water or air, or otherwise into the environment, including by means of burial, disposal, discharge, emission, injection, spillage, leakage, seepage, leaching, dumping, pumping, pouring, escaping, emptying, placement and the like.

         "Relevant Interest Component" is defined in Section 1.1 of the HSFC Loan Agreement.

         "Remarketing Sales Expense" means all charges, costs and expenses of Lessor, Lessee and the Participants in connection with each sale pursuant to the Sale Option.

         "Remedial Work" is defined in Section 9.6(b) of the Lease.

         "Renewal Term" means each 364-day renewal term of the Lease effected in accordance with Section 8.5 of the Participation Agreement.

         "Rent" means Base Rent and Supplemental Rent, collectively.

         "Replacement Participant" is defined in Section 8.5 of the Participation Agreement.

         "Residual Value Guaranty Amount" means 84.41% of the then Permitted Lease Balance minus the Future Value as of the Lease Term Expiration Date (assuming for purposes of this definition that a cancellation notice has been delivered such that the Lease Term Expiration Date is on the sixth day prior to the ninth anniversary of the Documentation Date) of any Base Rent fairly allocable to the uninsurable portion of a Force Majeure Loss occurring during the Construction Period, unless such Force Majeure Loss is restored in accordance with the Construction Agency Agreement with Other Available Amounts.

         "Responsible Officer" means, with respect to the subject matter of any covenant, agreement or obligation of any party contained in any Operative Agreement, the President, or any Vice President, Assistant Vice President, Trust Officer or other officer, who in the normal performance of his or her operational responsibility would have knowledge of such matters and the requirements with respect thereto.

         "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

         "Sale Date" is defined in Section 7.1(b) of the Lease.

         "Sale Option" is defined in Section 7.1 of the Lease.

                                                                   Appendix A to
                                                         Participation Agreement


         "Scheduled Payment Date" means, as to any Loan or Investor Amount, the nineteenth (19th) day of each month or if such nineteenth day is not a Business Day, the immediately succeeding Business Day and the Maturity Date and the Lease Term Expiration Date.

         "SEC" means the United States Securities and Exchange Commission.

         "Secured Ground Lessee Obligations" is defined in Granting Clause Third of the Security Agreement.

         "Secured Lessee Obligations" is defined in Granting Clause First of the Security Agreement.

         "Secured Lessor Obligations" is defined in Granting Clause Second of the Security Agreement.

         "Secured Parties" means each party to the Security Agreement other than Lessee.

         "Secured Parties (Conduit)" means the Liquidity Purchasers, the Liquidity Agent, the holders from time to time of the Commercial Paper Notes of the Conduit, the LAPA Collateral Agent, each Commercial Paper Placement Agent (Conduit), the Manager of the Conduit and the Administrator.

         "Securities Act" means the Securities Act of 1933.

         "Securities Exchange Act" means the Securities Exchange Act of 1934.

         "Securities Intermediary" means The Chase Manhattan Bank, in its capacity as Securities Intermediary under the Operative Documents.

         "Security Agreement" means the Security Agreement dated as of the Documentation Date among Lessee, Lessor, Ground Lessee, the Participants and the Collateral Agent, pursuant to which (a) Lessee assigns to the Collateral Agent for the benefit of Lessor, the Lessee Collateral and (b) Lessor assigns to the Collateral Agent for the benefit of the Participants, the Participant Collateral.

         "Security Agreement (Conduit)" means that certain Security Agreement dated as of the Documentation Date pursuant to which the Conduit assigns to the LAPA Collateral Agent for the benefit of the Secured Parties (Conduit) all of the Conduit's interest in the Covered Assets.

         "Security Documents" means, collectively, the Mortgage, the Assignment of Leases, the Security Agreement and the Financing Statements, and all other security documents hereafter delivered to HSFC or the Conduit or assigned to the Administrator or the Collateral Agent granting a Lien on any asset or assets of any Person (i) to secure the obligations and liabilities of the Lessee under the Lease and other Operative Documents or (ii) to secure the obligations and liabilities of the Lessor under the Conduit Loan Agreement, the HSFC Loan Agreement and/or under any of the other Operative Documents.

         "Shortfall" is defined in Section 3(c)(vii) of the Administration Agreement.

                                                                   Appendix A to
                                                         Participation Agreement


         "Significant Condemnation" is defined in Section 14 of the Ground
Lease.

         "Site" means either the Office Tower Site or the Conference/Training Center Site, as the context may require.

         "Site Assessment" is defined in Section 12.2 of the Lease.

         "Soft Costs" means all costs of whatever kind or nature, of performing the Improvements (other than the purchase price for the Land and Lessee's costs in connection with the acquisition of the Land, such as the cost of title insurance), Capitalizable Transaction Costs, engineering costs for Improvements, costs of architects, engineers and other consultants and experts with respect to the Construction and fees and expenses incurred in obtaining Governmental Actions, and sums expended by the Lessee prior to the date hereof properly allocated to or otherwise included in Soft Costs.

         "Sublease" is defined in Section 16.1 of the Lease.

         "Subsidiary" means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person.

         "Substantial Completion" means, with respect to the Improvements to be constructed on the Land, substantial completion of the applicable Improvements in accordance with the applicable Plans and Specifications and the issuance by the appropriate Governmental Authority of a certificate of occupancy.

         "Supplemental Rent" means all legal, accounting, administrative and other operating expenses and taxes incurred by Lessor or Ground Lessee (other than Base Rent), any and all amounts, liabilities and obligations other than Base Rent which Lessee assumes or agrees or is otherwise obligated to pay under the Lease and the other Operative Documents (whether or not designated as Supplemental Rent) to Lessor, the Collateral Agent or any other party, including, without limitation, rent, including interest measured by the Overdue Rate, and all other amounts payable under the Ground Lease, operating expenses of HSFC payable during the Lease Term, the Lease Balance, and indemnities and damages for breach of any covenants, representations, warranties or agreements, and all other costs associated with the condition, use or operation, maintenance, management and utilities relating to the Properties.

         "30 Hudson" means 30 Hudson Street Lessor Urban Renewal L.L.C., a New Jersey limited liability company, and its permitted assigns.

         "Taxes" means any and all present or future liabilities, losses, expenses and costs of any kind whatsoever that are fees (including without limitation, license fees, documentation fees and registration fees), taxes (including without limitation, property, ad valorem, real estate, income, gross or net income, gross or net receipts, sales, use, value added, franchise, business, transfer, capital property (tangible and

                                                                   Appendix A to
                                                         Participation Agreement

intangible), municipal assessments, excise and stamp taxes and sewer and water rents), levies, imposts, duties, charges, assessments or withholdings, together with any penalties, fines or interest thereon or addition thereto (any of the foregoing being referred to herein individually as a "Tax").

         "Tax Indemnitee" means each of Lessor, any Agent, any Participant, employees, officers, directors, shareholders, members, partners, participants, and agents of the foregoing Persons and each of their respective successors, transferees and assigns permitted under the terms of the Operative Documents.

         "Tenant" means the Ground Lessee.

         "Termination Payments" means any liquidated damage or specified cancellation payments owed by Construction Agent or its affiliates in connection with the cancellation or termination of a construction contract entered into in connection with the Construction of the Improvements.

         "Title Policy" means the title insurance commitment issued by the TitleServ of New Jersey, Inc. in respect of the Properties within the five (5) Business Day period prior to the Documentation Date.

         "Total Commitment" means, at any time, the aggregate amount of the Commitments of all Liquidity Purchasers under the LAPA at such time.

         "Transaction Costs" means

                  (a)  the fees and expenses of the Appraiser;

                  (b) the reasonable fees and expenses of (i) Mayer, Brown & Platt, (ii) Cadwalader, Wickersham & Taft, special counsel to the Conduit and HSFC, (iii) White & Case, special counsel to the Collateral Agent and (iv) Richards, Layton & Finger, special Delaware counsel to the Trust and Trust Company and the Ground Lessee, incurred in connection with the negotiation, documentation and consummation of the Overall Transaction;

                  (c) fees relating to residual value insurance obtained by the Lessor;

                  (d) any and all Taxes and fees incurred in recording, registering or filing any Operative Document or any other transaction document, any deed, declaration, mortgage, security agreement, notice or financing statement with any public office, registry or governmental agency in connection with the transactions contemplated by the Operative Documents, and any franchise taxes in respect of HSFC unless the Operative Documents expressly provide that such Taxes or fees are required to be paid by a Person other than the Lessee;

                  (e) any title fees, premiums and escrow costs and other expenses relating to title insurance incurred in connection with the closings contemplated by the Operative Documents, and any expenses incurred by any Agent for analysis of the Improvement Costs and inspection of the Property in connection with the Advances;

                  (f) all expenses relating to all Environmental Audits and appraisals prepared from time to time under the Operative Documents;

                  (g) all fees relating to the Independent Insurance Consultant;

                  (h) the fees and expenses of Liquidity Agent described in
         Section 9.10(a) of the Participation Agreement;

                  (i) the fees and expenses of the Depositary and the Collateral Agent described in Section 9.10(a) of the Participation Agreement;

                  (j) all lien search fees, recording taxes, charges or other expenses incurred in connection with the perfection of Liens and the consummation of each of the filings and recordings described in Section 4.1(c) of the Participation Agreement;

                  (k) the fees and expenses of the Rating Agencies payable on the Initial Advance Date pursuant to the Rating Agency Fee Letters;

                  (l) the fees and expenses of Administrative Agent described in
         Section 9.10(d) of the Participation Agreement;

                  (m) the reasonable fees and expenses of Global Securitization Services, LLC;

                  (n) the Upfront Fee described in Section 9.10(b) of the Participation Agreement;

                  (o) the fees and expenses payable to the Arranger in accordance with the Arranger Fee Letter; and

                  (p) the fees and expenses of the Trust Company, as Manager and Trustee, payable on the Initial Advance Date in accordance with the Trust Company Fee Letter.

         "Transition Date" means when (i) Lessee has acquired the Tenant's interest in the Ground Lease pursuant to the Purchase Option or (ii) the Completion Date shall have occurred and a Person (other than an Indemnitee) has acquired the Tenant's interest in the Ground Lease and possession of the premises in a foreclosure or similar judicial proceeding, as a result of a "Lease Event of Default" or "Construction Agency Agreement Event of Default" or
(iii) a third party has acquired Tenant's interest in the Ground Lease and possession of the premises as result of a sale of the Premises pursuant to
Section 7.1 of the Lease.

         "Trust" means Hudson Street Lessor Investment Trust 2000-1, the trust created by the Trust Agreement.

         "Trust Agreement" means the Trust Agreement, dated as of the Documentation Date between the Investors and Wilmington Trust Company, as the Trustee.

         "Trust Company" means Wilmington Trust Company, a Delaware banking corporation, in its individual capacity.

         "Trust Company Fee Letter" means the fee letter dated the Documentation Date, between Trust Company and __________.

         "Trust Contribution" is defined in Section 13 of the Ground Lessee Limited Liability Company Agreement.

         "Trust Estate" means all estate, right, title and interest of the Trust in, to and under the Trust Agreement and all of the other Operative Documents to which it is a party, including any or all payments or proceeds received by the Trust under Article X of the Participation Agreement, together with any other moneys, proceeds or property at any time received by the Trust under or in connection with the Operative Documents.

         "Trustee" means Wilmington Trust Company, not in its individual capacity but solely in its trust capacity under the Trust Agreement, and any co-trustee or successor appointed pursuant to the Trust Agreement.

         "UCC" means the Uniform Commercial Code of New York or any other applicable jurisdiction.

         "Unguaranteed Residual Lease Balance" means at the date of determination, the excess of the Lease Balance over the Residual Value Guaranty Amount.

         "Upfront Fee" means, with respect to each Investor and Liquidity Purchaser, a one-time fee in the amount of 0.125% of each such Investor's Commitment Amount or each such Liquidity Purchaser's Commitment Amount under the LAPA.

         "U.S. Bank" means U.S. Bank, National Association and its permitted successors and assigns.

         "Verifier" is defined in Section 9.2(f) of the Participation Agreement.

         "Weighted CP Amount" is defined in Section 1.1 of the HSFC Loan Agreement.

         "Weighted Loan Amount" is defined in Section 1.1 of the HSFC Loan Agreement.

         "Yield" means, for each Interest Period, the amount accrued on the Investor Amount outstanding from time to time at the Yield Rate.

         "Yield Rate" means for each Interest Period, the rate per annum equal to the Eurodollar Rate for such Interest Period plus a margin of two hundred basis points (2%) per annum; provided, however, that

                                                                   Appendix A to
                                                         Participation Agreement

in the event (and for so long as) Base Rent is determined by reference to the ABR as required pursuant to Section 9.8 of the Participation Agreement, then the Yield Rate shall be equal to the ABR from time to time.